As filed with the Securities and Exchange Commission on December 16, 2008
Registration No.  333-153880

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Delta Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1311	91-210350
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2600 144 4th Avenue S.W. Calgary, Alberta, Canada T2P3N4 (866) 355-3644	Douglas N. Bolen Chief Executive Officer Delta Oil & Gas, Inc. 2600 144 4th Avenue S.W. Calgary, Alberta, Canada T2P3N4 (866) 355-3644
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

           with copies to:
Chad J. Wiener Quarles & Brady LLP 411 E. Wisconsin Avenue Suite, 2040 Milwaukee, Wisconsin 53202-4497 (414) 277-5409 Fax (414) 978-8918

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED December 16,  2008

Delta Oil & Gas, Inc.
OFFER TO PURCHASE
all of the outstanding common shares of
The Stallion Group
on the basis of
0.333 333  of a share of Delta Oil & Gas, Inc. and cash in the amount of $0.0008 for each Stallion Group common share

Delta Oil & Gas, Inc. (“Delta,” “we,” “us,” or “our company”), hereby offers to purchase all of the outstanding common shares of The Stallion Group (“Stallion”). The offer will be open for acceptance until the expiry time, which is 5:00 p.m. ( Eastern time) on  [     ●     ],  2008, unless extended or withdrawn.

Stallion’s common shares are listed for trading on the Over-the-Counter Bulletin Board (“OTCBB”), under the symbol “SLGR.” Our common stock is listed on the OTCBB under the symbol “DOIG.”

Under the offer, each Stallion common share that is tendered in the offer and accepted for purchase will be exchanged for 0.333 333 of a share of Delta common stock, par value $0.001, and $0.0008 in cash, without interest, subject to the terms and conditions of this prospectus. The Stallion shares exchanged for shares of common stock of Delta will have the rights, privileges, restrictions and conditions described in this prospectus.

The offer is subject to certain conditions, each of which is set forth in the section entitled “The Offer — Conditions of the Offer” on page  68 of this prospectus.

The offer is being made only for Stallion’s common shares and is not being made for any warrants, options or other securities that may entitle the holder to acquire common shares of Stallion. Any holder of these securities who wishes to accept the offer must exercise or convert those securities according to their terms and deposit the common shares received upon exercise or conversion in accordance with the procedures described in this prospectus for the offer under the sections entitled “The Offer — Time for Acceptance” and “The Offer — Manner of Acceptance” on pages  70 and 71, respectively, of this prospectus. Any such exercise or conversion must be sufficiently in advance of the expiry time to permit the common shares acquired on the exercise or conversion of those securities to be tendered in the offer in accordance with these procedures.

In this prospectus we are not asking you for, and you are requested not to send us, a proxy. We are registering on the registration statement, of which this prospectus is a part, the shares of common stock of Delta issuable upon exchange of the Stallion shares in accordance with the terms described in this prospectus.

The securities offered in this prospectus involve certain risks. For a discussion of risk factors that you should consider in evaluating the offer, see the section entitled “Risk Factors” beginning on page 14 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. Important Notice to Arizona-Resident Stockholders: This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

The date of this prospectus is [   ●   ]

THIS OFFER DOES NOT CONSTITUTE A SOLICITATION OF PROXIES FOR ANY MEETING OF SHAREHOLDERS OF STALLION.  ANY SOLICITATION OF PROXIES WHICH DELTA MIGHT MAKE WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY OR CONSENT SOLICITATION MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. EACH SHAREHOLDER IS URGED TO READ THE PROXY STATEMENT REGARDING THE BUSINESS TO BE CONDUCTED AT THE APPLICABLE MEETING, IF AND WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  ANY SUCH PROXY STATEMENT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. STALLION’S SHAREHOLDERS WILL BE ABLE TO OBTAIN A COPY OF ANY PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT THE PARTIES (INCLUDING INFORMATION REGARDING THE PARTICIPANTS (WHICH MAY INCLUDE DELTA’S OFFICERS AND DIRECTORS) IN THE PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE), FREE AT THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  EACH SUCH PROXY STATEMENT (IF AND WHEN IT IS AVAILABLE) AND THESE OTHER DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM DELTA AT HTTP://WWW.DELTAOILANDGAS.COM.

2

- i -

(continued)

- ii -

(continued)

- iii -

ABOUT THIS PROSPECTUS

           We have filed with the SEC a registration statement on Form S-4, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. You should review the registration statement and the exhibits to the registration statement for information with respect to us and our securities.

References to “us”, “we”, “our”, “offeror” and similar terms refer to Delta.
IMPORTANT NOTE

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is unlawful. The offer is not being made or directed to, nor is this document being mailed to, nor will deposits be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary to extend the offer to shareholders in any such jurisdiction.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and periodic reports and proxy statements and file or furnish other information with the SEC. Stallion is subject to the reporting requirements of the Exchange Act and accordingly files or furnishes reports, including annual reports on Form 10-K, and other information, with the SEC. The SEC maintains a web site (http://www.sec.gov) on which these reports, proxy statements and other information are made available. These reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF ACCEPTANCE AND TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY CONTAIN IMPORTANT INFORMATION. YOU SHOULD CAREFULLY READ THESE DOCUMENTS IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

In order to obtain timely delivery, you must request the information no later than [     ●     ], 2008 which is five business days before the proposed expiry date of the offer.

INFORMATION CONCERNING STALLION

            We have not had complete access to the non-public books and records of Stallion. We have obtained the information about Stallion contained in this prospectus from Stallion and publicly available sources. The information contained in this prospectus about Stallion, including the historical and pro forma financial information, is based exclusively on information taken directly from Stallion’s public reports and securities filings or on information provided to us by Stallion, unless expressly noted otherwise.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus and certain other documents we filed or will file with the SEC (as well as information included in other documents accompanying this prospectus or included in other statements made by us, our representatives, and information about Stallion may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts, often will be phrased in the future-tense, and may include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. Forward-looking statements that relate to Delta or our business are based on our beliefs and expectations about future events, and include statements that reflect management’s plans, objectives, goals, expectations, anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy and our current and future development plans.

Although we believe that the expectations reflected in any forward-looking statements are reasonable, any or all of the forward-looking statements in this prospectus or in documents accompanying this prospectus may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus and in documents accompanying this prospectus, some of which are beyond our control, will be important in determining Delta’s future performance following a combination, if any, of the businesses or assets of Delta and Stallion. Consequently, actual results may differ materially from those predicted in or that might be anticipated from forward-looking statements. Therefore, you should not regard such forward-looking statements as a representation that the predictions or expectations reflected in the forward-looking statements will be achieved, and you should not place undue reliance on such forward-looking statements.

Uncertainties that could affect the accuracy of forward-looking statements, besides the specific risk factors identified in the section entitled “Risk Factors” beginning on page 14 of this prospectus, include:

•	technological changes in the oil and gas exploration industry;

•	changes in our business strategy;

•	the uncertainty of reserve estimates and timing of development expenditures;

•	unexpected changes in business and economic conditions;

•	changes in interest rates and currency exchange rates;

•	timing and amount of production;

•	changes in oil and gas exploration, processing and overhead costs;

•	access and availability of materials, equipment, supplies, labor and supervision, power and water;

•	results of current and future exploration activities;

•	results of pending and future feasibility studies;

•	local and community impacts and issues;

•	accidents and labor disputes; and

•	commodity price fluctuations.

We undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

REPORTING CURRENCIES AND FINANCIAL PRINCIPLES

All references to “$” or “dollars” in this document refer to United States dollars, unless otherwise indicated. All financial information contained in this prospectus is reported in U.S. dollars unless otherwise noted. Our financial statements are prepared in accordance with U.S. GAAP. The financial statements of Stallion are stated to have been prepared in accordance with U.S. GAAP.

SUMMARY

This summary highlights information more fully described elsewhere in this prospectus and may not contain all the information that is important to you. This summary is not intended to be a substitute for the information contained in this prospectus and is qualified in its entirety by the more detailed descriptions provided elsewhere in this prospectus and in the documents incorporated by reference, including the section “Risk Factors” beginning on page 14 of this prospectus and our consolidated pro forma financial statements and notes.

The Offeror

           Delta was incorporated under the laws of the State of Colorado on January 9, 2001 under the name Delta Oil & Gas, Inc. Delta is engaged in the exploration, development, acquisition and operation of oil and gas properties. Because oil and gas exploration and development requires significant capital and its assets and resources are limited, Delta participates in the oil and gas industry through the purchase of minority interests in either producing wells or oil and gas exploration and development projects.

Delta is an exploration company focused on developing North American oil and natural gas reserves. Our current focus is on the exploration of our land portfolio comprised of working interests in acreage in Palmetto Point, Mississippi; Southern Saskatchewan, Canada; the Southern Alberta Foothills area in Canada; and South Central, Oklahoma.

Each oil and gas working interest that Delta now owns and those that it may later acquire a percentage of interest in will have an operator who will be responsible for marketing production.

Delta also operates a wholly-owned Canadian subsidiary, Delta Oil & Gas (Canada), Inc., for the exploration, development, acquisition and operation of those oil and gas properties located in Canada.

Delta’s principal executive offices are located at Suite 1600, 144 4th Avenue S.W., Calgary, Alberta Canada T2P 3N4.

Stallion

                Stallion was incorporated in the State of  Nevada on January 09, 2004 as The Stallion Group and established a fiscal year end of May 31. Its statutory registered agent's office is located at 251 Jeanell Drive, No. 3, Carson City, Nevada 89703 and its business office is located at 604 – 700 West Pender Street, Vancouver, British Columbia V6C 1G8. Its telephone number is (604) 662-7901. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

              Stallion is a start-up, exploration stage company engaged in the search for minerals including natural gas, oil and gold. There is no assurance that a commercially viable mineral deposit, a reserve, exists in its claim or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility.

                Stallion is currently targeting natural gas and oil exploration opportunities.  For the remainder of the current fiscal year to May 31, 2009, Stallion will pursue its working interest obligations within its area of mutual interest on its controlled lands in California, Mississippi and Louisiana.  Stallion will fund its drilling obligations through issuing equity capital by way of private placements.

The Offer

Stallion Common Shares

We are offering to purchase, upon the terms and subject to the conditions of the offer, all of the outstanding common shares of Stallion, including any common shares that may be issued after the date of the offer and prior to its expiry time. Each Stallion common share which is tendered in the offer and accepted for purchase will be exchanged for 0.333 333   of a share of Delta common stock, and cash in the amount of $0.0008.

Your participation in the offer and the receipt of the consideration for the shares tendered may result in different tax consequences, depending upon facts specific to you. You should carefully review the description of the tax consequences of the proposed transactions under the section entitled “Material U.S. Federal Income Tax Considerations,” on page 82 of this prospectus, and you are encouraged to seek independent tax advice with respect to your specific circumstances.

Warrants, Options or Other Securities

The offer is being made only for common shares of Stallion and is not being made for any warrants, options or other securities that may entitle the holder to acquire common shares of Stallion. Any holder of these securities who wishes to accept the offer must first exercise those securities and tender the common shares issued upon exercise in advance of the expiry time of the offer in accordance with the procedures described under the sections entitled “The Offer — Time for Acceptance” and “The Offer — Manner of Acceptance” on pages 70 and 71 , respectively, of this prospectus.

Fractional Shares

Fractional shares will not be issued in the offer. Instead, the number of shares of Delta common stock to be issued to each tendering shareholder as consideration for his or her shares of Stallion will be either rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For purposes of this rounding, all Stallion common shares deposited by a tendering shareholder will be aggregated.

Total Expected Issuance of Delta Shares

Based on information provided by Stallion as of December 12 , 2008, the total number of Stallion common shares that are issued and outstanding is 73,009,248.  Based on this number and the exchange ratio of 0.333 333 , we expect to issue up to approximately 24,336,392  shares of Delta common stock in connection with the offer. The disclosure in this prospectus regarding the anticipated effects of the transactions on our voting power and our shareholders’ ownership percentage in us after giving effect to the proposed acquisition of Stallion and upon the exchange of the Stallion shares for shares of our common stock is based on this expectation.

Conditions of the Offer

The offer is subject to a number of conditions, which are described below under the heading “The Offer — Conditions of the Offer” on page 68 of this prospectus and include that:

(i)  80% of the issued and outstanding Stallion common shares on a fully-diluted basis shall have been validly deposited at the time the Stallion common shares are accepted for purchase under the offer;

(ii) Stallion shall not have entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing our ability to acquire the common shares of Stallion or otherwise diminishing our expected economic value of the acquisition of the common shares of Stallion;

(iii) the registration statement of which this prospectus is a part for the shares of our common stock that may be issued upon the exchange of the Stallion shares shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated by the SEC ; and

(iv) any necessary approvals, consents, clearances or waivers have been obtained or received from any governmental regulatory agency, authority or commission in connection with the offer.  We believe no such approvals are required.

Time and Manner of Acceptance

The offer is open for acceptance, unless withdrawn or extended at our sole discretion, until 5:00 p.m. ( Eastern Time) on  [     ●     ], 2008, or the expiry time. We may extend or change the expiry time to any later time or times and date or dates as we may fix from time to time, as described under the heading “The Offer — Extension of the Expiry Time or Variation or Change of the Offer” on page  70 of this prospectus.

You may accept the offer by depositing the originally executed certificate or certificates representing Stallion common shares you desire to tender, together with a duly completed and signed letter of transmittal (printed on blue paper) at the offices of Continential Stock & Transfer Trust Company , which is acting as depositary, specified in the letter of transmittal at or before the expiry time of the offer. The offer will be deemed to be accepted only if the depositary has actually received these documents at or before the expiry time of the offer. If your shares are registered in the name of a broker, dealer, bank, trust company or other nominee, you should request your nominee to effect the transaction. If your stock certificate for your Stallion common shares is not immediately available or has been lost, you may use the procedures for guaranteed delivery set forth in the notice of guaranteed delivery (printed on green paper). See the section entitled “The Offer — Manner of Acceptance” on page  71 of this prospectus.

Acceptance for Purchase of, and Payment for, Deposited Stallion Common Shares

If all conditions described in the section entitled “The Offer — Conditions of the Offer” on page 68 of this prospectus have been satisfied or waived by us, in which case the condition or conditions waived by us will be waived with respect to all Stallion shareholders, at the expiry time, all Stallion common shares that have been properly deposited and not withdrawn will be required, in accordance with applicable U.S. law, to be accepted by us for purchase and paid for through the issuance of shares of our common stock and cash promptly following the expiry time and, in any event, not later than  the third business day after the expiry time. For the purposes of this prospectus, the term business day means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Denver, Colorado under applicable law. See the section entitled “The Offer — Acceptance for Purchase of, and Payment for, Deposited Stallion Common Shares” on page 73 of this prospectus.

Right to Withdraw

Stallion shareholders may withdraw at any time any deposited common shares during the period that the offer remains open, if we have not issued any of our shares and cash in consideration for these shares within three business days after having been accepted, or under certain other circumstances. All deposits of Stallion common shares under the offer are irrevocable after the expiration of the offer.  See the section entitled “The Offer — Right to Withdraw” on page 75 of this prospectus.

Risk Factors

An investment in our shares is subject to certain risks. See the section entitled “Risk Factors” beginning on page 14 of this prospectus.

Dissenters’ Rights

No dissenters’ rights are available in connection with the offer. See the section entitled “The Offer — Other Terms — Dissenters’ Rights” on page 77 of this prospectus.

Purpose of the Offer

We are making the offer in order for us to acquire, directly or indirectly, at least 80% of all of the issued and outstanding Stallion common shares on a fully-diluted basis.

Plans for Stallion

Delta intends to operate Stallion’s business in substantially the manner in which it is currently conducted following the consummation of the proposed transaction.  Nevertheless, in connection with the offer, Delta has reviewed and will continue to review various possible business strategies and changes that it might consider in the event that it acquires control of Stallion, pursuant to the offer.  Following a review of additional information regarding Stallion, these changes could include, among other things, changes in Stallion’s business, operations, personnel, employee benefit plans, corporate structure, capitalization, governing documents and management.

Removal from OTCBB; Termination of Registration

Once the offer is consummated, if Stallion qualifies for termination of registration under the Exchange Act, Delta intends to cause Stallion to file a Form 15 with the SEC to terminate the registration of Stallion common stock under the Exchange Act.  The consummation of the offer may also result in the removal of Stallion common stock from the OTCBB.

Effect of the Offer on the Market for the Shares of Stallion Common Stock

According to Stallion’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, the shares of  Stallion common stock are quoted on the OTCBB and there were approximately 25 holders of record of Stallion common stock as of May 31, 2008 and an undetermined number of beneficial holders.  The exchange of shares of Stallion common stock by Delta pursuant to the offer will reduce the number of holders of Stallion common stock and the number of shares of Stallion common stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining shares of Stallion common stock held by the public.  The extent of the public market for Stallion common stock and the availability of quotations reported on the OTCBB depends upon the number of stockholders holding Stallion common stock, the aggregate market value of the shares remaining at such time, the interest of maintaining a market in the shares on the part of any securities firms and other factors.   If Stallion common stock ceases to be quoted on the OTCBB upon completion of the offer, the liquidity and market value of the remaining shares of Stallion common stock will be adversely affected.

Registration Under the Exchange Act

Based upon Stallion’s public filings with the SEC, Delta believes that Stallion common stock is currently registered under the Exchange Act.  This registration may be terminated upon application by Stallion to the SEC if Stallion common stock is not listed on a “national securities exchange” and there are fewer than 300 record holders.  Termination of registration would substantially reduce the information required to be furnished by Stallion to holders of Stallion common stock and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with stockholders’ meetings and the requirements of Exchange Act Rule 13e-3 with respect to “going private” transactions, no longer applicable to Stallion common stock.  In addition, “affiliates” of Stallion and persons holding “restricted securities” of Stallion may be deprived of the ability to dispose of these securities pursuant to Rule 144 under the Securities Act.  Delta currently intends to cause the registration of Stallion common stock under the Exchange Act to be terminated upon successful completion of the offer.

Interests of Certain Related Parties in the Offer

Kulwant Sandher, the Chief Financial Officer of Delta, owns 551,710 shares of Delta common stock, which represents 1.18% of the total outstanding Delta common stock. Mr. Sandher also owns 762,500 shares of common stock of Stallion, which represents 1.04% of the total outstanding common stock of Stallion.  From April 17, 2006 to October 3, 2008, Mr. Sandher served as Stallion’s Chief Financial Officer and a member of Stallion’s Board of Directors.

Douglas N. Bolen, the Chief Executive Officer of Delta, owns 1,430,000 shares of Delta common stock, which represents (3.05%) of the total outstanding common stock of Delta.

Certain Effects of the Offer

If the tender offer is successfully completed, the voting power of our existing shareholders will be diluted. It is expected that the former shareholders of Stallion will own, in the aggregate shares entitling them to approximately 34.2% of the aggregate voting power of Delta (or approximately 31.6% on a fully-diluted basis).

Source and Amount of Funds

           Each Stallion common share which is tendered in the offer and accepted for purchase will be exchanged for 0.333333 of a share of Delta common stock, and cash in the amount of $0.0008.  In the event that we purchase all of the issued and outstanding common stock of Stallion, we anticipate issuing 24,336,392 shares of our common stock and paying approximately $58,400 as the cash component of the consideration.  The tender offer is not conditioned upon us obtaining financing and no part of the funds and consideration required will be borrowed.  The cash component of the consideration will be paid from cash on hand.  As of September 30, 2008, we had cash and cash equivalents of $1,072,012.

Selected Historical Financial Data of Delta

           The following are selected consolidated financial data for Delta for each of the years in the five-year period ended December 31, 2007 and for the nine months ended September 30, 2008 and 2007.  This information is derived from, and should be read in conjunction with, the audited financial statements of Delta and the unaudited interim consolidated financial statements of Delta, which, other than the consolidated balance sheets of Delta as of December 31, 2005, December 31, 2004, and December 31, 2003 and the consolidated statements of income of Delta for the years ended December 31, 2005, December 31, 2004, and December 31, 2003, are included elsewhere in this prospectus.  The operating results for the nine month period ended September 30, 2008 are not necessarily indicative of the results for the remainder of the fiscal year or any future period.  Delta’s management believes that its respective unaudited interim consolidated financial statements reflect all adjustments that are necessary for a fair statement of the results for the interim periods presented.  For additional information, see the section entitled “Delta’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 36.

Delta Historical Financial Data

Years Ended December 31						Nine Months Ended September 30,
	2007	2006	2005	2004	2003	2008	2007
Statement of Operations Data:
Total revenues	$913,808	$1,578,159	$7,367	$9,041	$17,029	$1,492,362	$638,126
Income (loss) from operations	(2,271,431)	(298,813)	(570,050)	(31,574)	(24,423)	369,115	(1,166,311)
Net income (loss)	(2,249,959)	(234,763)	(570,050)	(31,574)	(24,423)	365,564	(1,144,018)
Basic earnings (loss) per share	$(0.05)	$(0.01)	$(0.01)	$(0.00)	$(0.01)	$0.01	$(0.03)
Diluted earnings (loss) per share	(0.05)	(0.01)	(0.01)	(0.00)	(0.01)	0.01	(0.03)
Weighted Average of Shares Outstanding	45,705,191	44,823,126	42,235,227	41,296,750	41,296,750	46,098,170	45,625,891
Balance Sheet Data:
Current assets	$487,493	$1,758,820	$354,687	$7,683	$5,032	$1,209,919	$764,120
Natural gas and oil properties	2,801,036	2,669,359	2,041,972	51,272	1,272	2,249,955	3,235,430
Other equipment	1,132	837	1,459	- -	113	385	349
Total assets	3,289,661	4,429,016	2,398,118	59,135	6,480	3,460,259	3,999,899
Current liabilities	166,217	39,526	132,715	60,420	138,334	26,566	69,665
Long-term liabilities	11,803	40,635	-	-	-	121,866	40,635
Total Liabilities	278,020	80,161	132,715	97,674	173,445	148,432	110,300
Stockholders’ equity	3,011,641	4,348,855	2,265,403	(38,539)	(166,965)	3,311,827	3,899,599
Total Liabilities and Stockholders’ equity	3,289,661	4,429,016	2,398,118	59,135	6,480	3,460,259	3,999,899

 Selected Historical Financial Data of Stallion

The following selected historical financial data of Stallion is derived from Stallion’s publicly filed financial statements for each of the years in the four-year period ended May 31, 2008 and for the period from January 9, 2004 (inception) to May 31, 2004, and for the three months ended August 31, 2008 and 2007. This summary data should be read together with Stallion’s Management’s Discussion and Analysis of Financial Condition and Results of Operations in the section entitled “Stallion” on page 46 of this prospectus and Stallion’s financial statements and the accompanying notes included in Appendix B (Financial Statements of Stallion). Stallion’s publicly filed financial statements are, according to Stallion, prepared in accordance with U.S. GAAP.

Stallion Historical Financial Data

Years Ended May 31,					January 9, 2004 (Inception) through May 31,	Three Months Ended August 31,
	2008	2007	2006	2005	2004	2008	2007
Statement of Operations Data:
Total revenues	193,563	$17,221	$-	-	-	149,075	7,420
Income (loss) from operations	(1,157,006)	(1,203,029)	(59,304)	-	-	(86,768)	(136,280)
Net income (loss)	(1,157,006)	(1,197,372)	(59,304)	(20,353)	(4,859)	(86,768)	(136,280)
Basic earnings (loss) per share	$(0.02)	$(0.02)	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Diluted earnings (loss) per share	(0.02)	(0.02)	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)
Weighted Average of Shares Outstanding	71,665,177	64,530,908	55,839,000	8,984,473	4,055,629	72,272,551	70,766,660
Balance Sheet Data:
Current assets	120,599	$172,659	$22,544	$78,151	$37,032	92,952	425,413
Oil and gas properties	928,459	982,733	-	-	-	942,417	1,072,650
Capital assets, net	6,334	5,438	-	-	-	5,678	5,438
Total assets	1,055,392	1,160,830	22,544	78,151	37,032	1,041,047	1,506,365
Current liabilities	318,651	46,173	3,800	3,000	4,341	366,880	325,910
Long-term liabilities	14,083	-	-	-	-	14,506	-
Total Liabilities	332,734	46,173	3,800	3,000	4,341	381,386	325,910
Stockholders’ equity	722,658	1,114,657	18,744	75,151	32,691	659,661	1,180,455
Total Liabilities and Stockholders’ equity	1,055,392	1,160,830	22,544	78,151	37,032	1,041,047	1,506,365

Summary Selected Unaudited Pro Forma Consolidated Financial Data for Delta and Stallion

The following summary selected unaudited pro forma consolidated financial data has been prepared to give effect to our proposed acquisition of 100% of the common shares of Stallion as if it had been completed on January 1, 2007.

The selected unaudited pro forma consolidated financial data presented below are presented in accordance with U.S. GAAP. Because Stallion has a different fiscal year end and interim period than Delta, we have prepared the following unaudited pro forma financial data in accordance with U.S. GAAP based on quarterly financial data provided to us by Stallion. The selected unaudited pro forma consolidated financial data presented below are for illustrative purposes only and are not necessarily indicative of the actual operating results or financial position that would have resulted if we had acquired 100% of the common shares of Stallion at the beginning of the periods presented, nor is it necessarily indicative of any future operating results or financial position of Delta after successful completion of the offer. To construct the pro forma financial information, we allocated the proposed purchase price of Stallion using our best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to the business of Stallion, the assumptions and estimates reflected herein could change significantly. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma consolidated financial data below are preliminary and subject to change. In addition, the selected unaudited pro forma consolidated financial data presented below does not reflect any potential operating efficiencies of the combined entities. For additional information concerning the basis of presentation of the pro forma consolidated financial information, see the notes to the unaudited pro forma consolidated financial statements set forth in Appendix C (Unaudited Pro Forma Consolidated Financial Statements of Delta) to this prospectus.

We have not had complete access to the non-public books and records of Stallion. As a result, some of the historical financial information regarding Stallion used by us in the preparation of this summary has been derived from the publicly filed documents of Stallion. This summary data should be read together with the unaudited pro forma financial statements as at and for the nine months ended September 30, 2008 and for the year ended December 31, 2007 included in Appendix C (Unaudited Pro Forma Consolidated Financial Statements of Delta), which are incorporated into and form part of this prospectus.

Delta and Stallion
Summary Selected Unaudited Pro Forma
Consolidated Financial Data

	Year Ended December 31, 2007	Nine Months Ended September 30, 2008
Statement of Operations Data:
Revenues	$961,391	$1,843,396
Income from operations	(2,951,917)	54,210
Other income	39,861	(3,551)
Net income	(2,896,476)	50,659
Net income per common share:
Basic	$(0.04)	$(0.00)
Diluted	$(0.04)	$(0.00)
Balance Sheet Data:
Total assets	4,817,932	4,838,488
Current liabilities	211,876	95,416
Long-term liabilities	111,804	136,371
Stockholder’s equity	4,494,252	4,606,701

Unaudited Historical and Pro Forma Comparative Per Share Information

The following tables summarize unaudited per share information for Delta and Stallion separately on a historical basis and on an equivalent unaudited pro forma consolidated basis to give effect to our acquisition of 100% of the common shares of Stallion as if it had been completed on January 1, 2007. This information should be read in conjunction with:

•
Our audited consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and our unaudited consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the quarter ended  September  30, 2008;

•
Stallion’s audited consolidated financial statements for the fiscal year ended May 31, 2008 and its unaudited interim financial statements included in its Quarterly Report of Form 10-Q for the quarter ended August 31, 2008  included in Appendix B (Financial Statements of Stallion);  and

•	Our unaudited pro forma consolidated financial statements as at December 31, 2007 and for the year then ended included in Appendix C (Unaudited Pro Forma Consolidated Financial Statements of Delta).

Each of the above is incorporated herein and forms part of the prospectus.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual operating results or financial position that would have resulted if we had successfully completed the offer at the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of Delta. The historical book value per share is computed by dividing total shareholders’ equity by the number of shares outstanding at the end of the period. The unaudited pro forma consolidated income per share is computed by dividing the unaudited pro forma consolidated income from continuing operations available to holders of common stock by the unaudited pro forma consolidated weighted average number of shares outstanding. The unaudited pro forma consolidated book value per share is computed by dividing total unaudited pro forma consolidated shareholders’ equity by the unaudited pro forma consolidated number of common stock outstanding at the end of the period. The historical per share information of Delta and Stallion was derived from our and Stallion’s respective historical annual financial statements and are constructed as a result of Stallion having a different fiscal year end and interim period than Delta.

We have not had complete access to the non-public books and records of Stallion. We have, however, obtained the information contained in or incorporated herein relating to Stallion from Stallion and from publicly available sources.

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2008	2007
Delta — Historical
Historical per common share:
Income per basic share	$0.01	$(0.05)
I Income per diluted share	$0.01	$(0.05)
Dividends declared	$ ---	$ ---
Book value per share	$(0.07)	$(0.07)

	Three Months Ended	Year Ended
	August 31,	May 31,
	2008	2008
Stallion — Historical
Historical per common share:
Income per basic share	$(0.00)	$(0.02)
Income per diluted share	$(0.00)	$(0.02)
Dividends declared	$ ---	$ ---
Book value per share	$(0.014)	$(0.015)

	Nine Months Ended September 30, 2008	Year Ended December 31, 2007
Pro Forma Data
Historical per common share:
Income per basic share	(0.00)	(0.04)
Income per diluted share	(0.00)	(0.04)
Book value per share	(0.07)	(0.07)

Comparative Market Data

The Stallion common shares are currently traded on the OTCBB under the symbol “SLGR.”  Our common stock is traded on the OTCBB under the symbol “DOIG”. The following table sets forth the closing prices of the Stallion common shares and our common shares  as reported on the OTCBB  December 12 , 2008, the most recent trading day practicable before the filing of this prospectus.

OTCBB
Issuer:	December 12, 2008
Delta	$0.027
Stallion	$0.012

Comparative Per Share Market Price and Dividend Information

    The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Delta OTCBB
	($)	($)
Period Ended	High	Low
2006
March 31	4.125	1.02
June 30	2.08	0.90
September 30	1.68	1.03
December 31	1.24	0.60
2007
March 31	1.28	0.71
June 30	0.94	0.5
September 30	0.565	0.155
December 31	0.59	0.21
2008
March 31	0.305	0.15
J June 30	0.18	0.089
S September 30	0.10	0.045

The following table sets forth the range of high and low bid price information for Stallion’s common stock for each of the periods indicated as reported by the OTCBB.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Stallion OTCBB
	($)	($)
Period Ended	High	Low
2006
A February 28	0.91	0.91
May 31	1.05	1.05
August 31	1.03	1.03
N November 30	1.55	0.55
2007
February 28	1.45	0.99
May 31	1.28	0.69
August 31	1.24	0.36
November 30	1.55	0.55
2008
A February 28	0.42	0.20
May 31	0.31	0.07
August 31	1.23	.31

Investment Considerations

We believe that the consideration offered for the Stallion common shares under the offer is fair. You are urged to consider the following factors in making your decision to accept the offer:

(i) an analysis of the comparative assets and cash flows of both Stallion and Delta, as at the date of the most recently filed financial statement for each company, reflect that Delta's cash flows were approximately 3 times those of Stallion and the discounted value of  Delta's assets were approximately 4 times those of Stallion;

(ii) we believe that there are significant benefits to bringing together Delta and Stallion; and

(iii) the liquidity of the Stallion common shares may be adversely affected if we are not successful in acquiring 100% of the Stallion common shares;

Additional factors we urge you to consider when determining whether to accept the offer are set forth in the section entitled “Investment Considerations” on page  81 of this prospectus.

Income Tax Considerations

Material U.S. Federal Income Tax Considerations

The offer is structured with the intent that exchanges made by U.S. Holders of Stallion Common Shares pursuant to the offer will be, and exchanges made by non-U.S. Holders of Stallion Common Shares pursuant to the offer may be, treated as taxable exchanges under the U.S. Internal Revenue Code of 1986, as amended, referred to herein as the “Code.”

You should be aware that the U.S. federal income tax consequences of the offer may depend upon your own individual situation, and that participating in the offer may subject you to state, local or foreign tax consequences that are not discussed in this prospectus. You are urged to consult your own tax advisor for a full understanding of the tax consequences of participating in the offer. See the sections entitled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to U.S. Holders of Stallion Common Shares” on page  82 of this prospectus, and  “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to Non-U.S. Holders of Stallion Common Shares"  on page  84 of this prospectus.

Comparison of Shareholder Rights

The governing documents and laws of the respective jurisdictions of incorporation of Delta and Stallion vary; therefore, holders of Stallion common shares who tender their shares in the offer will have different rights once they become our shareholders. See the section entitled “Comparison of Shareholder Rights” on page 87  of this prospectus.

No Stallion Director or Shareholder Vote Required

Because we are offering to purchase Stallion’s common shares directly from Stallion’s shareholders, there is no vote required of either Stallion’s board of directors or shareholders to complete this offer.

Regulatory Matters

Our obligation to accept for purchase and pay for Stallion common shares tendered in the offer is conditioned upon obtaining all governmental or regulatory consents or approvals that Delta, in its sole discretion, views as necessary or desirable to enable us to consummate the offer, on terms and conditions satisfactory to us. See the section entitled “Regulatory Matters” on page  96 of this prospectus.

Accounting Treatment

If consummated, the transactions described in this prospectus will be accounted for as a purchase transaction, with Delta as the acquirer of Stallion. See the section entitled “Accounting Treatment” on page  96  of this prospectus.

RISK FACTORS

           Stallion shareholder who tender their stock will receive in exchange a combination of cash and Delta common stock.  An investment in shares of Delta common stock involves certain risks. You should consider the following discussion of risks in addition to the other information in this prospectus before depositing and exchanging your common shares of Stallion. In addition to historical information, the information in this prospectus contains “forward-looking” statements about Delta’s future business and performance, as described above in “Forward-Looking Statements.” Our actual future business, operating results, financial performance and the price of our common stock may be very different from what we expect as of the date of this prospectus. The risks below address some of the specific risks and uncertainties relating to the offer, the proposed integration of Delta and Stallion, and the receipt and ownership of shares of common stock of Delta. You should also consider the risk factors set forth in Delta’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2007.

Business Combination Risks

Shareholders may receive securities with a market value lower than they expected.

If you tender your Stallion common shares and we accept those shares for purchase, you will receive 0.333 333 shares of Delta and $0.0008 for each of your Stallion shares. If the market price of Delta common stock declines before we accept your shares for purchase, the value of the consideration you will receive for your shares of Stallion will decline as well. The market price of our common stock may decline as a result of many factors including changes in, or market perceptions of changes in, the business, operations or prospects of Delta, market assessments of the likelihood we will be successful in completing the transactions described in this prospectus, regulatory considerations, general market and economic conditions and other factors.  We have no control over some of these matters.

If we acquire less than 100% of the common shares of Stallion, the liquidity and trading price of Stallion common shares not held by us may decline.

In the event that some but not all of the outstanding shares of Stallion common stock are tendered in the offer and accepted by Delta, the number of stockholders and the number of shares of Stallion common stock held by individual owners will be greatly reduced.  As a result, the completion of the offer may adversely affect the liquidity and could also adversely affect the market value of the remaining shares of Stallion held by the public.  If we acquire at least 80% of the Stallion stock on a fully-diluted basis, following the closing of the offer, we expect that the Stallion common stock will cease to be quoted on the OTCBB.  Shares of Stallion common stock not tendered pursuant to the offer may become more illiquid and may be of reduced value.  See the section entitled “Intentions of the Offeror – Plans for Stallion” on page  80 of this prospectus.

The exchange of your common shares in the offer will be taxable to U.S. holders of Stallion common shares.

We have structured our offer with the intent that the exchange of Stallion common shares by U.S. Holders for shares of Delta and cash in the amount of $0.0008 will be, and the exchange of Stallion common shares by non-U.S. Holders for shares of Delta and cash in the amount of $0.0008 may be, treated as a taxable exchange under the Code for U.S. federal income tax purposes.  You should be aware that the U.S. federal income tax consequences of the offer may depend upon your individual situation, and that participating in the offer may subject you to state, local or foreign tax consequences that are not discussed in this prospectus. We strongly urge you to consult your tax advisor for advice on the tax implications of the exchange of your Stallion common shares for shares of Delta.

If enough Stallion shareholders tender their shares to us, publicly available information about Stallion may decrease.

After our acquisition of Stallion shares in connection with this offer, the number of Stallion shareholders may be significantly reduced. If the number of Stallion shareholders is sufficiently reduced, Stallion may no longer be required to comply with the public reporting requirements under the Securities Exchange Act of 1934. If Stallion is no longer required to comply with public reporting requirements, the information you receive about Stallion will be reduced, which could decrease your ability to make an investment decision regarding the Stallion shares.

After the successful consummation of the offer, Stallion will become a majority-owned subsidiary of Delta and our interests as a majority shareholder could differ from yours.

After the consummation of the offer, we expect to own a sufficient number of Stallion common shares so that we would have the power to elect the directors, appoint new management, approve certain actions requiring the approval of Stallion shareholders, including adopting certain amendments to Stallion’s organizational and governing documents, etc. Our interests with respect to Stallion may differ from those of any remaining minority shareholders.

Change of control provisions in agreements triggered upon the acquisition of Stallion.

Stallion may be a party to agreements that contain change of control provisions that may be triggered following our acquisition of the majority of the common shares of Stallion. These change of control provisions, if triggered and not waived by any beneficiaries of those provisions, could result in termination of an agreement or in unanticipated expenses following our acquisition of shares of Stallion and could adversely affect its results of operations and financial condition. As mentioned above, we have not had complete access to the non-public books and records of Stallion and do not know whether there are any change of control agreements or provisions in the agreements to which Stallion is a party, or the magnitude of payments or expenses or other adverse consequences, if any.

The integration of Stallion will present significant challenges and may disrupt and adversely impact our business or may not occur as planned.

The offer for your Stallion common shares described in this prospectus has been made with the expectation that its successful completion will result in improved operations through the synergies of consolidation and enhanced growth opportunities of the combined company. These anticipated benefits will depend in part on whether Delta’s and Stallion’s operations can be integrated in an efficient and effective manner. These integration efforts will require the dedication of management resources, which will temporarily divert attention from the day-to-day business of the combined company. Most operational and strategic decisions, and certain staffing decisions, with respect to the combined company have not yet been made. These decisions and the integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, unanticipated costs, including costs associated with complying with regulatory requirements we are not currently subject to.  The process of combining the organizations may cause an interruption of, or a loss of momentum in, the activities of any or all of the combined company’s business, which could have an adverse effect on the revenues and operating results of the combined company for an indeterminate period of time. The failure to successfully complete this integration process may prevent us from achieving the anticipated potential benefits of any such acquisition. If we fail to realize the anticipated benefits of the acquisition, the market value of our stock may be adversely affected.

We will incur substantial costs in connection with the proposed offering  even if it is never completed.

We expect to incur expenses of approximately $170,000, consisting of legal and accounting fees and financial printing and other related charges in connection with the proposed offer. These amounts are preliminary estimates and the actual amounts may be higher or lower. Moreover, we are likely to incur additional expenses in future periods in connection with the integration of Stallion’s business with our business. Some of these expenses will be incurred even if we do not complete the proposed offer.

Completion of the offer would result in the issuance of a significant amount of additional Delta common stock which may in turn depress the trading price of our stock.

The acquisition of the common shares of Stallion would result in the issuance of a significant amount of our common stock. If all of the Stallion shares were tendered, of which there is no assurance, Delta could potentially issue up to 24,336,392 common shares in consideration for the currently outstanding shares of Stallion. If all of the shares that may be issued in the offer are exchanged for our common stock, it would represent an increase in the outstanding shares of Delta common stock of approximately 51.9% of the common stock we presently have outstanding. The issuance of such a significant amount of common stock could depress the trading price of our common stock and you may lose all or a part of your investment.

Operational Risks of Delta

Because we have experienced significant losses since inception, it is uncertain when, if ever, we will have significant operating income or cash flow from operations sufficient to sustain operations.

We suffered net losses since our inception, including net losses of $2,038,370 for the year ended December 31, 2007 and $234,763 for the year ended December 31, 2006. These losses are the result of an inadequate revenue stream to compensate for our operating and overhead costs. The volatility underlying the early stage nature of our business and our industry prevents us from accurately predicting future operating conditions and results, and we could continue to have losses. It is uncertain when, if ever, we will have significant operating income or cash flow from operations sufficient to sustain operations. If cash needs exceed available resources additional capital may not be available through public or private equity or debt financings. If we are unable to arrange new financing on terms that are acceptable to us or generate sufficient revenue from our prospects, we will be unable to continue in our current form and our business will fail.

If we are unable to obtain additional funding, we may be unable to expand our acquisition, exploration and production of natural oil and gas properties.

We will require additional funds to expand our acquisition, exploration and production of natural oil and gas properties. Our management anticipates that current cash on hand may be insufficient to fund our operations at the current level for the next twelve months. Additional capital will be required to effectively expand our operations through the acquisition and drilling of new prospects and implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct current business operations. If we are unable to obtain additional financing when sought, we will be unable to acquire additional properties and may also be required to curtail our business plan. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Because we cannot control activities on our properties, we may experience a reduction or forfeiture of our interests in some of our non-operated projects as a result of our potential failure to fund capital expenditure requirements.

We do not operate the properties in which we have a working interest and we have limited ability to exercise influence over operations for these properties or their associated costs. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence operations and associated costs could materially adversely affect the realization of our returns on capital in drilling or acquisition activities and our targeted production growth rate. The success and timing of drilling, development and exploitation activities on properties operated by others depend on a number of factors that are beyond our control, including the operator’s expertise and financial resources, approval of other participants for drilling wells and utilization of technology. In addition, if we are not willing or able to fund our capital expenditures relating to such projects when required by the majority owner or operator, our interests in these projects may be reduced or forfeited.

If we are unable to successfully identify, execute or effectively integrate new prospects, our results of operations may be negatively affected.

Acquisitions of working interests in oil and gas properties have been an important element of our business, and we will continue to pursue acquisitions of new prospects in the future. In the last year, we have pursued and consummated the acquisition and drilling of new prospects that have provided us opportunities to grow our production and reserves. Although we regularly engage in discussions with, and submit proposals to, acquisition candidates, suitable acquisitions may not be available in the future on reasonable terms. If we do identify an appropriate acquisition candidate, we may be unable to successfully negotiate the terms of an acquisition, finance the acquisition or, if the acquisition occurs, effectively integrate the acquired business into our existing business. Negotiations of potential acquisitions and the integration of acquired business operations may require a disproportionate amount of management’s attention and our resources. Even if we complete additional acquisitions, continued acquisition financing may not be available or available on reasonable terms, any new properties may not generate revenues comparable to our existing properties, the anticipated cost efficiencies or synergies may not be realized and these properties may not be integrated successfully or operated profitably. The success of any acquisition will depend on a number of factors, including the ability to estimate accurately the recoverable volumes of reserves, rates of future production and future net revenues attainable from the reserves and to assess possible environmental liabilities. Our inability to successfully identify, execute or effectively integrate future acquisitions may negatively affect our results of operations. Even though we perform a due diligence review (including a review of title and other records) of the properties we seek to acquire that we believe is consistent with industry practices, these reviews are inherently incomplete. Even an in-depth review of records and properties may not necessarily reveal existing or potential problems or permit us to become familiar enough with the properties to assess fully their deficiencies and potential. Even when problems are identified, we may assume certain environmental and other risks and liabilities in connection with the acquired properties. The discovery of any material liabilities associated with our acquisition of Stallion could harm our results of operations. In addition, acquisitions of working interests may require additional debt or equity financing, resulting in additional leverage or dilution of ownership.

Because our chief executive officer does not have any significant training and/or experience in oil and natural gas exploration, development, acquisition and production, our financial success could suffer irreparable harm as a result of his decisions and choices.

Mr. Douglas Bolen, our chief executive officer, does not have any significant training or experience with oil and natural gas exploration, development, acquisition and production. With no direct training or experience in these areas, our chief executive officer may not be fully aware of many of the specific requirements related to working within this industry. Our management’s decisions and choices may fail to take into account standard engineering or managerial approaches oil and gas companies commonly utilize. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our executive officers do not  provide services on a full-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Bolen, our chief executive officer, and Mr. Sandher, our chief financial officer, do not provide services to us on a full-time basis. We do not maintain key man life insurance policies for our executive officers. Currently, we do not have any employees other than our executive officers. If the demands of our business require the full business time of Messrs. Bolen and Sandher, it is possible that Messrs. Bolen and/or Sandher may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our directors and officers may serve as directors or officers of other companies, they may have a conflict of interest in making decisions for our business.

Our directors and officers may serve as directors or officers of other companies or have significant shareholdings in other oil and gas companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors and officers may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation.  In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms.  In determining whether or not we will participate in a particular program and the interest therein to be acquired by us, our directors will primarily consider the degree of risk to which we may be exposed and our financial position at that time.

Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.

As noted in our financial statements, we have only recently commenced operations. The audit report of STS Partners LLP, Chartered Accountants issued a going concern opinion and raised substantial doubt as to our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. The success of our business operations depends upon our ability to obtain additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity. We plan to seek additional financing through debt and/or equity financing arrangements to secure funding for our operations. There can be no assurance that such additional financing will be available to us on acceptable terms or at all. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to successfully complete the development of our business plan and attain sustainable profitable operations, then our business will fail.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have a material adverse effect on the price of our common stock.

Under Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish a report by our management on internal control over financial reporting for each fiscal year end. Such a report must contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. This report for the current fiscal year will also contain a statement that our auditors have issued an attestation report on our management’s assessment of such internal control over financial reporting. While we believe our internal control over financial reporting is effective, we are still constructing the system and processing documentation and performing the evaluations needed to comply with Section 404, which is both costly and challenging. The completion of the transactions described in this prospectus and the subsequent integration of Stallion into our operations may make it more difficult for us to comply with Section 404. We may not be able to complete our evaluation, testing and required remediation, if any, in a timely fashion. If we are unable to assert that our internal control over financial reporting is effective, or if we disclose significant deficiencies or material weaknesses in our internal control over financial reporting, investors could lose confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

Because we presently do not carry liability or title insurance and do not plan to secure any in the future, we are vulnerable to excessive potential claims and loss of title.

We do not maintain insurance against public liability, environmental risks or title. The possibility exists that title to existing properties or future prospective properties may be lost due to an omission in the claim of title. As a result, any claims against us may result in liabilities we will not be able to afford resulting in the failure of our business.

The laws of the State of Colorado and our Articles of Incorporation may protect our directors from certain types of lawsuits.

The laws of the State of Colorado provide that our directors will not be liable to us or our shareholders for monetary damages for all but certain types of conduct as directors of the company. Our articles of incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Market Risks

Our stock price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with over the counter securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

•	changes in the worldwide price for oil and gas;

•	disappointing results from our exploration or development efforts;

•	failure to meet our revenue or profit goals or operating budget;

•	decline in demand for our common stock;

•	downward revisions in securities analysts’ estimates or changes in general market conditions;

•	technological innovations by competitors or in competing technologies;

•	investor perception of our industry or our prospects; and

•	general economic trends.

In addition, stock markets generally have experienced extreme price and volume fluctuations and the market prices of securities generally have been highly volatile. These fluctuations are often unrelated to operating performance of a company and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

In the event that we are unable to successfully compete within our industry, we may not be able to achieve profitable operations.

We operate in the highly competitive areas of oil and natural gas exploration, development, acquisition and production. Factors that affect our ability to compete successfully in the marketplace include:

•	seeking to acquire desirable producing properties or new leases for future exploration;

•	the availability of funds and information relating to a property; and

•	marketing of oil and natural gas production.

Our competitors include major integrated oil companies, substantial independent energy companies, and affiliates of major interstate and intrastate pipelines and national and local natural gas gatherers, many of which possess greater financial and other resources than we do. If we are unable to successfully compete against our competitors, our business, prospects, financial condition and results of operation may be adversely affected.

Numerous factors beyond our control could affect the marketability of oil and natural gas, so we may experience difficulty selling any oil and natural gas.

The availability of markets and the volatility of product prices are beyond our control and represent a significant risk. The marketability of our production depends upon the availability and capacity of natural gas gathering systems, pipelines and processing facilities. The unavailability or lack of capacity of these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Our ability to generate revenue from oil and natural gas sales also depends on other factors beyond our control. These factors include:

•	the level of domestic production and imports of oil and natural gas;

•	the proximity of natural gas production to natural gas pipelines;

•	the availability of pipeline capacity;

•	the demand for oil and natural gas by utilities and other end users;

•	the availability of alternate fuel sources;

•	the effect of inclement weather, such as hurricanes;

•	state and federal regulation of oil and natural gas marketing; and

•	federal regulation of natural gas sold or transported in interstate commerce.

If these factors were to change dramatically, our ability to generate revenues from oil and natural gas sales or obtain favorable prices for our oil and natural gas could be adversely affected.

Risks Relating to Our Business

Because exploration, development and drilling efforts are subject to many risks, the operation of our wells may not be profitable or achieve our targeted returns.

Exploration, development, drilling and production activities are subject to many risks, including the risk that commercially productive reservoirs will not be discovered. We seek to acquire working interests in properties which we believe will result in projects that will add value over time. However, we cannot guarantee that all of our prospects will result in viable projects or that we will not abandon these properties. Additionally, we cannot guarantee that any undeveloped acreage we have an interest in will be profitably developed, that new wells drilled will be productive or that we will recover all or any portion of our investment in such acreage or wells. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net reserves to return a profit after deducting operating and other costs. In addition, wells that are profitable may not achieve our targeted rate of return. Our ability to achieve our target results are dependent upon the current and future market prices for crude oil and natural gas, costs associated with producing oil and natural gas and our ability to add reserves at an acceptable cost.

Because our oil and natural gas reserve data is independently estimated, these estimates may still prove to be inaccurate.

Our reserve estimates are generated each year by an independent consultant. In conducting its evaluation, the consultant evaluates our properties and independently develops proved reserve estimates. There are numerous uncertainties and risks that are inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development expenditures as many factors are beyond our control. Many factors and assumptions are incorporated into these estimates including: expected reservoir characteristics based on geological, geophysical and engineering assessments;

•	future production rates based on historical performance and expected future operating and investment activities;

•	future oil and gas prices and quality and location differentials; and

•	future development and operating costs.

Although we believe the independent consultant’s reserve estimates are reasonably based on the information available to them at the time they prepare their estimates, our actual results could vary materially from these estimated quantities of proved oil and natural gas reserves (in the aggregate and for a particular location), production, revenues, taxes and development and operating expenditures. In addition, these estimates of reserves may be subject to downward or upward revision based upon production history, results of future exploration and development, prevailing oil and natural gas prices, operating and development costs and other factors.

Because our business is subject to operating hazards, our business may be adversely affected by the occurrence of any such hazards.

Our operations are subject to risks inherent in the oil and natural gas industry, such as:

•	unexpected drilling conditions including blowouts and explosions;

•	uncontrollable flows of oil, natural gas or well fluids;

•	equipment failures, fires or accidents;

•	pollution and other environmental risks; and

•	shortages in experienced labor or shortages or delays in the delivery of equipment.

These risks could result in substantial losses to us from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Our operations are also subject to a variety of operating risks such as adverse weather conditions and more extensive governmental regulation. These regulations may, in certain circumstances, impose strict liability for pollution damage or result in the interruption or termination of operations.

Risks Related to Our Securities

We do not expect to pay dividends for the foreseeable future, so investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because our common stock is quoted only on the over-the-counter bulletin board administered by the NASD and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by the NASD). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

The exercise of outstanding options and warrants and the future issuances of our common stock will dilute current shareholders and may reduce the market price of our common stock.

As of September 30, 2008, we have outstanding options and warrants to purchase a total of 3,451,256 shares of our common stock, which if completely exercised, would dilute existing shareholders’ ownership.  Our board of directors has the authority to authorize the offer and sale of additional securities without the vote of or notice to existing shareholders. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital and that such additional issuances may involve a significant number of shares. Issuance of additional securities underlying outstanding options as authorized by our board of directors in the future will dilute the percentage interest of existing shareholders and may reduce the market price of our common stock.

Shareholders would own a significant portion of our common stock if our offer to acquire, directly or indirectly, at least 80% of all of the issued and outstanding of Stallion common shares on a fully-diluted basis , which could limit your ability to influence the outcome of any shareholder vote.

A single Stallion shareholder beneficially owns approximately 41.1% of Stallion’s common stock as of December 12, 2008. After the completion of the transactions described in this prospectus, this shareholder, will beneficially own approximately 14.0% of our issued and outstanding common stock. This individual will be able to have a significant influence on the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our articles of incorporation or proposed mergers or other significant corporate transactions which could limit your ability to influence the outcome of any shareholder vote.

Governmental and Regulatory Risks

Because we are subject to various governmental regulations and environmental risks, we may incur substantial costs to remain in compliance.

From time to time, in varying degrees, political developments and U.S. federal and state and Canadian federal and provincial laws and regulations affect our operations. In particular, price controls, taxes and other laws relating to the oil and natural gas industry, changes in these laws and changes in administrative regulations could affect oil and natural gas production, operations and economics. We cannot predict how agencies or courts will interpret existing laws and regulations or the effect of these adoptions and interpretations may have on our business or financial condition.

Our business is subject to laws and regulations promulgated by U.S. federal, state and local authorities and Canadian federal, provincial, and local authorities relating to the exploration for, and the development, production and marketing of, oil and natural gas, as well as safety matters. Legal requirements are frequently changed and subject to interpretation and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be required to make significant expenditures to comply with governmental laws and regulations.

Our operations are subject to complex U.S. federal, state and local and Canadian federal state and provincial environmental laws and regulations. Environmental laws and regulations change frequently, and the implementation of new, or the modification of existing, laws or regulations could harm us. The discharge of natural gas, oil, or other pollutants into the air, soil or water may give rise to significant liabilities on our part to the government and third parties and may require us to incur substantial costs of remediation.

THE OFFEROR

Business Development

We were incorporated under the laws of the State of Colorado on January 9, 2001 under the name Delta Oil & Gas, Inc. We are engaged in the exploration, development, acquisition and operation of oil and gas properties. Because oil and gas exploration and development requires significant capital and our assets and resources are limited, we participate in the oil and gas industry through the purchase of minority interests in either producing wells or oil and gas exploration and development projects.

Business of Delta

We are an exploration company focused on developing North American oil and natural gas reserves. Our current focus is on the exploration of our land portfolio comprised of working interests in acreage in Palmetto Point, Mississippi; Southern Saskatchewan, Canada; the Southern Alberta Foothills area in Canada; and South Central, Oklahoma.

Liberty Valance Well

On February 7, 2001, we acquired an 8.9% working interest in a production gas well called the Liberty Valance RD1 Gas Unit (the “Liberty Valance Well”), which is located in the Rancho Capay Gas Field in Glenn County, California. We acquired the Liberty Valance Well for $90,000.

Based upon a reserve report, reserves in the Liberty Valance Well were estimated at 1,032 (MCF) on December 31, 2006, translating in an estimate of $123 for the standardized measure of discounted cash flows remaining from reserves as of December 31, 2006. The operator of the Liberty Valance Well markets each non−operator's share of gas production from this well and deducts all royalty burdens and operating expenses prior to the distribution of revenues. The Liberty Valance Well generated revenue of $2,870 during the year ended December 31, 2006. On January 1, 2007, we sold our remaining interest in the Liberty Valance Well for forgiveness of abandonment costs associated with this well.

Todd Creek Prospect and Hillspring Prospect

On November 26, 2004, through our wholly-owned Canadian subsidiary, Delta Oil & Gas (Canada), Inc., we entered into two agreements (the "Agreements") with Win Energy Corporation, ("Win"), an Alberta based Oil & Gas Exploration Company, in order to acquire an interest in leases owned by Win. On or about January 25, 2005, we paid Win the full purchase price set forth in the Agreements and acquired a 20% working interest in a property known as Todd Creek and a 10% working interest in a property known as Hillspring. Both properties are located approximately 90 miles south of Calgary, Alberta in the Southern Alberta Foothills belt.

Todd Creek Prospect

On January 25, 2005, we acquired a 20% working interest in 13.75 sections of land (8,800 acres) in Todd Creek for the purchase price of $597,263 from Win.  Included in the acquisition was a test well that has been drilled and cased. Under the terms of this agreement, Win has assumed all costs of drilling and completing or abandoning the test well up to gross costs of $1,330,000. Thereafter, we will assume responsibility for 20% of all costs, risks, and expenses relating to the test well.  During the second quarter of 2007, we paid a cash call of $258,139 as our share of costs for the proposed drilling program.

During the second quarter of 2005, a well located in Todd Creek property was drilled to a specifically targeted depth. This well is located in 13-28-9-2W5 in Alberta, Canada (the “13-28 well”) and it was evaluated and tested. The operator encountered gas reservoirs and this well was tied into a newly constructed gas processing plant and production commenced in September 2006.  The revenue received from this well was $18,088 for the year ended December 31, 2007.

Our monthly costs related to our interest in the 13-28 well  exceeded the royalties we received and as a result, we abandoned our interest in this well in the fourth quarter of 2007.

In October 2006, we completed the drilling of a second well in the Todd Creek Prospect located in 13-33-8-2 in Alberta, Canada (the “13-33 well”) at a cost of $314,954.  Independent reserves reports we commissioned indicate that no economic hydrocarbons were present.  As a result, the 13-33 well was plugged and abandoned.

Hillspring Prospect

On January 25, 2005, we acquired a 10% working interest in one section of land (640 acres) in Hillspring for the purchase price of $414,766 from Win. We previously had  anticipated that a test well would have been drilled on our property interest during the second quarter of 2008, but no date has been scheduled at the present time.

Strachan Prospect

On September 23, 2005, we entered into the Farmout Agreement with Odin Capital Inc. (“Odin”), a Calgary, Alberta corporation. A former member of our board of directors, Mr. Philipchuk, maintains a 50% ownership interest in Odin. Odin had the right to acquire an oil and gas leasehold interests in certain lands located in Section 9, Township 38, Range 9, West of the 5th Meridian, Alberta, Canada (“Section 9”) upon incurring expenditures for drilling and testing on the property. In exchange for us paying 4.0% of all costs associated with drilling, testing, and completing the test well on the property which we refer to as the Leduc formation test well, we will have earned:

a)	in the Spacing Unit for the Earning Well:

i)	a 2.0% interest in the petroleum and natural gas below the base of the Mannville, excluding natural gas in the Leduc formation; and

ii)
 a 4.0% interest in the natural gas in the Leduc formation before payout, subject to payment of the Overriding Royalty which is convertible upon payout at royalty owners option to 50% of our Interest; and

b)	a 1.6% interest in the rights below the base of the Shunda formation in Section 10, Township 38, Range 9W5M.

c)	a 1.289% interest in the rights below the base of the Shunda formation in Section 15 and 16, Township 38, Range 9W5M, down to the base of the deepest formation penetrated.

On October 6, 2005, drilling commenced on the Leduc formation test well. Under the terms of the Farmout Agreement, we advanced 110% of the anticipated costs prior to drilling. The total costs advanced by us prior to drilling were $347,431. The well was drilled to the targeted depth of 13,650 feet.  During the three month period ended September 30, 2007, we paid additional drilling costs of $41,231 and have since  incurred no additional drilling costs.

Based on results indicating the presence of a potential gas well, the operator inserted casing into the total depth of the well in July 2006 and have committed to perform a full testing program. During the three months ended March 31, 2008, testing showed that no economic hydrocarbons were present, thus the costs of $388,662 was transferred to the proven cost pool for depletion.

Palmetto Point Prospect - 12 Wells Phase - I

On February 21, 2006, we entered into an agreement with 0743608 B.C. Ltd., (“Assignor”), a British Columbia based oil and gas exploration company, in order to accept an assignment of the Assignor’s ten percent (10%) gross working and revenue interest in a ten-well drilling program (the “Drilling Program”) to be undertaken by Griffin & Griffin Exploration L.L.C. (“Griffin”), a Mississippi based exploration company. Under the terms of the agreement, we paid the Assignor $425,000 as payment for the assignment of the Assignor’s 10% gross working and revenue interest in the Drilling Program. We also entered into a Joint Operating Agreement directly with Griffin on February 24, 2006.

The Initial Drilling Program on ten (10) wells on the acquired property interest was completed by Griffin. On August 4, 2006, we paid $70,000 in exchange for our participation in an additional two well program, which has also been completed.  The prospect area owned or controlled by Griffin on which the wells were drilled is comprised of approximately 1,273 acres in Palmetto Point, Mississippi. All twelve wells have been drilled and currently seven wells are producing, we anticipate that three wells will be producing and are currently waiting to be tied into the pipeline, and two wells were not commercially viable and were plugged and abandoned. We refer to this drilling program as Palmetto Point Phase I.  Total revenue received from these wells for the three months ended September  30, 2008 was $10,425, as compared with $21,990 in revenues for the three months ended September 30, 2007.  Total revenue received from these wells for the nine months ended September 30, 2008 was $35,842, as compared with $51,575 in revenues for the nine months ended September 30, 2007.  The decrease in revenue was caused by a temporary halt in  production of these wells during the reporting period due to water contamination of these wells.  Remedial actions were taken by the installation of a salt water disposal well which was successful in eliminating the water contamination.  These wells have recommenced production and are currently producing.

In October 2007, as part of Phase I, we drilled a well (the "PP F-12") on the prospect.  Subsequent testing revealed that the PP F-12 well contained oil reserves suitable for commercial production.  The PP F-12 well began producing on October 2, 2007.   This well is situated in what is known as the Belmont Lake Oil Field.  Based on the positive results from the PP F-12 well, the operator suggested drilling an additional two development wells in the immediate vicinity in which we would participate.  In November 2007, we participated in the drilling of a step-out well from the PP F-12 (the “PP F-12 #2”).  This well was drilled to total depth, logged, tested and cased.   The PP F-12 #2 encountered approximately three feet of hydrocarbon showings and as such the operator recommended re-entering the well and directionally drilling on an angle toward the PP F-12.  Upon completion and testing of this re-entry (the “PP F-12 #2-3”), the operator encountered approximately 32 feet of hydrocarbon pay and the well was connected to a nearby pipeline and is currently producing oil.  Total revenue received from these two oil wells was $0 for the three months ended September 30, 2008 and $60,959 for the nine months ended September 30, 2008.  These two wells did not generate any revenue prior to 2008.  The revenue generated from, these wells has been less than we anticipated as a result of a halt in production of these wells during the reporting period due to the flooding of the Mississippi basin where these wells are located.  We anticipate that these wells will recommence production during the quarter ended December 31, 2008.

Palmetto Point Prospect - 50 wells – Phase II

During the fiscal quarter ended September 30, 2006, we entered into a joint venture agreement to acquire an interest in a drilling program comprised of up to fifty  natural gas and/or oil wells. The area in which the wells are being drilled is approximately 300,000 gross acres located between Southwest Mississippi and Northeastern Louisiana. Drilling commenced in September 2006. The site of the first  twenty wells is located within range to tie into existing pipeline infrastructure should the wells be suitable for commercial production. The drilling program was conducted by Griffin in its capacity as operator. We agreed to pay 10% of all prospect fees, mineral leases, surface leases, and drilling and completion costs to earn a net 8.0% share of all production zones to the base of a geological formation referred to as the Frio formation and 7.5% of all production to the base of a geological formation referred to as the Wilcox formation. The cost during the quarter ending September 30, 2006 amounted to $100,000. During the fourth quarter of fiscal 2006, we made additional payments of $300,000 that was employed in the further development of prospects on lands in Mississippi and Louisiana in accordance with the terms of the operating agreement. We did not incur any additional payments other than drilling costs for these prospects in 2007.  We do not anticipate that we will incur any additional payments other than drilling costs for these prospects going forward.

We drilled seven wells of which two have been abandoned (the Dixon #1 and the Randall #1).  Our costs attributable to these two abandoned wells was $67,523. Of the successful four wells, the Redbug #1, Redbug #2 and the Buffalo River #1 began producing in the three months ended March 31, 2007 and the Faust #1, is awaiting connection to the nearby pipeline for production. The revenue received from these wells for the three months ended September 30, 2008 was $22,082 as compared to $2,389 for the three months ended September 30, 2007.  The revenue received from these wells for the nine months ended September 30, 2008 was $73,837, compared to $9,066 for the nine months ended September 30, 2007.  The increase in revenue was caused by ongoing production for the entire nine month period ended September 30, 2008, as opposed to partial production commencing during the nine months ended September 30, 2007.

Wordsworth Prospect

On April 10, 2006, we entered into a farmout, option and participation letter agreement (“FOP Agreement”) where we acquired a 15% working interest in certain leasehold interests located in southeast Saskatchewan, Canada referred to as the Wordsworth area for the purchase price of $152,724. We are responsible for our proportionate share of the costs associated with drilling, testing, and completing the first test well on the property. In exchange for us paying our proportionate share of the costs associated with drilling, testing, and completing the first test well on the property, we earned a 15% working interest before payout and a 7.5% working interest after payout on the Wordsworth prospect. Payout refers to the return of our initial investment in the property. In addition, we also acquired an option to participate and acquire a working interest in a vertical test well drilled to 1200 meters to test the Mississippian (Alida) formation in LSD 13 of section 24, township 7, range 3 W2.  Our total costs as at December 31, 2007 was $222,649.

During June 2006, the first well was drilled to a horizontal depth of 2033 meters in the Wordsworth prospect. The initial drilling of this well and subsequent testing revealed that this well contained oil reserves suitable for commercial production. In June 2006, this initial well began producing as an oil well. The revenue received from this well for the three months ended September 30, 2008 was $33,406, as compared to $29,174 for the three months ended September 30, 2007.  The revenue received from this well for the nine months ended September 30, 2008 was $88,921, as compared to $104,118 for the nine months ended September 30, 2007. The reduction in revenue was caused by the reduction in our working interest from 15% to 7.5% after payout and partially offset by an increase in commodity prices.  We do not expect the increase in commodity prices to continue for the remainder of the current fiscal year.

The second horizontal well was drilled in May 2007 at a cost of $198,152. Initial logs indicated hydrocarbon showings in an oil-bearing zone estimated to be approximately 770 feet in the horizontal section. However, due to the high water content in fluid removed from this well, the operator determined that it was not commercially productive and it was plugged and abandoned.

In April 2008, the operator recommended re-entering the second horizontal well with a view to drilling horizontally in a different direction starting at the base of the vertical portion of that well. We elected to participate in this re-entry on the same terms and conditions as the previous wells.  This well was drilled at a cost of $33,812. No economic hydrocarbons were found and this well was plugged and abandoned.

Owl Creek Prospect

On June 1, 2006, we entered into an Assignment Agreement with Brinx Resources, Ltd., (“Brinx”), a Nevada Oil & Gas Exploration Company, in order to acquire a working interest in lands and leases owned by Brinx. The purchase price of $300,000 for the assignment and options to acquire future interests has been paid in full. We paid a further $68,987 for our proportion of costs associated with the completion of the first well. The lands are located in Garvin & McClain Counties, Oklahoma and we refer to the lands as the “Owl Creek Prospect.”

Pursuant to the terms of the Assignment Agreement, we acquired a 20% working interest in an oil well drilled at the Owl Creek Prospect (the “Powell #2”).  The Powell #2 was drilled to total depth of 5,617 feet on May 18, 2006 and underwent testing. Based upon the positive result of the testing of the Powell #2, this well was completed and commercial production commenced in August 2006.  Under the terms of the Assignment Agreement, we are responsible for our proportionate share of the costs of completion and tie-in for production of the Powell #2 which was $68,987.  Initially, the Powell #2 began flowing oil and natural gas under its own pressure without the assistance of a pump.  Revenue generated from the Powell #2 for the three months ended September 30, 2008 was $18,533, as compared to $129,567 for the three months ended September 30, 2007.  Revenue generated from the Powell #2 for the nine months ended September 30, 2008 was $173,577, as compared to $366,975 for the nine months ended September 30, 2007.  The reduction in revenue was caused by the Powell #2 being temporarily taken out of production in order to address maintenance issues and a reduction in oil production from the well.

As part of the Assignment Agreement, we were granted an option to earn a 20% working interest in any future wells drilled on the 1,120 acres of land, which make up the Owl Creek Prospect. Lastly, we received an option to earn a 20% working interest in any future wells to be drilled on any land of mutual interest acquired by the Owl Creek participants in and around the same area. The working interest in future wells is earned by paying 20% of the costs of drilling and completing each additional well.  Prior to drilling, we are provided an invoice for the anticipated costs of each proposed well and given the option to participate.

Based upon the positive results of the Powell #2, an additional well (the “Isbill #1-36”) was drilled and reached targeted depth in September 2006. However, test results showed that the well was not commercially viable and it was plugged and abandoned in September 2006.  Costs of $80,738 were transferred to proved reserves and subsequently depleted in accordance with our accounting policy.

In January 2007, we commenced drilling of another well (the “Isbill #2-36”). Our 20% working interest in the Isbill #2-36 cost $157,437 for both drilling and completion. The Isbill #2-36 was drilled to approximately 5,900 feet and encountered two potential pay zones and is a direct offset well to the Powell #2 which is currently producing. The revenue received from the Isbill #2-36 for the three months ended September 30, 2008 was $0, as compared to $40,777 for the three months ended September 30, 2007.  The revenue received from the Isbill #2-36 for the nine months ended September 30, 2008 was $122,970, as compared to $80,585 for the nine months ended September 30, 2007.  We attribute the increased revenues from the Isbill #2-36 in the current reporting period to an increase in the price of a barrel of oil. Our operator has experienced some maintenance difficulties in operating this well and this resulted in no revenue being generated from the Isbill #2-36 during the three months ended September 30, 2008.

In July, 2008, we sold both the Powell #2 and Isbill #2-36 wells and all interest in the Owl Creek Prospect for gross proceeds of $1,309,826.  We realized a gain on sale of the property of $719,145.  We decided to dispose of the property based on the declining rates of production experienced by the operator and the reasonable offer for both wells and the surrounding lands of 1,120 acres.

2006-3 Drilling Program

On April 17, 2007, we entered into an agreement with Ranken Energy Corporation to participate in a five well drilling program at Garvin and Murray Counties, Oklahoma (the “2006-3 drilling Program”).  The leases secured and/or lands to be pooled for this drilling program total approximately 820 net acres. We agreed to take a 10% working interest in this program. To date, we have paid the sum of $514,619.

Three wells drilled (the "Wolf #1-7", the "Loretta #1-22" and the “Ruggles #1-15") were deemed by the operator to not be commercially viable and as such, were plugged and abandoned.  The proportionate costs associated with these abandoned wells amounted to  $244,989, which were moved to the proved properties cost pool for depletion.

Three other wells drilled (the “Elizabeth #1-25”, the “Plaster #1-1” and the “Dale #1 re-entry”) were deemed by the operator to be commercially viable and production casing was set in each.    The Elizabeth #1-25 located in the Meridian Prospect cost $99,129, the Plaster #1-1 located in the Plaster Prospect cost $116,581, and re-entry into the Dale #1 located in the Dale Prospect cost $18,150.  Subsequent to the completion of these wells, two remain economically viable at this time.  The Plaster #1 encountered hydrocarbon showings and is producing natural gas with amounts of associated oil as of January, 2008. The Dale #1 re-entry has been producing in the range of 2 to 3 barrels of oil per day. The Elizabeth #1-25 has been plugged and abandoned.  Total revenue received from these wells for the three months ended September 30, 2008 was $638 and $46,430 for the nine months ended September 30, 2008.  These two wells did not generate any revenue prior to 2008.

The operator, Ranken Energy, is reviewing the productivity levels from these wells and may propose the drilling of additional wells in the Dale Prospect and the Crazy Horse Prospect.  We anticipate that we would participate in these wells to the same extent as in the original Drilling Program, which is a 10% working interest.

2007-1 Drilling Program - 3 Wells

On September 10, 2007, we entered into an agreement with Ranken Energy Corporation to participate in a three well drilling program in Garvin County, Oklahoma (the “2007-1 Drilling Program”).  We purchased a 20% working interest in the 2007-1 Drilling Program for $77,100. Drilling of the first and second wells (the “Pollock #1-35” and the “Hulsey #1”) has been completed in the N.E. Anitoch Prospect and the Washington Creek Prospect respectively.  The Pollock #1-35 did not prove to be commercially viable but the Hulsey #1 has been producing in the range of 50 to 60 barrels of oil per day with approximately 50 Mcf of natural gas per day.  Drilling of the third well in this drilling program (the “River #1”) was completed during the three months ended September 30, 2008.  River #1 commenced production and the total revenue received for the three and nine month period ended September 30, 2008 was $75,231.  Hulsey #1-8 started producing during the first quarter of 2008 and the total revenue received for the three month period ended September 30, 2008 was $38,273.  The total revenue from this well for the nine month period ended September 30, 2008 was $95,451.

Market for Our Products and Services

Each oil and gas working interest that we now own and those that we may later acquire a percentage of interest in will have an operator who will be responsible for marketing production.

The availability of a ready market for oil and gas and the prices of such oil and gas depend upon a number of factors which are beyond our control. These include, among other things:

• the level of domestic production;

• actions taken by foreign oil and gas producing nations;

• the availability of pipelines with adequate capacity;

• the availability and marketing of other competitive fuels;

• fluctuating and seasonal demand for oil, gas and refined products; and
• the extent of governmental regulation and taxation (under both present and future legislation) of the production, importation, refining, transportation, pricing, use and allocation of oil, gas, refined products and alternative fuels.

In view of the many uncertainties affecting the supply and demand for crude oil, gas and refined petroleum products, it is not possible to predict accurately the prices or marketability of the gas and oil produced for sale.

Competition

The oil and natural gas industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger or integrated competitors may be able to absorb the burden of existing, and any changes to, federal, state, local and tribal laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

Patents, Licenses, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We do not own, either legally or beneficially, any patent or trademark.

Research and Development

We did not incur any research and development expenditures in the fiscal years ended December 31, 2007 or 2006.

Existing and Probable Governmental Regulation

We monitor and comply with current government regulations that affect our activities, although our operations may be adversely affected by changes in government policy, regulations or taxation. There can be no assurance that we will be able to obtain all of the necessary licenses and permits that may be required to carry out our exploration and development programs. It is not expected that any of these controls or regulations will affect our operations in a manner materially different than they would affect other natural gas and oil companies operating in the areas in which we operate.

United States Government Regulation

The United States federal government and various state and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling operations, particularly with respect to operations in onshore and offshore waters or on submerged lands. These laws and regulations may increase the costs of drilling and operating wells. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government. Production of any oil and gas by properties in which we have an interest will be affected to some degree by state regulations. States have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes and the regulations are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. State regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or pro-ration unit.

Any exploration or production on Federal land will have to comply with the Federal Land Management Planning Act which has the effect generally of protecting the environment. Any exploration or production on private property whether owned or leased will have to comply with the Endangered Species Act and the Clean Water Act. The cost of complying with environmental concerns under any of these acts varies on a case by case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

Canadian Government Regulation

The natural gas and oil industry is subject to extensive controls and regulations imposed by various levels of government. It is not expected that any of these controls or regulations will affect our operations in a manner materially different than they would affect other natural gas and oil companies of similar size.

Pricing and Marketing Natural Gas

In Canada, the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada. Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the NEB and the Government of Canada. Natural gas exports for a term of less than two years or for a term of two to 20 years (in quantities of not more than 30,000 m3/day) must be made pursuant to an NEB order. Any natural gas export to be made pursuant to a contract of longer duration (to a maximum of 25 years) or a larger quantity requires an exporter to obtain an export license from the NEB and the issue of such a license requires the approval of the Governor in Council.

The government of Alberta also regulates the volume of natural gas that may be removed from the province for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

Royalties and Incentives

In addition to federal regulation, each province has legislation and regulations that govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of natural gas and oil production. Royalties payable on production from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee. Crown royalties are determined by government regulation and are generally calculated as a percentage of the value of the gross production, and the rate of royalties payable generally depends in part on prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

Land Tenure

Crude natural gas and oil located in the western provinces is owned predominantly by the respective provincial governments. Provincial governments grant rights to explore for and produce natural gas and oil pursuant to leases, licenses and permits for varying terms from two years and on conditions set forth in provincial legislation including requirements to perform specific work or make payments. Natural gas and oil located in such provinces can also be privately owned and rights to explore for and produce such natural gas and oil are granted by lease on such terms and conditions as may be negotiated.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws. However, costs could occur at any time through industrial accident or in connection with a terrorist act or a new project. Costs could extend into the millions of dollars for which we could be totally liable. In the event of liability, we believe we would be entitled to contribution from other owners so that our percentage share of a particular project would be the percentage share of our liability on that project. However, other owners may not be willing or able to share in the cost of the liability. Even if liability is limited to our percentage share, any significant liability would wipe out our assets and resources.

Employees

We have no employees other than our Chief Executive Officer, Mr. Douglas Bolen, and our Chief Financial Officer, Mr. Kulwant Sandher.

Description of Our Property

Our principal executive offices are located at Suite 1600, 144 4th Avenue S.W., Calgary, Alberta T2P 3N4 and we pay $243 per month for this location.

Reported Reserves

Below are estimates of our net Proved Reserves and the present value of estimated future net revenues from such Reserves based upon the standardized measure of discounted future net cash flows relating to proved oil and gas reserves in accordance with the provisions of Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities" (SFAS No. 69). The standardized measure of discounted future net cash flows is determined by using estimated quantities of Proved Reserves and the periods in which they are expected to be developed and produced based on period-end economic conditions. The estimated future production is priced at period-end prices, except where fixed and determinable price escalations are provided by contract. The resulting estimated future cash inflows are then reduced by estimated future costs to develop and produce reserves based on period-end cost levels. No deduction has been made for depletion, depreciation or for indirect costs, such as general corporate overhead. Present values were computed by discounting future net revenues by 10% per year.

December 31,
	2007		2006		2005
	Oil (Bbls)	Gas (Mcf)	Oil (Bbls)	Gas (Mcf)	Oil (Bbls)	Gas (Mcf)
Proved Producing & Non-Producing Reserves	79,873	165,638	43,496	32,721	Nil	2,443
Estimated future net cash flows from proved oil and gas reserves	$6,808,750		$795,203		$11,143
Present value of net cash flows from proved oil and gas reserves	$4,688,087		$611,152		$9,823

Production

Production Data	Year ended December 31,
	2007	2006	2005
Oil (Bbls)	11,514	29,280	Nil
Gas (Mcf)	18,304	3,797	866
Average Sales Price -
Oil (Bbls)	$64.00	$58.00	Nil
Gas (Mcf)	$6.00	$4.60	$9.20
Average Production Costs per Mcf	$2.00	$2.50	$6.82

Production costs may vary substantially among wells depending on the methods of recovery employed and other factors, but generally include severance taxes, administrative overhead, maintenance and repair, labor and utilities.

Productive Wells and Acreage

The following table shows our producing wells and acreage as of December 31, 2007:

	Producing Wells [3]				Developed Acreage
	Oil		Gas
	Gross [1]	Net [2]	Gross [1]	Net [2]	Gross [1]	Net [2]
Glenn County, California (Liberty Valence)	0	0	0	0	0	0
Alberta, Canada (Todd Creek)	Nil	Nil	Nil	Nil	Nil	Nil
Alberta, Canada (Hillspring)	Nil	Nil	Nil	Nil	Nil	Nil
Palmetto Point, Mississippi (Palmetto)	2	0.17	8	0.67	1,273	127
Saskatchewan, Canada (Wordsworth)	1	0.075	Nil	Nil	160	12
Ranken 2006-03 Drilling Program	1	0.10	1	0.10	340	34
Ranken 2007-01 Drilling Program	Nil	Nil	1	0.2	300	60
Garvin & McClain Counties, Oklahoma (Owl Creek)	2	0.31	2	0.31	320	64

[1]	A gross well or acre is a well or acre in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.
[2]
A net well or acre is deemed to exist when the sum of fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the fractional working interest owned in gross wells or acres expressed as hole numbers and fractions thereof.

[3]	Productive wells are producing wells and wells capable of production.

Undeveloped Acreage

The following table set forth undeveloped acreage as of December 31, 2007:

		Undeveloped Acreage [1] as of December 31, 2007
	Gross	Net
Glenn County, California (Liberty Valence)	0	0
Alberta, Canada (Todd Creek)	Nil	Nil
Alberta, Canada (Hillspring)	Nil	Nil
Alberta, Canada (Strachan)	Nil	Nil
Palmetto Point, Mississippi (Palmetto) – Phase I & II	300,000	30,000
Saskatchewan, Canada (Wordsworth)	4,800	720
Ranken 2006 – 03 Drilling Program	820	80
Ranken 2007 – 01 Drilling Program	420	200
Garvin & McClain Counties, Oklahoma (Owl Creek)	7,360	896

[1]
"Undeveloped Acreage" includes leasehold interests on which wells have not been drilled or completed to the point that would permit the production of commercial quantities of natural gas and oil regardless of whether the leasehold interest is classified as containing proved undeveloped reserves.

Drilling Activity

The following table sets forth, for each of the last three fiscal years by geographic area the number of net productive and dry exploratory wells drilled and the number of net productive and dry development wells drilled.

Geographical Area	Net Exploratory Wells Drilled		Net Development Wells Drilled
	Productive [1]	Dry [2]	Productive [1]	Dry [2]
Glenn County, California (Liberty Valence)
2007	0	0	0	0
2006	0	0	0	0
2005	0	0	0	0
Alberta, Canada (Todd Creek)
2007	0	0	0	0
2006	0.20	0	0	0
2004	0.20	0	0	0
Alberta, Canada (Hillspring)
2007	0	0	0	0
2006	0	0	0	0
2005	0	0	0	0
Solano County, California (Cache Slough) [3]
2007	0	0	0	0
2006	0	0	0	0
2005	0.125	0	0	0
Alberta, Canada (Strachan)
2007	0	0	0	0
2006	0	0	0	0
2005 [4]	0	0	0	0
Palmetto Point, Mississippi (Palmetto)
2007	1.17	1.22	0	0
2006	1.44	0.36	0	0
2005	0	0	0	0
Saskatchewan, Canada (Wordsworth)
2007	0.075	0.075	0	0
2006	0.075	0	0	0
2005	0	0	0	0
Ranken 2006-3 Drilling Program
2007	0.20	0.40	0	0
2006	0	0	0	0
2005	0	0	0	0

Ranken 2007-1 Drilling Program
2007	0.20	0.20	0	0
2006	0	0	0	0
2005	0	0	0	0
Garvin & McClain Counties, Oklahoma (Owl Creek)
2007	0.20	0	0.20	0
2006	0.20	0	0.20	0.20
2005	0	0	0	0
Totals	1.85	1.90	0.20	0

[1]	A productive well is an exploratory or development well that is not a dry well.

[2]	A dry well (hole) is an exploratory or development well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.
[3]	In November 2006, we assigned all of our interest in the Cache Slough Prospect in exchange for $1,500,000.
[4]	A well was drilled in 2005, but testing of this well has not been completed. As a result, it is uncertain at this time whether this well will be productive or not.

Present Activities

A discussion of present activities on our property interests is included in the description of business disclosure set forth above.

Delivery Commitments

We are not obligated to provide a fixed and determined quantity of oil or gas in the future. During the last three fiscal years, we have not had, nor do we now have, any long-term supply or similar agreement with any government or governmental authority.

We are not obligated to provide a fixed and determinable quantity of oil or natural gas in the near future under existing contracts or agreements. Further, during the last three years we had no significant delivery commitments.

Description of Our Capital Stock

Our authorized capital consists of 100,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. As of  December 12 , 2008, we had 46,840,506 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

The following discussion summarizes the rights and privileges of our capital stock. In addition to reviewing this summary, you should refer to our articles of incorporation, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to stockholders provided that in the election of directors, each stockholder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting for directors is not permitted. Except as provided by special agreement, the holders of common stock are not entitled to any preemptive rights and the shares are not redeemable or convertible. All outstanding common stock is, and all common stock issuable upon exercise of warrants will be, when issued and paid for, fully paid and nonassessable. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares then outstanding or otherwise reserved for issuance by us) by the affirmative vote of a majority of shares cast at a meeting of our security holders at which a quorum is present.

The holders of our common stock are entitled to dividends if, as and when declared by our board of directors from legally available funds. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and prior to liquidation rights, if any, of any series of outstanding preferred stock.

Description of Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Market Information

Our common stock is currently quoted on the OTCBB. The OTCBB is a network of security dealers who buy and sell stock.  The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information.  Our shares are quoted on the OTCBB under the symbol “DOIG.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2007
Quarter Ended	High $	Low $
March 31, 2007	1.28	0.71
June 30, 2007	0.94	0.5
September 30, 2007	0.565	0.155
December 31, 2007	0.59	0.21
Fiscal Year Ending December 31, 2006
Quarter Ended	High $	Low $
March 31, 2006	4.125	1.02
June 30, 2006	2.08	0.90
September 30, 2006	1.68	1.03
December 31, 2006	1.24	0.60

Holders of Our Common Stock

As of January 31, 2008, we had eighty-seven (87) are holders of record of our common stock and the balance hold shares in street name.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. We have not paid a dividend with respect to our common stock since our incorporation. We do not expect to pay a dividend on our common stock in the foreseeable future.

Our ability to pay dividends is restricted by provisions of the Colorado Business Corporation Act which provides that a Colorado corporation may only pay dividends if, after giving effect to the dividend, the corporation would be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than its total liabilities plus the amount that would be needed (if dissolution were to occur at the time of the dividend) to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend. At the present time, there are no shareholders who have any preferential rights.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our compensation plans under which shares of common stock may be issued upon the exercise of options as of December 31, 2007.

Equity Compensation Plan as of December 31, 2007

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights	B Weighted-average exercise price of outstanding options, warrants and right	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	315,000	$0.53	5,249,512
Total	315,000	$0.53	5,249,512

On January 3, 2005, we adopted the 2005 Stock Incentive Plan, which provides for the grant of stock options to our employees, officers, directors and consultants. We registered the shares of our common stock issuable under the 2005 Stock Incentive Plan and reserved these shares for the granting of options and rights.

DELTA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Three and Nine Months Ended September 30, 2008 and 2007

Our gross revenue generated for the three months ended September 30, 2008 was $909,222, an increase of approximately 294% from revenues of $230,483 for the three months ended September 30, 2007.  Our gross revenue generated for the nine months ended September 30, 2008 was $1,492,362, an increase of approximately 134% from revenues of $638,126 for the nine months ended September 30, 2007.  The increase in gross revenue for the three and nine months ended September 30, 2008, when compared the three and nine months ended September 30, 2007, is attributable to the sale of our working interest in the Owl Creek Prospect during the three months ended September 30, 2008 for a gain of $719,146.

Revenue generated from natural gas and oil sales was $190,076 for the three months ended September 30, 2008, a decrease of approximately 18% from $230,483 for the three months ended September 30, 2007.  The decrease in revenue from natural gas and oil sales for the three months ended September 30, 2008, when compared the three months ended September 30, 2007, is primarily attributable to our wells in the Owl Creek Prospect not generating revenue for the entire three month period ended September 30, 2008 due to a temporary suspension of production in order to address maintenance issues and the sale of our working interest in the Owl Creek Prospect in July 2008.

Revenue generated from natural gas and oil sales was $773,216 for the nine months ended September 30, 2008, an increase of approximately 21% from $638,126 for the nine months ended September 30, 2007.  The increase in revenue from natural gas and oil sales for the nine months ended September 30, 2008, when compared the nine months ended September 30, 2007, is primarily attributable to revenues received from the additional wells from the Owl Creek and Palmetto prospects which started to produce revenue during the reporting period and an increase in commodity prices achieved on sales of hydrocarbons.

We incurred costs and expenses in the amount of $250,147 for the three months ended September 30, 2008, a 43% decrease from costs and expenses of $440,296 for the three months ended September 30, 2007.  We incurred costs and expenses in the amount of $1,123,247 for the nine months ended September 30, 2008, a 38% decrease from costs and expenses of $1,804,437 for the nine months ended September 30, 2008.

The decrease in costs and expenses for the three and nine months ended September 30, 2008, when compared the three and nine months ended September 30, 2007, is primarily attributable to the following factors:

•
General and administrative costs for the three months ended September 30, 2008 decreased to $158,457 from $163,918 for the three months ended September 30, 2007, a decrease of 3%.  General and administrative costs for the nine months ended September 30, 2008 decreased to $344,090 from $1,075,260 for the nine months ended September 30, 2007, a decrease of 68%.  The decrease in general and administrative costs was caused by a reduction in stock based compensation expense attributable to the issuances of stock options and shares of common stock.  Stock based compensation expense for the three months ended September 30, 2008 was $47,700 as compared to $53,477 for the three months ended September 30, 2007.  Stock based compensation expense for the nine months ended September 30, 2008 was $47,700, as compared to $680,397 for the nine months ended September 30, 2007.

•
Natural gas and oil operating costs for the three months ended September 30, 2008 increased to $48,516 from $44,040 for the three months ended September 30, 2007, an increase of 10%.  Natural gas and oil operating costs for the nine months ended September 30, 2008 increased to $179,626 from $127,301 for the nine months ended September 30, 2007, an increase of 41%.  The increase in natural gas and oil operating costs is attributable to an increase in the number of producing wells in the three and nine months ended September 30, 2008, as compared to the same reporting periods in the prior year.

•
Depreciation and depletion expense for the three months ended September 30, 2008 decreased to $39,820 from $232,338 for the three months ended September 30, 2007, a decrease of 83%.  Depreciation and depletion expense for the nine months ended September 30, 2008 decreased to $200,767 from $561,287 for the nine months ended September 30, 2007, a decrease of 64%.  The decrease in depreciation and depletion expense is attributable to an increase in the estimated recoverable reserves and a reduction is uneconomic wells in the three and nine months ended September 30, 2008, as compared to the same reporting periods in the prior year; and

•
We recorded no impairment of natural gas and oil properties expense for the three months ended September 30, 2008 or 2007.  Impairment of natural gas and oil properties expense for the nine months ended September 30, 2008 increased to $388,702 from $40,589 for the nine months ended September 30, 2007, an increase of 858%.  The substantial increase in impairment of natural gas and oil properties expense for the nine months ended September 30, 2008, as compared to the nine months ended September 30, 2007, is attributable to the impairment of our working interests in Strachan, Alberta, Canada resulting from our evaluation that the costs associated with these prospects are highly unlikely to be recovered.

The net operating income for the three months ended September 30, 2008 was $659,075, compared to a net operating loss of $209,813 for the three months ended September 30, 2007.  The net operating income for the nine months ended September 30, 2008 was $369,115, compared to an operating net loss of $1,166,311 for the nine months ended September 30, 2007.

We reported other expenses of $385 for the three months ended September 30, 2008, as compared to other income of $9,364 in the three months ended September 30, 2007.  We reported other expenses of $3,551 for the nine months ended September 30, 2008 and other income of $32,563 for the nine months ended September 30, 2007.  Other expenses were attributable to interest expenses for a note payable which was paid in full during the reporting period.

Net income for the quarter ended September 30, 2008 was $658,690, compared to a net loss of $206,558 for the quarter ended September 30, 2007. Net income for the nine months ended September 30, 2008 was $365,564, compared to a net loss of $1,144,018 for the nine months ended September 30, 2007.  Profitability during the three and nine months ended September 30, 2008 was attributable to an increase in revenues from new and existing wells, a reduction in operating expenses and the sale of the Owl Creek Prospect.

There are material events and uncertainties which could cause our reported financial information to not to be indicative of future operating results or financial condition.  Our inability to successfully identify, execute or effectively integrate future acquisitions may negatively affect our results of operations.  The success of any acquisition depends on a number of factors beyond our control, including the ability to estimate accurately the recoverable volumes of reserves, rates of future production and future net revenues attainable from the reserves and to assess possible environmental liabilities.  Drilling for oil and natural gas may also involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net reserves to return a profit after deducting operating and other costs. In addition, wells that are profitable may not achieve our targeted rate of return.  Our ability to achieve our target results are also dependent upon the current and future market prices for crude oil and natural gas, costs associated with producing oil and natural gas and our ability to add reserves at an acceptable cost.  We do not operate the properties in which we have an interest and we have limited ability to exercise influence over operations for these properties or their associated costs.  Our dependence on the operator and other working interest owners for these projects and our limited ability to influence operations and associated costs could materially adversely affect the realization of our returns on capital in drilling or acquisition activities and our targeted production growth rate. As a result, our historical results should not be indicative of future operations.

Liquidity and Capital Resources

As of September 30, 2008, we had total current assets of $1,209,909 and total current liabilities in the amount of $26,566.  As a result, we had working capital of $1,183,353 as of September 30, 2008.

The revenue we currently generate from natural gas and oil sales does not exceed our operating expenses.  As such, we will require additional financing activities including issuance of our equity or debt securities to fund our operations and proposed drilling activities beyond the year ended December 31, 2008.  During the three months March 31, 2008, we received $90,000 from financing activities involving loan issuance.  We repaid this loan during the quarter ended September 30, 2008, including interest charges of $5,016.

We will require additional funds to expand our acquisition, exploration and production of natural oil and gas properties.  Our management also anticipates that the current cash on hand may not be sufficient to fund our continued operations at the current level for the next twelve months.  Additional capital will be required to effectively expand our operations through the acquisition and drilling of new prospects and to implement our overall business strategy.  It is uncertain whether we will be able to obtain financing when sought or obtain it on terms acceptable to us.  If we are unable to obtain additional financing, the full implementation of our ability to expand our operations will be impaired.  Any additional equity financing may involve substantial dilution to our then existing shareholders.

Operating activities generated $414,805 in cash for the nine months ended September 30, 2008.  Our positive cash flow for the nine months ended September 30, 2008 was caused by the redemption of certain cash equivalents.

Cash flows provided by investing activities during the nine months ended September 30, 2008 was $681,506.  Our positive cash flow for the nine months ended September 30, 2008 was primarily caused by sale proceeds of natural gas and oil working interests in the amount of $1,309,826.

Cash flows provided by financing activities during the nine months ended September 30, 2008 primarily consisted of $95,414 related to the registration of shares under Form S-4.

The underlying drivers that resulted in material changes and the specific inflows and outflows of cash for the nine months ended September 30, 2008 are as follows:

•	Revenue received as a result of royalties from natural gas and oil producing properties;

•	Property acquisition costs; and

•	Sale of the Owl Creek Prospect.

Off Balance Sheet Arrangements

We do not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have material current or future effect on financial conditions, changes in the financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

Going Concern

As shown in the accompanying financial statements, we have incurred a net loss of $2,992,372 since inception.  To achieve profitable operations, we require additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity.  We believe that we will be able to obtain sufficient funding to meet our business objectives, including anticipated cash needs for working capital and are currently evaluating several financing options.  However, there can be no assurances offered in this regard.  As a result of the foregoing, there exists substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis.  The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition.

Joint Ventures

All exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only our proportionate interest in such activities.

Natural Gas and Oil Properties

We account for our oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”).  Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized.  All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.  Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis.  Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis.  The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues from proved reserves discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.  These properties are included in the amortization pool immediately upon the determination that the well is dry.

Unproved properties consist of lease acquisition costs and costs on well currently being drilled on the properties.  The recorded costs of the investment in unproved properties are not amortized until proved reserves associated with the projects can be determined or until they are impaired.

Revenue Recognition

Revenue from sales of crude oil, natural gas and refined petroleum products are recorded when deliveries have occurred and legal ownership of the commodity transfers to the customers. Title transfers for crude oil, natural gas and bulk refined products generally occur at pipeline custody points or when a tanker lifting has occurred.  Revenues from the production of oil and natural gas properties in which we share an undivided interest with other producers are recognized based on the actual volumes sold by us during the period.  Gas imbalances occur when our actual sales differ from its entitlement under existing working interests.  We record a liability for gas imbalances when we have sold more than our working interest of gas production and the estimated remaining reserves make it doubtful that the partners can recoup their share of production from the field.  At September 30, 2008 and 2007, we had no overproduced imbalances.

Years Ended December 31, 2007 and 2006

For the year ended December 31, 2007, our revenues generated from natural gas and oil sales increased to $913,808 from revenues of $517,000 for the year ended December 31, 2006 an increase of 77%. Prior to the three months ended June 30, 2006, our Liberty Valance well was our only producing property. The increase in revenue is attributable to revenues received from the Wordsworth, Owl Creek and Palmetto prospects.  In particular, the additional wells commenced production in the first quarter of 2007 from Owl Creek and in the third quarter from Palmetto.

We incurred costs and expenses in the amount of $3,185,239for the year ended December 31, 2007, compared to costs and expenses of $1,876,972 for the prior year, an increase of 70%. The increase in expenses was caused by:

•
Natural gas and oil operating costs increased to $199,062 from $101,281 for the prior year, an increase of 97%, as additional wells produced hydrocarbons and the wells were in production for 12 months as opposed to 3 months for the prior year;

•
General and administrative costs increased to $1,375,933 from $696,414 in the prior year, an increase of 98%.  The increase in administrative costs was caused by an increase in stock based compensation expense of $680,397 (December 31, 2006: $195,719) resulting from issuances of stock options and common shares and foreign exchange losses increased to $184,136 (December 31, 2006: $1,663) as the Canadian dollar strengthened against the US Dollar;

•
Depreciation and depletion expense increased to $667,513 from $467,899 in 2006, an increase of  43%, as production depleted the wells for 12 months and additional uneconomic wells were moved to the proved pool for depletion; and

•
Impairment of natural gas and oil properties expense increased to $936,584 from $611,378 in 2006, as increase of 53%, as costs associated with our working interests in Todd Creek and Hillsprings were impaired due to our evaluation that the costs associated with these prospects are highly unlikely to be recovered.

The Net Operating Loss for the year was $(2,271,431) (December 31, 2006: $(298,813) due to the costs as explained above.

We reported other income of $37,052 for the year ended December 31, 2007 compared to other income of $64,050 in the year ended December 31, 2006. Other income during the year ended December 31, 2006 consisted of $24,117 in interest income and $39,933 relating to the settlement of debt on a promissory note, while interest received during the year ended December 31, 2007 amounted to $37,052.

Net loss for the year ended December 31, 2007 was $(2,249,959), compared to a net loss of $(234,763) for the year ended December 31, 2006.

There are material events and uncertainties which could cause our reported financial information to not to be indicative of future operating results or financial condition. Our inability to successfully identify, execute or effectively integrate future acquisitions may negatively affect our results of operations. The success of any acquisition depends on a number of factors beyond our control, including the ability to estimate accurately the recoverable volumes of reserves, rates of future production and future net revenues attainable from the reserves and to assess possible environmental liabilities. Drilling for oil and natural gas may also involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net reserves to return a profit after deducting operating and other costs. In addition, wells that are profitable may not achieve our targeted rate of return. Our ability to achieve our target results are also dependent upon the current and future market prices for crude oil and natural gas, costs associated with producing oil and natural gas and our ability to add reserves at an acceptable cost. We do not operate the properties in which we have an interest and we have limited ability to exercise influence over operations for these properties or their associated costs. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence operations and associated costs could materially adversely affect the realization of our returns on capital in drilling or acquisition activities and our targeted production growth rate. As a result, our historical results should not be indicative of future operations.

Liquidity and Capital Resources

As of December 31, 2007, we had total current assets of $487,493 and total current liabilities in the amount of $166,217. As a result, we had working capital of $321,276 as of December 31, 2007.

The revenue we currently generate from natural gas and oil sales exceeds our operating expenses. However, we will require additional financing activities including issuance of our equity or debt securities to fund our operations and proposed drilling activities for the year ended December 31, 2008. During the year ended December 31, 2007, we received $45,000 from financing activities involving share issuances.

We will require additional funds to expand our acquisition, exploration and production of natural oil and gas properties. Our management also anticipates that the current cash on hand may not be sufficient to fund our continued operations at the current level for the next twelve months. Additional capital will be required to effectively expand our operations through the acquisition and drilling of new prospects and to implement our overall business strategy. It is uncertain whether we will be able to obtain financing when sought or obtain it on terms acceptable to us.  If we are unable to obtain additional financing, the full implementation of our ability to expand our operations will be impaired.  Any additional equity financing may involve substantial dilution to our then existing shareholders.

Operating activities used $90,830 in cash for the year ended December 31, 2006 (December 31, 2006: $(192,494)). Our net loss of $2,249,959 was the primary component of our negative operating cash flow. Investing activities during the year ended December 31, 2007 primarily consisted of $1,550,822 for the purchase or natural gas and oil properties (December 31, 2006: $2,104,248). Cash flows provided by financing activities during the year ended December 31, 2007 primarily consisted of $45,000 related to the issuance of common stock.

The underlying drivers that resulted in material changes and the specific inflows and outflows of cash for the year ended December 31, 2007 are as follows:

•	Revenue received as a result of royalties from natural gas and oil producing properties;
•	Property acquisition costs; and

•	Financing from the issuance of common stock.

Off Balance Sheet Arrangements

As of December 31, 2007, there were no off balance sheet arrangements.

Going Concern

As shown in the accompanying financial statements, we have incurred a net loss of $3,357,936 since inception. To achieve profitable operations, we require additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity. We believe that we will be able to obtain sufficient funding to meet our business objectives, including anticipated cash needs for working capital and is currently evaluating several financing options. However, there can be no assurances can be offering in this regard. As a result of the foregoing, there exists substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their three to five most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition.

Joint Ventures

All exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only our proportionate interest in such activities.

Natural Gas and Oil Properties

We account for our oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”). Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized. All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.

Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis. Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis. The net capitalized costs of oil and gas properties (full cost ceiling limitation) are not to exceed the sum of the related estimated future net revenues from proved reserves discounted at 10%, the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, and the cost of unevaluated and unproved properties not being amortized, if any, net of tax considerations. These properties are included in the amortization pool immediately upon the determination that the well is dry.

Unproved properties consist of lease acquisition costs and costs on wells currently being drilled on the properties. The recorded costs of the investment in unproved properties is not amortized until proved reserves associated with the projects can be determined or until they are impaired.

Revenue Recognition

We use the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized upon the passage of title, net of royalties. Revenues from natural gas production are recorded using the sales method. When sales volumes exceed our entitled share, an overproduced imbalance occurs. To the extent the overproduced imbalance exceeds our share of the remaining estimated proved natural gas reserves for a given property, we record a liability. At December 31, 2007 and 2006, we had no overproduced imbalances.

Changes In and Disagreements With Delta’s Accountants on Accounting and financial Disclosure

No events occurred requiring disclosure under Item 304(b) of Regulation S-B.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF DELTA

The following table sets forth, as of December 12 , 2008, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 46,840,506 shares of common stock issued and outstanding on December 12 , 2008. Except as otherwise indicated, the address of each person named in this table is c/o Delta Oil & Gas, Inc., 2600 144 4th Avenue, S.W., Calgary, Alberta Canada T2P 3N4.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class*
Executive Officers & Directors:
Common	Douglas N. Bolen	1,430,000 shares	3.05%
Common	Kulwant Sandher	551,710 shares	1.18%
Total of All Directors and Executive Officers:		1,981,710 shares	4.23%
More Than 5% Beneficial Owners:
Common	None

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2007, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2007:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Douglas N. Bolen CEO, Former CFO, & Director	3	8	0
Kulwant Sandher CFO & Director	1	2	0

DIRECTORS AND OFFICERS OF DELTA

The following information sets forth the names of our current directors and executive officers, their ages and their present positions.

Name	Age	Position(s) and Office(s) Held
Douglas N. Bolen	42	President, Chief Executive Officer, Principal Executive Officer & Director
Kulwant Sandher	47	Chief Financial Officer and Principal Financial Officer

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Douglas N. Bolen. Mr. Douglas Bolen has been our Chief Executive Officer and Director since April 15, 2004. Mr. Bolen received a Bachelor of Arts from the University of Regina, Saskatchewan in 1991 and his Bachelor of Laws from the University of Saskatchewan in 1995. Mr. Bolen is a member in good standing of the Law Society of Saskatchewan, the Regina Bar Association and the Canadian Bar Association. From 1995 to 1999, Mr. Bolen articled and practiced law at Balfour Moss, Barristers and Solicitors, a large Regina, Canada based law firm with a practice concentration in the area of Corporate Commercial law. From 1999 to the present, Mr. Bolen has been providing consulting services to small to medium sized US based businesses.

Kulwant Sandher. Mr. Sandher is a Chartered Accountant in both England and Canadian jurisdictions. Mr. Sandher was appointed as President and Chief Financial Officer of Turner Valley Oil & Gas Inc. on August 2004 and continues in serve in these positions. From April 17, 2006 to October 3, 2008, Mr. Sandher has acted as Chief Financial Officer and as a member of the board of directors of The Stallion Group. From May 2004 to March 2006, Mr. Sandher served as Chief Operating Officer and Chief Financial Officer of Marketrend Interactive Inc. Mr. Sandher acted as Chief Financial Officer of Serebra Learning Corporation, a public company on the TSX VE, from September 1999 to October 2002.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.  Our executive officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

Other than as set forth below and to the best of our knowledge, during the past five years, none of the following occurred with respect to a present director, person nominated to become director, executive officer, or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in  any  type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

From May 2004 to March 2006, Mr. Sandher served as Chief Operating Officer and Chief Financial Officer of Marketrend Interactive Inc. In September 2007, Marketrend Interactive Inc. was forced into involuntary dissolution and a receiver was appointed.

EXECUTIVE COMPENSATION OF DELTA

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended 2007 and 2006.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas Bolen (1) CEO & Former CFO	2007 2006	66,000 52,649	- -	460,000 -	- -	- -	- -	- -	526,000 52,649
Kulwant Sandher CFO	2007 2006	66,000 -	- -	137,500 -	- -	- -	- -	- -	203,500 -

(1)	Mr. Bolen resigned as our Chief Financial Officer and Principal Financial Officer on January 18, 2007, but continues to serve as our Chief Executive Officer and as a member of our board of directors.

Narrative Disclosure to the Summary Compensation Table

We did not directly compensate Douglas Bolen, our Chief Executive Officer, during the fiscal years ended December 31, 2007 and 2006. Mr. Bolen received remuneration for services rendered during the fiscal years ended December 31, 2007 and 2006 indirectly through compensation paid to a company under his exclusive control.

On March 1, 2006, we entered into a Consulting Agreement with Last Mountain Management, Inc. (“LMM”) to provide consulting services to us. Douglas Bolen, our Chief Executive Officer, is the sole shareholder, officer, and director of LMM. The Consulting Agreement is effective for a period of one (1) year commencing March 1, 2006 and we have a right to cancellation anytime within any six month term. Under the terms of the Consulting Agreement, LMM is paid monthly compensation of $7,000 Canadian dollars plus applicable Canadian Good and Services Tax. The total monthly compensation paid to LMM during the fiscal year ended December 31, 2006 was $52,649. The total monthly compensation paid to LMM during the fiscal year ended December 31, 2007 was $66,000.  This compensation is included in the summary compensation table above in “All Other Compensation.” Upon execution of the Consulting Agreement, LMM was issued 500,000 shares of our common stock. The aggregate fair value of these shares was computed in accordance with FAS 123R and is reported in the summary compensation table above in the column titled “All Other Compensation.”

We did not grant any stock options to Mr. Bolen during the years ended December 31, 2007 or 2006.

On January 18, 2007, we appointed Kulwant Sandher to serve as our Chief Financial Officer and Principal Financial Officer. In connection with his appointment, we granted Mr. Sandher options to purchase 300,000 shares of our common stock at the exercise price of $0.75 per share with an expiration date of January 17, 2010.  On July 8, 2007, we cancelled all of the options previously granted to Mr. Sandher and, in consideration for the cancellation of these options and in compensation for Mr. Sandher’s services rendered to us as Chief Financial Officer to date, we granted him 250,000 shares of our common stock, all of which are considered by our Board of Directors to be fully paid and non assessable upon issuance.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Douglas Bolen		-	-	-	-	-	-	-	-
Kulwant Sandher	-	-	-	-	-	-	-	-	-

Compensation of Directors

The table below summarizes all compensation of our directors for the year ended December 31, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas Bolen	-	-	-	-	-	-	-
Kulwant Sandher	-	-	-	-	-	-

Narrative Disclosure to the Director Compensation Table

The total compensation paid to Mr. Bolen and LMM, a company under the exclusive control of Mr. Bolen, under the Consulting Agreement entered into on March 1, 2006 is described in the narrative disclosure to the summary compensation table above. Mr. Bolen did not receive any compensation for services rendered as a member of the board of directors for the fiscal years ended December 31, 2007 and 2006.

Mr. Sandher did not receive any compensation for services rendered as a member of the board of directors for the fiscal year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF DELTA

Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year on January 1, 2006 or in any presently proposed transaction which, in either case, has or will materially affect us.

On March 1, 2006, we entered into a Consulting Agreement with Last Mountain Management, Inc. (“LMM”) to provide consulting services to us. Douglas Bolen, our Chief Executive Officer, is the sole shareholder, officer, and director of LMM. The Consulting Agreement is effective for a period of one (1) year commencing March 1, 2006 and we have a right to cancellation anytime within any six month term. Under the terms of the Consulting Agreement, LMM is paid monthly compensation of $5,000 plus applicable Canadian Good and Services Tax. Following the execution of the Consulting Agreement, LMM was issued 500,000 shares of our common stock.

On January 1, 2008, we entered into a Consulting Agreement with Hurricane Corporate Services Ltd. (“Hurricane”) to provide consulting services to us. Kulwant Sandher, our Chief Financial Officer, is the sole shareholder, officer, and director of Hurricane. The Consulting Agreement is effective for a period of one (1) year and automatically renews for additional one year periods unless notice of termination is provided under the Consulting Agreement. Under the terms of the Consulting Agreement, Hurricane is paid monthly compensation of $7,000 plus applicable Canadian Good and Services Tax plus  issued 400,000 shares of our common stock for each annual period that this Consulting Agreement is in good standing .

STALLION
Business Development

Stallion was incorporated in the State of Nevada on January 09, 2004 as The Stallion Group and established a fiscal year end of May 31. Its statutory registered agent's office is located at 251 Jeanell Drive, No. 3, Carson City, Nevada 89703 and its business office is located at 604 – 700 West Pender Street, Vancouver, British Columbia V6C 1G8. Its telephone number is (604) 662-7901. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

Business of Stallion

Stallion is a start-up, exploration stage company engaged in the search for minerals including natural gas, oil and gold. There is no assurance that a commercially viable mineral deposit, a reserve, exists in its claim or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility.

On May 31, 2004, Stallion optioned a mineral property containing four mining claims in British Columbia, Canada by entering into an Option To Purchase And Royalty Agreement with Mayan Minerals Ltd. on behalf of Angel Jade Mines Ltd., the beneficial owner of the claims, each arms-length British Columbia corporations, to acquire the claims by making certain expenditures and carrying out certain exploration work on the claims. Stallion can acquire a 100% interest in the claim subject to the expenditure of a total of  $116,000 through a three-phase exploration program. In addition, the vendors retain a 3% net smelter royalty. After January 1, 2007 payments of $40,000 per year are to be made as advance royalty to Angel Jade so long as Stallion retains an interest in the claim.

Under the terms of the agreement, Mayan granted to Stallion the sole and exclusive right to acquire 100 percent of the right, title and interest of Angel Jade in the Bell Claims, subject to Mayan receiving annual payments and a royalty, in accordance with the terms of the agreement, as follows:

a)	Stallion must incur exploration expenditures on the claims of a minimum of $35,000, by February 28, 2006 (completed and awaiting engineering report);

b)	Stallion must incur exploration expenditures on the claims of a further $85,000, for an aggregate minimum exploration expense of $120,000, by November 30, 2006; and

c)	Upon exercise of the option, Stallion is required to pay to Mayan, commencing January 1, 2007, the sum of $40,000 per annum, as prepayment of the royalty.

The claims are located approximately 25 miles south west of Telkwa, B.C., at 54º 37' north latitude and 127º 40' west longitude at an approximate median elevation of six thousand feet. The property consists of four mineral claims which in total measure 1,000 metres (3,240 feet) by 1,000 metres (3,240 feet) and covers an area of approximately 160 acres or 64 hectares.

Stallion has terminated the agreement to pursue this property as it focuses on oil and natural gas exploration.

Market for Stallion’s Products and Services

Principal Products

Stallion is actively pursuing oil and gas prospects and opportunities principally through its relationships with individuals and companies.  Once prospective oil and gas opportunities are identified, Stallion evaluates them to determine:

a)	The degree of risk;

b)	The commercial potential of a prospect;

c)	Stallion’s available financial capacity to undertake/participate in the opportunity in a timely and meaningful way under the best terms and conditions; and

d)	Stallion’s current portfolio of exploration, exploitation and development prospects consolidated risk profile.

Stallion has developed a foundational strategy for success which includes careful analysis of every opportunity to determine how it fits with the overall strategic objectives of Stallion.  The strategic objectives is to develop proven energy rich areas of North America.

The Wilcox and Frio Wells are currently in production.  As production of oil and gas products continue in Wilcox and Frio Wells, Stallion anticipates that generally they will be sold to purchasers in the immediate area where the  products are produced.  Stallion expects that the principal markets for oil and gas will continue to be refineries and transmission companies that have facilities near Stallion's producing properties.

The market for oil and gas production is regulated by both the state and federal governments. The overall market is mature and with the exception of gas, all producers in a producing region will receive the same price. The major oil companies will purchase all crude oil offered for sale at posted field prices. There are price adjustments for quality difference from the Benchmark. Benchmark is Saudi Arabian light crude oil employed as the standard on which OPEC price changes have been based. Quality variances from Benchmark crude results in lower prices being paid for the variant oil. Oil sales are normally contracted with a purchaser or gatherer as it is known in the industry who will pick-up the oil at the well site. In some instances there may be deductions for transportation from the well head to the sales point. At this time the majority of crude oil purchasers do not charge transportation fees, unless the well is outside their service area. The service area is a geographical area in which the purchaser of crude oil will not charge a fee for picking upon the oil. The purchaser or oil gatherer as it is called within the oil industry, will usually handle all check disbursements to both the working interest and royalty owners. Stallion is a working interest owner. By being a working interest owner, Stallion is responsible for the payment of its proportionate share of the operating expenses of the well. Royalty owners and over-riding royalty owners receive a percentage of gross oil production for the particular lease and are not obligated in any manner whatsoever to pay for the costs of operating the lease. Therefore, Stallion, in most instances, is paying the expenses for the oil and gas revenues paid to the royalty and over-riding royalty interests.

Gas Sales By Contract

The gas purchaser will pay the well operator one hundred percent (100%) of the sales proceeds on or about the 25th of each and every month for the previous month’s sales. The operator is responsible for all checks and distributions to the working interest and royalty owners. There is no standard price for gas. Prices will fluctuate with the seasons and the general market conditions. It is Stallion's intention to utilize this market when ever possible in order to maximize revenues. Stallion does not anticipate any significant change in the manner production is purchased, however, no assurance can be given at this time that such changes will not occur.

Distribution

The operator on the oil and natural gas properties in which Stallion currently holds a participating interest has access to the following pipelines;

•
Tunica Pipeline, LLC – The Tunica Pipeline, LLC is a pipeline system running east-west across Wilkinson County, Mississippi, and ties into the Mid-Louisiana pipeline system. The Tunica Pipeline, LLC pipeline system and operations are exclusively controlled by the consortium partners. This line comprises 20 miles of 6-inch pipe with a 12.5-mile, 4-1/2 inch spur running due south and another 8-mile, 4-1/2 inch spur running north. The pipeline provides the option to take this line under the Mississippi River to serve any wells drilled in Louisiana. The nearest Louisiana pipeline is slightly over 40 miles to the west of the area of mutual interest under Stallion’s agreement with G&G.

•
East Fork Pipeline, LLC - The East Fork Pipeline, LLC is a pipeline system running more or less east-west across Amite County, Mississippi, and ties into a pipeline system known as the TRANSCO system. The consortium partners control access to this pipeline. The line comprises 15 miles of 6-inch pipe. The line was acquired to service wells and potential 3D seismic areas.

•
Other area Pipelines - Other lines in this area include Duke, Mid-Louisiana, TRANSCO and Pinnacle. These lines have transportation rates of $0.11 to $0.50/Mcf (price does not include compression, dehydration or gas processing).

Competition

Oil and gas exploration, mineral exploration and acquisition of undeveloped properties are highly competitive and speculative businesses.  Stallion competes with a number of other companies, including major mining and oil and gas companies and other independent operators that are more experienced and which have greater financial resources.  Stallion does not hold a significant competitive position in either the mining industry or the oil and gas industry.

Existing and Probable Governmental Regulation

In the United States, domestic development, production and sale of oil and gas are extensively regulated at both the federal and state levels.  These regulations include requiring permits for drilling wells; maintaining prevention plans; submitting notification and receiving permits in relation to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface plugging and abandoning of wells and the transporting of production.  Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for failure to comply.  As new legislation affecting the oil and gas industry is commonplace, and existing laws and regulations are frequently amended or reinterpreted, Stallion is unable to predict the future cost or impact of complying with these laws and regulations.

State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning wells. Some states also have statutes and regulations governing conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells.

Stallion's operations are also subject to extensive and developing federal, state and local laws and regulations relating to environmental, health and safety matters; petroleum; chemical products and materials; and waste management.  Permits, registrations or other authorizations are required for the operation of certain of Stallion's facilities and for its oil and gas exploration and future production activities. These permits, registrations or authorizations are subject to revocation, modification and renewal.  Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both.  Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

Stallion's operations are also subject to various conservation matters, including the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production for oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas Stallion can produce from its wells and to limit the number of wells or the locations at which Stallion can drill.

Stallion's operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could affect Stallion's future tax liability.

Compliance with Environmental Laws

Stallion's exploration, development, and future production of oil and gas are subject to various federal, state and local environmental laws and regulations discussed below. Such laws and regulations can increase the costs of planning, designing, installing and operating oil and gas wells.  Stallion considers the cost of environmental protection a necessary and manageable part of its business. Stallion has been able to plan for and comply with new environmental initiatives without materially altering its operating strategies.

                Stallion's activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 (“OPA”), the Clean Water Act (“CWA”), the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”), the Clean Air Act (“CAA”), and the Safe Drinking Water Act (“SDWA”), as well as state regulations promulgated under comparable state statutes. Stallion is also subject to regulations governing the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in its oil and gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

Under the OPA, a release of oil into water or other areas designated by the statute could result in Stallion being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set out in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in Stallion being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

CERCLA and comparable state statutes, also known as “Superfund” laws, can impose joint and several and retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a “hazardous substance” into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, gas and natural gas liquids from the definition of hazardous substance, Stallion's operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, there can be no assurance that the exemption will be preserved in future amendments of the act, if any.

RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal of both hazardous and non-hazardous solid wastes. Stallion generates hazardous and non-hazardous solid waste in connection with its routine operations. From time to time, proposals have been made that would reclassify certain oil and gas wastes, including wastes generated during drilling, production and pipeline operations, as “hazardous wastes” under RCRA which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on Stallion's operating costs. While state laws vary on this issue, state initiatives to further regulate oil and gas wastes could have a similar impact.

Employees

Initially, Stallion intends to use the services of subcontractors for manual labor exploration work on its claims and an engineer or geologist to manage the exploration program. Stallion's only employee is Christopher Paton-Gay, Chairman/CEO.

At present, Stallion has no other employees, other than its officers and directors. Mr. Paton-Gay does not have an employment agreement with Stallion. Stallion presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, Stallion may adopt such plans in the future. There are presently no personal benefits available to employees.

Stallion intends to hire geologists, engineers, operators and excavation subcontractors on an as needed basis. Stallion has entered into an operating agreement with Griffin & Griffin LLC to provide drilling and exploration services for Stallion’s Mississippi’s play.

Description of Stallion’s Properties

Property Acquisitions

Mineral Property

On May 31, 2004, Stallion optioned a mineral property containing four mining claims in British Columbia, Canada by entering into an Option To Purchase And Royalty Agreement (the “Option Agreement”) with Mayan Minerals Ltd. on behalf of Angel Jade Mines Ltd. (“Angel Jade”), the beneficial owner of the claims, each arms-length corporations, to acquire the claims by making certain expenditures and carrying out certain exploration work on the claims. Stallion held the right to acquire a 100% interest in the claims subject to the expenditure of a total of CAD$120,000 through a three-phase exploration program.

Stallion completed the on-site work of Phase I of the planned two-phase exploration program  and has spent approximately CAD$35,000 on the claims.  As a result of oil and natural gas activities, Stallion has allowed the option to lapse.

Oil and Gas Property

On August 2, 2006 Stallion entered into an agreement (the “Participation Agreement”) with Griffin & Griffin Exploration LLC (“G&G”) in connection with two drilling programs to be conducted by G&G.  According to the Participation Agreement, Stallion's share of all costs was 30% (its “pro-rata share”), which entitled Stallion to share in the following arrangement:

Wilcox wells:

a)	G&G will be entitled to receive twenty-five percent (25%) of all net revenues;

b)	Stallion will be entitled to receive its pro-rata share of seventy-five percent (75%) of all net revenues, being twenty-three percent (23%) of such net revenues;

c)
In the event that the first exploration well establishes commercial production, then any offsetting well within the limits of the same reservoir, at the option of G&G, will be at the cost of G&G; or, provide Stallion an opportunity to participate at its pro-rata share in one hundred percent (100%) of all net revenues until all costs, including costs associated to establish commercial production, before payout (BPO), after which G&G will be entitled to its twenty-five percent (25%) working interest after payout (APO).

Frio wells:

a)	G&G will be entitled to twenty percent (20%) of all net revenues;

b)	Stallion will be entitled to receive its pro-rata share of eighty percent (80%) of all net revenues, being twenty-four percent (24%) of such net revenues.

The total costs associated with the above program are $1,200,000 and are described below:

•	Stallion’s pro-rata share of $1,000,000 paid by August 15, 2006 which amounted to $300,000;

•
On or before November 16, 2006 Stallion’s pro-rata share of $2,000,000 amounting to $600,000 which will be used to further the development of prospects on lands of interest in Mississippi and Louisiana;

•
On or before January 31, 2007 Stallion’s pro-rata share of $1,000,000 amounting to $300,000, which will be used to further the development of prospects on lands of interest in Mississippi and Louisiana.

As at May 1, 2007, Stallion incurred $1,200,000 in identifying and acquiring oil and natural gas interests, and for exploration costs.

Effective June 13, 2007, Stallion increased its interest, and thus its pro-rata share of costs, in the drilling programs covered by the Participation Agreement to forty percent (40%).  Stallion is currently in the process of finalizing documentation to reflect such changes in connection with its interests in the Frio-Wilcox drilling programs.

Willows Gas Field

On February 15, 2008 Stallion entered into a Farm Out Agreement with Production Specialties Company (“Production Specialties”) for participation in a natural gas prospect area located in the North Sacramento Valley, California. Production Specialties is currently involved in the generation and participation of various prospects encompassing 300 square miles of 3 dimensional seismic shot in the Sacramento Valley. The specific prospect area of Stallion's participation is within a previous producing field and it is expected that multiple prospects will be identified.

Stallion drilled its first prospect well paying twelve and one-half percent (12.5%) of the costs of the first well to earn a six and one-half percent (6.5%) Working Interest.  Thereafter, Stallion will pay six and one-half percent (6.5%) of the costs of future wells to earn six and one-half percent (6.5%) Working Interest.  The total costs of the first well were $193,638.  The well has been connected to a nearby pipeline and revenue for the year ended May 31, 2008 was $34,216 (May 31, 2007: $0).

Stallion’s Properties

Mississippi Frio-Wilcox Joint Venture

Location and Access

The Mississippi Frio-Wilcox Joint Venture is located on the border of southern Mississippi and Louisiana along the floodplain of the Mississippi River. The area is approximately 20 miles west of Woodville, Mississippi and approximately 50 miles northwest of Baton Rouge, Louisiana.  The wells are located in Township 2 North, Ranges 4 & 5, in West Adams and Wilkinson Counties in the state of Mississippi.  The area is accessible via Interstate 55 (approximately 100 miles south of Jackson, Mississippi) and then west via state highways.  The drill locations are accessed by secondary gravel and dirt roads.  Transporting natural gas to market will be accomplished via a series of pipelines which cross the project area.

Previous Operations and History

The Mississippi Frio-Wilcox Joint Venture is the successor to the Palmetto Point Project, a ten-well program in the same area.  Griffin and Griffin Exploration, the operators for the Palmetto Point Project are also the operators for the Mississippi Frio-Wilcox Joint Venture.  Griffin and Griffin Exploration has over 40 years of operations history in the Mississippi Frio-Wilcox Joint Venture area and has acquired substantial data and 3-D seismic for the Mississippi Frio-Wilcox Joint Venture.  To date, Griffin and Griffin Exploration has drilled, owned or operated more than 100 Frio wells in the region.

Geology of the Project

The prospect wells are located to test the Frio Formation.  Frio wells typically enjoy low finding costs. Griffin and Griffin Exploration has utilized seismic "bright spot" technology, which helps to identify gas reservoirs and to delineate reservoir geometry and limits.  The term "bright spot" is used to describe a geophysical amplitude anomaly, which is simply a velocity change from a higher velocity to lower velocity.  Sands that contain gas are predictable by this method because the gas will provide a slower velocity response giving an abnormally intense trough-peak reflection, therefore termed a "bright spot".  The data evaluation in the Frio section gives a direct hydrocarbon indicator (HCI) allowing one to not only see gas seismically but also the lateral extent of each gas reservoir at various depths to include multiple horizons at some locations.

The gas targets at the Mississippi Frio-Wilcox  Joint Venture occur at shallow  depths  and  have  minimal completion  costs.  The Frio in the area of Southwest  Mississippi and  North-Central  Louisiana is a very complex series of sand  representing  marine  transgressions  and regressions and resulting in the presence  of  varying depositional  environments.  Structurally, the Frio gas accumulations are a function of local structure and/or structural nose formed as a result of differential compaction features. However, stratigraphic termination (updip pinchout  of  sands  within  shales)  also  plays a role  in  most  Frio accumulations.  The  stratigraphy is so complex that seismic HCL evaluations are the only viable exploratory tool for the Frio prospect.

Proposed Program of Exploration

Exploration activities  on  the Mississippi  Frio-Wilcox  Joint Venture has been delayed due to adverse weather conditions.  Stallion is currently evaluating the further exploration targets on  the Mississippi Frio-Wilcox Joint Venture.

Willows Gas Field

Stallion has participated in approximately 8 squares miles of a 3 dimensional seismic program located in Glenn County California in the northern Sacramento Valley. One well has been drilled completed tested and is currently selling gas at initial volumes of 1200 to 1500 Mcf/per day. There  have been at least 12 other prospects generated from this seismic program and currently 3 additional wells have been permitted and approved to drill and there are 4 new wells going through the permit process. These are shallow wells, 2000'-4500' true vertical depth.

Cost Estimates Including Previous Work

As of May 31, 2008, Stallion expended $1,896,557 in connection with the Mississippi Frio-Wilcox Joint Venture and the Willows Gas Field Joint Venture, including leasing, title, drilling, seismic, and casing.

Present Activities

Stallion has drilled twelve Frio wells to date.  Stallion has abandoned eight of these wells.  The four remaining wells have shown economically recoverable hydrocarbons: Redbug #1, Redbug #2,  Faust #1, and Buffalo River F-33.  Stallion has drilled its first well in the Willows Gas Field and this has shown economically recoverable hydrocarbons.

Productive Gas Wells

The following  summarizes  Stallion's productive  and shut-in gas wells as of May 31, 2007.  Producing wells are wells  producing  natural gas or water, a pre-cursor to natural gas production. Shut-in wells are completed wells that are capable of production but are currently not producing. Gross wells are the total number  of wells in which we have a working  interest.  Net wells are the sum of Stallion’s fractional working interests owned in the gross wells.

	Gross	Net
Producing Gas Wells	4	1.26
Shut-in Gas Wells	1	0.4
Wells in Various Stages of Completion and Water Disposal Wells	0	0
TOTAL	5	1.5

Oil And Gas Reserve Quantities

The oil and gas interests in the Mississippi Wilcox Joint-Venture that Stallion participates in are subject to an independent reserve report entitled Est. of Future Reserves and Revenues in Mississippi of Louisiana to the LDBTS Joint Venture as of May 31, 2008. Stallion has calculated the reserve quantities using these reports.

Proved  oil and gas  reserves  are the  estimated  quantities  of crude  oil and natural gas which  geological and engineering  data  demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Due to inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.  The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC, and are inherently imprecise.  Although Stallion believes these estimates are reasonable, actual future production, cash flows taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas may vary substantially form these estimates.  Also, the use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which Stallion's business or the oil and natural gas industry in general are subject.  Based on the Veazey Reserve Report, Stallion had estimated total proved developed reserves of 107,920 MCF.  Stallion has not reported its reserves to any federal authority or agency.  The following table sets forth certain information as of May 31, 2008 with respect to Stallion's estimated proved oil and gas reserves pursuant to SEC guidelines, and the present value of Stallion's proved oil and gas reserves.

Proved Reserves
	Oil	Net Gas (MCF)	Undiscounted Cash Flow	Discounted (10%) Cash Flow
Proved Developed	0	107,920	509,456	442,180

In accordance with applicable financial accounting and reporting standards of the SEC, the estimates of Stallion's proved reserves set forth herein are made using oil and gas sales prices estimated to be in effect as of the date of such reserve estimates and are held constant throughout the life of the properties.  Estimated quantities of proved reserves and their present value are affected by changes in oil and gas prices.  The average price utilized for the purpose of estimating Stallion's proved reserves and the present value of proved reserves as of May 31, 2008 was $9.64 per MCF of gas.

Production for the twelve months ended May 31, 2008, Stallion's total net production, was approximately 21,800 MCF of natural gas.  The average prices received for Stallion's natural gas sales was $7.40 per MCF.  Stallion's average cost per MCF was $1.86.

Oil and Gas Acreage

The following table sets forth the undeveloped and developed acreage, by area, in which Stallion holds an interest as of May 31, 2008.  Undeveloped acres are acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves.  Developed acres are acres, which are spaced or assignable to productive wells. Gross acres are the total number of acres in which Stallion has a working interest.  Net acreage is obtained by multiplying gross acreage by Stallion's working interest percentage in the properties.  The table does not include acreage in which Stallion has a contractual right to acquire or to earn through future drilling projects, or any other acreage for which Stallion has not yet received registered interests.

	Undeveloped Acres		Developed Acres
	Gross	Net	Gross	Net
Mississippi	0	0	1,360	408
Louisiana	0	0	0	0
California	0	0	625	39
TOTAL	0	0	1,360	447

Drilling Activity

The following  table sets forth drilling activity by the operator during the period ended May 31,  2008:

	Gross	Net
Exploratory Wells
Productive	5	1.66
Dry	8	3.2
Development Wells
Productive	0	0
Dry	0	0
TOTAL WELLS	13	4.86

Description of Capital Stock

Common Stock

Stallion’s authorized capital consists of 1,200,000,000 shares of common stock, par value $0.001 per share. As at December 12, 2007, Stallion had 73,009,248 shares of common stock issued and outstanding. The following is a summary of certain features of Stallion’s common stock.

The holders of Stallion’s common stock:

•	have equal rateable rights to dividends from funds legally available therefor, when, as and if declared by Stallion’s board of directors;

•	are entitled to share rateably in all of Stallion’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Stallion’s affairs;

•	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

The shares of common stock are not subject to any future call or assessment and all shares have equal voting rights. There are no special rights or restrictions of any nature attached to any of the shares of common stock and they all rank at equal rate or "pari passu", each with the other, as to all benefits which might accrue to the holders of the common stock. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened.

To the knowledge of the management of Stallion, at the date hereof, Gerald W. Williams, a former director and a current shareholder, is the only person to exercise control, directly or indirectly, over more than 10% of Stallion's outstanding common stock.

Non-cumulative voting

Holders of shares of Stallion’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Stallion’s directors.

Cash dividends

Stallion has not paid any cash dividends to shareholders and do not have any current plans to pay cash dividends. The declaration of any future cash dividend will be at the discretion of Stallion’s board of directors and will depend upon Stallion’s earnings, if any, Stallion’s capital requirements and financial position, Stallion’s general economic and other pertinent conditions.

Stock transfer agent

The stock transfer agent for Stallion’s securities is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119; the telephone number is (702) 361-3033 and the facsimile number is (702) 433-1979.

Stock Options

Stallion has reserved 6,000,000 shares of its common stock for the grant of stock options pursuant to Stallion’s 2006 Stock Option Plan. As at October 11, 2007 a total of 2,680,000 stock options were outstanding under the Plan.

Stock Options/Warrants

As of December 12, 2008 Stallion had no warrants or options outstanding.

Restricted Securities

As at December 12, 2008 there were 43,192,748 shares of Stallion’s common stock that are subject to restrictions on resale, including pursuant to Rule 144. Of those shares, 30,000,000 are held by Gerald W. Williams, a former director. The shares issued to Gerald W. Williams may be considered underwriter stock, and accordingly may be subject to restrictions on resale other than pursuant to Rule 144.

Securities that are restricted securities under Rule 144 include securities acquired in certain unregistered, private sales from the issuer or from an affiliate of the issuer. Under Rule 144 a shareholder, including an affiliate of Stallion, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of Stallion. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent (1%) of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Stallion, and who has not been an affiliate of Stallion for 90 days prior to the sale, and who has beneficially owned shares acquired from Stallion or an affiliate of Stallion for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Description of Legal Proceedings

To the best of Stallion's knowledge, there were no legal actions pending, threatened or contemplated against Stallion.

Market Information

Trades in Stallion's common shares are quoted on the Over-the-Counter Bulletin Board (OTC Bulletin Board) which is a quotation service administered by the Financial Industry Regulatory Authority (FINRA). Stallion's trading symbol on this service is “SLGR”.

The OTC Bulletin Board has a limited and sporadic trading market and does not constitute an established trading market.  The following table sets forth the range of high and low price information of Stallion’s common shares as reported on the OTC Bulletin Board for each fiscal quarter since trades in the stock commenced quotation on the OTC Bulletin Board on January 19, 2006, and the subsequent period ending May 31,  2007.  The price information available reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Period Ended	High ($)	Low ($)

May 31, 2008	0.31	0.07
February 28, 2008	0.42	0.20
November 30, 2007	0.60	0.24
August 31, 2007	1.24	0.36
May 31, 2007(1)	1.28	0.69
February 28, 2007	1.45	0.99
November 30,2006(2)	1.55	0.55
August 31, 2006	1.03	1.03
May 31, 2006	1.05	1.05
February 28, 2006	0.91	0.91

(1)     Reflects adjusted prices after a two for one share split effective April 17, 2007.

(2)     Reflects adjusted prices after a three for one share split effective September 30, 2006.

Holders of Stallion’s Common Stock

As of December 12, 2008, there were 26 holders of record of Stallion's common stock holding a total of 73,009,248 shares, and an undetermined number of beneficial holders.

Dividends

Stallion has not paid dividends on its common shares since its inception. Dividends on common shares are within the discretion of the board of directors and are payable from profits or capital legally available for that purpose. It is Stallion's current policy to retain any future earnings to finance the operations and growth of its business. Accordingly, Stallion does not anticipate paying any dividends on common shares in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as at May 31, 2008 respecting the compensation plans under which shares of Stallion’s common stock are authorized to be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	N/A	N/A
Equity compensation plans not approved by security holders	2,680,000	$0.5391	2,850,000
Total	2,680,000	$0.5391	2,850,000

Sales of Unregistered Securities

           During the year ended May 31, 2007, Stallion has sold the following securities which were not registered under the Securities Act of 1933, as amended:

During the year ended May 31, 2008, Stallion issued 1,590,000 shares pursuant to an exercise of warrants at $0.10 per common for cash proceeds of $159,000.  The shares were issued to non-US persons pursuant to Regulation S of the Securities Act of 1933.

On May 30, 2008, Stallion issued 486,000 shares at $0.75 per share for cash proceeds of $364,500.  The shares were issued to non-US persons pursuant to Regulation S of the Securities Act of 1933.

In February and March of 2007 Stallion issued 1,055,294 units at $0.425 per unit for cash proceeds of $448,500.  Each unit consists of a share in Stallion's common stock and a warrant.  Each warrant may be exercised until December 1, 2008 to acquire an additional share of Stallion's common stock at an exercise price of $0.50 per share.  The units were issued to non-U.S. persons pursuant to Regulation S of the Securities Act of 1933.

In October of 2006 Stallion issued 9,305,160 units (adjusted for a subsequent two for one share split) at a price of $0.05 per unit for cash proceeds of $465,258.  Each unit consists of a share in Stallion's common stock and a warrant.  Each warrant may be exercised until August 1, 2008 to acquire an additional share of Stallion's common stock at an exercise price of $0.10 per share.  The units were issued to non-U.S. persons pursuant to Regulation S of the Securities Act of 1933.

Purchases of Equity Securities by Stallion and Affiliated Purchasers

Neither Stallion nor an affiliate of Stallion purchased common shares of Stallion in the year ending May 31, 2008.

STALLION'S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Glossary of Exploration Terms

The following terms, when used in this section of the Prospectus, have the respective meanings specified below:

Development
Preparation of a mineral deposit for commercial production, including installation of plant and machinery and the construction of all related facilities. The development of a mineral deposit can only be made after a commercially viable mineral deposit, a reserve, has been appropriately evaluated as economically and legally feasible.

Diamond drill
A type of rotary drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water is pumped to the cutting face. The drill cuts a core of rock, which is recovered in long cylindrical sections an inch or more in diameter.

Exploration	The prospecting, trenching, mapping, sampling, geochemistry, geophysics, diamond drilling and other work involved in searching for mineral bodies.

Geochemistry
Broadly defined as all parts of geology that involve chemical changes or narrowly defined as the distribution of the elements in the earth’s crust; the distribution and migration of the individual elements in the various parts of the earth.

Geology	The science that deals with the history of the earth and its life especially as recorded in the rocks; a chronological account of the events in the earth’s history.
Geophysics	The science of the earth with respect to its structure, components and development.
Mineral	A naturally occurring inorganic element or compound having an orderly internal structure and characteristic chemical composition, crystal form and physical properties.

Mineral Reserve	A mineral reserve is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.
Mineralization	Rock containing an undetermined amount of minerals or metals.
Oxide
Mineralized rock in which some of the original minerals, usually sulphide, have been oxidized. Oxidation tends to make the mineral more porous and permits a more complete permeation of cyanide solutions so that minute particles of gold in the interior of the minerals will be more readily dissolved.

Bright Spot Technology	Bright spot technology is a unique method by which 3-D seismic data is re-interpreted yielding enhanced amplitude shows pertaining to potential gas reserves.
Foreign Currency and Exchange Rates

Dollar costs of Stallion’s property acquisition and planned exploration costs are in Canadian Dollars. For purposes of consistency and to express United States Dollars throughout this section of the prospectus, Canadian Dollars have been converted into United States currency at the rate of US $1.00 being approximately equal to CA $1.00 which is the approximate average exchange rate during recent months and which is consistent with the incorporated financial statements.

Overview

Stallion was incorporated in the State of Nevada on January 09, 2004 as The Stallion Group and established a fiscal year end of May 31. Stallion's statutory registered agent's office is located at 251 Jeanell Drive, No. 3, Carson City, Nevada 89703 and its business office is located at 604 – 700 West Pender Street, Vancouver, British Columbia V6C 1G8. Stallion's telephone number is (604) 662-7901. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. Stallion split its stock on a 2 for 1 basis.  Stallion is a start-up, exploration stage company engaged in the search for minerals including natural gas, oil and gold. There is no assurance that a commercially viable mineral deposit, a reserve, exists in Stallion's claim or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility.

On May 31, 2004, Stallion optioned a mineral property containing four mining claims in British Columbia, Canada by entering into an Option To Purchase And Royalty Agreement with Mayan Minerals Ltd. on behalf of Angel Jade Mines Ltd., the beneficial owner of the claims, each arms-length British Columbia corporations, to acquire the claims by making certain expenditures and carrying out certain exploration work on the claims. Stallion can acquire a 100% interest in the claim subject to the expenditure of a total of $116,000 through a three-phase exploration program. In addition, the vendors retain a three percent (3%) net smelter royalty. After January 1, 2007 payments of $40,000 per year are to be made as advance royalty to Angel Jade so long as Stallion retains an interest in the claim.  After careful review of this project, Stallion’s new management team decided to abandon this project and invest Stallion’s funds in projects that have a higher likelihood of success and no further liability will accrue to Stallion.

Under the terms of the agreement, Mayan granted to Stallion the sole and exclusive right to acquire 100 percent of the right, title and interest of Angel Jade in the Bell Claims, subject to Mayan receiving annual payments and a royalty, in accordance with the terms of the agreement, as follows:

a)	Stallion must incur exploration expenditures on the claims of a minimum of $35,000, by February 28, 2006 (completed and awaiting engineering report);

b)	Stallion must incur exploration expenditures on the claims of a further $85,000, for an aggregate minimum exploration expense of $120,000, by November 30, 2006; and

c)	Upon exercise of the option, Stallion is required to pay to Mayan, commencing January 1, 2007, the sum of $40,000 per annum, as prepayment of the royalty.

The claims are located approximately 25 miles south west of Telkwa, B.C., at 54º 37' north latitude and 127º 40' west longitude at an approximate median elevation of six thousand feet. The property consists of four mineral claims which in total measure 1,000 metres (3,240 feet) by 1,000 metres (3,240 feet) and covers an area of approximately 160 acres or 64 hectares.

Stallion has terminated the agreement to pursue this property as it focuses on oil and natural gas exploration.

Mississippi Prospect

On August 2, 2006 Stallion entered into a Memorandum with Griffin & Griffin Exploration LLC (“G&G”) that proposes two drilling programs that will be conducted by G&G.  Stallion’s share of all costs will be 30%, which will entitle Stallion to share in the following royalty arrangement:

Wilcox wells:

a)	G&G will be entitled to receive 23% of seventy-five percent (75%) all net revenues

b)	Stallion will be entitled to receive its pro-rata share of seventy-five percent (75%) of all net revenues.

c)
In the event that the first exploration well establishes commercial production, then any offsetting well within the limits of the same reservoir, at the option of G&G, will be at the cost of G&G; or, provide Stallion an opportunity to participate at its pro-rata share in 100% of all net revenues until all costs, including costs associated to establish commercial production, before payout (BPO), after which G&G will be entitled to its 25% working interest after payout (APO).

Frio wells:

a)	G&G will be entitled to 20% of all net revenues;

b)	Stallion will be entitled to receive its pro-rata share of (24%) of eighty percent 80% of all net revenues.

The total costs associated with the above program are $1,200,000 and are described below:

•	Stallion’s pro-rata share of $1,000,000 paid by August 15, 2006 which amounted to $300,000.

•
On or before November 16, 2006 Stallion’s pro-rata share of $2,000,000 amounting to $600,000 which will be used to further the development of prospects on lands of interest in Mississippi and Louisiana.

•	On or before March 31, 2007 Stallion’s pro-rata share of $1,000,000 amounting to $300,000, which will be used to further the development of prospects on lands of interest in Mississippi and Louisiana.

The CMR-USA-39-14 (Redbug #1) well, was drilled to a depth of 3,200 feet and encountered 24 feet of pay. The well is now connected to a nearby pipeline and has begun producing natural gas on December 23, 2006.  Stallion is anticipating the receipt of royalty revenues shortly.  The costs of this well are $105,376.

The second well in this program was the Dixon #1 well, which reached total depth of 8,650 feet, and reached the Wilcox formation. However, after testing, the well showed no hydrocarbons and, therefore, was plugged and abandoned.  The costs transferred to Prove properties amounted to $121,815.

TEC-1 closure (known as the Faust #1 well) has encountered the Frio gas formation and has been completed as a gas well. The well encountered significant gas reserves. The Operator has now completed gas flow testing and the production test rate was approximately 283 mcf/day using a 6/64 choke. This well encountered pressures exceeding 800 psi. Stallion expects the production rate to normalize at 200 mcf/day This well should be tied in during the 2009 fiscal year.  The total costs for this well amounted to $129,223.

The CMR-USA-37-1 (Redbug #2) well was drilled to a depth of 3,220 feet.  The well encountered 10 feet of net pay at a depth between 2,630 and 2,640 feet.  The Net Reserves of natural gas is 0.341 BCF.  This well is connected to the nearby pipeline and has begun producing natural gas.  The revenue produced from this well was $34,788 for the year ended May 31, 2008. (May 31, 2007: $0).

The Buffalo River F-33 well was drilled to a depth of 3,837 feet.  The well encountered 12 feet of net  pay at a depth of between 3,152 and 3,165 feet, with estimated reserves of 0.226 BCF.  The costs of this well amounted to $132,861.  The revenue produced from this well was $73,836 for the year ended may 31, 2008, (May 31, 2007:$0).

During the period subsequent to the quarter ended November 30, 2007, Stallion drilled two prospective holes, PP F-6A & PP F-83.  Both holes were not to have economic quantities of hydrocarbons and hence were plugged and abandoned.

Stallion is anticipating that the remaining well that are proved will be tied in during the 2009 fiscal year.

The following table indicates the Net Reserves for those wells producing and estimated reserves for those wells awaiting connection to the nearby gas gathering system.

Well Name	Total Net Reserves at WIBCF	Suggested Daily Flow Rate in Cubic Feet	Proved, Awaiting Tie-in, Producing or Abandoned
CMR USA 39-14 (Redbug #1)	0.230	140,000	Proved & Producing
TEC 1 Closure – Faust #1	0.319	175,000	Proved & Awaiting Tie-In
BR F-24	0.196	154,000	Abandoned
USA 37-1 Redbug #2	0.341	200,000	Proved & Producing
BR F – 33	0.226	194,000	Proved & Producing
PP F-100	-	-	Abandoned
PP F-111	-	-	Abandoned
PP F-6A	-	-	Abandoned
PP F-83	-	-	Abandoned
Total	1,312	863,000

Willows Gas Field

On February 15, 2008, Stallion entered into a Farm Out Agreement with Production Specialties Company (“Production Specialties”) for participation in a natural gas prospect area located in the North Sacramento Valley, California. Stallion has participated in the drilling of the first well on the prospect area and encountered a number of prospective pay zones.  Testing has been completed and stabilized flow rates exceeded a combined 1.5 million cubic feet per day of sweet high quality gas, the well has been connected to a nearby pipeline and has begun producing natural gas.

Stallion drilled its first prospect well paying 12.5% of the costs of the first well to earn a 6.5% Working Interest. Thereafter, Stallion will pay 6.5% of the costs of future wells to earn six and one-half percent (6.5%) Working Interest.  Total costs for this prospect for the end of the quarter August 31, 2008 was $255,887.

Risks

At present Stallion does not know whether or not the exploration wells contain commercially exploitable reserves of oil and/or natural gas or any other valuable mineral. Additionally, the proposed expenditures to be made by Stallion in the exploration of the claim may not result in the discovery of commercial quantities of oil and/or natural gas. Problems such as unusual or unexpected formations and other unanticipated conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, Stallion would be unable to complete its business plan.

However, in order to complete future phases of Stallion's proposed exploration program Stallion will need to raise additional funding. Even if the first phase of its exploration program is deemed to be successful there is no guarantee that Stallion will be able to raise any additional capital in order to finance the second or third phases. Should Stallion be unable to raise additional funding to complete its exploration plan, Stallion would have to cease operations.

Finally, even if Stallion's exploration program is successful Stallion may not be able to obtain commercial production. If Stallion's exploration is successful and commercial quantities of minerals are discovered Stallion will require a significant amount of additional funds to ensure commercial production. Should Stallion be unable to raise the additional funds required, Stallion would be unable to continue economic operations and may have to either sell its working interest to a third party or would have to cease operations.

Offices

Stallion's offices are located at 604 – 700 West Pender Street, B.C. Canada V6C 1G8. Currently, these facilities are provided to Stallion by Hurricane Corporate Services Ltd., a company owned by two directors.  The costs regarding accounting, office, secretarial and consulting services are paid on a fixed amount per month.

Three Months Ended August 31, 2008 and August 31, 2007

Results of Operations

Stallion was incorporated on January 09, 2004; comparative periods for the three months ended August 31, 2008, August 31, 2007 and January 09, 2004 (inception) through August 31, 2008 are presented in the following discussion.

Since inception, Stallion has used its common stock to raise money for its optioned acquisition and for corporate expenses. Net cash provided by financing activities (less offering costs) from inception on January 09, 2004 to August 31, 2008 was $2,620,434 as a result of proceeds received from sales of its common stock.

Stallion generated $149,075 in revenues from operations for the three months ended August 31, 2008($7,420 for the three months ended August 31, 2007).  The increase in revenues resulted from the production royalties received from Stallion’s share in wells in the Mississippi and California region.

Revenues

Gross revenue for the quarter ended August 31, 2008 was $149,075 ($7,420 for the quarter ended August 31, 2007 and $359,859 for the period from inception to August 31, 2008).

Since inception, Stallion has used its common stock to raise money for its optioned acquisition and for corporate expenses. Net cash provided by financing activities during the quarter ended August 31, 2008 was $25,000 as compared to $459,000 for the quarter ended August 31, 2007 and $2,620,434 received for the period from inception on January 09, 2004 through to and including August 31, 2008.

Expenses

Total expenses increased to $235,843 for the quarter ended August 31, 2008 from $143,700 in the corresponding quarter ended August 31, 2007. A total of $2,891,178 in expenses has been incurred since inception on January 09, 2004 through August 31, 2008. The increase in operating costs was caused by the following;

1.
Depletion Costs.  The depletion cost for the quarter ending August 31, 2008 was $57,625.  (August 31, 2007: $6,365).  There was also a write down in the carrying value of properties of $45,382. (August 31, 2007: $0).

2.
Production Costs.  Production costs associated with producing wells was $51,972 for the period ending August 31 2008.  (August 31, 2007: $1,456).  The increase was caused by an increase in the number of producing wells as well as the costs associated therein.

3.
Consulting Fees.  A decrease in consulting fees to $47,255 for the quarter ending August 31, 2008 (August 31, 2007: $80,028) was caused by $0 stock based compensation charge incurred (August 31, 2007: $42,261)

4.	Legal and Accounting. These costs increased to $26,789 (August 31, 2007: $12,437) was caused by the auditing charges for the year ended May 31, 2008.

5.	Investor relations costs decreased to $0 (August 31, 2007: $31,180) was caused by the cancellation of a contract with an investor relations firm in Germany.

During the current quarter under review, Stallion has 72,359,508 common shares issued and outstanding.

Stallion continues to carefully control its expenses and overall costs as it moves forward with the development of its business plan. Stallion does not have any employees and engages personnel through outside consulting contracts or agreements or other such arrangements, including for legal, accounting and technical consultants.

Other Income

During the quarter ended August 31, 2008, Stallion earned $0 in interest income from the funds on deposit during the period.  (August 31, 2007: $0).  Stallion has earned $5,657 from inception on January 9, 2004 through August 31, 2008.

Other Income

During the quarter ended August 31, 2008, Stallion earned $0 in interest income from the funds on deposit during the period.  (August 31, 2007: $0).  Stallion has earned $5,657 from inception on January 9, 2004 through August 31, 2008.

For the quarter ended August 31, 2008, the net loss was $(86,768) ($0.00 per share). The loss per share was based on a weighted average of 72,272,551 common shares outstanding. For the same period ended August 31, 2007, the corresponding number was a loss of $(136,280) ($0.00 per share) based on 70,776,660 shares outstanding.

Plan of Operation

Stallion believes it can satisfy its cash requirements for the current fiscal year end of May 31, 2009, only by raising additional capital through private placements, equity financing, loans or the like. As of August 31, 2008, Stallion had $26,072 in unallocated working capital, excluding stock deposits of $300,000.

Stallion has changed its focus to targeting natural gas and oil exploration opportunities.  For the remainder of the current fiscal year to May 31, 2009, Stallion will pursue its working interest obligations within its area of mutual interest on its controlled lands in California, Mississippi and Louisiana.  Stallion will fund its drilling obligations through issuing equity capital by way of private placements.

If it turns out that Stallion has not raised enough money to complete its natural gas and oil exploration program, Stallion will try to raise the funds from a second public offering, a private placement, loans or the establishment of a joint venture whereby a third party would pay the costs associated with the exploration and Stallion would retain a carried interest. At the present time, there is no assurance that Stallion would be able to raise money in the future. If Stallion needs additional money and can't raise it, it will have to suspend operations.

Stallion does not expect any changes or more hiring of employees since contracts are given on an as needed basis to consultants and sub-contractor specialists in specific fields of expertise for the exploration works.

Presently, Stallion's revenues are not sufficient to meet operating and capital expenses. Stallion has incurred operating losses since inception, and this is likely to continue through fiscal 2008 – 2009.

As at August 31, 2008, Stallion had a working capital surplus of $26,072, excluding stock deposits of $300,000. Stallion does not anticipate that it will be able to satisfy any of these funding requirements internally until Stallion significantly increases its revenues.

Due to the uncertainty of Stallion's ability to meet its current operating and capital expenses, in their report on the annual financial statements for the year ended May 31, 2008, Stallion's independent auditors included an explanatory paragraph regarding concerns about Stallion's ability to continue as a going concern. Stallion's financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by its independent auditors.

There is substantial doubt about Stallion's ability to continue as a going concern as the continuation of its business is dependent upon obtaining further financing. The issuance of additional equity securities by Stallion could result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase Stallion's liabilities and future cash commitments.

There are no assurances that Stallion will be able to obtain further funds required for its continued operations. Stallion is pursuing various financing alternatives to meet its immediate and long-term financial requirements. There can be no assurance that additional financing will be available to Stallion when needed or, if available, that it can be obtained on commercially reasonable terms. If Stallion is not able to obtain the additional financing on a timely basis, Stallion will not be able to meet its other obligations as they become due.

Liquidity and Capital Resources

As of the end of the last quarter on August 31, 2008, Stallion generated $149,075 in oil and gas revenues from its business operations.

Since inception, Stallion has used its common stock to raise money for its optioned acquisition and for corporate expenses. Net cash provided by financing activities from inception on January 09, 2004 to August 31, 2008 was $2,620,434 as a result of gross proceeds received from sales of our common stock (less offering costs). Stallion issued 5,000,000 shares of common stock through a Section 4(2) offering in February, 2004 for cash consideration of $5,000. Stallion issued 4,000,000 shares of common stock through a Regulation S offering in May and June, 2004 for cash consideration of $40,000 to a total of 10 placees. During the last quarter of the last fiscal year Stallion raised $69,300 through the sale of 306,500 shares at a price of $0.20 under a Regulation SB-2 prospectus offering to a total of 43 placees.  During the quarter ending August 31, 2006, Stallion raised $447,520 via an issuance of shares at $0.60.  During the quarter ended November 30, 2006, Stallion raised $897,000 via an issuance of shares at $0.85.  During the quarter ended May 31, 2007, Stallion raised $265,876 via an issuance of shares at $0.10 through an exercise of warrants.  Also during the same quarter, Stallion raised $45,000 via an exercise of options at $0.375.  During the quarter ended August 31, 2007, Stallion realized proceeds of $159,000 from the exercise of outstanding warrants of 1,590,000 at an exercise price of $0.10.  On May 30, 2008, Stallion issued 486,000 shares pursuant to a private placement at $0.75 per share to raise $364,500.  During the quarter ended August 31, 2008, Stallion realized proceeds of $25,000 from the exercise of outstanding warrants of 250,000 at an exercise price of $0.10.
As of August 31, 2008, Stallion's total assets which consist of cash, accounts receivable, prepaid expenses and the Working Interest in the Mississippi Prospect amounted to $1,041,047 (May 31, 2008 $1,055,392) and its total liabilities were $381,386 (May 31, 2008 $332,734).  The increase in liabilities was caused by an increase in accounts payable and accrued liabilities and due to related party.

Inflation / Currency Fluctuations

Inflation has not been a factor during the recent quarter ended August 31, 2008. Inflation is moderately higher than it was during 2007 but the actual rate of inflation is not material and is not considered a factor in Stallion's contemplated capital expenditure program.

Years Ended May 31, 2008 and May 31, 2007

Results of Operations

Stallion was incorporated on January 09, 2004; comparative periods for the years ended May 31, 2008, May 31, 2007 and January 09, 2004 (inception) through May 31, 2008 are presented in the following discussion.

Since inception, Stallion has used its common stock to raise money for its optioned acquisition and for corporate expenses. Net cash provided by financing activities (less offering costs) from inception on January 09, 2004 to May 31, 2008 was $2,595,434 as a result of proceeds received from sales of Stallion's common stock.

Revenues

Gross revenue for the year ended May 31, 2008 was $193,563 ($17,221 for the year ended May 31, 2007 and $210,784 for the period from inception to May 31, 2008).

 Since inception, Stallion has used its common stock to raise money for its optioned acquisition and for corporate expenses. Net cash provided by financing activities during the year ended May 31, 2008 was $823,500 as compared to $1,673,134 for the year ended May 31, 2007 and $2,595,434 received for the period from inception on January 09, 2004 through to and including May 31, 2008.

Expenses

Total expenses increased to $1,350,569 during the year ended May 31, 2008 from $1,220,250 in the corresponding year ended May 31, 2007. A total of $2,655,335 in expenses has been incurred since inception on January 09, 2004 through May 31, 2008. The increase in operating costs was caused by the following;

1.
Cost of Revenue.  The cost of revenue, including the write down of the carrying value of oil and properties and depletion, for the year ended May 31, 2008, has increased to $805,561 compared to $219,113 for the corresponding year.  The increase is directly attributable to the success in Stallion’s drilling programs as natural gas wells have begun producing.  Excluding depletion and write down in the carrying value of oil and gas properties, the natural cost operating costs for the year ended May 31, 2008 were $42,157, compared to $1,846 to the corresponding year ended May 31, 2007.  The write down in carrying value of oil and gas properties was caused by Stallion’s calculation of the full cost ceiling test as mandated by the SEC.

2.
Legal and Accounting Fees.  A decrease in legal and accounting fees to $77,416 for the year ended May 31, 2008 (May 31, 2007: $92,591) was caused by Stallion’s reduction in legal fees relating to the forward splits of Stallion’s common stock and expenses for the registration statement SB-2 during the prior year.

3.
Consulting Fees.  A decrease in consulting fees to $355,369 for the year ended May 31, 2008 ( May 31, 2007: $654,976) was caused by a reduction in the stock based compensation charge of $240,189 (May 31, 2007: $610,372).

4.
Office and Miscellaneous.  Decreased to $18,397 for the year ended May 31, 2008 (May 31, 2007: $39,463) and was caused by the reduction in the cost of developing Stallion’s website, stationary etc in the prior year.

5.	Travel: Travel costs for the year ended May 31, 2008 was $8,498 (May 31, 2007: $63,945). The reduction was caused by Chairman limiting his travel to North America.

6.	Investor relations costs decreased to $70,010 for the year ended May 31, 2008 (May 31, 2007 $134,861).

The decrease was caused by the cancellation of a contract with an investor relations firm in Germany and a reduction in conference costs associated with the presentation of Stallion to new investors.

During the current year under review, Stallion has 72,109,508 common shares issued and outstanding.  The increase in the number of issued shares from prior years was caused by a forward split of 3:1 in September 27, 2006 and a 2:1 forward split on April 17, 2007 together with issuances of common stock resulting from private placements.

Stallion continues to carefully control its expenses and overall costs as it moves forward with the development of its business plan. Stallion does not have any employees and engages personnel through outside consulting contracts or agreements or other such arrangements, including for legal, accounting and technical consultants.

Other Income

During the year ended May 31, 2008, Stallion earned $0 in interest income from the funds on deposit during the period.  (May 31, 2007: $5,657).

For the year ended May 31, 2008, the net loss was $1,157,006 ($0.02 per share). The loss per share was based on a weighted average of 71,665,177 common shares outstanding. For the same period ended May 31, 2007, the corresponding number was a loss of $1,197,372 ($0.02) based on 64,530,908 shares outstanding.

Liquidity and Capital Resources

For the year ended May 31, 2008, Stallion generated $193,563 in revenue from its business operations, however, this revenue is currently not sufficient to cover Stallion’s operating cash expenses.  Hence Stallion used Net Cash of $ 281,171 (May 31, 2007: $336,478) in its operating activities.

Since inception, Stallion has used its common stock to raise money for its optioned acquisition and for corporate expenses. Net cash provided by financing activities from inception on January 09, 2004 to May 31, 2008 was $2,595,434 as a result of gross proceeds received from sales of Stallion's common stock (less offering costs). Stallion issued 5,000,000 shares of common stock through a Section 4(2) offering in February, 2004 for cash consideration of $5,000. Stallion issued 4,000,000 shares of common stock through a Regulation S offering in May and June, 2004 for cash consideration of $40,000 to a total of 10 places. Stallion has also raised $69,300 from 43 investors through the sale of 306,500 shares at a price of $0.20 pursuant to a prospectus offering under Form SB-2 effective February 17, 2005.  During the quarter ending August 31, 2006, Stallion raised $447,520 via an issuance of shares at $0.60.  During the quarter ended November 30, 2006, Stallion raised $897,000 via an issuance of shares at $0.85.  During the quarter ended May 31, 2007, Stallion raised $265,876 via an issuance of shares at $0.10 through an exercise of warrants.  Also during the same quarter, Stallion raised $45,000 via an exercise of options at $0.375. On May 30, 2008 Stallion issued 486,000 shares pursuant to a private placement at $0.75 per share to raise $364,500.  During the year Stallion issued 1,590,000 pursuant to warrant exercises at $0.10 per share to raise $159,000.

As of May 31, 2008, Stallion's total assets which consist of cash, prepaid expenses and the Working Interest in the Mississippi  and California Prospects amounted to $1,055,392 (May 31, 2007 $1,160,830) and Stallion's total liabilities were $332,734 (May 31, 2007 $46,173).

Inflation / Currency Fluctuations

Inflation has not been a factor during the year ended May 31, 2008. Inflation is moderately higher than it was during 2007 but the actual rate of inflation is not material and is not considered a factor in Stallion's contemplated capital expenditure program.

Changes In And Disagreements With Stallion’s Accountants on Accounting And Financial Disclosure

On September 14, 2006, Chisholm, Bierwolf & Nilson LLC, Certified Public Accountants, were engaged as Stallion's independent accountant.  The change of accountant was approved by majority consent of the board of directors.  At the same meeting, the Board of Directors approved the dismissal of Cordovano & Honeck LLC as its independent accountant effective immediately.  There were no disagreements between Stallion and Cordovano & Honeck LLC on any matter of accounting principles or practices, financial statements disclosures or auditing scope and procedures. The former accountant’s report on Stallion's financial statements does not contain any adverse opinions or disclaimers of opinions and is not qualified or modified as to uncertainty other than a going concern uncertainty, auditing scope or accounting principles. Prior to engaging the new accountant, Stallion did not consult with them regarding any accounting or auditing concerns.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF STALLION

The following table sets forth, as at December 12, 2008, the total number of shares owned beneficially by present owners of 5% or more of Stallion’s total outstanding shares and by each of its directors, officers and key employees, individually and as a group. The shareholder(s) listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percentage of Class[2]
Common stock	Gerald W. Williams	30,000,000 direct	41.09%
Common stock	Christopher Paton-Gay	700,000[1] direct	.96%
Common stock	Caverly Management Inc.	3,116,000 direct	4.27%

[1] Includes 200,000 shares of common stock beneficially owned and registered in the name of Cede & Co.

[2] Calculated based on 73,009,248 shares issued and outstanding as at December 12, 2008.

Changes in Control

Presently control of Stallion can be exercised by Gerald W. Williams, who controls approximately 41.1% of Stallion’s voting shares. Stallion does not anticipate at this time any changes in control. There are no arrangements either in place or contemplated which may result in a change of control. There are no provisions within Stallion’s Articles or Bylaws that would delay or prevent a change of control.

THE OFFER

Offer to Purchase

Common Shares

We hereby offer to purchase, upon the terms and subject to the conditions of the offer, all of the outstanding Stallion common shares, including any Stallion common shares that may be issued after the date of the offer and prior to the expiry time, on the basis of 0.333333 of a share of Delta common stock, par value $0.001, and $0.0008 in cash, without interest, for each Stallion common share, subject to the terms and conditions of this prospectus.

You are encouraged to consult your own advisors regarding the tax consequences of the proposed transactions. You should carefully review the description of the tax consequences of the proposed transactions under the section entitled “Material U.S. Federal Income Tax Considerations” on page 82 of this prospectus and you are encouraged to seek independent tax advice with respect to your specific circumstances.

Warrants, Options or Other Securities

Our offer is being made only for Stallion common shares and is not being made for any warrants, options or other securities that may entitle the holder to acquire Stallion common shares. Any holder of such securities who wishes to accept the offer must exercise those securities and deposit Stallion common shares in accordance with the offer. Any such exercise must be sufficiently in advance of the expiry time to permit Stallion common shares acquired on the exercise of those securities to be tendered in the offer in accordance with the procedures described under the sections entitled “The Offer — Time for Acceptance” and “The Offer — Manner of Acceptance” on pages 70 and 71 , respectively, of this prospectus.

Fractional Shares

Fractional shares will not be issued in the offer. Instead, the number of shares to be issued to each tendering shareholder choosing to receive shares of Delta common stock as consideration for his or her shares of Stallion will be either rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For purposes of this rounding, all Stallion common shares deposited by a tendering shareholder will be aggregated.

Total Expected Issuance of Delta Shares

Based on information provided by Stallion as of December 12, 2008, the total number of Stallion common shares that are issued and outstanding is 73,009,248. Based on this number and the exchange ratio of 0.333333, the maximum amount of shares we expect to issue is approximately 24,336,392 shares of Delta common stock in connection with the offer. The disclosure in this prospectus regarding the anticipated effects of the transactions on our voting power and our shareholders’ ownership percentage in us after giving effect to the exchange of the Stallion shares for shares of our common stock is based on this expectation.

Conditions of the Offer

Subject to applicable U.S. law, we may withdraw the offer (in which event Delta shall not be required to accept for purchase and/or pay for any Stallion common shares tendered in the offer) or extend the period of time during which the offer is open (in which event we may postpone accepting for purchase and paying for any Stallion common shares tendered in the offer) unless all of the following conditions are satisfied as reasonably determined by us, or waived by us (in which event the condition or conditions waived by us will be waived with respect to all Stallion shareholders):

(a)            there shall have been properly deposited and not withdrawn that number of Stallion common shares that constitutes at least 80% of the Stallion common shares issued and outstanding on a fully-diluted basis on the date the shares are accepted for purchase;

(b)            Stallion shall not have entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing our ability to acquire Stallion or otherwise diminishing the expected economic value to us of the acquisition of Stallion including, but not limited to, any material issuance of securities of Stallion, transfer of assets, the declaration of any extraordinary dividend, the adoption of a shareholder rights plan or any other transaction not in the ordinary course of Stallion’s business;

(c)            the registration statement for the shares of Delta that may be issued upon the exchange of any Stallion shares shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated by the SEC and Delta shall have received all necessary state securities law or blue sky authorizations;

(d)            Delta shall have received waivers relating to any change of control provisions in any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Stallion or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except such waivers the absence of which would not in the aggregate materially adversely affect Stallion, us and our subsidiary;

    (e)            the Stallion directors will have provided, in a form reasonably satisfactory to Delta (i) resignations and other documents reasonably necessary to effect an orderly transition of its board of directors contemporaneously with or promptly after successful completion of the offer, including, if requested, resigning in favor of any nominees who may be specified by us and (ii) executed releases from each Stallion director releasing all claims as directors, other than existing rights to indemnification and insurance and customary directors fees and expenses for attendance at meetings of the board of directors;

(f)            there shall not be in effect as of the expiry time, as it may be extended, any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition challenging the offer, and there shall be no statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which requires consent or approval or challenges, prohibits, restricts or makes illegal the completion of the offer;

(g)            there shall not be pending any suit, action or proceeding by any governmental entity:

(i)            challenging the offer, seeking to restrain or prohibit the completion of the offer or seeking to obtain from us or Stallion or our respective subsidiaries any damages that are material to Stallion or us and our subsidiary, on a consolidated basis;

(ii)            seeking to prohibit or limit the ownership or operation by us or Stallion or our subsidiary of any material portion of the business or assets of Stallion or us or our subsidiary or to compel Stallion or us or our subsidiary to dispose of or hold separate any material portion of the business or assets of us or Stallion or our subsidiary as a result of the offer;

(iii)            seeking to prohibit us from effectively controlling in any material respect the business or operations of Stallion; or

(iv)            which otherwise is reasonably likely to have a material adverse effect on us or our subsidiary, on a consolidated basis, or Stallion;

(h)            there shall be no change in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of Stallion, that, in our reasonable judgment, has or may have a material adverse effect on Stallion, and we shall not have become aware of any fact that, in our reasonable judgment, has or may have a material adverse effect on Stallion or its business or prospects or the value to us of the common shares of Stallion;

(i)            Delta shall have obtained or received any approvals, consents, clearances or waivers required to be obtained or received from any governmental regulatory agency, authority or commission in connection with the offer; and

(j)            there shall not have occurred:

(i)            any general suspension of trading in, or limitation on prices for, securities in the over-the-counter market in the United States;

(ii)            any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or in the market price of Stallion common shares;

(iii)            any change in the general political, market, economic or financial conditions in the U.S. that could, in our reasonable judgment, have a material adverse effect upon the business, properties, assets, liabilities, capitalization, shareholders equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of Stallion;

(iv)            any material change in U.S. dollar exchange rates or a suspension of, or limitation on, the markets therefore;

(v)            a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

(vi)            any limitation (whether or not mandatory) by any government, domestic, foreign or supranational, or governmental entity on, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions;

(vii)            a commencement of war or armed hostilities or other national or international calamity involving the U.S.; or

(viii)            in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof.

The conditions listed above are for the exclusive benefit of us and we may assert them regardless of the circumstances giving rise to any of the conditions. Unless precluded from doing so by applicable law, we may, in our sole discretion, waive any of these conditions in whole or in part, in which case the condition or conditions waived by us will be waived with respect to all Stallion shareholders. Subject to any rights and remedies granted to Stallion shareholders under applicable U.S. law, our reasonable determination as to whether any condition has been satisfied shall be final and binding on all parties.  Depositing shareholders may challenge our determinations and as to whether any condition has been satisfied in a court of competent jurisdiction.

All conditions of the offer, other than those conditions dependent upon the receipt of necessary government approvals, must be satisfied or waived before the expiry time of the offer.  Those conditions which are dependent upon the receipt of necessary government approvals must be satisfied before the expiry time of the offer.

Time for Acceptance

The offer is open for acceptance, unless withdrawn or extended at our sole discretion, until the expiry time, being 5:00 p.m. (Eastern Time) on [     ●     ], 2008, or such later time or times and date or dates as we may fix from time to time.

See the section entitled “Extension of the Expiry Time or Variation or Change of the Offer” immediately below.

Extension of the Expiry Time or Variation or Change of the Offer

The offer is open for acceptance until the expiry time, being 5:00 p.m. (Eastern Time) on [     ●     ], 2008, unless earlier withdrawn.

We reserve the right at any time and from time to time to extend the offer or to vary or change the terms of the offer by giving written notice or other communication (confirmed in writing) of such extension or variation to the depositary at its principal office in New York, and by causing the depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in the section entitled “The Offer— Notices and Delivery” on page 75 of this prospectus to all Stallion shareholders. We will make a public announcement of the extension or variation as soon as possible after giving notice of an extension or variation to the depositary (and in the case of an extension of the offer, no later than 9:00 a.m. (Eastern time) on the day following the expiry time) and provide a copy of the notice to the OTCBB, if applicable. Any notice of extension or variation will be deemed to have been given and to be effective on the day it is delivered or otherwise communicated in writing to the depositary at its principal office in New York.

Where the terms of the offer are varied, the offer will not expire before 10 business days after the notice of such variation has been mailed to shareholders, unless otherwise permitted by applicable law.

If, before the expiration of all rights of withdrawal with respect to the offer, a material change occurs in the information contained in this prospectus, as amended from time to time, that would reasonably be expected to affect the decision of a Stallion shareholder to accept or reject the offer, the offeror will give written notice of such change to the depositary at its principal office in New York, and will cause the depositary to promptly provide a copy of such notice in the manner provided in the section entitled “The Offer — Notices and Delivery” on page 75 of this prospectus to all shareholders, if required by applicable law. As soon as practicable after giving notice of such a material change to the depositary, we will make a public announcement of the change in information and provide a copy of the notice thereof to the OTCBB in accordance with the section entitled “The Offer — Notices and Delivery” on page 75 of this prospectus.  In the event of a material change, including a waiver of the minimum condition or any other material condition, we will extend the offer period if necessary so that at least five days remain in the offer, following notice of the material change and in the event of a change in price, the amount of securities sought, or other similarly significant change, we will extend the offer period so that at least ten business days remain in the offer, following notice of the change.

During any such extension or in the event of a material variation or change in information, all Stallion common shares previously deposited and not accepted for purchase or withdrawn will remain subject to the offer and may be accepted for purchase by us in accordance with the terms of the offer, subject to the withdrawal rights described in the section entitled “Right to Withdraw” below. An extension of the expiry time, a variation of the terms of the offer or a change in information does not constitute a waiver by the offeror of any rights described above in the section entitled “The Offer — Conditions of the Offer” on page  68 of this prospectus. If the consideration under the offer is increased, the increased consideration will be paid to all depositing shareholders whose Stallion common shares are accepted for purchase under the offer.

We will follow any extension, termination, variation, amendment or delay as promptly as practicable, with a public announcement. In the case of an extension, variation or amendment, any related announcement will be issued no later than 5:00 p.m. (Eastern time), on the date on which the expiry time previously was to occur. Subject to applicable law and without limiting the manner in which the offeror may choose to make any public announcement, the offeror assumes no obligation to publish, advertise or otherwise communicate any public announcement of this type other than in accordance with the section entitled “The Offer — Notices and Delivery” on page 75 of this prospectus.

Acceptance of the Offer by Certain Related Parties

To our knowledge, after reasonable inquiry, none of our directors or senior officers nor any associate of our directors or senior officers, nor any person or company holding more than 10 percent of any class of our equity securities, nor any person or company acting jointly or in concert with us, propose to accept the offer, except Kulwant Sandher.  On July 15, 2008, 2008, Mr. Sandher announced that, in his capacity as a holder of Stallion common shares, he intended to support the proposal of Delta to acquire the shares of Stallion.  As of the date of this prospectus Mr. Sandher beneficially owns 762,500 Stallion common shares, which, based on information provided by Stallion on December 12, 2008, represents approximately one percent (1%) of the outstanding Stallion common shares. See the sections entitled “Background to the Offer” and “Relationships Between the Offeror and Stallion — Beneficial Ownership of and Trading in Securities of Stallion” on pages 78 and 81, respectively, of this prospectus.

Manner of Acceptance

Letter of acceptance and transmittal

You may accept the offer by delivering to Continential Stock Transfer & Trust Company who is also acting as the depositary, at the office specified in the letter of acceptance and transmittal, so as to arrive there not later than the expiry time:

•	the certificate(s) representing Stallion common shares you desire to tender; AND

•
a letter of acceptance and transmittal (printed on BLUE paper) in the form accompanying the offer or a facsimile thereof, properly completed and duly executed as required by the instructions set out in the letter of acceptance and transmittal; AND

•	any other document required by the instructions set forth in the letter of acceptance and transmittal.

Except as otherwise provided in the instructions set out in the letter of acceptance and transmittal or as may be permitted by the offeror, the signature on the letter of acceptance and transmittal must be guaranteed by an eligible institution.  [Eligible institution means a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Exchange, Inc. Medallion Signature Program (MSP).]  If a letter of acceptance and transmittal is executed by a person other than the registered holder of Stallion common shares represented by the certificate(s) that are deposited, the certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power of attorney guaranteed by an eligible institution.

Alternatively, Stallion common shares may be deposited in compliance with the procedures set forth below for guaranteed delivery not later than the expiry time.

Procedure for Guaranteed Delivery

If you would like to deposit your Stallion common shares in the offer and the certificate(s) representing Stallion common shares are not immediately available or you cannot deliver the certificate(s) and all other required documents to the depositary at or prior to the expiry time, those Stallion common shares may nevertheless be deposited if all of the following conditions are met:

•	the deposit is made by or through an eligible institution; AND

•
a notice of guaranteed delivery (printed on GREEN paper) in the form accompanying the offer or a facsimile thereof, properly completed and duly executed, including a guarantee by an eligible institution in the form specified in the notice of guaranteed delivery, is received by the depositary at the office set out in the notice of guaranteed delivery, at or prior to the expiry time; AND

•
the certificate(s) representing the deposited Stallion common shares in proper form for transfer together with a letter of acceptance and transmittal in the form accompanying the offer or a facsimile thereof, properly completed and duly executed, with any required signature guarantees and all other documents required by the letter of acceptance and transmittal, are received by the depositary at the office set out in the notice of guaranteed delivery at or prior to 5:00 p.m. (Eastern time) on the third trading day on the OTCBB after the expiry time.

The notice of guaranteed delivery may be delivered by hand or courier, transmitted by facsimile or mailed to the depositary at the office set out in the notice of guaranteed delivery and must include a guarantee by an eligible institution in the form set out in the notice of guaranteed delivery.

General

In all cases, payment for Stallion common shares deposited and accepted for purchase by us will be made only after timely receipt by the depositary of the certificate(s) representing Stallion common shares, a letter of acceptance and transmittal or a facsimile thereof, properly completed and duly executed, with the signatures guaranteed, if required, covering those Stallion common shares in accordance with the instructions in the letter of acceptance and transmittal, and any other required documents.

The method of delivery of certificates representing Stallion common shares, the letter of acceptance and transmittal and all other required documents is at the option and risk of the person depositing them. The offeror recommends that all of these documents be delivered by hand to the depositary and a receipt obtained, or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained.

If your Stallion common shares are registered in the name of a nominee you should contact your broker, investment dealer, bank, trust company or other nominee for assistance in depositing your Stallion common shares under the offer.

            All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Stallion common shares tendered in the offer will be determined by us in our sole discretion.  We reserve the absolute right to reject any and all deposits that we determine not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction. We reserve the absolute right to waive any defects or irregularities in the deposit of any Stallion common shares. Neither we nor the depositary or any other person will have any duty to give notice of any defects or irregularities in any deposit, or any liability for failure to give this notice. Depositing shareholders may challenge our determinations and interpretation of the terms and conditions of this prospectus, the letter of acceptance and transmittal and the notice of guaranteed delivery in a court of competent jurisdiction.

             No fee or commission will be payable by Stallion shareholders who deliver their shares directly to the depositary or utilize the facilities of a soliciting dealer to accept the offer.

The offeror reserves the right, in accordance with applicable law, to permit a Stallion shareholder to accept the offer in a manner other than as set out above.

Acceptance for Purchase of, and Payment for, Deposited Stallion Common Shares

If all conditions described in the section entitled “The Offer — Conditions of the Offer” on page 68 of this prospectus have been satisfied or waived by us at the expiry time, all Stallion common shares that have been properly deposited and not withdrawn will be required, in accordance with applicable U.S. law, to be accepted by us for purchase and paid for through the issuance of shares of our common stock or payment of cash, as the case may be, promptly following the expiry time and in any event, not later than the third business day after the expiry time.

Subject to applicable law, we expressly reserve the right to delay accepting for purchase and paying for any Stallion common shares. No Stallion common shares properly tendered in the offer will be accepted for purchase unless all Stallion common shares then properly tendered in the offer are accepted for purchase.

Stallion common shares properly deposited and not withdrawn in the offer will be deemed to have been accepted for purchase and accepted for payment if, as and when we give written notice or other communication confirmed in writing to the depository atits principal office in New York.

Delta will pay for Stallion common shares properly tendered in the offer and not withdrawn by providing the depositary with certificates for shares of our common stock and cash for transmittal to depositing shareholders. Under no circumstances will interest accrue or be paid to persons depositing Stallion common shares by us, regardless of any delay in making payment for those shares.

Fractional shares will not be issued in the offer. Instead, the number of shares of Delta common stock to be issued to each shareholder choosing to receive such shares will be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the next whole number. For purposes of this rounding, all Stallion common shares deposited by a shareholder will be aggregated.

The depositary will act as the agent of the shareholders who have properly deposited Stallion common shares under the offer for the purposes of receiving payment under the offer and transmitting that payment to those shareholders, and receipt of payment by the depositary will be deemed to constitute receipt of payment by those shareholders who have properly deposited Stallion common shares.

Settlement with each Stallion shareholder who has properly deposited Stallion common shares under the offer will be made by the depositary by forwarding a certificate representing the shares of our common stock and cash as payment for Stallion common shares accepted for purchase. Unless otherwise specified by the shareholder in the letter of acceptance and transmittal, share certificates will be issued to Stallion shareholders in the name of the registered holder of the common shares so deposited and forwarded by first class mail to the address specified in the letter of acceptance and transmittal.  If no address is specified, share certificates will be sent to the address of the shareholder as shown on the register of shareholders maintained by or on behalf of Stallion. Share certificates mailed in accordance with this paragraph will be deemed to be delivered and payment will be deemed to be made at the time of mailing.

If the consideration payable in the offer is increased before the expiry time, the increased consideration will be paid for all Stallion common shares acquired in the offer, regardless of whether those shares were deposited before that increase in the consideration.

Power of Attorney

The execution of a letter of acceptance and transmittal by a shareholder irrevocably appoints Delta or its designees as the true and lawful agent, attorney and attorney in fact of that shareholder with respect to Stallion common shares deposited and purchased under the offer, and with respect to any and all stock dividends, securities, rights, warrants or other interests or distributions accrued, declared, paid, issued, transferred, made or distributed on or in

respect of the purchased Stallion common shares on or after [     ●     ], 2008. This appointment is effective from and after the date the purchased common shares are accepted for purchase and paid for under the offer, which we refer to as the effective date. This appointment affords Delta full power of substitution (such power of attorney being coupled with an interest being irrevocable), in the name and on behalf of the holder who deposited those Stallion common shares, to:

•	register, record, transfer and enter the transfer of the purchased common shares and any other securities of Stallion on the books of Stallion;

•
vote, execute and deliver any instruments of proxy, authorizations and consents in form and on terms satisfactory to Delta in respect of any purchased common shares and any or all other securities of Stallion, revoke any such instrument, authorization or consent given prior to or after the effective date, designate in any such instruments of proxy any person(s) as the proxy or the proxy nominee(s) of the shareholder in respect of those purchased common shares and those other securities for all purposes;

•	execute, endorse and negotiate any checks or other instruments representing any distribution payable to the holder; and

•	exercise any and all other rights of a holder of purchased common shares and any other securities.

In addition, a Stallion shareholder who executes a letter of acceptance and transmittal agrees, from and after the date on which the purchased common shares are accepted for purchase and paid for under the offer:

•	not to vote any of the purchased common shares or other securities at any meeting of holders of those securities;

•	not to exercise any other rights or privileges attached to any of those securities; and

•	to deliver to Delta any and all instruments of proxy, authorizations or consents received in respect of all those securities.

All prior proxies given by a holder of purchased common shares with respect to those purchased common shares and to those other securities shall be revoked at the date on which the purchased common shares are accepted for purchase and paid for under the offer and no subsequent proxies may be given by that holder with respect to those purchased common shares or other securities.

Depositing Shareholders’ Representations and Warranties

The deposit of Stallion common shares in the offer will create and constitute a binding agreement between the applicable shareholder and Delta upon the terms and subject to the conditions of the offer, including the shareholder’s representation and warranty that:

•
such shareholder has full power and authority to deposit, sell, assign and transfer Stallion common shares (and any other securities) being deposited and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Stallion common shares (and other securities) to any other person;

•	the shareholder owns Stallion common shares (and any other securities) being deposited within the meaning of applicable securities laws;

•	the deposit of those Stallion common shares (and any other securities) complies with applicable securities laws; and

•
when those Stallion common shares (and any other securities) are accepted for purchase and paid for under the offer, Delta will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances and claims.

Return of Stallion Common Shares

If any Stallion common shares tendered in the offer are not accepted for purchase in the offer, or certificates are submitted for more Stallion common shares than are properly tendered, certificates for those Stallion common shares that are not accepted for purchase (or were not properly tendered) will be returned to the depositing Stallion shareholder without expense to the shareholder as soon as practicable after the expiry time or withdrawal or termination of the offer by sending certificates representing Stallion common shares not purchased by first class mail in the name of and to the address specified by the shareholder in the letter of acceptance and transmittal or, if a name or address is not specified, in the name and to the address as shown on the share register maintained by or on behalf of Stallion.

Mail Service Interruption

Notwithstanding any other provisions of this offer, the letter of acceptance and transmittal and the notice of guaranteed delivery, share certificates and other relevant documents will not be mailed if we determine, in our reasonable discretion, that delivery by mail may be delayed by a disruption of mail service. Stallion shareholders entitled to share certificates and/or other relevant documents that are not mailed for this reason may take delivery thereof at the office of the depositary at which they deposited their Stallion common shares until such time as we have determined, in our reasonable discretion, that delivery by mail will no longer be delayed. Notwithstanding the section entitled “The Offer — Acceptance for Purchase of, and Payment for, Deposited Stallion Common Shares” on page 73 of this prospectus, but subject to the section entitled “The Offer — Notices and Delivery” on page 75 of this prospectus, share certificates and other relevant documents not mailed for this reason will, subject to applicable law, be conclusively deemed to have been delivered on the first day upon which they are available for delivery at the office of the depositary at which Stallion common shares were deposited. Notice of any such determination by Delta shall be given to holders of Stallion common shares in accordance with the section entitled “The Offer — Notices and Delivery” on page 75 of this prospectus.

Notices and Delivery

Except as otherwise provided in this offer, any notice that we or the depositary may provide, give or cause to be given under the offer will be deemed to have been properly given if mailed to the registered holders of Stallion common shares at their respective addresses appearing in the registers maintained in respect of such Stallion common shares and will be deemed to have been delivered and received on the mailing date. These provisions shall apply notwithstanding any accidental omission to provide or give notice to any one or more holders of Stallion common shares and notwithstanding interruption of mail service following mailing. In the event of any interruption of mail service, we intend to make reasonable efforts to disseminate the notice by other means, such as publication. Subject to the approval of applicable regulatory authorities, in the event of any interruption of mail service, any notice that we or the depositary may provide, give or cause to be given under the offer will be deemed to have been properly provided or given to or received by holders of Stallion common shares if it is publicly disseminated in a manner provided by Regulation FD.

Right to Withdraw

Except as indicated herein or as otherwise required by applicable law, deposits of Stallion common shares are irrevocable after the expiration of the offer. Stallion common shares tendered in the offer may be withdrawn by or on behalf of the depositing shareholder (unless otherwise required or permitted by applicable law):

(a)            at any time during the period that the offer remains open;

(b)            if the Stallion common shares have not been paid for by us within three business days after having been accepted for purchase; or

(c)            at any time before the expiration of 10 days from the date upon which either:

(i)            a notice of change relating to a change in the information contained in the offer, as amended from time to time, that would reasonably be expected to affect the decision of a Stallion shareholder to accept or reject the offer (other than a change that is not within our control or our affiliates, unless it is a change in a material fact relating to the shares of our common stock), in the event that such change occurs at or before the expiry time or after the expiry time but before the expiry of all rights of withdrawal in respect of the offer; or

(ii)            a notice of variation concerning a variation in the terms of the offer (other than a variation consisting solely of an increase in the consideration offered for Stallion common shares where the expiry time is not extended for more than 10 days);

is mailed, delivered, or otherwise properly communicated, but subject to abridgement of that period pursuant to such order or orders as may be granted by applicable courts or securities regulatory authorities and only if such deposited shares have not been accepted for purchase by the offeror at the date of the notice.

Notice of withdrawal of deposited Stallion common shares must:

(i)            be made by a method that provides the depository with a written or printed copy of such notice (which includes a facsimile);

(ii)            be made by or on behalf of the depositing shareholder;

(iii)            be signed by or on behalf of the shareholder who signed the letter of acceptance and transmittal that accompanied Stallion common shares being withdrawn;

(iv)            specify the shareholder’s identity, the number of Stallion common shares to be withdrawn, the name of the registered shareholder of, and the certificate number shown on each certificate evidencing, Stallion common shares being withdrawn; and

(v)            be actually received by the depository within the applicable time specified above.

Any signature in the withdrawal notice must be guaranteed in the same manner as in the letter of acceptance and transmittal.

Withdrawals may not be rescinded. Any Stallion common shares withdrawn will be deemed not properly deposited for the purposes of the offer, but may be re-deposited at any time on or prior to the expiry time by following the applicable procedures described in the section entitled “The Offer — Manner of Acceptance” on page  71 of this prospectus.

Dividends and Distributions

If, on or after the date of the offer, Stallion should subdivide, consolidate or otherwise materially change any of its common shares or its capitalization or disclose that it has taken any such action, we may make such adjustments as we deem appropriate to reflect such subdivision, consolidation or other change in the purchase price and other terms of the offer including (without limitation) the type of securities offered to be purchased and the amounts payable therefor.

Stallion common shares acquired in the offer shall be acquired free and clear of all encumbrances, together with all rights and benefits arising therefrom including the right to any and all cash and stock dividends, securities, rights, warrants or other interests or distributions which may be accrued, declared, paid, issued, distributed, made or transferred on or in respect of such Stallion common shares and which are made payable or distributable to the holders of those Stallion common shares of record on a date on or after the date of the offer. If Stallion should declare or pay any cash or stock dividend or make any other distribution on, or issue any securities, rights, warrants or other interests or distributions in respect of, deposited Stallion common shares after the date of the offer, such dividend, distribution or rights will be received and held by the depositing Stallion shareholder for the account of Delta, and:

(i)            in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments shall be received and held by the depositing shareholders for their own account, and to the extent that such dividends, distributions or payments do not exceed the value of the consideration per Stallion common share payable by us in the offer (as determined by us), the consideration will be reduced by that number of shares of our common stock or the amount of cash payable having a value equal to the amount of such dividend, distribution or payment;

(ii)            in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distribution, payment, right or other interest shall be delivered by depositing shareholders to the depositary for the account of us, accompanied by appropriate documentation of transfer; and

(iii)            in the case of any cash dividends, distributions or payments in an amount that exceeds the consideration per common share payable by us (as determined by us), the whole of any such cash dividend, distribution or payment shall be received and held by the depositing shareholders for the account of us and shall be required to be promptly remitted and transferred by the depositing shareholders to the depositary for the account of us, accompanied by appropriate documentation of transfer.

Pending such remittance (in the case of (ii) and (iii) above), we will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold all of the shares of our common stock and cash payable otherwise issuable by us to the non-remitting shareholder in the offer or deduct from the number of shares and cash payable with a value equal to the amount or value of the dividend, distribution, payment right or other interest, as determined by us in our sole discretion.

Source and Amount of Funds

Each Stallion common share which is tendered in the offer and accepted for purchase will be exchanged for 0.333333 of a share of Delta common stock, and cash in the amount of $0.0008.  In the event that we purchase all of the issued and outstanding common stock of Stallion, we anticipate issuing 24,336,392 shares of our common stock and paying approximately $58,400 as the cash component of the consideration.  The tender offer is not conditioned upon us obtaining financing and no part of the funds and consideration required will be borrowed.  The cash component of the consideration will be paid from cash on hand.  As of September 30, 2008, we had cash and cash equivalents of $1,072,012.

Market Purchases

We will not acquire beneficial ownership of Stallion common shares while the offer is outstanding, other than in the offer.

Other Terms

We reserve the right to transfer to one or more of our affiliates the right to purchase all or any portion of Stallion common shares tendered in the offer, but any such transfer will not relieve us of our and its obligations under the offer and will in no way prejudice the rights of persons depositing Stallion common shares to receive payment for Stallion common shares validly deposited and accepted for payment in the offer.

No broker, dealer or other person has been authorized to give any information or to make any representation or warranty on behalf of us or any of our affiliates in connection with the offer other than as contained in the offer, and, if any such information, representation or warranty is given or made, it must not be relied upon as having been authorized.

The provisions of this prospectus, together with the letter of acceptance and transmittal and the notice of guaranteed delivery accompanying this prospectus collectively comprise the terms and conditions of the offer.

We will determine in our reasonable discretion all questions relating to the interpretation of this prospectus, the letter of acceptance and transmittal and the notice of guaranteed delivery, the validity (including time of receipt) of any acceptance of the offer and any withdrawal of Stallion common shares, including, without limitation, the satisfaction or non-satisfaction of any condition, the validity, time and effect of any deposit of Stallion common shares or notice of withdrawal of Stallion common shares, and the due completion and execution of the letter of acceptance and transmittal. Subject to any legal recourse Stallion shareholders may have regarding the conditions to our offer, our reasonable determination of such matters, shall be final and binding for all purposes. Depositing shareholders may challenge our determinations and interpretation of the conditions of our offer in a court of competent jurisdiction.  We reserve the right to waive any defect in acceptance with respect to any particular Stallion common share or any particular shareholder. There shall be no obligation on us, the soliciting dealers or the depositary to give notice of any defects or irregularities in any acceptance or notice of withdrawal and no liability shall be incurred by any of them for failure to give any such notification.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The offer is not being made to, nor will deposits be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of any such jurisdiction. However, we may, in our and their sole discretion, take such action as we may deem necessary to extend the offer to Stallion shareholders in any such jurisdiction.

Dissenters’ Rights

No dissenters’ rights are available in connection with the offer.

BACKGROUND TO THE OFFER

Background of the Offer

Delta’s board of directors began exploring the possibility of engaging a strategic acquisition of an oil and gas exploration company in January of 2007.  On May 1, 2007 the board of directors entered into discussions with a Canadian company with a view towards consolidating the two companies, however no satisfactory agreement was reached.

               On January 15, 2008 Delta’s board of directors convened a meeting to further discuss a strategic acquisition of an oil and gas exploration company in the United States.  The board of directors determined that growth through acquisition was consistent with Delta’s business model, could potentially introduce Delta to new future business prospects, may allow for the addition of assets without substantially increasing its overhead, may result in the broadening of the board of directors by offering board seats to qualified executives of a target company and may enable Delta to qualify for having its securities listed on  a higher level of exchange.  Following the meeting, the board of directors authorized Douglas Bolen, Delta’s Chief Executive Officer, to continue to evaluate the market and to identify potential acquisition candidates.

When Delta hired its Chief Financial Officer, Mr. Kulwant Sandher in January of 2007, Mr. Sandher was serving as the Chief Financial Officer for Stallion.  As a result of this connection, Mr. Bolen decided to follow the progress of Stallion and began to consider the benefits of combining the two companies.  After careful consideration, Mr. Bolen believed that Stallion might be a viable acquisition candidate and informally communicated this belief to various members of Delta’s board of directors during this time period.  On March 13, 2008, the board of directors identified Stallion as a potential acquisition candidate and authorized Douglas Bolen, to contact representatives of Stallion to discuss a possible combination of Stallion and Delta.

On April 29, 2008, Mr. Bolen contacted Christopher Paton-Gay, Stallion’s Chief Executive Officer, to discuss a potential combination of Stallion and Delta.  Delta inquired as to Stallion’s plans for the future, whether it had any oil and gas prospects to explore and whether it had the funds to perform such exploration.  Stallion responded that it did, in fact, have inroads in California which could potentially be explored if it had the funds to do so.  Delta informed Stallion that it has ongoing relationships with operators in Saskatchewan, Oklahoma and Mississippi and tht such operators notify Delta of new drilling prospects on a regular basis.  The merits of such a business combination were discussed including, but not limited to, the combined asset base, the structure of the board of directors and management, the plan for each company going forward, any potential drilling opportunities for the companies and the cost of the transaction.  Delta and Stallion also presented financial and other information to the other party, including information concerning their respective assets and cash flows, the various expected well lives of their drilling rights and properties and the expenses associated with each prospect.  In addition, Delta indicated that it receives and reviews drilling prospects from other third parties on a regular basis.  Delta and Stallion also discussed who would serve as the president and Chief Executive Officer of the combined entity and concluded that Mr. Paton-Gay would likely take the position of Chief Executive Officer and Mr. Bolen would continue as Chairman of the board of directors and President of the combined entity.

During this time period Stallion reviewed various documents in connection with the proposed combination, including, but not limted to Delta’s financial statements, to determine whether the combination was in the best interests of its stockholders.  Stallion inquired as to how the companies should be valued for the purposes of the business combination.  Both companies believed that share price alone was not a sufficient basis for determining the value of each entity and decided that the cash flows and asset base of each company should also be considered.  After reviewing Delta’s properties and financial statements, Stallion was satisfied that the combined business would provide greater value to its stockholders even though they may experience some dilution of their ownership.  Stallion believed that the combined entity would likely experience more growth and thereby create enhanced shareholder value through the combination of the board of directors, assets and drilling prospects of each company. Delta and Stallion each went through their respective shareholder lists and discussed various methods of combining the companies, but no definitive conclusions were reached with regard to the best combination mechanism.

Between January 15, 2008 and July 8, 2008, Douglas Bolen continued to investigate the merits of a strategic acquisition of and/or combination with an oil and gas exploration company.  He spoke informally with persons considered advisors regarding their opinion as to the feasibility of such a transaction and such persons expressly agreed to maintain the disclosed information in confidence and without revealing the identity of Stallion.  Mr. Bolen also engaged attorneys from Quarles & Brady LLP for advice with respect to how to structure the transaction. Primarily, the inquiries made by Mr. Bolen concerned how the markets would perceive such a business combination, whether the earnings dilution suffered by Delta as a result of the combination would have a negative impact on the market price for Delta’s shares, whether the combined business entity would qualify for listing on any exchange other than the OTCBB, and whether there would be greater financing opportunities for the combined entity.  The responses and comments Delta received from these participants included that the market would likely view positively the business combination because it would demonstrate growth in Delta beyond the growth it has been experiencing from its direct participation in additional oil and gas prospects.  Delta was informed that the mining sector had been experiencing a trend in business combinations to reduce overhead and expenses and to add strength to the balance sheets of the surviving entities.  Delta was advised that the same synergies were possible to achieve in the oil and gas sector as well.  Delta was further advised that the earnings dilution suffered by the existing Delta stockholders as a result of the new issuance of stock would likely not be negatively viewed, provided the shareholders would receive future earnings.  Delta was also advised that the combined entity would likely have greater financing opportunities.  Also during this time period, Delta’s board of directors further reviewed the market data related to Stallion, its financial statements, the resumes of its directors and officers, its SEC filings, its material contracts and minute books, and other relevant information.

On July 8, 2008, Delta’s board of directors met and discussed the results of all discussions with Stallion and other advisors to date and Mr. Bolen advised the board that while future acquisition targets might also be identified, neither Mr. Bolen nor the advisors he had consulted had identified any other viable targets at that time. The board determined that a strategic acquisition of Stallion was advisable and in the best interests of Delta and its stockholders and approved the acquisition of Stallion.

                On July 9, 2008 Delta’s board of directors notified representatives of Stallion that it intended to proceed with an offer to purchase the common stock of Stallion.  For the reasons articulated above, Stallion agreed that the acquisition would likely be acceptable to its stockholders and that the business combination would be in the best interests of its stockholders.

On July 15, 2008 Christopher Paton-Gay notified Douglas Bolen that Stallion’s board of directors intended to recommend that its stockholders vote in favor of an offer by Delta to acquire the outstanding shares of Stallion common stock.

Reasons for the Offer

Historically, we have attempted to grow our business through the acquisition of working interests in oil and gas properties in order to create cash flow and increased returns to our shareholders.  With a view toward expanding our portfolio of properties, we have decided to consider various strategic options available to us, including, among other things, the acquisition of a similarly situated oil and gas exploration company.  We believe that the strategic acquisition of another oil and gas exploration company would benefit our stockholders for the following reasons:

1.
Increased Asset Base and Revenues:  A strategic acquisition of Stallion will increase our asset base and revenues and increase the overall size of our company making us more attractive to potential investors and increasing the value of our company.

2.
Cost Savings: Many companies in the resource exploration and development industry have consolidated operations due to the increased costs associated with operating public companies.  We have experienced these rising costs and believe that a strategic acquisition will allow us to consolidate certain of our costs which will result in increased earnings.

3.
Increased Opportunities:  We believes that our management will be able to draw upon the industry contacts of Stallion to identify potential investment opportunities in working oil and gas interests.  In addition, we anticipates that we will work closely with the management of Stallion and will gain expertise from the experience of those involved with Stallion.

In deciding whether or not to pursue the proposed offer, Delta carefully considered the benefits to Delta shareholders.  Although our shareholders will experience a dilution of their ownership in Delta in connection with the completion of the offer, we anticipate that the acquisition will allow us to capitalize on our strengths and increase Delta’s profitability and position in the market.  Moreover, we believe that using our common stock as consideration for a strategic acquisition, will allow us to reserve cash for further exploration activities.  We believe that the strategic acquisition of Stallion will  increase the attractiveness and liquidity of our shares and thereby increase shareholder value.

INTENTIONS OF THE OFFEROR
Strategic Rationale for the Offer

Delta is an exploration company focused on developing North American oil and natural gas reserves. Our current focus is on the exploration of our land portfolio comprised of working interests in acreage in Palmetto Point, Mississippi; Southern Saskatchewan, Canada; the Southern Alberta Foothills area in Canada; and South Central, Oklahoma.

Stallion is engaged in the business of exploring for and producing oil and natural gas. Its involvement in the oil and natural gas business to date has been through its participating interest in an exploration program on the Wilcox formation located in Mississippi.  It has participated in drilling six Frio wells and one Wilcox well to date, which has resulted in one producing well, two abandoned wells, one well that has been completed as a gas well and from which production is pending. It funded a total of $1,200,000 of the four hole drill program on the Wilcox formation.  Stallion also has a right to participate in a drill program on the Frio formation, which will consist of up to 16 drill holes.

If the offer is successfully completed, the voting power of our shareholders will be diluted and it is expected that the shareholders of Stallion will own, in the aggregate, approximately 34% of the outstanding shares and voting power of Delta (or approximately 33% on a fully-diluted basis).

We believe that there are significant benefits to bringing together Delta and Stallion, including that the combined company will have:

•
Enhanced trading liquidity and better market focus. Delta expects that the successful completion of the acquisition of Stallion would result in increased market capitalization and trading liquidity of the combined company, resulting in better market focus. Because of the increased market capitalization and liquidity of the combined company, we expect that the combined company will have greater access to equity and debt capital markets than Delta currently does, and greater appeal to institutional investors. We expect that the enhanced access to the equity and debt capital markets resulting from the acquisition of Stallion would provide management of the combined company greater flexibility to execute its business plan under various financial market conditions.

•
Additional technical expertise. We believe that Stallion has quality management with good technical expertise. We hope to retain at least some of these key members of management following the successful completion of the offer to assist in our business and operations going forward.

Purpose of the Offer

We are making the offer in order for us to ultimately acquire, directly or indirectly, at least 80% of all of the issued and outstanding Stallion common shares on a fully-diluted basis.

Plans for Stallion

Delta intends to operate Stallion’s business in substantially the manner in which it is currently conducted following the consummation of the proposed transaction.  Nevertheless, in connection with the offer, Delta has reviewed and will continue to review various possible business strategies and changes that it might consider in the event that it acquires control of Stallion, pursuant to the offer.  Following a review of additional information regarding Stallion, these changes could include, among other things, changes in Stallion’s business, operations, personnel, employee benefit plans, corporate structure, capitalization, governing documents and management.

Removal from OTCBB; Termination of Registration

Once the offer is consummated, if Stallion qualifies for termination of registration under the Exchange Act, Delta intends to cause Stallion to file a Form 15 with the SEC to terminate the registration of Stallion common stock under the Exchange Act.  The consummation of the offer may also result in the removal of Stallion common stock from the OTCBB.

Effect of the Offer on the Market for the Shares of Stallion Common Stock

According to Stallion’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, the shares of  Stallion common stock are quoted on the OTCBB and there were approximately 25 holders of record of Stallion common stock as of May 31, 2008 and an undetermined number of beneficial holders.  The exchange of shares of Stallion common stock by Delta pursuant to the offer will reduce the number of holders of Stallion common stock and the number of shares of Stallion common stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining shares of Stallion common stock held by the public.  The extent of the public market for Stallion common stock and the availability of quotations reported on the OTCBB depends upon the number of stockholders holding Stallion common stock, the aggregate market value of the shares remaining at such time, the interest of maintaining a market in the shares on the part of any securities firms and other factors.   Stallion common stock will cease to be quoted on the OTCBB upon completion of the offer.

Registration Under the Exchange Act

Based upon Stallion’s public filings with the SEC, Delta believes that Stallion common stock is currently registered under the Exchange Act.  This registration may be terminated by Stallion filing a Form 15 with the SEC if Stallion common stock is not listed on a “national securities exchange” and there are fewer than 300 record holders.  Termination of registration would substantially reduce the information required to be furnished by Stallion to holders of Stallion common stock and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with stockholders’ meetings and the requirements of Exchange Act Rule 13e-3 with respect to “going private” transactions, no longer applicable to Stallion common stock.  In addition, “affiliates” of Stallion and persons holding “restricted securities” of Stallion may be deprived of the ability to dispose of these securities pursuant to Rule 144 under the Securities Act.  Delta currently intends to cause the registration of Stallion common stock under the Exchange Act to be terminated upon successful completion of the offer.

INVESTMENT CONSIDERATIONS

We believe that the consideration offered for Stallion common shares under the offer is fair. You are urged to consider the following factors in making your decision to accept the offer.

The consideration offered under the offer provides a premium for Stallion’s shareholders.

We are offering to purchase, upon the terms and subject to the conditions of the offer, all of the outstanding Stallion common shares, including any Stallion common shares that may be issued after the date of the offer and prior to the expiry time, for 0.333333 shares of Delta common stock and $0.0008 in cash for each share of Stallion common stock tendered in the offer. An analysis of the comparative assets and cash flows of both Stallion and Delta, as at the date of the most recently filed financial statement for each company, reflect that Delta's cash flows were approximately 3 times those of Stallion and the discounted value of  Delta's assets were approximately 4 times those of Stallion.

The liquidity and trading price of Stallion’s common shares may be adversely affected if we are not successful in acquiring 100% of Stallion’s common shares.

Our acquisition of any Stallion common shares under the offer will reduce the number of Stallion common shares that might otherwise trade publicly, as well as the number of shareholders. Depending on the number of shareholders depositing and the number of Stallion common shares acquired by us under the offer, following the completion of the offer, the liquidity and market value of the remaining Stallion common shares held by the public would likely be adversely affected. Upon successful completion of the offer, Stallion may cease making filings with the SEC or cease being subject to the SEC rules relating to publicly held companies.

Upon Successful Completion of the Offer We May Cause Stallion to Have Quotation of its Shares Ceased on the OTCBB.

 We intend to cause Stallion to cease to have its shares quoted on the OTCBB as soon as practicable after the successful completion of the offer.

RELATIONSHIPS BETWEEN THE OFFEROR AND STALLION

Beneficial Ownership of and Trading in Securities of Stallion

As of the date hereof, Kulwant Sandher, our Chief Financial Officer, beneficially owns 762,500 Stallion common shares, which represents approximately one percent (1%) of the outstanding Stallion common shares as of December 12, 2008. Other than such securities, no securities of Stallion, are owned beneficially, directly or indirectly, nor is control or direction exercised over any securities of Stallion, by our directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of our associates or affiliates, by any associate of our directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of our securities. No person is acting jointly or in concert with us with respect to the offer.

Except for Stallion common shares issued to Kulwant Sandher as compensation for services rendered during such time that he served as Stallion’s Chief Financial Officer, no securities of Stallion have been purchased or sold during the 12-month period preceding the date of the offer by the offeror or the offeror’s directors or executive officers or, to the knowledge of such directors and executive officers after reasonable inquiry, by any of the offeror’s associates or affiliates, by any associate of the offeror’s directors or executive officers or by any person or company owning, directly or indirectly, more than 10% of any class of securities of the offeror.

Commitments to Acquire Securities of Stallion

Except in connection with the offer, we have not nor have any of our directors or executive officers, nor to the knowledge of our directors and executive officers after reasonable inquiry, any of our associates or affiliates, any associate of any of our directors or executive officers or any person or company owning, directly or indirectly, more than 10% of any class of our securities entered into any commitments to acquire any equity securities of Stallion.

Arrangements, Agreements or Understandings

Except as described in this prospectus or in the attached appendices or documents, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates have any contract, arrangement, understanding or relationship with any other person with respect to any securities of Stallion, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in the offer, there have been no contacts, negotiations or transactions between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Stallion or its affiliates, on the other hand, relating to any merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we, nor, to the best of our knowledge, any of the our directors, executive officers or other affiliates has had any transaction with Stallion or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

There are no arrangements or agreements made or proposed to be made between us and any of the directors or executive officers of Stallion and no payments or other benefits are proposed to be made or given by us to such directors or executive officers as compensation for loss of office or as compensation for remaining in or retiring from office if the offer is consummated.

MATERIAL CHANGES AND OTHER INFORMATION

Except for the offer and as otherwise disclosed publicly by Stallion, we are not aware of any information which indicates that any material change has occurred in the affairs of Stallion since the date of the last available published financial statements of Stallion.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

It is the opinion of Quarles & Brady LLP, counsel to Delta Oil & Gas, Inc. ("Delta"), that the material U.S. federal income tax consequences to shareholders who exchange their common shares in The Stallion Group, a Nevada corporation ("Stallion"), in exchange for a combination of cash and Delta common shares in the offer are as described in the following summary, subject to the assumptions, caveats and conditions set forth in the summary.

This summary is included for general information purposes only and does not purport to be a complete technical analysis or listing of all potential U.S. tax consequences that may be relevant to holders of Stallion common shares. It is not intended to be, nor should it be construed as being, legal or tax advice. For this reason, holders of Stallion common shares should consult their own tax advisors concerning the tax consequences of the proposed transaction. Further, this summary does not address any tax consequences arising under the income or other tax laws of any state, local or foreign jurisdiction or any tax treaties.

This discussion is based upon the provisions of the Code, the related Treasury regulations, administrative interpretations and court decisions, in each case as in effect or available as of the date of the offer, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the proposed transaction.

This discussion applies only to persons that hold their Stallion common shares as capital assets within the meaning of section 1221 of the Code.   This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders of Stallion common shares in light of their particular circumstances or that may be applicable to them if they are subject to special treatment under the U.S. federal income tax laws. Specifically, this summary does not address tax consequences that may apply to a holder of Stallion common shares that is:

•	a financial institution, thrift, insurance company or mutual fund;

•	a tax-exempt organization;

•	an S corporation, an entity taxable as a partnership for U.S. federal income tax purposes or other pass-through entity or an owner thereof;

•	a dealer in stocks and securities or foreign currencies or a trader or an investor in Stallion common shares who elects the mark-to-market method of accounting for such stock;

•
a shareholder who received Stallion common shares from the exercise of employee stock options, stock purchase plans or otherwise as compensation, or from a tax-qualified retirement plan, individual retirement account or other qualified savings account;

•	a U.S. holder (defined below) that has a functional currency other than the U.S. dollar;

•	an expatriate or former long-term resident of the United States;

•
a shareholder who holds Stallion common shares as part of a hedge against currency risk, straddle or a constructive sale or conversion transaction, or other risk reduction or integrated investment transaction.

U.S. Federal Income Tax Consequences to U.S. Holders of  Stallion Common Shares

For purposes of this summary, the term “U.S. holder” means a beneficial owner of Stallion common shares who is (i) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes; (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) a trust, if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or (iv) an estate that is subject to U.S. federal income tax on its income regardless of its source.

An entity that is classified as a partnership for U.S. federal income tax purposes is neither a U.S. holder nor a non-U.S. holder. The U.S. federal income tax treatment of a partnership and its partners depends upon a variety of factors not specifically addressed herein, including the activities of the partnership and the partners. Holders of Stallion common shares that are partnerships for U.S. federal income tax purposes, and partners in any such partnership, should consult their tax advisors concerning the U.S. federal income tax consequences of the exchange of Stallion common shares in the offer and of owning and disposing of shares of common stock of Delta.

U.S. Federal Income Tax Consequences of the Exchange by a U.S. Holder of Stallion Common Shares for a Combination of Cash and Delta Common Shares

This summary assumes that, as contemplated, (i) the offer will be consummated in accordance with the terms described herein, (ii) pursuant to the offer, Delta will obtain shares of the single class of outstanding stock of Stallion, (iii) the consideration received by the shareholders of Stallion for each share of Stallion stock exchanged in the offer (or in any other transaction that may be integrated with the offer for U.S. federal income tax purposes) will be a combination of cash and Delta common shares, and (iv) Stallion will thereafter be a corporate subsidiary of Delta.

The offer is not intended to qualify as a tax deferred transaction under Section 368(a) of the Code (a “reorganization”) or under Section 351 of the Code; but is instead intended to be treated as a taxable exchange under Section 1001 of the Code.  We have not requested, nor do we intend to request, an opinion from United States legal counsel or a ruling from the IRS regarding the tax characterization or consequences of the offer.

If the offer is treated as a taxable exchange under Section 1001 of the Code, the following United States federal income tax consequences will result to U.S. holders that exchange Stallion common shares: (a) gain or loss  will be recognized by a U.S. holder that exchanges Stallion common shares for a combination of cash and Delta common shares in the offer; (b) the amount of such recognized gain or loss will be equal to the difference between (i) the amount of cash plus the fair market value of the Delta common shares such holder receives, and (ii) such holder’s adjusted tax basis for the Stallion shares exchanged; (c) such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the Stallion shares is more than one year as of the date of the exchange; (d) the tax basis of a U.S. holder in the Delta common shares acquired in exchange for Stallion common shares in the offer will be equal to the fair market value of the Delta common shares on the effective date of the exchange; and (e) the holding period of a U.S. holder for the Delta common shares acquired in exchange for Stallion common shares in the offer will begin on the day following the date of the exchange, and will not include such U.S. holder’s holding period for Stallion common shares exchanged.  In the case of a non-corporate holder of Stallion shares, long-term capital gain will generally be taxed at a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.

U.S. Federal Income Tax Consequences Arising from Holding or Disposing of the Delta Common Shares.

Receipt of Distributions

Distributions, if any, paid by Delta with respect to the Delta common shares out of Delta's current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be taxable as dividend income to U.S. holders.  Dividends paid with respect to the Delta common shares on or before December 31, 2010, are expected to qualify for the lower tax rates applicable to net capital gains.  To the extent that the amount of any distribution exceeds Delta's current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis, and any excess will be treated as capital gain.

Dispositions of Delta Common Shares

Generally, a U.S. holder will recognize gain or loss on any sale, exchange or other disposition of the Delta common shares. The amount of gain or loss recognized will equal the difference between the holder’s adjusted tax basis in the Delta common shares and the amount realized from the sale, exchange or other disposition, unless the disposition transaction qualifies for non-recognition treatment. Gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period is more than one year. In the case of U.S. holders who are individuals, trusts or estates, any such long-term capital gain may be taxed at preferential rates. The deductibility of losses may be subject to limitations.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Stallion Common Shares

For purposes of this summary, the term non-U.S. holder means a beneficial owner of Stallion common shares that is not treated as a partnership for U.S. federal income tax purposes, and that is not a U.S. holder. (See the discussion of partnerships under the section entitled “U.S. Federal Income Tax Consequences to U.S. Holders of Stallion Common Shares,” above.)

As stated previously, this summary does not address the U.S. federal income tax consequences to shareholders that are subject to special rules. It also does not apply to a non-U.S. holder that is affected by the provisions of an income tax treaty to which the United States is a party, and does not address currency exchange issues. Any non-U.S. holder that may be subject to any of these tax rules is urged to consult his or her own tax advisor to determine the tax consequences to him or her of the exchange in the offer.

U.S. Federal Income Tax Consequences Arising from the Exchange of Stallion Common Shares for a Combination of Cash and Delta Common Shares

Generally, subject to the discussion below, a non-U.S. holder will not be subject to U.S. federal income tax on the income or gain (if any) realized on the exchange of Stallion common shares for a combination of cash and Delta common shares, unless:

•
the income or gain is effectively connected (or, under the rules described in the following paragraphs, treated as effectively connected) with the conduct by the non-U.S. holder of a trade or business, or, if a tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. holder, in the United States; or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise.

In addition, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), if Stallion is treated as a “U.S. Real Property Holding Corporation” (“USRPHC”) and the requirements set forth below are satisfied, then gain or loss recognized by a non-U.S. holder on the sale or exchange of shares of common stock of Stallion will be subject to regular U.S. federal income tax, as if such gain or loss were effectively connected with the conduct of a U.S. trade or business by the holder.  Stallion will be treated as a USRPHC if at any time during the shorter of (x) the five-year period ending on the date of the sale or exchange of shares of common stock of Stallion or (y) the period during which a holder held shares of common stock of Stallion, the fair market value of Stallion's United States real property interests equals or exceeds 50% of the sum of the fair market values of all of its interests in real property and all of its other assets used or held for use in a trade or business (as defined in applicable regulations). It is anticipated that Stallion may be a USRPHC at the time of the proposed transaction.

If Stallion is treated as a USRPHC, gain or loss from the sale or exchange of common stock of Stallion will be subject to tax under FIRPTA in the following circumstances:

•
In the case of a non-U.S. holder who actually or constructively owns shares of common stock of Stallion, the shares of common stock of Stallion are treated as “regularly traded on an established securities market” and the non-U.S. holder holds more than 5% of the total fair market value of the shares of common stock of Stallion outstanding (on a non-diluted basis) at the relevant determination time; or

•	In the case of a non-US holder who actually or constructively owns shares of common stock of Stallion, such shares are not treated as “regularly traded on an established securities market.”

              If income from the sale or exchange of common stock of Stallion is subject to tax based on FIRPTA, Delta  could be required to deduct and withhold a tax equal to 10 percent of the amount realized on the disposition, unless the shares of common stock of Stallion are considered to be “regularly traded” on an “established securities market” for FIRPTA purposes. Any tax withheld would be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or exchange occurs.

Delta has represented to Quarles & Brady LLP that the shares of common stock of Stallion will be considered to be “regularly traded” on an “established securities market” for FIRPTA purposes.

U.S. Federal Income Tax Consequences Arising from Holding or Disposing of the Delta Common Shares.

Receipt of Distributions on Shares of Delta Common Stock

Dividends received by a non-U.S. holder with respect to shares of common stock of Delta could be subject to U.S. withholding tax at a rate of 30%.  The withholding tax rate could be reduced by an applicable income tax treaty in effect between the United States and the non-U.S. holder’s country of residence. For example, the withholding rate under the Canada-United States tax treaty on dividends paid by a U.S. corporation to residents of Canada is generally 15%. In addition, (a) a non-U.S. holder will be taxed in the same manner as a U.S. holder on dividends paid that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (unless otherwise provided in an applicable treaty) and will not be subject to the U.S. withholding tax provided that the non-U.S. holder provides the proper certification, and (b) a corporate non-U.S. holder may also be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified in an applicable income tax treaty) on dividend income that is effectively connected with a U.S. trade or business.

Dispositions of Shares of Common Stock of Delta

Subject to the rules discussed below, a non-U.S. holder will not be subject to U.S. federal income tax on gain (if any) realized on the sale or exchange of shares of common stock of Delta, unless:

•
the gain is effectively connected (or, under the rules described in the following paragraphs, treated as effectively connected) with the conduct by the non-U.S. holder of a trade or business, or, if a tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. holder, in the United States; or

•
such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise; or

In addition, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), if Delta is treated as a “U.S. Real Property Holding Corporation” (“USRPHC”) and the requirements set forth below are satisfied, then gain or loss recognized by a non-U.S. holder on the sale or exchange of shares of common stock of Delta will be subject to regular U.S. federal income tax, as if such gain or loss were effectively connected with the conduct of a U.S. trade or business by the holder.  Delta will be treated as a USRPHC if at any time during the shorter of (x) the five-year period ending on the date of the sale or exchange of shares of common stock of Delta or (y) the period during which a holder held shares of common stock of Delta, the fair market value of Delta's United States real property interests equals or exceeds 50% of the sum of the fair market values of all of its interests in real property and all of its other assets used or held for use in a trade or business (as defined in applicable regulations). It is anticipated that Delta may be a USRPHC after consummation of the proposed transaction.

If Delta is treated as a USRPHC gain or loss from the sale or exchange of shares of common stock of Delta will be subject to tax under FIRPTA in the following circumstances:

•
In the case of a non-U.S. holder who actually or constructively owns shares of common stock of Delta, the shares of common stock of Delta are treated as “regularly traded on an established securities market” and the non-U.S. holder holds more than 5% of the total fair market value of the shares of common stock of Delta outstanding (on a non-diluted basis) at the relevant determination time; or

•	In the case of a non-US holder who actually or constructively owns shares of common stock of Delta, such shares are not treated as “regularly traded on an established securities market.”
The offerors expect that the shares of common stock of Delta generally will be considered to be “regularly traded” on an “established securities market” for FIRPTA purposes for any calendar quarter during which they are regularly quoted by brokers or dealers making a market in such shares within the meaning of applicable Treasury regulations.

If income from the sale or exchange of common stock of Delta is subject to tax based on FIRPTA, the transferee of such shares may be required to deduct and withhold a tax equal to 10 percent of the amount realized on the disposition, unless certain exceptions apply. Any tax withheld may be credited against the U.S. federal income tax owed by the non-U.S. holder for the year in which the sale or exchange occurs.

The foregoing summary of the possible application of FIRPTA rules to non-U.S. holders is only a summary of certain material aspects of these rules.  Because the U.S. federal income tax consequences to a non-U.S. holder under FIRPTA may be significant and are complex and subject to uncertainty, non-U.S. holders are urged to discuss those consequences with their tax advisors.

Backup Withholding and Information Reporting

Information returns may be filed with the U.S. Internal Revenue Service in connection with payments on the shares of common stock of Delta and the proceeds from a sale or other disposition of such stock. Holders of shares of common stock of Delta may be subject to U.S. backup withholding tax on these payments if they fail to provide their taxpayer identification numbers to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. EACH SHAREHOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER AND TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF COMMON STOCK OF DELTA,  INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

COMPARISON OF SHAREHOLDER RIGHTS

This section describes the material differences between the rights of Stallion stockholders and Delta stockholders. Delta is a corporation organized in the State of Colorado and the rights of our shareholders are governed by the Colorado Business Corporations Act, or the Colorado Act, and our articles of incorporation and bylaws. Stallion is a corporation organized in the State of Nevada and the rights of its shareholders are governed by the Nevada Revised Statutes (“NRS”) and its articles of incorporation and bylaws. Following the consummation of the offer, the subsequent shareholders of Stallion who choose to tender their shares in connection with the offer will become our shareholders and, as such, their rights will be governed by the Colorado Act and our articles of incorporation and bylaws.

The following is a summary of the material differences between the rights of holders of Stallion and the rights of holders of our shares. This summary is not a complete comparison of rights that may be of interest, and you should therefore read the full text of the respective corporate charters, articles and bylaws, of Stallion and Delta.

Authorized Capital Stock
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

Authorized Shares. The authorized capital stock of Stallion consists of 120,000,000 shares of common stock.	Authorized Shares. The authorized capital stock of Delta consists of 125,000,000 Shares, comprised of 100,000,000 shares of common stock and 25,000,000 shares of preferred stock.	Authorized Shares. Same as Delta prior to completion of the offer.

Outstanding Shares
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

Outstanding Shares. As of December 12, 2008, Stallion had issued and outstanding: 73,009,248 shares of common stock.	Outstanding Shares. As of December 12, 2008, Delta had issued and outstanding: • 46,840,506 shares of common stock; and • No shares of preferred stock.
Outstanding Shares. Based on the number of shares of capital stock of Stallion and Delta outstanding as of December 12, 2008, after successful completion of the offer and assuming that 24,336,392 million shares are issued to Stallion stockholders, it is expected that Delta will have issued and outstanding:

•     approximately 71,176,898 shares of common stock; and

•     No shares of preferred stock.

Dividends and Other Distributions
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

The NRS provides that a corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become dues in the usual course of business or the corporation’s total assets would be less than its total liabilities plus any amounts necessary to satisfy any preferential rights of stockholders arising upon dissolution that are superior to the rights of the stockholders receiving the distribution.

Under the CBCA, a board of directors of a corporation may authorize, and the corporation may make, distributions to its shareholders subject to any restriction in the articles of incorporation and subject to the limitations under the CBCA. The CBCA provides that no distribution may be made if, after giving it effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights upon dissolution of shareholder whose preferential rights are superior to those receiving the distribution.
Same as Delta prior to completion of the offer.

Voting Rights—General
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

Stallion’s bylaws provide that every shareholder of record shall have the right at every shareholders meeting to one (1) vote for every share standing in his/her name on the books of the corporation, and that the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of  a motion or for the determination of all questions and business which shall come before the meeting, unless the question is one upon which by express provision of the NRS or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision.

Delta’s bylaws provide that each shareholder shall be entitled to one vote for each share of stock having voting power held of record by such shareholder on the record date established in accordance with the bylaws, or if no such date is established, the record date pursuant to the CBCA, provided that the cumulative system of voting for the election of directors or for any other purpose shall not be allowed.  When a quorum is present at any meeting of stockholder, the vote of the holders of a majority of the shares of stock having voting power shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute, the articles of incorporation, or the bylaws requires a different vote, in which case such provision will govern.
Same as Delta prior to completion of the offer.

Number of Directors
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

The articles of incorporation of Stallion provide for a board of directors composed of not less than one nor more than seven members.
The articles of incorporation of Delta provide for a board directors composed of not less than two nor more than nine members. If all of the outstanding shares of stock are owned beneficially and of record by less than two stockholders the number of directors may be less than two provided that it may not be less than the number of stockholders or the minimum number of directors permitted by the CBCA.
Same as Delta prior to completion of the offer.

Power to Determine Number of Directors
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

The articles of incorporation of Stallion require that the board of directors be composed of not less than one nor more than seven members.
The articles of incorporation of Delta require that the board of directors be composed of not less than two nor more than nine members.  If all of the outstanding shares of stock are owned beneficially and of record by less than two stockholders the number of directors may be less than two provided that it may not be less than the number of stockholders or the minimum number of directors permitted by the CBCA.
Same as Delta prior to completion of the offer.

Voting Rights in Election of Directors
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

The articles of incorporation of Stallion provide for a board of directors composed of not less than one nor more than seven members. The NRS provides that directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The articles of incorporation of Delta provide for a board of directors composed of not less than two nor more than nine members, with certain exceptions as described in the immediately preceding section. The bylaws of Delta provide that directors shall be elected at the annual meeting of the stockholders upon the majority vote of the shares of stock having voting power provided that a quorum is present.
Same as Delta prior to completion of the offer.

Voting Rights in Extraordinary Transactions
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

Approval of mergers, conversions, sales, leases or exchanges of all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the articles of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (iv) the number of participating shares (i.e. shares that entitle their holders to participate without limitation in distribution) outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.

To effect a merger or share exchange under the CBCA, a corporation’s board must approve and adopt a plan of merger or plan of share exchange and recommend such plan to the shareholders.  Such plan must be adopted by a majority of the shareholders of the corporation entitled to vote thereon unless the articles of incorporation require a greater vote.  Under the CBCA, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property other than in the regular course of business on the terms and conditions and for the consideration determined by the board, if the board proposes and a majority of the shareholders entitled to vote approve the transaction.  Delta’s articles of incorporation and bylaws do not require a greater vote.
Same as Delta prior to completion of the offer.

Interested Transactions
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

Under the NRS, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if (i) the interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose, without counting the votes of the interested directors, or (ii) the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power of the corporation, (iii) the interest is not known to the director or officer at the time of the transaction is brought before the board of directors for action, or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved.  Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of disinterested directors may authorize, approve or ratify a contract or transaction.

Delta’s bylaws provide that no transaction between the corporation and one or more of its directors, officers, or stockholders or between the corporation and any other corporation or entity in which one or more of its officers, directors, or stockholders are officers, directors, or stockholders  shall be void or voidable if (i) at a meeting of the board of directors or committee authorizing the transaction there is a quorum of persons not so interested in the transaction who approve the transaction by a majority vote, (ii) if the transaction is ratified at an annual or special meeting or (iii) if the transaction is just and reasonable to the corporation as of the time it is made, authorized or ratified.
Same as Delta prior to completion of the offer.

Director Liability
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

The NRS provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made either: (i) by the stockholders; (ii) by the board of

Delta’s bylaws provide that the corporation may indemnify any person who was or is a party to any threatened, pending, or completed action, or proceeding, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation

Same as Delta prior to completion of the offer.

directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the NRS does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The corporation may indemnify any person who was or is a party to any threatened, pending, or completed action by reason of the fact that he is or was a director, officer, employee, or agent of the corporation against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation.  No indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines that  such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper. To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith. Any indemnification for the foregoing shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has meet the applicable standard of conduct.  Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors .

who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs. Expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation, bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person

Dissenter’s Rights
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

Under the NRS, unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the tenth day following an acquisition of a controlling interest by an acquiring person, if control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, whose shares are not voted in favor of authorizing voting rights for the control shares may dissent in and obtain payment of the fair value of his shares. Also, Nevada law does not provide for dissenters’ rights in the case of a sale of assets.

Under the CBCA, shareholders are entitled to exercise dissenters’ rights in the event of certain mergers, share exchanges, sales, leases, exchanges or other dispositions of all or substantially all of the property of the corporation. Shareholders also may dissent in the case of a reverse stock split that reduces the number of shares owned to a fraction of a share or to scrip if such scrip is to be acquired for cash or voided. Dissenters’ rights in Colorado are available to beneficial owners as well as record holders.

Shareholders are not entitled to dissenters’ rights in certain circumstances, including in transactions in which they surrender and receive stock that is listed for trading on a stock exchange or stock that is held of record by more than 2,000 shareholders.
Same as Delta prior to completion of the offer.

Other Articles of Incorporation and Bylaw Provisions
Stallion	Delta (prior to completion of the offer)	Delta (following completion of the offer)

Removal. The bylaws of Stallion provide that any director may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors.  The holders of a majority of the issued and outstanding voting shares entitled to vote may at any time peremptorily terminate the office of any or all of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his or her absence, with any other officer of the corporation.  Such removal will be effective immediately, even if successors are not elected simultaneously.

Removal. Delta’s bylaws provide that except as otherwise provided in the articles of incorporation or the bylaws, any director may be removed at any time with or without cause by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote for the election of directors of the corporation given at a special meeting of the stockholders called and held for such purpose.
Removal. Same as Delta prior to completion of the offer.

 Vacancies. The bylaws of Stallion provide that a vacancy occurring in a directorship may be filled by the board of directors and any director filling such a vacancy shall hold office for the unexpired portion of the term of the director whose place shall have been vacant, and until such director’s successor shall have been duly elected and qualified.  A vacancy shall be deemed to exist in the case of the death, resignation or removal of any directors or if the authorized number of directors has increased, or if the shareholders fail to elect the full authorized number of directors to be voted for at a meeting held for the purpose of electing directors.

 Vacancies. Except for the case of a resignation of a director, any vacancy occurring for any reason may be filled by the affirmative vote of a majority of the directors then in office. A director elected to fill a vacancy shall be elected for the un-expired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal.  A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.
Vacancies. Same as Delta prior to completion of the offer.

Special Meeting of Stockholders. The bylaws of Stallion provide that a special meeting of stockholders may be called by the holders of ten percent (10%) of the issued and outstanding voting shares of the corporation entitled to vote or by the president, secretary, board of directors or majority thereof.

Special Meeting of Stockholders. The bylaws of Delta provide that a special meeting may be called at any time by the president or by the board of directors and shall be called by the president and the board of directors upon the request of a majority of the board of directors or of the holders of not less than ten percent (10%) of the number of shares of outstanding stock of the corporation entitled to vote at the meeting.
Special Meeting of Stockholders. Same as Delta prior to completion of the offer.

Written Consent of Stockholders. Stallion’s bylaws provide that any action which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if authorized by the written consent of the shareholders holding at least a majority of the voting power, unless the provision of the statutes of articles of incorporation require a greater proportion of voting power to authorize such action in which case the greater proportion shall be required.

Written Consent of Stockholders.
The bylaws of Delta provide that any action required which may be taken at a meeting of the directors, stockholders or members of any executive committee of the corporation may be taken without a meeting if a consent setting forth the action is signed by all of the directors, stockholders or members of the executive committee, as the case may be, entitled to vote on the subject.
Written Consent of Stockholders. Same as Delta prior to completion of the offer.

Amendment to Articles of Incorporation. Stallion’s articles of incorporation provide that the corporation may repeal any provision in the articles of incorporation in the manner prescribed by statute or the articles of incorporation.

The NRS provides that In order to amend the articles of incorporation of a corporation, the board of directors must adopt a resolution setting forth the proposed amendment and call a meeting of the stockholders to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment.  If it appears upon the canvassing of the votes that stockholders holding shares entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment, then an officer of the corporation shall sign a certificate setting forth the amendment and the vote by which the amendment was adopted and cause such certificate to be filed with the secretary of state.  If any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class adversely affected by the amendment.

Amendment to Articles of Delta.
Under the CBCA, the board of directors or the holders of shares representing at least 10 percent of all of the votes entitled to be cast on the amendment may propose an amendment to the articles of incorporation for submission to the shareholders.  For an amendment to be adopted, (i) the board of directors shall recommend the amendment to the shareholders unless the amendment is proposed by shareholders or unless the board determines that it should make no recommendation and communicates its basis for its determination to the shareholders with the amendment, and (ii) the shareholders entitled to vote on the amendment approve the amendment.
Written Consent of Stockholders. Same as Delta prior to completion of the offer.

Amendment to Bylaws. Stallion’s bylaws provide that the bylaws may be amended by the affirmative vote of a majority of the entire board of directors at any regular or special meeting of the board of directors.

Amendment to Bylaws. Delta’s bylaws provide that the board of directors may amend the bylaws upon the affirmative vote of a majority of a quorum of the members of the board of directors at any regular or special meeting.
Amendment to Bylaws. Same as Delta prior to completion of the offer.

EXPENSES OF THE OFFER

We estimate the total amount of the fees and expenses related to the strategic offer will be approximately $170,000.

REGULATORY MATTERS

Our obligation to accept for purchase and pay for Stallion common shares tendered in the offer is conditional upon, among other things, obtaining all governmental or regulatory consents or approvals that Delta, in our sole discretion, views as necessary or desirable to enable us to consummate the offer, on terms and conditions satisfactory to us. See the section entitled “The Offer — Conditions of the Offer” on page 66 this prospectus.

Hart-Scott-Rodino Act

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the United States Federal Trade Commission, or the FTC, certain transactions, including certain tender offers, may not be consummated unless notification has been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice and certain waiting period requirements have been satisfied. We have determined that the offer is not subject to the notification and reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Filings Under Other Jurisdictions

We have determined that filings under foreign jurisdictions are not required.

United States Securities Regulatory Matters

We have filed a registration statement with the SEC on Form S-4 registering the issuance of shares of common stock of Delta to be offered in connection with the offer. One of the conditions of the offer is that such registration statement has become and remains effective until the expiry time. See the section entitled “The Offer — Conditions of the Offer” on page 66 of this prospectus.

ACCOUNTING TREATMENT

The acquisition of shares of Stallion common stock acquired in Delta’s offer will be accounted for under the purchase method of accounting under GAAP, which means that Stallion’s results of operations will be included with Delta’s from the closing date and Stallion’s consolidated assets and liabilities will be recorded at their estimated fair values at the same time (except for the minority interest, if any, in the assets and liabilities which will remain at historical cost) with the excess, if any, allocated to specific identifiable intangibles acquired or goodwill.

DEPOSITARY
We have engaged Continental Stock Transfer & Trust Company to act as depositary for the receipt of certificates in respect of Stallion common shares and related letters of acceptance and transmittal and notices of guaranteed delivery tendered in the offer and for the payment for Stallion common shares purchased by us under the offer.  The depositary will receive reasonable and customary compensation from us for its services relating to the offer and will be reimbursed for certain out-of-pocket expenses.  We have also agreed to indemnify the depositary against certain liabilities and expenses in connection with the offer.

Questions and requests for assistance concerning the offer should be made directly to  the depositary.

DIRECTORS’ APPROVAL

The contents of this prospectus have been approved, and the sending thereof to the shareholders has been authorized, by the board of directors of Delta.

EXPERTS

Independent Registered Accounting Firm

The consolidated financial statements of Delta as and for the years ended December 31, 2007, 2006 and 2005, and for the period from inception on January 9, 2001 through to December 31, 2007, have been included in reliance upon the reports of STS Partners LLP and Telford Sadovnick, P.L.L.C., independent registered accounting firms, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of The Stallion Group included in this prospectus have been audited by Chisholm Bierwolf & Nilson LLC, independent registered chartered accountants, as stated in its report, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the common stock of Delta offered hereby will be passed upon on behalf of the offeror by Quarles & Brady, LLP. The opinions contained in the section entitled “Material U.S. Federal Income Tax Considerations” on page 80 of this prospectus have been provided by Quarles & Brady LLP.

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements of Delta Oil & Gas:
Report of Independent Registered Public Accounting Firm	A-1
Consolidated Balance Sheet as of December 31, 2007 and 2006	A-2
Consolidated Statements of Operations – Years Ended December 31, 2007 and December 31, 2006 and Cumulative period from inception January 9, 2001 to December 31, 2007	A-3
Consolidated Statement of Stockholders’ Equity (Deficiency) and from inception January 9, 2001 to December 31, 2007	A-4
Consolidated Statements of Cash Flows for the Years Ended December 31, 2007 and December 31, 2006 and Cumulative period from inception January 9, 2001 to December 31, 2007	A-5
Notes of Unaudited Consolidated Financial Statements	A-6
Unaudited Consolidated Financial Statements of Delta Oil & Gas:
Consolidated Balance Sheet as of September 30, 2008	A-21
Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2008 and 2007 and from inception on January 9, 2001 to September 30, 2008	A-22
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2008 and 2007 and from inception on January 9, 2001 to September 30, 2008	A-23
Unaudited Consolidated Statement of Changes in Stockholders' Equity from inception on January 9, 2001 to September 30, 2008	A-24
Notes to Unaudited Consolidated Financial Statements	A-25
Financial Statements of Stallion
Balance Sheet as of May 31, 2008 and 2007	B-1
Statements of Operations – Years Ended May 31, 2008 and May 31, 2007 and from inception January 9, 2004 to May 31, 2008	B-2
Statements of Stockholders’ Equity and Comprehensive Income from inception January 9, 2004 to May 31, 2008	B-3
Statements of Cash Flows for the Years Ended May 31, 2008 and May 31, 2007 and from inception January 9, 2004 through May 31, 2008.	B-4
Notes to Audited Financial Statements	B-5
Unaudited Financial Statements of Stallion:
Balance Sheet as of August 31, 2008	B-23
Statements of Operations - Three Months Ended August 31, 2008 and August 31, 2007 and from inception January 9, 2004 through August 31, 2008	B-24
Statements of Stockholders’ Equity and Comprehensive Income from inception January 9, 2004 through August 31, 2008	B-25
Statements of Cash Flows for the Three Months Ended August 31, 2008 and August 31, 2007 and from inception January 9,2004 through August 31, 2008	B-26
Notes to Unaudited Financial Statements	B-27
Unaudited Pro Forma Consolidated Financial Statements of Delta Oil & Gas:
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2007	C-1
Unaudited Proforma Consolidated Statements of Operations – Year Ended December 31, 2007	C-2
Notes to Unaudited Pro Forma Consolidated Financial Statements	C-3
Consolidated Balance Sheet as of September 30, 2008	C-15
Consolidated Statements of Operations for the Nine Months Ended September 30, 2008	C-16
Notes to Unaudited Proforma Consolidated Financial Statements	C-17

APPENDIX A - FINANCIAL STATEMENTS OF DELTA OIL & GAS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Delta Oil & Gas, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Delta Oil & Gas, Inc. (the “Company”) (a Development Stage Company) as at December 31, 2007, the related consolidated statements of operations,  changes in stockholders’ equity and cash flows for the year then ended, and for the period from inception on January 9, 2001 through to December 31, 2007.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delta Oil & Gas, Inc. (A Development Stage Company) as at December 31, 2007, and the results of its operations and its cash flows for the year then ended, and for the period from inception on January 9, 2001 through to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ STS PARTNERS LLP
STS PARTNERS LLP
CHARTERED ACCOUNTANTS

Vancouver, British Columbia
April 8, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Delta Oil & Gas, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Delta Oil & Gas, Inc. (the “Company”) (a Development Stage Company) as at December 31, 2006, the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, and for the period from inception on January 9, 2001 to December 31, 2006.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delta Oil & Gas, Inc. (a Development Stage Company) as at December 31, 2006 and the results of its operations and its cash flows for the year then ended, and for the period from inception on January 9, 2001 to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TELFORD SADOVNICK, P.L.L.C.
TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
March 23, 2007

DELTA OIL & GAS, INC.
(A Development Stage Company)

Consolidated Balance Sheets
(Stated in U.S. Dollars)
(Audited)
	December 31	December 31,
	2007	2006
ASSETS

Current
Cash and cash equivalents	$71,115	$1,668,758
GIC receivable	236,112	$-
Accounts receivable	153,990	88,451
Franchise tax prepaid	6,912	-
Prepaid expenses	19,364	1,611

	487,493	1,758,820

Natural Gas And Oil Properties
Proved property	1,432,776	853,352
Unproved property	1,368,260	1,816,007

	2,801,036	2,669,359

Other Equipment
Computer equipment	4,483	3,492
Less: accumulated depreciation	(3,351)	(2,655)

	1,132	837

	$3,289,661	$4,429,016

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current
Accounts payable and accrued liabilities	$166,217	$39,526

Long Term
Asset retirement obligation	111,803	40,635

	278,020	80,161

STOCKHOLDERS' EQUITY

Share Capital
Preferred Shares, 25,000,000 shares authorized of $0.001
par value of which none have been issued
Common stock, 100,000,000 shares authorized of $0.001
par value, 45,940,506 and 45,070,406 shares issued
and outstanding, respectively	45,941	45,071
Additional paid-in capital	6,136,288	5,411,761

Cumulative other comprehensive income	187,348	-

Deficit accumulated during the development stage	(3,357,936)	(1,107,977)

	3,011,641	4,348,855

	$3,289,661	$4,429,016

The accompanying notes are an integral part of these consolidated financial statements

DELTA OIL & GAS, INC.
(A Development Stage Company)

Consolidated Statements of Operations
(Stated in U.S. Dollars)
(Audited)
			CUMULATIVE PERIOD
			FROM INCEPTION
			JANUARY 9, 2001
	YEAR ENDED		TO
	DECEMBER 31,		DECEMBER 31,
	2007	2006	2007
Revenue

Natural gas and oil sales	$913,808	$517,000	$1,524,938
Gain on sale of oil property	-	1,061,159	1,061,159

	913,808	1,578,159	2,586,097
Costs And Expenses

Natural gas and oil operating costs	199,062	101,281	335,112
General and administrative	1,375,933	696,414	2,783,125
Accretion	4,876	-	4,876
Depreciation and depletion	667,513	467,899	1,173,016
Impairment of natural gas and oil properties	936,584	611,378	1,613,465
Dry well costs written off	1,271	-	119,961

	3,185,239	1,876,972	6,029,555

Net Operating Loss	(2,271,431)	(298,813)	(3,443,458)

Other Income

Forgiveness of debt	-	39,933	39,933
Interest income	37,052	24,117	61,169

	37,052	64,050	101,102

Loss before income taxes	$(2,234,379)	$(234,763)	$(3,342,356)

Income taxes	15,580	-	15,580

Net Loss	$(2,249,959)	$(234,763)	$(3,357,936)

Basic And Diluted Loss Per Common Share	$(0.05)	$(0.01)

Weighted Average Number Of
Common Shares Outstanding	45,705,191	44,823,126

The accompanying notes are an integral part of these consolidated financial statements

DELTA OIL & GAS INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
AND COMPREHENSIVE LOSS
PERIOD FROM INCEPTION, JANUARY 9, 2001, TO DECEMBER 31, 2007
(Stated in U.S. Dollars)
(Audited)
						DEFICIT
	COMMON STOCK					ACCUMULATED
	NUMBER			SHARE	SHARE	DURING THE	CUMULATIVE
	OF COMMON	PAR	ADDITIONAL	SUBSCRIPTIONS	SUBSCRIPTIONS	DEVELOPMENT	COMPREHENSIVE
	SHARES VALUE	VALUE	PAID-IN CAPITAL	RECEIVED	RECEIVABLE	STAGE	INCOME	TOTAL

Shares issued for cash at $0.00018	13,750,000	$13,750	$(11,250)	$-	$-	$-	$-	$2,500

Shares issued for cash at $0.0036	27,500,000	27,500	72,500	-	-	-	-	100,000

Shares issued for cash at $0.045	46,750	47	2,078	-	-	-	-	2,125

Net (loss) for the period ended	-	-	-	-	-	(184,407)	-	(184,407)

Balance, December 31, 2001	41,296,750	41,297	63,328	-	-	(184,407)	-	(79,782)

Net (loss) for the year	-	-	-	-	-	(62,760)	-	(62,760)

Balance, December 31, 2002	41,296,750	41,297	63,328	-	-	(247,167)	-	(142,542)

Net (loss) for the year	-	-	-	-	-	(24,423)	-	(24,423)

Balance, December 31, 2003	41,296,750	41,297	63,328	-	-	(271,590)	-	(166,965)

Share subscriptions received	-	-	-	160,000	-	-	-	160,000

Net (loss) for the year	-	-	-	-	-	(31,574)	-	(31,574)

Balance, December 31, 2004	41,296,750	41,297	63,328	160,000	-	(303,164)	-	(38,539)

Units issued for cash at $1.00,	2,483,985	2,484	2,481,241	(160,000)	-	-	-	2,323,725
net of share issuance cost

Options exercised for cash at $0.8	245,000	245	195,755	-	(16,000)	-	-	180,000

Stock-based compensation	-	-	370,267	-	-	-	-	370,267

Net (loss) for the year	-	-	-	-	-	(570,050)	-	(570,050)

Balance, December 31, 2005	44,025,735	44,026	3,110,591	-	(16,000)	(873,214)	-	2,265,403

Subscriptions receivable	-	-	-	-	16,000	-	-	16,000

Options exercised for cash at $0.8	305,000	305	243,695	-	-	-	-	244,000

Options exercised for cash at $1.00	12,500	13	12,488	-	-	-	-	12,501

Shares issued for cash at $2.75,	727,271	727	1,849,268	-	-	-	-	1,849,995
net of finders fee

Stock-based compensation	-	-	195,719	-	-	-	-	195,719

Net (loss) for the year	-	-	-	-	-	(234,763)	-	(234,763)

Balance, December 31, 2006	45,070,506	45,071	5,411,761	-	-	(1,107,977)	-	4,348,855

Options exercised for cash at $0.75	60,000	60	44,940	-	-	-	-	45,000

Shares issued to President & CEO as	500,000	500	459,500	-	-	-	-	460,000
part of his compensation package at $0.92

Shares issued to Investor Relations	60,000	60	40,740	-	-	-	-	40,800
Services, Inc. as part of the agreement

Shares issued to CFO for services rendered	250,000	250	137,250	-	-	-	-	137,500

Stock-based compensation	-	-	42,097	-	-	-	-	42,097

Comprehensive (loss):
Cumulative translation adjustment	-	-	-	-	-	-	187,348	187,348
Net (loss) for the year	-	-	-	-	-	(2,249,959)	-	(2,249,959)
Comprehensive (loss)								(2,062,611)

Balance, December 31, 2007	45,940,506	$45,941	$6,136,288	$-	$-	$(3,357,936)	$187,348	$3,011,641

The accompanying notes are an integral part of these consolidated financial statements

DELTA OIL & GAS, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Stated in U.S. Dollars)
(Audited)
			CUMULATIVE PERIOD
			FROM INCEPTION
			JANUARY 9, 2001
	YEAR ENDED		TO
	DECEMBER 31,		DECEMBER 31,
	2007	2006	2007
Cash Flows From Operating Activities:

Net (loss) for the year	$(2,249,959)	$(234,763)	$(3,357,936)

Adjustments to reconcile net loss to net cash
used in operating activities:
Gain on sale of property	-	(1,061,159)	(1,061,159)
Accretion	4,876	-	4,876
Depreciation and depletion	667,513	467,899	1,173,016
Impairment of natural gas and oil properties	936,584	611,378	1,613,465
Dry well costs written off	1,271	-	119,961
Stock-based compensation expense	42,097	195,719	608,083
Shares issued to President & CEO for servicess rendered	460,000	-	460,000
Shares issued to CFO for services rendered	137,500	-	137,500
Shares issued to Investor Relations Services Inc for services rendered	40,800	-	40,800
Realized foreign exchange loss	184,136	-	184,136
Changes in operating assets and liabilities:
GIC	(236,112)	-	(236,112)
Accounts receivable	(65,539)	(78,383)	(153,990)
Accounts payable and accrued liabilities	10,668	(53,792)	50,194
Promissory note payable	-	(39,397)	-
Tax Prepaid	(6,912)	-	(6,912)
Prepaid expenses	(17,753)	4	(19,365)

Net Cash Generated/(Used) in Operating Activities	(90,830)	(192,494)	(443,443)

Cash Flows From Investing Activities:

Purchase of other equipment	(991)	-	(4,483)
Sale proceeds of natural gas and oil working interests	-	1,500,000	1,500,000
Investment in natural gas and oil working interests	(1,550,822)	(2,104,248)	(5,916,807)

Net Cash Used in Investing Activities	(1,551,813)	(604,248)	(4,421,290)

Cash Flows From Financing Activities:

Proceeds from issuance of common stock	45,000	2,106,496	4,935,847
Shares subscriptions receivable	-	16,000	-

Net Cash Provided by Financing Activities	45,000	2,122,496	4,935,847

Net Increase/(Decrease) In Cash And Cash Equivalents	(1,597,643)	1,325,754	71,115

Cash And Cash Equivalents At Beginning Of Year
(Excess Of Deposits Over Checks Issued)	1,668,758	343,004	-

Cash And Cash Equivalents At End Of Year	$71,115	$1,668,758	$71,115

Supplemental Disclosures of Non-Cash Financing Activities

500,000 shares issued to the President & CEO as part of his	$460,000	-	$460,000
compensation package

250,000 shares issued to the CFO for services rendered	$137,500	-	$137,500

60,000 shares issued to Investor Relations Services Inc., for
services rendered.	$40,800	-	$40,800

Supplemental Disclosures of Non-Cash Transactions

Income taxes paid	$6,109	-	$10,270

Investment in natural gas and oil working interests included in accounts payable	$116,023	-	$116,023

The accompanying notes are an integral part of these consolidated financial statements

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

1.        OPERATIONS

a) Organization

    Delta Oil & Gas, Inc. (“the Company”) was incorporated as a Colorado corporation on January 9, 2001.

The Company is a development stage, independent natural gas and oil company engaged in the exploration, development and acquisition of natural gas and oil properties in the United States and Canada.  The Company’s entry into the natural gas and oil business began on February 8, 2001.

During the year ended December 31, 2004, the Company completed a forward stock split on the basis of 5 ½ common shares for every one previously held common share, common shares outstanding have been adjusted retroactively.

b)	Development Stage Activities

The Company is a development stage enterprise engaged in the exploration for and production of natural gas and oil in the United States and Canada.

The Company is subject to several categories of risk associated with its development stage activities.  Natural gas and oil exploration and production is a speculative business, and involves a high degree of risk.  Among the factors that have a direct bearing on the Company’s prospects are uncertainties inherent estimating natural gas and oil reserves, future hydrocarbon production, and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

c)	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $3,357,936 since inception.  To achieve profitable operations, the Company requires additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity.  Management believes that sufficient funding will be available to meet its business objectives including anticipated cash needs for working capital and is currently evaluating several financing options.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of its products under development.  As a result of the foregoing, there exists substantial doubt the Company’s ability to continue as a going concern.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.           SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, Delta Oil & Gas (Canada) Inc.  All significant inter-company balances and transactions have been eliminated.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

2.           SIGNIFICANT ACCOUNTING POLICIES (Continued)

b)    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  Significant estimates with regard to these financial statements include the estimate of proved natural gas and oil reserve quantities and the related present value of estimated future net cash flows there from.

c)     Natural Gas and Oil Properties

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”).  Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized.  All general corporate costs are expensed as incurred.  In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.  Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis.  Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis.  The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues from proved reserves discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.  These properties are included in the amortization pool immediately upon the determination that the well is dry.

Unproved properties consist of lease acquisition costs and costs on well currently being drilled on the properties.  The recorded costs of the investment in unproved properties are not amortized until proved reserves associated with the projects can be determined or until they are impaired.

d)    Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, including natural gas and oil properties, be recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the assets. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted cash flows are accreted to the expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.

e)     Joint Ventures

All exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only the Company’s proportionate interest in such activities.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

2.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)     Revenue Recognition

Revenue from sales of crude oil, natural gas and refined petroleum products are recorded when deliveries have occurred and legal ownership of the commodity transfers to the customers.  Title transfers for crude oil, natural gas and bulk refined products generally occur at pipeline custody points or when a tanker lifting has occurred.  Revenues from the production of oil and natural gas properties in which the Company shares an undivided interest with other producers are recognized based on the actual volumes sold by the Company during the period.  Gas imbalances occur when the Company’s actual sales differ from its entitlement under existing working interests.  The Company records a liability for gas imbalances when it has sold more than its working interest of gas production and the estimated remaining reserves make it doubtful that the partners can recoup their share of production from the field. At December 31, 2007 and 2006, the Company had no overproduced imbalances.

g)    Cash and Cash Equivalent

Cash consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances.  The carrying amounts approximated fair market value due to the liquidity of these deposits.  For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

h)    GIC Receivable

GIC Receivable is non-redeemable until April 24, 2008 and bears an interest rate of 3.80%.

i)      Environmental Protection and Reclamation Costs

The operations of the Company have been, and may be in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs.  Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.  Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits.  The Company does not currently anticipate any material capital expenditures for environmental control facilities because all property holdings are at early stages of exploration.  Therefore, estimated future removal and site restoration costs are presently considered minimal.

j)      Foreign Currency Translation

United States funds are considered the Company’s functional currency.  Transaction amounts denominated in foreign currencies are translated into their United States dollar equivalents at exchange rates prevailing at the transaction date.  Monetary assets and liabilities are adjusted at each balance sheet date to reflect exchange rates prevailing at that date, and non-monetary assets and liabilities are translated at the historical rate of exchange.  Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each year-end are included in other comprehensive income.

k)     Other Equipment

Computer equipment is stated at cost.  Provision for depreciation on computer equipment is calculated using the straight-line method over the estimated useful life of three years.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

2.          SIGNIFICANT ACCOUNTING POLICIES (Continued)

l)     Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the costs of long-lived assets, other than oil and gas properties, may be impaired, and evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.  Impairment of oil and gas properties is evaluated subject to the full cost ceiling as described under Natural Oil and Gas Properties.

m)    Loss Per Share

In February 1997, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”).  Under SFAS 128, basic and diluted earnings per share are to be presented.  Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

n)     Income Taxes

The Company follows the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of (i) temporary differences between the tax bases of assets and liabilities, and their reported amounts in the financial statements, and (ii) operating loss and tax credit carryforwards for tax purposes.  Deferred tax assets are reduced by a valuation allowance when, based upon management’s estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

o)     Financial Instruments

The Company’s financial instruments consist of cash and cash equivalent, GIC receivable, accounts receivable, franchise tax prepaid and accounts payable and accrued liabilities.

It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.  The fair value of these financial instruments is approximated to their carrying values.

p)    Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company is disclosing this information on its Consolidated Statements of Changes in Stockholders’ Equity and Consolidated Statement of Operations.

q)    Stock-Based Compensation

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 – “Accounting for Stock Issued to Employees”, and related interpretations.  Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the common stock.  Non-employee stock-based compensation is accounted for using the fair value method in accordance with SFAS No. 123 – “Accounting for Stock-Based Compensation”.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

3.        RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits an entity to measure certain financial assets and financial liabilities at fair value. The objective of SFAS No. 159 is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS No. 159, entities that elect the fair value option (by instrument) will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 establishes presentation and disclosure requirements to help financial statement users understand the effect of the entity's election on its earnings, but does not eliminate disclosure requirements of other accounting standards. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet.  This statement is effective beginning January 1, 2008 and the Company is evaluating this pronouncement.

On December 4, 2007 the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51. SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. We do not expect the adoption of SFAS 160 will have an effect on our financial statements.

In January 2008, Staff Accounting Bulletin (“SAB”) 110, “Share-Based Payment” was issued.  Registrants may continue, under certain circumstances, to use the simplified method in developing estimates of the expected term of share options as initially allowed by SAB 107, “Share-Based Payment”. The adoption of SAB 110 should have no effect on the financial position and results of operations of the Company.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

4.        NATURAL GAS AND OIL PROPERTIES

a)    Proved Properties

Properties	December 31, 2006	Addition	Depletion for the Year	Impairment	December 31, 2007
USA properties	$495,115	$1,174,280	$(432,428)	$(39,337)	$1,197,630
Canada properties	358,237	1,008,545	(234,389)	(897,247)	235,146
Total	$853,352	$2,182,825	$(666,817)	$(936,584)	$1,432,776

a) Proved Properties - Descriptions
Properties in U.S.A.
i.	Liberty Valance, California, USA

In February 2001, the Company acquired a 8.9% working interest in a gas well located in California at a cost of $90,000.  The well commenced production in February 2001 following a redrill.

On January 1, 2007, the Company assigned all of its right, title and interest to Lario Oil & Gas.  Lario Oil & Gas agreed to assume all costs and liability associated with the plugging and abandonment of the well.

ii.	Owl Creek Prospect, Oklahoma, USA

In June 2006, the Company entered into an agreement to accept the assignment of an undivided 20% working interest in a potential oil well known as the Powell#2 and an option to purchase a 20% interest in all future wells drilled on the land surrounding Powell#2.  In addition the Company has an option to participate in any lands of mutual interest that may be acquired in the future by the Owl creek participating partners.  As of December 31, 2007, the cost to the Company for this assignment was $392,802.

In July 2006, the Company also elected to participate in Isbill #1-36, which was abandoned during the year.  Its costs amounted to $80,738 was moved to the proven cost pool for depletion.

In January 2007, the Company elected to participate in Isbill #2-36 well.  The Company paid $187,559 for its 20% of working interest.  Isbill #2-36 started production from April 2007.  On December 31, 2007, the Company expended $191,185 on Isbill #2-36.

In April 2007, the Company entered into the 2006-3 Drilling Program for a buy-in cost of $113,700 which will provide 12.5% Before Casing Point (“BCP”) working interest and After Casing Point (“ACP”) working interest of 10%.  In September 2007, Wolf#1-7 was abandoned. Its costs amount to $68,118 was moved to the proven cost pool for depletion.  In October 2007, Ruggles #1-15 was also abandoned and the cost of $84,328 was moved to the proven cost pool for depletion.

In October 2007, the Company elected to participate in Powell #3-25 and paid $112,319 for the estimated drilling costs.  Powell #3-25 was abandoned on November 9, 2007.  Its costs amounted to $81,998 was moved to the proven cost pool for depletion.  The unused estimated drilling costs were applied to operating costs of other wells.

4.        NATURAL GAS AND OIL PROPERTIES (Continued)

a)    Proved Properties -  Descriptions

Properties in U.S.A.

iii.   Palmetto Point Prospect, Mississippi, USA

On February 21, 2006, the Company entered into an agreement (the “Agreement”) with 0743608 B.C. Ltd., (“Assignor”) a British Columbia, Canada based oil and gas exploration company, in order to accept an assignment of the Assignor’s ten percent (10%) gross working and revenue interest in a ten-well drilling program (the “Drilling Program”) to be undertaken by Griffin & Griffin Exploration L.L.C., (“Griffin”) a Mississippi based exploration company.  Under the terms of the Agreement, the Company paid the Assignor $425,000 as payment for the assignment of the Assignor’s 10% gross working and revenue interest in the Drilling Program.  The Company also entered into a joint Operating Agreement directly with Griffin on February 24, 2006.

The Drilling Program on the acquired property interests was initiated by Griffin in May 2006 and was substantially completed by Griffin by December 31, 2006.  The prospect area owned or controlled by Griffin on which the ten wells were drilled, is comprised of approximately 1,273 acres in Palmetto Point, Mississippi.

As of December 31, 2007, eight wells were found to be proved wells, and two wells, PP F-7 and PP F-121 were abandoned due to no apparent gas or oil shows present.  The costs of abandon properties were added to the capitalized cost in determination of the depletion expense.
On August 4, 2006, the Company elected to participate in additional two wells program in Mississippi owned by Griffin & Griffin Exploration and paid $70,000.  As of December 31, 2007, both wells were found to be proved wells.
On October 10, 2007, the Company elected to participate in the drilling of PP F-12 and PP F-12-3 in Mississippi operated by Griffin & Griffin Exploration.  The Company’s 10% of the estimated drilling costs was $88,783. PP F-12 started production from October 2007, and PP F-12-3 started production from November 2007.

iv.        Mississippi II, Mississippi, USA

In August 2006, the Company entered into a joint venture agreement with Griffin & Griffin Exploration, LLC. to acquire an interest in a drilling program comprised of up to 50 natural gas and/or oil wells.  The area in which the wells are to be drilled is comprised of approximately 300,000 gross acres of land located between Southwest Mississippi and North East Louisiana. The wells are targeting the Frio and Wilcox Geological formations. The Company has agreed to pay 10% of all prospect fees, mineral leases, surface leases and drilling and completion costs to earn a net 8% share of all production zones to the base of the Frio formation and 7.5% of all production to the base of the Wilcox formation.  In January 2007, the well CMR USA 39-14 was found to be proved.  The cost of $35,126 was added to the proven cost pool.  Dixon#1 was abandoned in January 2007, its costs amounted to $40,605 was moved to the proven cost pool for depletion.  Randall#1 was abandoned in June 2007, its costs amounted to $26,918 was moved to the proven cost pool for depletion.  BR F-24 was abandoned and its cost amounted to $41,999 was moved to the proven cost pool for depletion.  Faust #1, USA 1-37 and BR F-33 were found to be proven and the total cost of $129,360 was added to the proven cost pool.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

4.        NATURAL GAS AND OIL PROPERTIES (Continued)

a)  Proved Properties -  Descriptions

Properties in U.S.A.

v.    Mississippi III, Mississippi, USA

During August to December 2007, five additional wells, PP F-90, PP F-100, PP F-111, PP F-6A, and PP F-83 were drilled in the area.  These wells were abandoned due to modest gas shows and a total drilling cost of $110,729 was added to the capitalized costs in determination of depletion expense.

Properties in Canada

vi.  Wordsworth Prospect, Saskatchewan, Canada

On April 10, 2006, the Company entered into an agreement (the “Agreement”) with Petrex Energy Ltd., for a participation and Farmout agreement where the Company will participate for 15% gross working interest before payout (BPO) and 7.5% gross working interest after pay out (APO) in a proposed four well horizontal drilling program in the Wordsworth area in Southeast Saskatchewan, Canada.  As at December 31, 2007, the Company had advanced $222,649 as its share of the costs in this Agreement.  Currently there is one producing well on this prospect.

             vii. Todd Creek, Alberta, Canada

In January 2005, the Company acquired a 20% working interest in 13.75 sections (8,800 acres) of land in Todd Creek, Alberta, Canada, at a cost of $597,263.  One of the well 13-28-9-2W5M has production since October 2006.

The Company paid $314,959 (CDN$352,376) on October 27, 2006 for well 13-33-8-2W5M.  It was abandoned and the cost was moved to the proved properties cost pool for depletion.  During the year ended of December 31, 2007, the remaining wells at Todd Creek were abandoned and the cost was moved to proven cost pool for depletion.

          viii.    Hillspring, Alberta, Canada

In January 2005, the Company acquired a 10% working interest in 1 section (64 acres) of land in Hillspring, Alberta, Canada, at a cost of $414,766.   During the year ended of December 31, 2007, it was abandoned and the cost was moved to proven cost pool for depletion.

b)  Unproved Properties

Properties	December 31, 2006	Addition	Cost added to capitalized cost	December 31, 2007
USA properties	$497,500	$1,380,593	$(1,096,647)	$781,446
Canada properties	1,318,507	257,880	(989,573)	586,814
Total	$1,816,007	$1,638,473	$(2,086,220)	$1,368,260

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

4.            NATURAL GAS AND OIL PROPERTIES (Continued)

    b)  Unproved Properties -  Descriptions

  Properties in U.S.A.

i.  Owl Creek Prospect, Oklahoma, USA

In June 2006, the Company entered into an agreement to accept the assignment of an undivided 20% working interest in a potential oil well known as the Powell#2 and an option to purchase a 20% interest in all future wells drilled on the land surrounding Powell#2.  In addition the Company has an option to participate in any lands of mutual interest that may be acquired in the future by the Owl creek participating partners.

In April 2007, the Company entered into the 2006-3 Drilling Program for a buy-in cost of $113,700 which will provide 12.5% Before Casing Point (“BCP”) working interest and After Casing Point (“ACP”) working interest of 10%.

In September 2007, the Company entered into the 2007-1 Drilling Program for a buy-in cost of $77,100 which will provide 25% Before Casing Point (“BCP”) working interest and 20% After Casing Point (“ACP”) working interest.  On December 12, 2007, estimated drilling costs of $116,023 for Pollack #1-35 was accrued and paid subsequent to the year end.

ii.    Mississippi II, Mississippi, USA

In August, 2006, the Company entered into a joint venture agreement with Griffin & Griffin Exploration, LLC. to acquire an interest in a drilling program comprised of up to 50 natural gas and/or oil wells.  The area in which the wells are to be drilled is comprised of approximately 300,000 gross acres of land located between Southwest Mississippi and North East Louisiana. The wells are targeting the Frio and Wilcox Geological formations. The Company has agreed to pay 10% of all prospect fees, mineral leases, surface leases and drilling and completion costs to earn a net 8% share of all production zones to the base of the Frio formation and 7.5% of all production to the base of the Wilcox formation.

Properties in Canada

  iii.   Strachan Prospect, Alberta, Canada

In September 2005, the Company entered into a participation and farmout agreement with Odin Capital Inc. (“Odin”) where the Company will participate for 4% share of the costs of drilling a test well in certain lands located in the Leduc formation, Alberta, Canada.  In exchange for the participation costs, the Company will earn interests in certain petroleum and natural gas wells ranging from 1.289% to 4.0%.  As at December 31, 2007, the Company has advanced $388,662 as its share of the costs in the Leduc formation property

    iv.   Wordsworth Prospect, Saskatchewan, Canada

In April 2007, the Company entered into an agreement (the “Agreement”) with Petrex Energy Ltd., for a participation and Farmout agreement where the Company will participate for 15% gross working interest before payout (BPO) and 7.5% gross working interest after pay out (APO) in a proposed four well horizontal drilling program in the Wordsworth area in Southeast Saskatchewan, Canada.  As at December 31, 2007, the Company had expended $198,152 of the well 3B9-23/3A11.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

5.         NATURAL GAS AND OIL EXPLORATION RISK

a)     Exploration Risk

The Company’s future financial condition and results of operations will depend upon prices received for its natural gas and oil production and the cost of finding acquiring, developing and producing reserves.  Substantially all of its production is sold under various terms and arrangements at prevailing market prices.  Prices for natural gas and oil are subject to fluctuations in response to changes in supply, market uncertainty and a variety of other factors beyond its control.  Other factors that have a direct bearing on the Company’s prospects are uncertainties inherent in estimating natural gas and oil reserves and future hydrocarbon production and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

b)    Distribution Risk

The Company is dependent on the operator to market any oil production from its wells and any subsequent production which may be received from other wells which may be successfully drilled on the Prospect.  It relies on the operator’s ability and expertise in the industry to successfully market the same.  Prices at which the operator sells gas/oil both in intrastate and interstate commerce; will be subject to the availability of pipe lines, demand and other factors beyond the control of the operator.  The Company and the operator believe any oil produced can be readily sold to a number of buyers.

c)    Credit Risk

A substantial portion of the Corporation’s accounts receivable is with joint venture partners in the oil and gas industry and is subject to normal industry credit risks.

d)    Foreign Operations Risk

The Company is exposed to foreign currency fluctuations, political risks, price controls and varying forms of fiscal regimes or changes thereto which may impair its ability to conduct profitable operations as it operates internationally and holds foreign denominated cash and other assets.

6.        INCOME TAXES PAYABLE

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, tax credit carry-forwards, and for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2007	2006
Loss before income taxes	$(2,234,379)	$(275,398)
Income tax recovery at 34% (estimated)	759,689	93,635
Unrecognized benefit of operating loss carry forwards	(759,689)	(93,635)
Franchise tax	15,580	-
	15,580	-

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

6.            INCOME TAXES PAYABLE (Continued)

Significant components of the Company’s deferred income tax assets are as follows:

	2007	2006
Operating loss carry forwards	$3,248,398	$1,148,612
Natural gas and oil properties	2,578,086	2,443,494
	5,826,484	3,592,106
Statutory tax rate	34%	34%
Deferred income tax asset	1,981,005	1,221,316
Valuation allowance	(1,981,005)	(1,221,316)
Net deferred tax assets	$-	$-

The Company has approximately $3,248,398 (2006 - $1,148,612) of operating loss carry forwards which expire beginning in 2025.  The Company has natural gas and oil properties available to further reduce taxable income of $2,578,086.

The company has provided a valuation allowance against its deferred tax assets given that it is in the development stage and it is more likely than not that these benefits will not be realized.

7.             ASSET RETIREMENT OBLIGATIONS

The ARO is calculated using the 5% value of proved properties as at December 31, 2007.  Revisions to the liability could occur due to changes in plugging and abandonment costs, well useful lives or if federal or state regulators enact new guidance on the plugging and abandonment of wells. The Company amortizes the amount added to oil and gas properties and recognizes accretion expense in connection with the discounted liability over the remaining useful lives of the respective wells.

The information below reflects the change in the asset retirement obligations during the year ended December 31, 2007 and 2006:

	December 31,	December 31,
	2007	2006
Balance, beginning of year	$40,635	$-
Liabilities assumed	66,292	40,635
Accretion expense	4,876	-
Balance, end of year	$111,803	$40,635

8.             SHARE CAPITAL

i.	Common Stock

On January 11, 2006, the Company issued 75,000 common shares for exercise of stock options at $0.80 per share.

On January 24, 2006, the Company issued 230,000 common shares for exercise of stock options at $0.80 per share.

On January 25, 2006, the Company issued 12,500 common shares for exercise of stock options at $1.00 per share.

On April 25, 2006, the Company issued 727,271 common shares pursuant to a private placement at $2.75 per share.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

8.            SHARE CAPITAL (Continued)

On January 23, 2007, the Company issued 60,000 common shares for exercise of stock options at $0.75 per share.

On March 1, 2007, the Company issued 500,000 common shares to the President and CEO as part of his compensation package.  The price of the share as of March 1, 2007 was $0.92.

On May 1, 2007, the Company issued 60,000 common shares to Investor Relations Services, Inc. as part of the investor relation services and consulting agreement.  The price of the share as of May 1, 2007 was $0.68.

On July 8, 2007, the Company issued 250,000 common shares to its Chief Financial Officer as part of his services rendered and in lieu of cancellation of stock options.  The price of the share was $0.55.  It was the average of the share price of July 6 and July 9, 2007.

Preferred Stock

The Company did not issue any preferred stock during the year ended December 31, 2007 (December 31, 2006 - $Nil).

  ii.   Stock Options

Compensation expense related to stock options granted is recorded at their fair value as calculated by the Black-Scholes option pricing model.  Compensation expense of $42,097 was recorded during the year ended December 31, 2007 (December 31, 2006 – $195,719) related to options granted during the year ended December 31, 2007 and 2006.  The changes in stock options are as follows:
	Number	Weighted average exercise price
Balance outstanding, December 31, 2006 Granted Cancelled Exercised Balance outstanding, December 31, 2007	300,000 300,000 (300,000) (60,000)	$ 0.95 0.75 (0.75) (0.75)
	240,000	$ 0.75

	Number	Weighted average exercise price
Balance outstanding, December 31, 2005 Granted Exercised Balance outstanding, December 31, 2006	330,000 300,000 (330,000)	$ 0.95 0.95 (0.95)
	300,000	$ 0.95

The weighted average assumptions used in calculating the fair value of stock options granted and vested during the year ended December 31, 2007 and 2006, using the Black-Scholes option pricing model are as follows:

	December 31, 2007	December 31, 2006
Risk-fee interest rate	3.77%	3.77%
Expected life of the option	3 years	1 year
Expected volatility	69.03%	288.99%
Expected dividend yield	-	-

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

  8.            SHARE CAPITAL (Continued)

The following table summarized information about the stock options outstanding as at December 31, 2007:

Options outstanding			Options exercisable
Exercise price	Number of shares	Remaining contractual life (years)	Number of shares
$ 0.75	240,000	1.22	240,000

  iii.     Common Stock Share Purchase Warrants

As at December 31, 2007, share purchase warrants outstanding for the purchase of common shares as follows:

Warrants outstanding
Exercise price	Number of shares	Expiry date
$ 1.50 $ 3.00	2,483,985 727,271	February 1, 2010 April 30, 2009

9.        RELATED PARTIES

During the year ended December 31, 2007, the Company paid $ nil (2006 - $5,290) for management fees and $122,814 for consulting fees to Companies controlled by directors and officers (2006 - $39,672) of the Company.  Amounts paid to related parties are based on exchange amounts agreed upon by those related parties.

On March 1, 2007, the Company issued to Douglas Bolen 500,000 shares of common stock in consideration for services rendered pursuant to the consulting agreement with Last Mountain Management, Inc. (“LMM”).  Douglas Bolen, Chief Executive Officer of the Company, is the sole shareholder, officer, and director of LMM. The price of the share as of March 1, 2007 was $0.92.  Total cost of $460,000 was included in the general and administration expense.  On July 8, 2007, the Company issued to Kulwant Sandher 250,000 shares of common stock in consideration for services rendered as Chief Financial Officer as well as in consideration for cancelling options previously granted.  The price of the share as of July 8, 2007 was $0.55.  The cost is $137,500, which was recorded in the compensation expense for shares granted and was included in the general and administration expense.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

10.      COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Stated in U.S. Dollars)

11.      COMMITMENT AND CONTRACTURAL OBLIGATIONS

A lease agreement for the Vancouver, Canada office commenced June 1, 2007 and terminates on May 31, 2008.  The lease agreement provides a fixed rental fee of $1,365 per month plus additional charges for services supplied by the landlord or incurred on behalf of the Company in the previous month.

On March 1, 2005, the Company also rented an office in Calgary, Canada on a month to month basis for $293 per month.

12.      SEGMENTED INFORMATION

In accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company has identified only one operating segment, which is the exploration and production of oil and natural gas.  All of the Company’s oil and gas properties are located in the United States and Canada (refer to note 4), and all revenues are attributable to United States and Canada as follows:

	December 31, 2007	December 31, 2006
Country
United States	$764,507	$502,385
Canada	149,301	14,615
Total Revenue	$913,808	$517,000

Assets
United States	$2,140,338	$2,373,131
Canada	1,149,323	2,055,885
Total Assets	$3,289,661	$4,429,016

Liabilities
United States	$216,629	$51,456
Canada	61,391	28,705
Total Liabilities	$278,020	$80,161

DELTA OIL & GAS, INC.
(A Development Stage Company)

Consolidated Balance Sheets
(Stated in U.S. Dollars)
(Audited)
	September 30,	December 31,
	2008	2007
ASSETS	(Unaudited)	(Audited)

Current
Cash and cash equivalents	$1,072,012	$71,115
GIC receivable	-	236,112
Accounts receivable	73,586	153,990
Franchise tax prepaid	6,912	6,912
Prepaid expenses	57,409	19,364

	1,209,919	487,493

Natural Gas And Oil Properties
Proved property	1,575,936	1,432,776
Unproved property	674,019	1,368,260

	2,249,955	2,801,036

Other Equipment
Computer equipment	4,483	4,483
Less: accumulated depreciation	(4,098)	(3,351)

	385	1,132

	$3,460,259	$3,289,661

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current
Accounts payable and accrued liabilities	$26,566	$166,217

Long Term
Asset retirement obligation	121,866	111,803

	148,432	278,020

STOCKHOLDERS' EQUITY

Share Capital
Preferred Shares, 25,000,000 shares authorized of $0.001
par value of which none have been issued
Common stock, 100,000,000 shares authorized of $0.001
par value, 46,840,506 and 45,940,506 shares issued
and outstanding, respectively	46,841	45,941
Additional paid-in capital	6,087,674	6,136,288

Cumulative other comprehensive income	169,684	187,348

Deficit accumulated during the development stage	(2,992,372)	(3,357,936)

	3,311,827	3,011,641

	$3,460,259	$3,289,661

The accompanying notes are an integral part of these consolidated financial statements

DELTA OIL & GAS, INC.
(A Development Stage Company)

Consolidated Statements of Operations
(Stated in U.S. Dollars)
(Unaudited)
					CUMULATIVE PERIOD
					FROM INCEPTION
					JANUARY 9, 2001
	THREE MONTHS ENDED		NINE MONTHS ENDED		TO
	SEPTEMBER 30,		SEPTEMBER 30,		SEPTEMBER 30,
	2008	2007	2008	2007	2008
Revenue

Natural gas and oil sales	$190,076	$230,483	$773,216	$638,126	$2,298,154
Gain on sale of natural gas and oil properties	719,146	-	719,146	-	1,780,305

	909,222	230,483	1,492,362	638,126	4,078,459
Costs And Expenses

Natural gas and oil operating costs	48,516	44,040	179,626	127,301	514,738
General and administrative	158,457	163,918	344,090	1,075,260	3,127,215
Accretion	3,354	-	10,062	-	14,938
Depreciation and depletion	39,820	232,338	200,767	561,287	1,373,783
Impairment of natural gas and oil properties	-	-	388,702	40,589	2,002,167
Dry well costs written off	-	-	-	-	119,961

	250,147	440,296	1,123,247	1,804,437	7,152,802

Net Operating Income (Loss)	659,075	(209,813)	369,115	(1,166,311)	(3,074,343)

Other Income and (Expense)

Forgiveness of debt	-	-	-	-	39,933
Interest income	1,213	9,364	1,465	32,563	62,634
Interest expense	(1,598)	-	(5,016)	-	(5,016)

	(385)	9,364	(3,551)	32,563	97,551

Income (Loss) before income taxes	$658,690	$(200,449)	$365,564	$(1,133,748)	$(2,976,792)

Income taxes	-	6,109	-	10,270	15,580

Net Income (Loss)	$658,690	$(206,558)	$365,564	$(1,144,018)	$(2,992,372)

Basic And Diluted Income (Loss) Per Common Share	$0.01	$(0.00)	$0.01	$(0.03)

Weighted Average Number Of
Common Shares Outstanding	46,840,506	45,918,767	46,098,170	45,625,891

The accompanying notes are an integral part of these consolidated financial statements

DELTA OIL & GAS, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows
(Stated in U.S. Dollars)
(Unaudited)
			CUMULATIVE PERIOD
			FROM INCEPTION
			JANUARY 9, 2001
	NINE MONTHS ENDED		TO
	SEPTEMBER 30,		SEPTEMBER 30,
	2008	2007	2008
Cash Flows From Operating Activities:

Net income (loss) for the period	$365,564	$(1,144,018)	$(2,992,372)

Adjustments to reconcile net income (loss) to net cash
generated (used) in operating activities:
Gain on sale of natural gas and oil properties	(719,146)	-	(1,780,305)
Accretion	10,062	-	14,938
Depreciation and depletion	200,767	561,287	1,373,783
Impairment of natural gas and oil properties	388,702	40,589	2,002,167
Dry well costs written off	-	-	119,961
Stock-based compensation expense	-	134,754	608,083
Shares issued to President & CEO for servicess rendered	26,500	460,000	486,500
Shares issued to CFO for services rendered	21,200	44,843	158,700
Shares issued to Investor Relations Services Inc for services rendered	-	40,800	40,800
Realized foreign exchange loss	(17,664)	-	166,472

Changes in operating assets and liabilities:
GIC	236,112	-	-
Accounts receivable	80,404	(47,832)	(73,586)
Accounts payable and accrued liabilities	(139,651)	30,139	(89,457)
Tax (Prepaid)	-	(6,912)	(6,912)
Prepaid expenses	(38,045)	(17,908)	(57,409)

Net Cash Generated/(Used) in Operating Activities	414,805	95,742	(28,637)

Cash Flows From (Used By) Investing Activities:

Purchase of other equipment	-	-	(4,483)
Sale proceeds of natural gas and oil working interests	1,309,826	-	2,809,826
Investment in natural gas and oil working interests	(628,320)	(1,208,094)	(6,545,127)

Net Cash Used in Investing Activities	681,506	(1,208,094)	(3,739,784)

Cash Flows From (Used By) Financing Activities:

Registration of shares under Form S-4	(95,414)		(95,414)
Proceeds from issuance of common stock	-	45,000	4,935,847

Net Cash Provided by (Used By) Financing Activities	(95,414)	45,000	4,840,433

Net Increase/(Decrease) In Cash And Cash Equivalents	1,000,897	(1,067,352)	1,072,012

Cash And Cash Equivalents At Beginning Of Period
(Excess Of Deposits Over Checks Issued)	71,115	1,668,758	-

Cash And Cash Equivalents At End Of Period	$1,072,012	$601,406	$1,072,012

Supplemental Disclosures of Non-Cash Financing Activities

500,000 shares issued to the President & CEO as part of his	$26,500	$460,000	$486,500
compensation package

400,000 shares issued to the CFO for services rendered	$21,200	$137,500	$158,700

60,000 shares issued to Investor Relations Services Inc., for
services rendered.	$-	$40,800	$40,800

Supplemental Disclosures of Cash Flow Information

Interest paid	$5,016	-	$5,016

Income taxes for 2006	$-	$6,109	$-

The accompanying notes are an integral part of these consolidated financial statements

DELTA OIL & GAS INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
PERIOD FROM INCEPTION, JANUARY 9, 2001, TO SEPTEMBER 30, 2008
(Stated in U.S. Dollars)
(Unaudited)

						DEFICIT
	COMMON STOCK					ACCUMULATED
	NUMBER			SHARE	SHARE	DURING THE	CUMULATIVE
	OF COMMON	PAR	ADDITIONAL	SUBSCRIPTIONS	SUBSCRIPTIONS	DEVELOPMENT	COMPREHENSIVE
	SHARES VALUE	VALUE	PAID-IN CAPITAL	RECEIVED	RECEIVABLE	STAGE	INCOME	TOTAL

Shares issued for cash at $0.00018	13,750,000	$13,750	$(11,250)	$-	$-	$-	$-	$2,500

Shares issued for cash at $0.0036	27,500,000	27,500	72,500	-	-	-	-	100,000

Shares issued for cash at $0.045	46,750	47	2,078	-	-	-	-	2,125

Net (loss) for the period ended	-	-	-	-	-	(184,407)	-	(184,407)

Balance, December 31, 2001	41,296,750	41,297	63,328	-	-	(184,407)	-	(79,782)

Net (loss) for the year	-	-	-	-	-	(62,760)	-	(62,760)

Balance, December 31, 2002	41,296,750	41,297	63,328	-	-	(247,167)	-	(142,542)

Net (loss) for the year	-	-	-	-	-	(24,423)	-	(24,423)

Balance, December 31, 2003	41,296,750	41,297	63,328	-	-	(271,590)	-	(166,965)

Share subscriptions received	-	-	-	160,000	-	-	-	160,000

Net (loss) for the year	-	-	-	-	-	(31,574)	-	(31,574)

Balance, December 31, 2004	41,296,750	41,297	63,328	160,000	-	(303,164)	-	(38,539)

Units issued for cash at $1.00,	2,483,985	2,484	2,481,241	(160,000)	-	-	-	2,323,725
net of share issuance cost

Options exercised for cash at $0.8	245,000	245	195,755	-	(16,000)	-	-	180,000

Stock-based compensation	-	-	370,267	-	-	-	-	370,267

Net (loss) for the year	-	-	-	-	-	(570,050)	-	(570,050)

Balance, December 31, 2005	44,025,735	44,026	3,110,591	-	(16,000)	(873,214)	-	2,265,403

Subscriptions receivable	-	-	-	-	16,000	-	-	16,000

Options exercised for cash at $0.8	305,000	305	243,695	-	-	-	-	244,000

Options exercised for cash at $1.00	12,500	13	12,488	-	-	-	-	12,501

Shares issued for cash at $2.75,	727,271	727	1,849,268	-	-	-	-	1,849,995
net of finders fee

Stock-based compensation	-	-	195,719	-	-	-	-	195,719

Net (loss) for the year	-	-	-	-	-	(234,763)	-	(234,763)

Balance, December 31, 2006	45,070,506	45,071	5,411,761	-	-	(1,107,977)	-	4,348,855

Options exercised for cash at $0.75	60,000	60	44,940	-	-	-	-	45,000

Shares issued to President & CEO as	500,000	500	459,500	-	-	-	-	460,000
part of his compensation package at $0.92

Shares issued to Investor Relations	60,000	60	40,740	-	-	-	-	40,800
Services, Inc. as part of the agreement

Shares issued to CFO for services rendered	250,000	250	137,250	-	-	-	-	137,500

Stock-based compensation	-	-	42,097	-	-	-	-	42,097

Comprehensive (loss):
Cumulative translation adjustment	-	-	-	-	-	-	187,348	187,348
Net (loss) for the year	-	-	-	-	-	(2,249,959)	-	(2,249,959)
Comprehensive (loss)								(2,062,611)

Balance, December 31, 2007	45,940,506	45,941	6,136,288	-	-	(3,357,936)	187,348	3,011,641

Shares issued to President & CEO & CFO as	900,000	900	46,800	-	-	-	-	47,700
part of their compensation package at $0.053

Registration of shares under Form S-4	-	-	(95,414)	-	-	-	-	(95,414)

Comprehensive income:
Cumulative translation adjustment	-	-	-	-	-	-	(17,664)	(17,664)
Net income for the period	-	-	-	-	-	365,564	-	365,564
Comprehensive income								347,900

Balance, September 30, 2008	46,840,506	$46,841	$6,087,674	$-	$-	$(2,992,372)	$169,684	$3,311,827

The accompanying notes are an integral part of these consolidated financial statements

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

1.            BASIS OF PRESENTATION

The unaudited consolidated financial statements as of September 30, 2008 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustment (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  It is suggested that these consolidated financial statements be read in conjunction with the December 31, 2007 audited financial statements and notes thereto.  The results of the operations for the nine months ended September 30, 2008 are not indicative of the results that may be expected for the year.

2.            OPERATIONS

   a)  Organization

Delta Oil & Gas, Inc. (“the Company”) was incorporated as a Colorado corporation on January 9, 2001.

The Company is a development stage, independent natural gas and oil company engaged in the exploration, development and acquisition of natural gas and oil properties in the United States and Canada.  The Company’s entry into the natural gas and oil business began on February 8, 2001.

During the year ended December 31, 2004, the Company completed a forward stock split on the basis of 5 ½ common shares for every one previously held common share; common shares outstanding have been adjusted retroactively.

b)	Development Stage Activities

The Company is a development stage enterprise engaged in the exploration for and production of natural gas and oil in the United States and Canada.

The Company is subject to several categories of risk associated with its development stage activities.  Natural gas and oil exploration and production is a speculative business, and involves a high degree of risk.  Among the factors that have a direct bearing on the Company’s prospects are uncertainties inherent estimating  natural gas and oil reserves, future hydrocarbon production, and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

c)	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $2,992,372 since inception.  To achieve profitable operations, the Company requires additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity.  Management believes that sufficient funding will be available to meet its business objectives including anticipated cash needs for working capital and is currently evaluating several financing options.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its properties and, if successful, to commence the sale of its projects under development.  As a result of the foregoing, there exists substantial doubt the Company’s ability to continue as a going concern.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

3.           SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, Delta Oil & Gas (Canada) Inc.  All significant inter-company balances and transactions have been eliminated.

b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  Significant estimates with regard to these financial statements include the estimate of proved natural gas and oil reserve quantities and the related present value of estimated future net cash flows there from.

c)	Natural Gas and Oil Properties

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”).  Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized.  All general corporate costs are expensed as incurred.  In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.  Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis.  Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis.  The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues from proved reserves discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.  These properties are included in the amortization pool immediately upon the determination that the well is dry.

Unproved properties consist of lease acquisition costs and costs on wells currently being drilled on the properties.  The recorded costs of the investment in unproved properties are not amortized until proved reserves associated with the projects can be determined or until they are impaired.

d)	Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, including natural gas and oil properties, be recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the assets. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted cash flows are accreted to the expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.

e)	Joint Ventures

All exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only the Company’s proportionate interest in such activities.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

3.            SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)	Revenue Recognition

Revenue from sales of crude oil, natural gas and refined petroleum products are recorded when deliveries have occurred and legal ownership of the commodity transfers to the customers.  Title transfers for crude oil, natural gas and bulk refined products generally occur at pipeline custody points or when a tanker lifting has occurred.  Revenues from the production of oil and natural gas properties in which the Company shares an undivided interest with other producers are recognized based on the actual volumes sold by the Company during the period.  Gas imbalances occur when the Company’s actual sales differ from its entitlement under existing working interests.  The Company records a liability for gas imbalances when it has sold more than its working interest of gas production and the estimated remaining reserves make it doubtful that the partners can recoup their share of production from the field. At September 30, 2008 and 2007, the Company had no overproduced imbalances.

g)	Cash and Cash Equivalent

Cash consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances.  The carrying amounts approximated fair market value due to the liquidity of these deposits.  For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

   h)  GIC Receivable

GIC Receivable is non-redeemable until October 9, 2008 and bears an interest rate of 2.1%.

i)	Environmental Protection and Reclamation Costs

The operations of the Company have been, and may be in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs.  Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.  Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits.  The Company does not currently anticipate any material capital expenditures for environmental control facilities because all property holdings are at early stages of exploration.  Therefore, estimated future removal and site restoration costs are presently considered minimal.

j)	Foreign Currency Translation

United States funds are considered the Company’s functional currency.  Transaction amounts denominated in foreign currencies are translated into their United States dollar equivalents at exchange rates prevailing at the transaction date.  Monetary assets and liabilities are adjusted at each balance sheet date to reflect exchange rates prevailing at that date, and non-monetary assets and liabilities are translated at the historical rate of exchange.  Gains and losses arising from restatement of foreign currency monetary assets and liabilities at period end are included in other comprehensive income.

k)	Other Equipment

Computer equipment is stated at cost.  Provision for depreciation on computer equipment is calculated using the straight-line method over the estimated useful life of three years.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

l)	Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the costs of long-lived assets, other than oil and gas properties, may be impaired, and evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.  Impairment of oil and gas properties is evaluated subject to the full cost ceiling as described under Natural Oil and Gas Properties.

m)	Loss Per Share

In February 1997, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”).  Under SFAS 128, basic and diluted earnings per share are to be presented.  Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

n)	Income Taxes

The Company follows the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of (i) temporary differences between the tax bases of assets and liabilities, and their reported amounts in the financial statements, and (ii) operating loss and tax credit carryforwards for tax purposes.  Deferred tax assets are reduced by a valuation allowance when, based upon management’s estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

o)	Financial Instruments

The Company’s financial instruments consist of cash and cash equivalent, GIC receivable, accounts receivable, franchise tax prepaid, accounts payable, accrued liabilities and loan payable.

It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.  The fair value of these financial instruments is approximated to their carrying values.

o)      Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company is disclosing this information on its Consolidated Statements of Changes in Stockholders’ Equity.

p)      Stock-Based Compensation

The Company records stock-based compensation in accordance with SFAS 123(R), “Share-Based Payments,” which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options. In March 2005, the Securities and Exchange Commission issued SAB 107 relating to SFAS 123(R). The Company applied the provisions of SAB 107 in its adoption of SFAS 123(R).

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

p)	Stock-Based Compensation (Continued)

SFAS 123(R) requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

4.           NATURAL GAS AND OIL PROPERTIES

a)   Proved Properties

Properties	December 31, 2007	Addition	Depletion for the period	Impairment	September 30, 2008
USA properties	$1,197,630	$337,107	$(137,621)	$-	$1,397,116
Canada properties	235,146	394,774	(62,398)	(388,702)	178,820
Total	$1,432,776	$731,881	$(200,019)	$(388,702)	$1,575,936
a)	Proved Properties - Descriptions

Properties in U.S.A.

i.	Owl Creek Prospect, Oklahoma, USA

In June 2006, the Company entered into an agreement to accept the assignment of an undivided 20% working interest in a potential oil well known as the Powell#2 and an option to purchase a 20% interest in all future wells drilled on the land surrounding Powell#2.  In addition the Company has an option to participate in any lands of mutual interest that may be acquired in the future by the Owl Creek participating partners.  As of June 30, 2008, the cost to the Company for this assignment was $394,499.  On August 20, 2008, the Company assigned all of its interest in exchange for a cash amount of $760,438.

In July 2006, the Company also elected to participate in Isbill #1-36, which was abandoned during the year.  Its costs amounted to $80,738 was moved to the proven cost pool for depletion.

In January 2007, the Company elected to participate in Isbill #2-36 well.  The Company paid $187,559 for its 20% of working interest.  Isbill #2-36 started production from April 2007.  As of July 31, 2008, the Company expended $196,181 on Isbill #2-36.  On August 20, 2008, the Company assigned all o its interest in exchange for a cash amount of $549,388.

In April 2007, the Company entered into the 2006-3 Drilling Program for a buy-in cost of $113,700 which will provide 12.5% Before Casing Point (“BCP”) working interest and After Casing Point (“ACP”) working interest of 10%.  In September 2007, Wolf#1-7 was abandoned. Its costs amount to $68,118 was moved to the proven cost pool for depletion.  In October 2007, Ruggles #1-15 was also abandoned and the cost of $84,328 was moved to the proven cost pool for depletion.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

4.            NATURAL GAS AND OIL PROPERTIES (Continued)

a)	Proved Properties - Descriptions

Properties in U.S.A.

i.     Owl Creek Prospect, Oklahoma, USA (Continued)

In October 2007, the Company elected to participate in Powell #3-25 and paid $112,319 for the estimated drilling costs.  Powell #3-25 was abandoned on November 9, 2007.  Its costs amounted to $81,998 was moved to the proven cost pool for depletion.  The unused estimated drilling costs were applied to operating costs of other wells.

In the 2006-3 Drilling Program, Elizabeth #1-25 was plugged abandoned on February 7, 2008.  Its cost amounted to $127,421 was moved to the proven cost pool for depletion.  Plaster #1-11 and Dale #1-15 started producing in January and February 2008, respectively, total cost of $205,064 was moved to the proven cost pool.

In the 2007-1 Drilling Program, Pollack #1-35 was plugged and abandoned on January 19, 2008.  Its cost amounted to $150,841 was moved to the proven cost pool for depletion.  Hulsey #1-8 started producing in February 2008; the cost of $161,039 was moved to the proven cost pool.  River #1-28 started producing in June 2008; the cost of $150.582 was moved to the proven cost pool.

 ii.    Palmetto Point Prospect, Mississippi, USA

On February 21, 2006, the Company entered into an agreement (the “Agreement”) with 0743608 B.C. Ltd., (“Assignor”) a British Columbia, Canada based oil and gas exploration company, in order to accept an assignment of the Assignor’s ten percent (10%) gross working and revenue interest in a ten-well drilling program (the “Drilling Program”) to be undertaken by Griffin & Griffin Exploration L.L.C., (“Griffin”) a Mississippi based exploration company.  Under the terms of the Agreement, the Company paid the Assignor $425,000 as payment for the assignment of the Assignor’s 10% gross working and revenue interest in the Drilling Program.  The Company also entered into a joint Operating Agreement directly with Griffin on February 24, 2006.

The Drilling Program on the acquired property interests was initiated by Griffin in May 2006 and was substantially completed by Griffin by December 31, 2006.  The prospect area owned or controlled by Griffin on which the ten wells were drilled, is comprised of approximately 1,273 acres in Palmetto Point, Mississippi.

As of December 31, 2007, eight wells were found to be proved wells, and two wells, PP F-7 and PP F-121 were abandoned due to no apparent gas or oil shows present.  The costs of abandon properties were added to the capitalized cost in determination of the depletion expense.

On August 4, 2006, the Company elected to participate in additional two wells program in Mississippi owned by Griffin & Griffin Exploration and paid $70,000.  As of December 31, 2007, both wells were found to be proved wells.

On October 10, 2007, the Company elected to participate in the drilling of PP F-12 and PP F-12-3 in Mississippi operated by Griffin & Griffin Exploration.  The Company’s 10% of the estimated drilling costs was $88,783. PP F-12 started production from October 2007, and PP F-12-3 started production from November 2007.  Additional AFE in the amount of $36,498 for workovers on the PP F-12, PP F-12-3 was paid on January 31, 2008.

On January 11, 2008, the Company paid $11,030 for PP F-41salt water disposal well.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

4.            NATURAL GAS AND OIL PROPERTIES (Continued)

a)	Proved Properties - Descriptions

Properties in U.S.A.

iii.	Mississippi II, Mississippi, USA

In August 2006, the Company entered into a joint venture agreement with Griffin & Griffin Exploration, LLC. to acquire an interest in a drilling program comprised of up to 50 natural gas and/or oil wells.  The area in which the wells are to be drilled is comprised of approximately 300,000 gross acres of land located between Southwest Mississippi and North East Louisiana. The wells are targeting the Frio and Wilcox Geological formations. The Company has agreed to pay 10% of all prospect fees, mineral leases, surface leases and drilling and completion costs to earn a net 8% share of all production zones to the base of the Frio formation and 7.5% of all production to the base of the Wilcox formation.  In January 2007, the well CMR USA 39-14 was found to be proved.  The cost of $35,126 was added to the proven cost pool.  Dixon#1 was abandoned in January 2007, its costs amounted to $40,605 was moved to the proven cost pool for depletion.  Randall#1 was abandoned in June 2007, its costs amounted to $26,918 was moved to the proven cost pool for depletion.  BR F-24 was abandoned and its cost amounted to $41,999 was moved to the proven cost pool for depletion.  Faust #1, USA 1-37 and BR F-33 were found to be proven and the total cost of $129,360 was added to the proven cost pool.

iv. Mississippi III, Mississippi, USA

During August to December 2007, five additional wells, PP F-90, PP F-100, PP F-111, PP F-6A, and PP F-83 were drilled in the area.  These wells were abandoned due to modest gas shows and a total drilling cost of $110,729 was added to the capitalized costs in determination of depletion expense.

Properties in Canada

v.	Wordsworth Prospect, Saskatchewan, Canada

On April 10, 2006, the Company entered into an agreement (the “Agreement”) with Petrex Energy Ltd., for a participation and Farmout agreement where the Company will participate for 15% gross working interest before payout (BPO) and 7.5% gross working interest after pay out (APO) in a proposed four well horizontal drilling program in the Wordsworth area in Southeast Saskatchewan, Canada.  As at September 30, 2008, the Company had advanced $228,761 as its share of the costs in this Agreement.  Currently there is one producing well on this prospect.

vi.       Todd Creek, Alberta, Canada

In January 2005, the Company acquired a 20% working interest in 13.75 sections (8,800 acres) of land in Todd Creek, Alberta, Canada, at a cost of $597,263.  One of the well 13-28-9-2W5M has production since October 2006.

The Company paid $314,959 (CDN$352,376) on October 27, 2006 for well 13-33-8-2W5M.  It was abandoned and the cost was moved to the proved properties cost pool for depletion.  During the year ended of December 31, 2007, the remaining wells at Todd Creek were abandoned and the cost was moved to proven cost pool for depletion.

vii.       Hillspring, Alberta, Canada

In January 2005, the Company acquired a 10% working interest in 1 section (64 acres) of land in Hillspring, Alberta, Canada, at a cost of $414,766.   During the year ended of December 31, 2007, it was abandoned and the cost was moved to proven cost pool for depletion.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

4.     NATURAL GAS AND OIL PROPERTIES (Continued)

b)     Unproved Properties

Properties	December 31, 2007	Addition	Cost added to capitalized cost	September 30, 2008
USA properties	$781,446	$419,332	$(805,977)	$394,801
Canada properties	586,814	81,066	(388,662)	279,218
Total	$1,368,260	$500,398	$(1,194,639)	$674,019

b)	Unproved Properties - Descriptions

Properties in U.S.A.

i.     Owl Creek Prospect, Oklahoma, USA

In June 2006, the Company entered into an agreement to accept the assignment of an undivided 20% working interest in a potential oil well known as the Powell#2 and an option to purchase a 20% interest in all future wells drilled on the land surrounding Powell#2.  In addition the Company has an option to participate in any lands of mutual interest that may be acquired in the future by the Owl Creek participating partners.

In April 2007, the Company entered into the 2006-3 Drilling Program for a buy-in cost of $113,700 which will provide 12.5% Before Casing Point (“BCP”) working interest and After Casing Point (“ACP”) working interest of 10%.

In September 2007, the Company entered into the 2007-1 Drilling Program for a buy-in cost of $77,100 which will provide 25% Before Casing Point (“BCP”) working interest and 20% After Casing Point (“ACP”) working interest.  On December 12, 2007, estimated drilling costs of $116,023 for Pollack #1-35 was accrued to the year end of December 31, 2007 and paid on January 14, 2008.

The Company also paid estimated completion cost of $56,734 for the well, Hulsey #1-8, on January 18, 2008; paid estimated drilling cost of $92,593 for the well, River #1-28, on February 12, 2008 and estimated completion costs of $63,111 on April 16, 2008.  During August to September 2008, the Company paid estimated drilling costs of $82,830 and estimated completion costs of $80,905 for the well, Hulsey #2-8.  All of the wells are for the 2007-1 Drilling Program.

ii.     Mississippi II, Mississippi, USA

In August, 2006, the Company entered into a joint venture agreement with Griffin & Griffin Exploration, LLC. to acquire an interest in a drilling program comprised of up to 50 natural gas and/or oil wells.  The area in which the wells are to be drilled is comprised of approximately 300,000 gross acres of land located between Southwest Mississippi and North East Louisiana. The wells are targeting the Frio and Wilcox Geological formations. The Company has agreed to pay 10% of all prospect fees, mineral leases, surface leases and drilling and completion costs to earn a net 8% share of all production zones to the base of the Frio formation and 7.5% of all production to the base of the Wilcox formation.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

4.            NATURAL GAS AND OIL PROPERTIES (Continued)

b)    Unproved Properties - Descriptions

Properties in Canada

iii.	Wordsworth Prospect, Saskatchewan, Canada

In April 2007, the Company entered into an agreement (the “Agreement”) with Petrex Energy Ltd., for a participation and Farmout agreement where the Company will participate for 15% gross working interest before payout (BPO) and 7.5% gross working interest after pay out (APO) in a proposed four well horizontal drilling program in the Wordsworth area in Southeast Saskatchewan, Canada.  As at September 30, 2008, the Company had expended $162,996 of the well 3B9-23/3A11.  In March 2008, the Company joined the drilling of a new well, 2 HZ 3B9 LEG.  As at September 30, 2008, the Company had expended $37,070 on this well.  In September 2008, the Company joined the drilling of a new well, HZ 1C2-23 and paid a cash call of $79,152 (CAD$84,233).

iv.    Strachan Prospect, Alberta, Canada

In September 2005, the Company entered into a participation and farmout agreement with Odin Capital Inc. (“Odin”) where the Company will participate for 4% share of the costs of drilling a test well in certain lands located in the Leduc formation, Alberta, Canada.  In exchange for the participation costs, the Company will earn interests in certain petroleum and natural gas wells ranging from 1.289% to 4.0%.  As at December 31, 2007, the Company has advanced $388,662 as its share of the costs in the Leduc formation property.  The well was abandoned in the three month ended of March 31, 2008; the cost of $388,662 was moved to the proven cost pool for depletion.

5.                    NATURAL GAS AND OIL EXPLORATION RISK

     a)        Exploration Risk

The Company’s future financial condition and results of operations will depend upon prices received for its natural gas and oil production and the cost of finding, acquiring, developing and producing reserves.  Substantially all of its production is sold under various terms and arrangements at prevailing market prices.  Prices for natural gas and oil are subject to fluctuations in response to changes in supply, market uncertainty and a variety of other factors beyond its control.  Other factors that have a direct bearing on the Company’s prospects are uncertainties inherent in estimating natural gas and oil reserves and future hydrocarbon production and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

    b)        Distribution Risk

The Company is dependent on the operator to market any oil production from its wells and any subsequent production which may be received from other wells which may be successfully drilled on the Prospect.  It relies on the operator’s ability and expertise in the industry to successfully market the same.  Prices at which the operator sells gas/oil both in intrastate and interstate commerce; will be subject to the availability of pipe lines, demand and other factors beyond the control of the operator.  The Company and the operator believe any oil produced can be readily sold to a number of buyers.

c)	Credit Risk

A substantial portion of the Corporation’s accounts receivable is with joint venture partners in the oil and gas industry and is subject to normal industry credit risks.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

5.           NATURAL GAS AND OIL EXPLORATION RISK (Continued)

d)	Foreign Operations Risk

The Company is exposed to foreign currency fluctuations, political risks, price controls and varying forms of fiscal regimes or changes thereto which may impair its ability to conduct profitable operations as it operates internationally and holds foreign denominated cash and other assets.

6.             NOTE PAYABLE

On February 12, 2008, the Company used a promissory note in exchange for proceeds of $90,000 from Venture Capital Asset Management.  The loan is unsecured and bears an interest rate of 10% per annum.  On September 3, 2008, the Company paid back the promissory note of $90,000 and the accrued interest of $5,016.

7.             ASSET RETIREMENT OBLIGATIONS

The ARO is calculated using the 5% value of proved properties as at December 31, 2007.  Revisions to the liability could occur due to changes in plugging and abandonment costs, well useful lives or if federal or state regulators enact new guidance on the plugging and abandonment of wells. The Company amortizes the amount added to oil and gas properties and recognizes accretion expense in connection with the discounted liability over the remaining useful lives of the respective wells.

The information below reflects the change in the asset retirement obligations during the period ended September 30, 2008 and year ended December 31, 2007:

	September 30,	December 31,
	2008	2007
Balance, beginning of period	$111,803	$40,635
Liabilities assumed	-	66,292
Accretion expense	10,063	4,876
Balance, end of period	$121,866	$111,803

8.             SHARE CAPITAL

i.	Common Stock

On January 11, 2006, the Company issued 75,000 common shares for exercise of stock options at $0.80 per share.

On January 24, 2006, the Company issued 230,000 common shares for exercise of stock options at $0.80 per share.

On January 25, 2006, the Company issued 12,500 common shares for exercise of stock options at $1.00 per share.

On April 25, 2006, the Company issued 727,271 common shares pursuant to a private placement at $2.75 per share.

On January 23, 2007, the Company issued 60,000 common shares for exercise of stock options at $0.75 per share.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

8.            SHARE CAPITAL (Continued)

On March 1, 2007, the Company issued 500,000 common shares to the President and CEO as part of his compensation package.  The price of the share as of March 1, 2007 was $0.92.

On May 1, 2007, the Company issued 60,000 common shares to Investor Relations Services, Inc. as part of the investor relation services and consulting agreement.  The price of the share as of May 1, 2007 was $0.68.

On July 8, 2007, the Company issued 250,000 common shares to its Chief Financial Officer as part of his services rendered and in lieu of cancellation of stock options.  The price of the share was $0.55.  It was the average of the share price of July 6 and July 9, 2007.

On August 13, 2008, the Company issued 500,000 common shares to the President and CEO and 400,000 common shares to the CFO as part of their compensation package.  The price of the share as of August 13, 2008 was $0.053.

Preferred Stock

The Company did not issue any preferred stock during the period ended September 30, 2008 (December 31, 2007 - $ Nil).

ii.	Stock Options

Compensation expense related to stock options granted is recorded at their fair value as calculated by the Black-Scholes option pricing model.  Options exercised for the nine-month ended September 30, 2008 was nil (Year ended December 31, 2007 - $42,097, related to options granted during the year ended December 31, 2007).  The changes in stock options are as follows:

	Number	Weighted average exercise price
Balance outstanding, December 31, 2007 Granted Forfeited Exercised Balance outstanding, September 30, 2008	240,000 - - -	$ 0.75 - - -
	240,000	$ 0.75

The weighted average assumptions used in calculating the fair value of stock options granted and vested during the year ended December 31, 2007 using the Black-Scholes option pricing model are as follows:

Risk-fee interest rate	3.77%
Expected life of the option	3 years
Expected volatility	69.03%
Expected dividend yield	-

The following table summarized information about the stock options outstanding as at September 30, 2008:

Options outstanding			Options exercisable
Exercise price	Number of shares	Remaining contractual life (years)	Number of shares
$ 0.75	240,000	0.47	240,000

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

8.	SHARE CAPITAL (Continued)

iii.	Common Stock Share Purchase Warrants

As at September 30, 2008, share purchase warrants outstanding for the purchase of common shares as follows:

Warrants outstanding
Exercise price	Number of shares	Expiry date
$ 1.50 $ 3.00	2,483,985 727,271	February 1, 2010 April 30, 2009

9.	RELATED PARTIES

During the nine-month period ended September 30, 2008, the Company paid $129,564 (September 30, 2007 - $81,596) for consulting fee and $30,919 for accounting services to Companies controlled by directors and officers of the Company.  Amounts paid to related parties are based on exchange amounts agreed upon by those related parties.

On August 13, 2008, the Company issued to Douglas Bolen 500,000 shares of common stock and Kulwant Sandher 400,000 shares of common stock in consideration for services rendered.  The price of the share as of August 13, 2008 was $0.053.  The total cost of $47,700 was recorded in the compensation expense for shares granted and was included in the general and administration expense.

On March 1, 2007, the Company issued to Douglas Bolen 500,000 shares of common stock in consideration for services rendered pursuant to the consulting agreement with Last Mountain Management, Inc. (“LMM”).  Douglas Bolen, Chief Executive Officer of the Company, is the sole shareholder, officer, and director of LMM. The price of the share as of March 1, 2007 was $0.92.  Total cost of $460,000 was included in the general and administration expense.

On July 8, 2007, the Company issued to Kulwant Sandher 250,000 shares of common stock in consideration for services rendered as Chief Financial Officer as well as in consideration for cancelling options previously granted.  The price of the share as of July 8, 2007 was $0.55.  The cost is $137,500, which was recorded in the compensation expense for shares granted and was included in the general and administration expense.

These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

10.	COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

11.	COMMITMENT AND CONTRACTURAL OBLIGATIONS

A lease agreement for the Vancouver, Canada office commenced June 1, 2008 and terminates on May 31, 2009.  The lease agreement provides a fixed rental fee of $1,425 per month plus additional charges for services supplied by the landlord or incurred on behalf of the Company in the previous month.

On March 1, 2005, the Company also rented an office in Calgary, Canada on a month to month basis for $295 per month.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

12.	SUBSEQUENT EVENT

On October 7, 2008, the Company announce that it has filed a Form S-4 with the Securities and Exchange Commission in order to register 27,168,832 of its common shares, which will form part of the consideration being offered to shareholders of The Stallion Group ("Stallion") in a proposed offer to acquire at least 80% of the shares of Stallion on a fully-diluted basis. Subject to the terms and conditions of the offer as contained in the Form S-4, it is anticipated that the consideration for each Stallion common share tendered in the offer and accepted would be 0.333333 of a share of Delta common stock, and cash in the amount of $0.0008.

APPENDIX B — FINANCIAL STATEMENTS OF THE STALLION GROUP

THE STALLION GROUP
(An Exploration Stage Company)
Balance Sheets
May 31, 2008
	May 31,	May 31,
	2008	2007
ASSETS

Current assets:

Cash and cash equivalents	$6,022	$162,266
Accounts receivable (net of allwance of $0)	114,577	5,808
Prepaid expense	-	4,585

Total current assets	120,599	172,659

Capital assets, net	6,334	5,438

Other assets

Oil and gas properties (Note 3)
Proved properties net of amortization	550,483	90,679
Unproved properties	377,976	892,054

Total Other assets	928,459	982,733

TOTAL ASSETS	$1,055,392	$1,160,830

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable and accrued liabilities	$9,063	$45,896
Due to related party	9,588	277
Stock Deposits	300,000	-

Total current liabilities	318,651	46,173

Long term liabilities:

Asset retirement obligation	14,083	-

Total Long Term Liabilities	14,083	-

Total liabilities	332,734	46,173

Commitments	-	-

Stockholders' equity (Note 7)

Common stock, $0.001 par value; 1,200,000,000 shares authorized
72,109,508, 70,033,508 shares issued and outstanding respectively	72,110	70,034

Additional paid-in capital	3,077,235	2,315,622

Cumulative other comprehensive income	12,207	10,889

Deficit accumulated during the exploration stage	(2,438,894)	(1,281,888)

Total stockholders' equity	722,658	1,114,657

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,055,392	$1,160,830

Accompanying notes are an integral part of these financial statements

THE STALLION GROUP
(An Exploration Stage Company)
Statements of Operations
			January 9, 2004
			(Inception)
	For The Years Ended		Through
	May 31		May 31
	2008	2007	2008
Revenue
Natural gas and oil revenue	$193,563	$17,221	$210,784

Cost of revenue
Natural gas and oil operating costs	40,648	1,846	42,494
Depletion	155,660	42,956	198,616
Accretion	1,509	-	1,509
Writedown in carrying value of oil and gas property	607,744	174,311	782,055

Total Cost of Revenue	805,561	219,113	1,024,674

Gross profit	(611,998)	(201,892)	(813,890)

Expenses
Contributed rent	-	-	2,900
Contributed administrative support	-	-	450
Consulting (Note 8)	355,369	654,976	1,010,345
Depreciation	2,439	831	3,270
Investor relations services	70,010	134,861	204,871
Mineral exploration and filing fees (Note 6)	10,824	9,826	48,403
Legal and accounting	77,416	92,591	189,282
Office and miscellaneous	18,397	39,463	73,421
Organization costs	-	-	1,160
Travel	8,498	63,945	82,387
Business promotion	-	1,865	7,151
Other	2,055	2,779	7,021

Total expenses	545,008	1,001,137	1,630,661

Loss from operations	(1,157,006)	(1,203,029)	(2,444,551)

Other income
Interest income	-	5,657	5,657

Total other income	-	5,657	5,657

Net loss before Income Tax	(1,157,006)	(1,197,372)	(2,438,894)
Income Tax	-	-	-

Net loss	$(1,157,006)	$(1,197,372)	$(2,438,894)

Basic and diluted loss per share	$(0.02)	$(0.02)	$(0.04)

Basic and diluted weighted average
common shares outstanding	71,665,177	64,530,908	58,009,046

Comprehensive income/(loss)
Net loss	$(1,157,006)	$(1,197,372)	$(2,438,894)
Other comprehensive income/(loss)
Foreign currency translation	1,318	9,779	12,207

Comprehensive loss	$(1,155,688)	$(1,187,593)	$(2,426,687)

Accompanying notes are an integral part of these financial statements

THE STALLION GROUP
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
FOR THE PERIOD FROM JANUARY 9, 2004 (inception) TO MAY 31, 2008

	Common Stock		Additional		Accumulated	Total
		Par	Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Value	Capital	Deficit	Income (Loss)	Equity

Balance at January 9, 2004 (inception)	-	$-	$-	$-	$-	$-

February 2004, common stock sold to an officer
($0.001/share)	30,000,000	30,000	(25,000)	-	-	5,000
April 2004 through May 2004, common stock
sold in private placement offering
($0.01/share) (Note 7)	19,200,000	19,200	12,800			32,000
Office space and administrative support
contributed by an officer	-	-	550	-	-	550
Net loss, period ended May 31, 2004	-	-	-	(4,859)	-	(4,859)

Balance at May 31, 2004	49,200,000	49,200	(11,650)	(4,859)	-	32,691

June 2004, common stock sold in private
placement offering ($0.01/share)(Note 7)	4,800,000	4,800	3,200	-	-	8,000
May 2005, common stock sold in public offering,
net of offering costs of $7,500 ($0.2/share)
($0.2/share) (Note 7)	1,839,000	1,839	51,961			53,800
Office space and administrative support
contributed by an officer	-	-	1,400	-	-	1,400

Net loss, year ended May 31, 2005	-	-	-	(20,353)	-	(20,353)
Cumulative translation adjustment	-	-	-	-	(387)	(387)

Balance at May 31, 2005	55,839,000	55,839	44,911	(25,212)	(387)	75,151

Office space and administrative support
contributed by an officer	-	-	1,400	-	-	1,400

Net loss, year ended May 31, 2006	-	-	-	(59,304)	-	(59,304)
Cumulative translation adjustment	-	-	-	-	1,497	1,497

Balance, May 31, 2006	55,839,000	$55,839	$46,311	$(84,516)	$1,110	$18,744

Common stock sold to the director at
$0.1 per share (post forward split)
on September 14, 2006	360,000	360	17,640	-	-	18,000
Issuance of common stock for cash at
$0.1 per share (post forward split)
on October 17, 2006	8,945,160	8,946	438,312	-	-	447,258
Issuance of common stock for cash at
$0.85 per share on February 28, 2007	2,110,588	2,110	894,890	-	-	897,000
Exercise of option at $0.375 per share
by the Director	120,000	120	44,880	-	-	45,000
Exercise of warrant at $0.1 per share	2,658,760	2,659	263,217	-	-	265,876
Stock-based compensation on
options granted	-	-	610,372	-	-	610,372

Net loss, year ended May 31, 2007	-	-	-	(1,197,372)	-	(1,197,372)
Cumulative translation adjustment	-	-	-	-	9,779	9,779

Balance, May 31, 2007	70,033,508	$70,034	$2,315,622	$(1,281,888)	$10,889	$1,114,657

Exercise of warrant at $0.1 per share	1,590,000	1,590	157,410	-	-	159,000
Issuance of common stock for cash at
$0.75 per share on May 30, 2008	486,000	486	364,014	-	-	364,500
Stock-based compensation on
options vested	-	-	240,189	-	-	240,189

Net loss, year ended May 31, 2008	-	-	-	(1,157,006)	-	(1,157,006)
Cumulative translation adjustment	-	-	-	-	1,318	1,318

Balance, May 31, 2008	72,109,508	$72,110	$3,077,235	$(2,438,894)	$12,207	$722,658

Accompanying notes are an integral part of these financial statements

THE STALLION GROUP
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

			January 9, 2004
			(Inception)
	For The Years Ended		Through
	May 31,		May 31,
	2008	2007	2008
Cash flows provided (used) by operating activities:

Net loss	$(1,157,006)	$(1,197,372)	$(2,438,894)

Adjustments to reconcile net loss to net cash used in operating activities:
Office space and administrative support contributed by an officer	-	-	3,350
Stock based compensation (Note 8)	240,189	610,372	850,561
Depletion	155,660	42,956	198,616
Accretion	1,509	-	1,509
Write down in carrying value of oil and gas properties	607,744	174,311	782,055
Depreciation	2,439	831	3,270

Changes in operating assets and liabilities:
(Increase)/Decrease in Accounts receivable	(108,769)	(5,808)	(114,577)
(Increase)/Decrease in Prepaid expenses	4,585	(4,141)	-
Increase/(Decrease) in Accounts payable	(36,833)	45,896	9,063
Increase/(Decrease) in Accrued liabilities	-	(3,800)	-
Increase in amounts due to related party	9,311	277	9,588

Net cash used by operating activities	(281,171)	(336,478)	(695,459)

Cash flows used by investing activities:

Oil and gas properties acquisition (Note 3)	(696,556)	(1,200,000)	(1,896,556)
Purchase of furniture and computer equipment	(3,335)	(6,269)	(9,604)

Net cash used by investing activities	(699,891)	(1,206,269)	(1,906,160)

Cash flows provided (used) by financing activities:

Proceeds from sales of common stock	364,500	1,362,258	1,833,058
Proceeds from exercise of options and warrants	159,000	310,876	469,876
Payment of offering costs	-	-	(7,500)
Stock Deposits	300,000	-	300,000

Net cash provided by financing activities	823,500	1,673,134	2,595,434

Effect of exchange rate changes on cash	1,318	9,779	12,207

Increase in cash and cash equivalents	(156,244)	140,166	6,022

Cash and cash equivalents, beginning of period	162,266	22,100	-

Cash and cash equivalents, end of period	$6,022	$162,266	$6,022

Supplemental Cash Flow Information
Cash Paid For:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Accompanying notes are an integral part of these financial statements

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Organization

The Stallion Group (“the Company”) was incorporated in the state of Nevada on January 9, 2004.

The Company is an exploration stage, independent natural gas and oil company engaged in the exploration, development and acquisition of natural gas and oil properties in the United States.

b)	Exploration Stage Activities

The Company is a exploration stage enterprise engaged in the exploration for and production of natural gas and oil in the United States.  Since August 2, 2006, the Company agreed to participate in the two proposed drilling programs to be conducted by Griffin & Griffin Exploration, L.L.C.  In December 2007, the company entered into a Farm Out Agreement with Production Specialties Company.

The Company is subject to several categories of risk associated with its development stage activities.  Natural gas and oil exploration and production is a speculative business, and involves a high degree of risk.  Among the factors that have a direct bearing on the Company’s prospects are uncertainties inherent estimating natural gas and oil reserves, future hydrocarbon production, and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

c)	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred an accumulated loss of $2,438,894 since inception.  To achieve profitable operations, the Company requires additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity.  Management believes that sufficient funding will be available to meet its business objectives including anticipated cash needs for working capital and is currently evaluating several financing options.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

development of and, if successful, to commence the sale of its products under development.  As a result of the foregoing, there is substantial doubt that the Company has the ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 d)   Principles of Accounting

These financials statements are stated in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

 e)    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  Significant estimates with regard to these financial statements include the estimate of proved natural gas and oil reserve quantities and the related present value of estimated future net cash flows therefrom.

   f)   Natural Gas and Oil Properties

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”).  Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized.  All general corporate costs are expensed as incurred.  In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.  Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis.  Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis.  The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues from proved reserves discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.  These properties are included in the amortization pool immediately upon the determination that the well is dry.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Unproved properties consist of lease acquisition costs and costs on well currently being drilled on the properties.  The recorded costs of the investment in unproved properties are not amortized until proved reserves associated with the projects can be determined or until they are impaired.

g)	Revenue Recognition

The Company uses the sales method of accounting for natural gas and oil revenues.  Under this method, revenues are recognized upon the passage of title, net of royalties.  When sales volumes exceed the Company’s entitled share, an overproduced imbalance occurs.  To the extent the overproduced imbalance exceeds the Company’s share of the remaining estimated proved natural gas reserves for a given property, the Company records a liability.  At May 31, 2008, the Company had no overproduced imbalances.

h)	Cash and Cash Equivalent

Cash and cash equivalent consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances.  The carrying amounts approximated fair market value due to the liquidity of these deposits.  For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

i)	Environmental Protection and Reclamation Costs

The operations of the Company have been, and may be in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs.  Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.  Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits.  The Company does not currently anticipate any material capital expenditures for environmental control facilities because all property holdings are at early stages of exploration.  Therefore, estimated future removal and site restoration costs are presently considered minimal.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

j)	Foreign Currency Translation

United States funds are considered the Company’s functional currency.  Transaction amounts denominated in foreign currencies are translated into their United States dollar equivalents at exchange rates prevailing at the transaction date.  Monetary assets and liabilities are adjusted at each balance sheet date to reflect exchange rates prevailing at that date, and non-monetary assets and liabilities are translated at the historical rate of exchange.  Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each year-end are included in statements of operations.

k)	Capital Assets

Computer equipment and furniture are stated at cost.  Provision for depreciation is calculated using the straight-line method over the estimated useful life of three years for computer equipment and five years for furniture.

	For the Years Ended
	May 31,	May 31,
	2008	2007
Furniture and Equipment	$9,604	$6,269
Less: Accumulated Amortization	(3,270)	(831)
Net Capital Assets	$6,334	$5,438

l)	Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the costs of long-lived assets, other than oil and gas properties, may be impaired, and evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.  Impairment of oil and gas properties is evaluated subject to the full cost ceiling as described under Oil and Gas Properties.

m)	Loss Per Share

In February 1997, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”).  Under SFAS 128, basic and diluted earnings per share are to be presented.  Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

n)	Income Taxes

The Company follows the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of (i) temporary differences between the tax bases of assets and liabilities, and their reported amounts in the financial statements, and (ii) operating loss and tax credit carryforwards for tax purposes.  Deferred tax assets are reduced by a valuation allowance when, based upon management’s estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

o)	Financial Instruments

The Company’s financial instruments consist of cash and cash equivalent, accounts receivable, accounts payable and accrued liabilities, and shares subscription received.

It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.  The fair value of these financial instruments is approximate their carrying values.

p)	Stock-Based Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

    q)    Asset Retirement Obligations

The Company follows Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, including natural gas and oil properties, be recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is depleted, such that the cost

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

of the ARO is recognized over the useful life of the assets. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted cash flows are accreted to the expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate of 12%.  Management has determined that the accretion expense for the year ended May 31, 2008 is $1,509 and the ARO of $14,803 is recorded as at May 31, 2008.

r)	Concentration Of Credit Risk

Financial   instruments  which  potentially   subject  the  Company  to concentrations  of credit risk consist of cash,  cash  equivalents  and accounts  receivable.  The Company maintains cash at one financial institution.  The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts.  The Company believes that credit risk associated with cash and cash equivalents to be minimal.

The Company has recorded trade accounts receivable from the business operations. Management periodically evaluates the collectability of the trade receivables and believe that the receivables to be fully collectable and the risk of loss to be minimal.
s)      Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company is disclosing this information on its Statement of Stockholders’ Equity and Comprehensive Income.

t)	Accounts Receivable

Accounts  receivable consists of revenues receivable from the operators of the  oil  and  gas  projects  for  the  sale  of oil  and gas by the operators  on their  behalf and are carried at net  receivable  amounts less an  estimate  for  doubtful  accounts.  Management considers all accounts  receivable  to be fully  collectible  at May 31, 2008 and 2007,  accordingly,  no  allowance  for  doubtful  accounts or bad debt expense has been recorded.

	May 31, 2008	May 31, 2007
Accounts receivable	$114,577	$5,808
Less: allowance for doubtful accounts	-	-
	$114,577	$5,808

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

2.  RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS – AN AMENDMENT OF ARB NO. 51. This statements objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require ownership interests in the subsidiaries held by parties other than the parent be clearly identified. The adoption of SFAS 160 did not have an impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised), BUSINESS COMBINATIONS. This revision statements objective is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its effects on recognizing identifiable assets and measuring goodwill. The adoption of SFAS 141 (revised) did not have an impact on the Company’s financial statements.

In January 2008, Staff Accounting Bulletin (“SAB”) 110, “Share-Based Payment” was issued.  Registrants may continue, under certain circumstances, to use the simplified method in developing estimates of the expected term of share options as initially allowed by SAB 107, “Share-Based Payment”. The adoption of SAB 110 should have no effect on the financial position and results of operations of the Company.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which is effective January 1, 2009. SFAS 161 requires enhanced     disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, SFAS 161 requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. SFAS 161 is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

In May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles, which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  The Company is currently assessing the impact of SFAS No. 162 on its financial position and results of operations.

 THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

2.   RECENT ACCOUNTING PRONOUNCEMENTS (continued)

The FASB has issued Statement of Financial Accounting Standards No. 163, Accounting for Financial Guarantee Insurance Contracts. SFAS No. 163 clarifies how SFAS No. 60, Accounting and Reporting by Insurance Enterprises, applies to financial guarantee insurance contracts issued by insurance enterprises, and addresses the recognition and measurement of premium revenue and claim liabilities. It requires expanded disclosures about contracts, and recognition of claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations, and (b) the insurance enterprise's surveillance or watch list. The Company is currently evaluating the impact of SFAS No. 163.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

3.   OIL AND GAS PROPERTIES

(a) Proved property

Property	May 31, 2007	Addition	Depletion for the year	Write down in carrying value	May 31, 2008
U.S.A. – Proved property	$90,679	$1,223,208	$(155,660)	$(607,744)	$550,483

(b) Unproved property

Property	May 31, 2007	Addition	Cost added to capitalized cost	May 31, 2008
U.S.A. – Unproved property	$892,054	$696,556	$(1,210,634)	$377,976

       Description

i.     Mississippi II, Mississippi, U.S.A.

On August 2, 2006, the Company agreed to participate in the two proposed drilling programs to be conducted by Griffin & Griffin Exploration, L.L.C., thirty percent of which shall be funded by the Company.  On August 21, 2006, the Company paid an amount of $300,000 to Griffin & Griffin Exploration, L.L.C.   The Memorandum with Griffin & Griffin Exploration L.L.C. provides for the following payments:

1.	On, or before October 1, 2006 the Company shall pay $600,000 for further development of prospects on lands of interest in Mississippi and Louisiana.
2.	On, or before November 1, 2006 the Company shall pay $300,000 for further development of prospects on lands of interest in Mississippi and Louisiana.

Due to delays in drilling and agreement with the operator, the Company paid $600,000 on November 16, 2006 and $300,000 on March 26, 2007.

On January 19, 2007, the well, Dixon#1, was deemed non-commercial and plugged as no show of oil and/or gas.  The cost of $121,815 was added to properties subject to depletion.

On June 2, 2007, the well, Randall#1, was deemed non-commercial and plugged as only two feet of gas on water.  The cost of $80,754 was added to properties subject to depletion.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

3.   OIL AND GAS PROPERTIES (continued)

On or before November 30, 2007, the Company paid $96,282 for PP F-111, $67,484 for PP F-90, and $81,484 for PP F-100.  These three wells were plugged and the cost was added to properties subject to depletion.

On or before February 29, 2008, the well, BR F-33 and USA 1-37 started producing gas, Faust #1 was found to be proven and F-24 was plugged.  The Company also paid $98,834 for PP F-83 and $98,834 for PP F-6A.  These two wells were plugged and the cost was added to proven properties subject to depletion.

ii.   Willows Gas Field, California, U.S.A

On October 15, 2007, the Company agreed to participate in the drilling program to be conducted by Production Specialties Company (“PSC”).  The Company shall pay for the initial test well, 12.5% of 100% of all costs and expenses of drilling, completing, testing and equipping the Wilson Creek #1-27, to earn 6.25% working interest.  As of May 31, 2008, the Company has expended $193,638 for the costs of Wilson Creek #1-27 and $60,000 for 3D seismic in the prospect area.  Wilson Creek #1-27 started producing natural gas from April 2008.

4.   RELATED PARTY TRANSACTIONS

During the year ended May 31, 2008, the Company paid $38,475 (May 31, 2007 - $36,499) for accounting and administrative services, $580 for legal and filing services (May 31, 2007 - $1,231) to a Company controlled by a director.

During the year ended May 31, 2008, the Company paid $55,980 (May 31, 2007 - $28,000) as a consulting fee to the Chairman of the Company.  As at May 31, 2008, $9,588 was payable to the Chairman relating to travel expenses.

During the year ended May 31, 2008, the Company paid $57,366 (May 31, 2007 - $18,438) as a consulting fee to the CFO of the Company.   All amounts were paid during the year.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

5.   EARNINGS/ (LOSS) PER SHARE

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

	Income/(Loss)	Shares	Per-Share
	(Numerator)	(Denominator)	Amount
For the year ended May 31, 2008:
Basic EPS
Income/(Loss) to common stockholders	$(1,157,006)	71,665,177	$(0.02)
For the year ended May 31, 2007:
Basic EPS
Income/(Loss) to common Stockholders	$(1,197,372)	64,530,908	$(0.02)

The Company excluded 2,230,000 options and 7,166,988 warrants from the Fully Diluted Earnings Per Share calculation as the Company considered the inclusion of these amounts would be anti-dilutive.

6.   OPTION ON UNPROVEN MINERAL INTERESTS

Mayan Minerals Ltd. Option Agreement
On May 31, 2004, the Company entered into an option agreement to acquire 100 percent of the right, title and interest in a mineral claim located in the Omineca Mining District, British Columbia, Canada.  Under the terms of the Option Agreement, the Company is required to:

A.  Make option exploration expenditures as follows:

Exploration Expenditures		Due Date
CDN	$35,000.00	August 31, 2005
	85,000.00	August 31, 2006
CDN	$120,000.00

B.
Make annual payments of CDN$50,000, commencing January 1, 2007, as long as the Company held any interest in the claim.  In addition to the above terms, the optionor is to retain a three percent net smelter royalty.  The Company has decided to abandon this property during the year ended May 31, 2007.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

7.   STOCKHOLDERS’ EQUITY

(a)	A Forward Stock Split

On September 27, 2006 the Company amended its Articles of Incorporation through the implementation of a forward split of the Company’s Common Stock on the basis of three (3) new shares for each old share, based on a resolution of the Directors dated August 31, 2006 and a consent resolution of the shareholders dated September 8, 2006 signed by the holders of greater than 51% of the issued and outstanding shares of the Company.  Prior to the split, the Company had 9,306,500 shares outstanding; post forward split, there will be 27,919,500 shares issued.

On April 18, 2007 the Company amended its Articles of Incorporation and increased its issued and outstanding shares of common stock on the basis of two (2) new shares for every one (1) old share.  Post forward split, the Company has 67,254,748 issued and outstanding shares of common stock.  The financial statements have been retroactively adjusted for all stock splits.

(b)	Authorized Stock

After a forward split, the amount of the total authorized capital stock of the Company is six hundred thousand dollars ($600,000) consisting of six hundred million (600,000,000) shares of common stock of the par value of $0.001 each.

After a second forward split on April 17, 2007, the Company increased its authorized capital from 600,000,000 shares of common stock to 1,200,000,000 shares of common stock, all of the shares of the Company being of the same class and without preference or distinction.

(c)	Share Issuances

Between April 2004 and June 2004, the Company offered for sale 4,000,000 shares of its common stock at a price of $0.01 per share.  The Company closed the offering after selling all 4,000,000 shares for gross proceeds of $40,000.  The offering was made in reliance on an exemption from registration of a trade in the United States under Rule 903 of regulation S of the United States Securities Act of 1933, as amended.

Between February and May 2005, the Company offered for sale a minimum of 250,000 shares and a maximum of 500,000 shares of its common stock at a price of $0.20 per share.  The Company closed the offering after selling 306,500 shares for gross proceeds of $53,800, net of $7,500 offering costs.  The offering was made under an SB-2 offering registered by Regulation S-B under the United States Security Act of 1933, as amended.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

7.   STOCKHOLDERS’ EQUITY (continued)

The Company has received paid subscriptions for 1,550,860 common shares at $0.30 in August 2006 prior to the split; post forward split on September 27, 2006 and April 17, 2007, there are 9,305,160 shares issued for $465,258 ($0.050/share).  The share certificates were issued on October 17, 2006.  The warrants price of the share was $0.60 prior to the split and $0.10 post forward split.

On February 28, 2007, the Company issued 1,055,294 common shares pursuant to a private placement for $897,000 at $0.85 per share prior to the split; post forward split on April 17, 2007, there are 2,110,588 shares issued ($0.425/share).  The warrants price of the share was $1 prior to the split and $0.50 post forward split.

On May 31, 2008, the Company issued 486,000 common shares pursuant to a private placement for $364,500 at $0.75 per share.

During the year ended May 31, 2008, the Company received shares subscriptions of $300,000 for common shares to be issued at $0.75 per share.  These shares have not been issued as at May 31, 2008.

(d) Common Stock Share Purchase Warrants

Between March and July 2007, the Company has received $424,876 for exercising 4,248,760 share purchase warrants at an exercise price of $0.10 per share.  As at May 31, 2008, share purchase warrants outstanding for the purchase of common shares are as follows:
	Warrants Outstanding
Exercise Price	Number of Shares	Expiry Date
$0.10	5,056,400	August 15, 2008
$0.50	2,110,588	September 29, 2008

The Company has issued warrants to non-employees under various agreements expiring through September 29, 2008.  A summary of the status of warrants granted at October 2006 and February 2007, and changes during the years then ended is as follows:

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

7.   STOCKHOLDERS’ EQUITY (continued)

	For the Year Ended May 31, 2008		For the Year Ended May 31, 2007
	Shares	Weighted Average Exercise Price	Share	Weighted Average Exercise Price
Outstanding at beginning of year	8,756,988	$0.20	-	-
Granted	-	-	11,415,748	$0.17
Exercised	(1,590,000)	(0.10)	(2,658,760)	(0.10)
Forfeited	-	-	-	-
Expired	-	-	-	-
Outstanding at end of year	7,166,988	$0.22	8,756,988	$0.20
Exercisable at end of year	7,166,988	$0.22	8,756,988	$0.20

8.   STOCK OPTIONS

Compensation expense related to stock options granted is recorded at their fair value as calculated by the Black-Scholes option pricing model.  Compensation expense of $240,189 was recorded during the year ended May 31, 2008 related to options vested during the period.

The changes in stock options are as follows:	Number	Weighted Average Exercise Price
Balance outstanding, May 31, 2007	2,230,000	$0.571
Granted	-	-
Exercised	-	-
Balance outstanding, May 31, 2008	2,230,000	$0.571

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

8.   STOCK OPTIONS (continued)

The following table summarized information about the stock options outstanding as at May 31, 2008:

		Options Outstanding	Options Exercisable
Range of Exercise Price	Weighted Average Exercise Price	Number of Shares	Remaining Contractual Life (Years)	Number of Shares
$0.375	$0.375	280,000	1.30	280,000
$0.375	$0.375	200,000	1.70	200,000
$0.600 $0.685 $0.950	$0.600 $0.685 $0.950	1,400,000 300,000 50,000	1.70 1.83 1.96	1,400,000 300,000 50,000
Total	$0.571	2,230,000		2,230,000

The following table summarized information about the stock options outstanding as at May 31, 2007:

Options Outstanding		Options Exercisable
Exercise Price	Number of Shares	Remaining Contractual Life (Years)	Number of Shares
$0.375	280,000	2.30	180,000
$0.375	200,000	2.70	150,000
$0.600 $0.685 $0.950	1,400,000 300,000 50,000	2.70 2.83 2.96	1,050,000 150,000 12,500
Total	2,230,000		1,542,500

9.  INCOME TAXES

The Company records its income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. The Company incurred net operating losses during the periods shown on the condensed financial statements resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense result in $-0- income taxes.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

9.  INCOME TAXES (continued)

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

	For the Years Ended
	May 31,
	2008	2007
U.S. statutory federal rate	16.37%	16.37%
Contributed rent and services	-0.39%	-0.39%
Net operating loss for which no tax
benefit is currently available	-15.98%	-15.98%
Total	0.00%	0.00%
	For the Years Ended
	May 31,
	2008	2007
Deferred tax assets	389,735	201,810
Deferred tax liabilities	-	-
Valuation Allowance	(389,735)	(201,810)
Total	-	-

At May 31, 2008, deferred tax assets consisted of a net tax asset of $389,735, due to operating loss carry forwards of $2,438,894, which was fully allowed for, in the valuation allowance of $389,735. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended May 31, 2008 and 2007 totaled $187,925and $188,845 respectively. The net operating loss carry forward expires through the year 2028.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required. Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carry forwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

9.   INCOME TAXES (continued)

The components of income tax expense are as follows:

	For the Years Ended
	May 31,
	2008	2007
Federal Tax	-	-
State Tax	-	-
Change in Deferred Tax Asset	187,925	188,845
Change in Valuation Allowance	(187,925)	(188,845)
Total	-	-

10.  UNAUDITED OIL AND GAS RESERVE QUANTITIES

The following unaudited reserve estimates presented as of May 31, 2008 and 2007 were prepared by independent petroleum engineers.  There are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures.  In addition,  reserve  estimates of new discoveries that have  little  production  history  are  more  imprecise  than  those of properties with more production history.  Accordingly, these estimates are expected to change as future information becomes available.

Proved oil and gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., process and costs as of the date the estimate is made. Proved developed oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods.

Unaudited net quantities of proved developed reserves of crude oil and natural gas (all located within United States) are as follows:

Natural Gas
Changes in proved reserves	(MCF)
Estimated quantity, May 31, 2006	-
Revisions of previous estimate	-
Discoveries	26,770
Production	(3,730)
Estimated quantity, May 31, 2007	23,040
Revisions of previous estimate	-
Discoveries	121,650
Production	(23,367)
Estimated quantity, May 31, 2008	121,323

Proved Reserves at year end	Developed	Undeveloped	Total
Gas (MCF)
May 31, 2008	121,323	-	121,323
May 31, 2007	23,040	-	23,040

The following information has been developed utilizing procedures prescribed by SFAS 69 "Disclosures About Oil and Gas Producing Activities" and based on crude oil and natural gas reserves and production volumes estimated by the Company. It may be useful for certain comparison purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

10.           UNAUDITED OIL AND GAS RESERVE QUANTITIES (continued)

following table should not be considered as representative or realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

Future cash inflows were computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves. The future production and development costs represent the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future income tax expenses were computed by applying statutory income tax rates to the difference between pre-tax net cash flows relating to our proved oil and gas reserves and the tax basis of proved oil and gas properties and available net operating loss carry forwards. Discounting the future net cash inflows at 10% is a method to measure the impact of the time value of money.

May 31, 2008
Future Cash inflows	$1,175,595
Future production costs	(232,742)
Future development costs	(109,688)
Future income tax expense	(243,184)
Future cash flows	589,982
10% annual discount for estimated timing of cash flows	(52,073)
Standardized measure of discounted future next cash	$537,909

THE STALLION GROUP
(An Exploration Stage Company)
Balance Sheets
August 31, 2008

	August 31,	May 31,
	2008	2008
	(Unaudited)	(Audited)
ASSETS

Current assets:

Cash and cash equivalents	$14,663	$6,022
Accounts receivable, net of allowance $0	49,725	114,577
Prepaid expense	28,564	-

Total current assets	92,952	120,599

Capital assets, net	5,678	6,334

Other assets

Oil and gas properties (Note 3)
Proved properties subject to amortization, net of amortization	449,725	550,483
Unproved properties	492,692	377,976

Total Other assets	942,417	928,459

TOTAL ASSETS	$1,041,047	$1,055,392

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable and accrued liabilities	$43,187	$9,063
Due to related party	23,693	9,588
Stock Deposits	300,000	300,000

Total current liabilities	366,880	318,651

Long term liabilities:

Asset retirement obligation	14,506	14,083

Total liabilities	381,386	332,734

Commitments

Stockholders' equity (Note 7)

Common stock, $0.001 par value; 1,200,000,000 shares authorized
72,359,508, and 72,109,508 shares issued and outstanding respectively	72,360	72,110

Additional paid-in capital	3,101,985	3,077,235

Cumulative other comprehensive income	10,978	12,207

Deficit accumulated during the exploration stage	(2,525,662)	(2,438,894)

Total stockholders' equity	659,661	722,658

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,041,047	$1,055,392

THE STALLION GROUP
(An Exploration Stage Company)
Statements of Operations
(Unaudited)
			January 9, 2004
			(Inception)
	For The Three Months Ended		Through
	August 31		August 31
	2008	2007	2008
Revenue
Natural gas and oil revenue	$149,075	$7,420	$359,859

Cost of revenue
Natural gas and oil operating costs	51,972	1,456	94,466
Depletion	57,625	6,365	256,241
Accretion	423	-	1,932
Writedown in carrying value of oil and gas property	45,382	-	827,437

	155,402	7,821	1,180,076

Gross profit	(6,327)	(401)	(820,217)

Expenses
Contribute rent	-	-	2,900
Contribute administrative support	-	-	450
Consulting (Note 8)	47,255	80,028	1,057,600
Depreciation	656	471	3,926
Investor relations services	-	31,180	204,871
Mineral exploration and filing fees (Note 6)	-	4,543	48,403
Legal and accounting	26,789	12,437	216,071
Office and miscellaneous	3,686	3,411	77,107
Organization costs	-	-	1,160
Professional fee	525	-	525
Travel	1,322	3,247	83,709
Business promotion	-	-	7,151
Other	208	562	7,229

Total expenses	80,441	135,879	1,711,102

Loss from operations	(86,768)	(136,280)	(2,531,319)

Other income
Interest income	-	-	5,657

Total other income	-	-	5,657

Net loss before Income Tax	(86,768)	(136,280)	(2,525,662)
Income Tax	-	-	-

Net loss	$(86,768)	$(136,280)	$(2,525,662)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.04)

Basic and diluted weighted average
common shares outstanding	72,272,551	70,776,660	58,837,704

Comprehensive income/(loss)
Net loss	$(86,768)	$(136,280)	$(2,525,662)
Other comprehensive income/(loss)
Foreign currency translation	(1,229)	817	10,978

Comprehensive loss	$(87,997)	$(135,463)	$(2,514,684)

THE STALLION GROUP
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
JANUARY 9, 2004 (inception) TO AUGUST 31, 2008
(Unaudited)

	Common Stock		Additional		Cumulative	Total
		Par	Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Value	Capital	Deficit	Income (Loss)	Equity

Balance at January 9, 2004 (inception)	-	$-	$-	$-	$-	$-

February 2004, common stock sold
to an officer ($0.001/share)	30,000,000	30,000	(25,000)	-	-	5,000
April 2004 through May 2004,
common stock sold in private placement offering
($0.01/share) (Note 7)	19,200,000	19,200	12,800			32,000
Office space and administrative support
contributed by an officer	-	-	550	-	-	550
Net loss, period ended May 31, 2004	-	-	-	(4,859)	-	(4,859)

Balance at May 31, 2004	49,200,000	49,200	(11,650)	(4,859)	-	32,691

June 2004, common stock sold in private
placement offering ($0.01/share)(Note 7)	4,800,000	4,800	3,200	-	-	8,000
May 2005, common stock sold in
public offering, net of offering costs
of $7,500 ($0.2/share) ($0.2/share) (Note 7)	1,839,000	1,839	51,961			53,800
Office space and administrative support
contributed by an officer	-	-	1,400	-	-	1,400

Net loss, year ended May 31, 2005	-	-	-	(20,353)	-	(20,353)
Cumulative translation adjustment	-	-	-	-	(387)	(387)

Balance at May 31, 2005	55,839,000	55,839	44,911	(25,212)	(387)	75,151

Office space and administrative support
contributed by an officer	-	-	1,400	-	-	1,400

Net loss, year ended May 31, 2006	-	-	-	(59,304)	-	(59,304)
Cumulative translation adjustment	-	-	-	-	1,497	1,497

Balance, May 31, 2006	55,839,000	$55,839	$46,311	$(84,516)	$1,110	$18,744

Common stock sold to the director at
$0.1 per share (post forward split)
on September 14, 2006	360,000	360	17,640	-	-	18,000
Issuance of common stock for cash at
$0.1 per share (post forward split)
on October 17, 2006	8,945,160	8,946	438,312	-	-	447,258
Issuance of common stock for cash at
$0.85 per share on February 28, 2007	2,110,588	2,110	894,890	-	-	897,000
Exercise of option at $0.375 per share
by the Director	120,000	120	44,880	-	-	45,000
Exercise of warrant at $0.1 per share	2,658,760	2,659	263,217	-	-	265,876
Stock-based compensation on
options granted	-	-	610,372	-	-	610,372

Net loss, year ended May 31, 2007	-	-	-	(1,197,372)	-	(1,197,372)
Cumulative translation adjustment	-	-	-	-	9,779	9,779

Balance, May 31, 2007	70,033,508	$70,034	$2,315,622	$(1,281,888)	$10,889	$1,114,657

Exercise of warrant at $0.1 per share	1,590,000	1,590	157,410	-	-	159,000
Issuance of common stock for cash at
$0.75 per share on May 30, 2008	486,000	486	364,014	-	-	364,500
Stock-based compensation on
options vested	-	-	240,189	-	-	240,189

Net loss, year ended May 31, 2008	-	-	-	(1,157,006)	-	(1,157,006)
Cumulative translation adjustment	-	-	-	-	1,318	1,318

Balance, May 31, 2008	72,109,508	$72,110	$3,077,235	$(2,438,894)	$12,207	$722,658

Exercise of warrant at $0.1 per share	250,000	250	24,750	-	-	25,000

Net loss, period ended August 31, 2008	-	-	-	(86,768)	-	(86,768)
Cumulative translation adjustment	-	-	-	-	(1,229)	(1,229)

Balance, August 31, 2008	72,359,508	$72,360	$3,101,985	$(2,525,662)	$10,978	$659,661

THE STALLION GROUP
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
			January 9, 2004
			(Inception)
	For The Three Months Ended		Through
	August 31,		August 31,
	2008	2007	2008
Cash flows provided (used) by operating activities:

Net loss	$(86,768)	$(136,280)	$(2,525,662)

Adjustments to reconcile net loss to net cash used in operating activities:
Office space and administrative support contributed by an officer	-	-	3,350
Stock based compensation (Note 8)	-	42,261	850,561
Depletion	57,625	6,365	256,241
Accretion	423	-	1,932
Write down in carrying value of oil and gas properties	45,382	-	827,437
Depreciation	656	471	3,926

Changes in operating assets and liabilities:
(Increase)/Decrease in Accounts receivable	(30,096)	(157)	(144,673)
(Increase)/Decrease in Prepaid expenses	(28,564)	(887)	(28,564)
Increase/(Decrease) in Accounts payable	12,107	(25,881)	21,170
Increase in amounts due to related party	14,105	5,618	23,693

Net cash used by operating activities	(15,130)	(108,490)	(710,589)

Cash flows used by investing activities:

Oil and gas properties acquisition (Note 3)	-	(96,282)	(1,896,556)
Purchase of furniture and computer equipment	-	(3,335)	(9,604)

Net cash used by investing activities	-	(99,617)	(1,906,160)

Cash flows provided (used) by financing activities:

Proceeds from sales of common stock	-	-	1,833,058
Proceeds from exercise of options and warrants	25,000	159,000	494,876
Payment of offering costs	-	-	(7,500)
Stock Deposits	-	300,000	300,000

Net cash provided by financing activities	25,000	459,000	2,620,434

Effect of exchange rate changes on cash	(1,229)	817	10,978

Increase in cash and cash equivalents	8,641	251,710	14,663

Cash and cash equivalents, beginning of period	6,022	162,266	-

Cash and cash equivalents, end of period	$14,663	$413,976	$14,663

Supplemental Information:

Interest	-	-	-
Taxes	-	-	-

The account receiveables are reduced by the amount of $94,948 and account payables increased by $22,017 for property acquisition costs of $116,965.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

1.             BASIS OF PRESENTATION

The unaudited financial statements as of August 31, 2008 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  It is suggested that these condensed financial statements be read in conjunction with the May 31, 2008 audited financial statements and notes thereto.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Organization

The Stallion Group (“the Company”) was incorporated in the state of Nevada on January 9, 2004.

The Company is an exploration stage, independent natural gas and oil company engaged in the exploration, development and acquisition of natural gas and oil properties in the United States.

b)	Development Stage Activities

The Company is a development stage enterprise engaged in the exploration for and production of natural gas and oil in the United States.  Since August 2, 2006, the Company agreed to participate in the two proposed drilling programs to be conducted by Griffin & Griffin Exploration, L.L.C.  In December 2007, the Company entered into a Farm Out Agreement with Production Specialties Company.

The Company is subject to several categories of risk associated with its development stage activities.  Natural gas and oil exploration and production is a speculative business, and involves a high degree of risk.  Among the factors that have a direct bearing on the Company’s prospects are uncertainties inherent estimating natural gas and oil reserves, future hydrocarbon production, and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred an accumulated loss of $2,525,662 since inception.  To achieve profitable operations, the Company requires additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity.  Management believes that sufficient funding will be available to meet its business objectives including anticipated cash needs for working capital and is currently evaluating several financing options.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of its products under development.  As a result of the foregoing, there is substantial doubt that the Company has the ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    d)   Principles of Accounting

These financials statements are stated in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

e)   Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  Significant estimates with regard to these financial statements include the estimate of proved natural gas and oil reserve quantities and the related present value of estimated future net cash flows therefrom.

     f)   Natural Gas and Oil Properties

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”).  Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)    Natural Gas and Oil Properties (Continued)

contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized.  All general corporate costs are expensed as incurred.  In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.  Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis.  Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis.  The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues from proved reserves discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.  These properties are included in the amortization pool immediately upon the determination that the well is dry.

Unproved properties consist of lease acquisition costs and costs on well currently being drilled on the properties.  The recorded costs of the investment in unproved properties are not amortized until proved reserves associated with the projects can be determined or until they are impaired.

g)	Revenue Recognition

The Company uses the sales method of accounting for natural gas and oil revenues.  Under this method, revenues are recognized upon the passage of title, net of royalties.  When sales volumes exceed the Company’s entitled share, an overproduced imbalance occurs.  To the extent the overproduced imbalance exceeds the Company’s share of the remaining estimated proved natural gas reserves for a given property, the Company records a liability.  At August 31, 2008, the Company had no overproduced imbalances.

h)	Cash and Cash Equivalent

Cash and cash equivalent consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances.  The carrying amounts approximated fair market value due to the liquidity of these deposits.  For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Environmental Protection and Reclamation Costs

The operations of the Company have been, and may be in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs.  Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.  Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits.  The Company does not currently anticipate any material capital expenditures for environmental control facilities because all property holdings are at early stages of exploration.  Therefore, estimated future removal and site restoration costs are presently considered minimal.

j)	Foreign Currency Translation

United States funds are considered the Company’s functional currency.  Transaction amounts denominated in foreign currencies are translated into their United States dollar equivalents at exchange rates prevailing at the transaction date.  Monetary assets and liabilities are adjusted at each balance sheet date to reflect exchange rates prevailing at that date, and non-monetary assets and liabilities are translated at the historical rate of exchange.  Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each year-end are included in statements of operations.

k)	Capitalized Assets

Computer equipment and furniture are stated at cost.  Provision for depreciation is calculated using the straight-line method over the estimated useful life of three years for computer equipment and five years for furniture.

	For the Three Months Ended
	August 31, 2008	August 31, 2007
Furniture and Equipment	$9,604	$9,604
Less: Accumulated Amortization	(3,926)	(1,302)
Net Capital Assets	$5,678	$8,302

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

l)	Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the costs of long-lived assets, other than oil and gas properties, may be impaired, and evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.  Impairment of oil and gas properties is evaluated subject to the full cost ceiling as described under Oil and Gas Properties.

m)	Loss Per Share

In February 1997, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”).  Under SFAS 128, basic and diluted earnings per share are to be presented.  Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

n)	Income Taxes

The Company follows the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of (i) temporary differences between the tax bases of assets and liabilities, and their reported amounts in the financial statements, and (ii) operating loss and tax credit carryforwards for tax purposes.  Deferred tax assets are reduced by a valuation allowance when, based upon management’s estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

o)	Financial Instruments

The Company’s financial instruments consist of cash and cash equivalent, accounts receivable, prepaid expense, accounts payable and accrued liabilities, and stock deposits.

It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.  The fair value of these financial instruments is approximate their carrying values.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

p)	Stock-Based Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

       q)   Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, including natural gas and oil properties, be recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the assets. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted cash flows are accreted to the expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate of 12%.  Management has determined that the accretion expense for the three months period ended August 31, 2008 is $423 and the ARO is $14,506 as at August 31, 2008.

r)	Concentration Of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents and accounts receivable.  The Company maintains cash at one financial institution.  The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts.  The Company believes that credit risk associated with cash and cash equivalents to be minimal.

The Company has recorded trade accounts receivable from the business operations. Management periodically evaluates the collectability of the trade receivables and believe that the receivables to be fully collectable and the risk of loss to be minimal.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

s)      Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company is disclosing this information on its Statement of Stockholders’ Equity and Comprehensive Income.

t)	Accounts Receivable

Accounts receivable consists of revenues receivable from the operators of the oil and gas projects for the sale of oil and gas by the operators on their behalf and are carried at net receivable amounts less an estimate for doubtful accounts.  Management considers all accounts receivable to be fully collectible at August 31, 2008 and 2007, accordingly, no allowance for doubtful accounts or bad debt expense has been recorded.

	August 31, 2008	August 31, 2007
Accounts receivable	$49,725	$5,965
Less: allowance for doubtful accounts	-	-
	$49,725	$5,965

3.             OIL AND GAS PROPERTIES

        (a) Proved property

Property	May 31, 2008	Addition	Depletion for the period	Write down in carrying value	August 31, 2008
U.S.A. – Proved property	$550,483	$2,249	$(57,625)	$(45,382)	$449,725

          (b) Unproved property

Property	May 31, 2008	Addition	Cost added to capitalized cost	August 31, 2008
U.S.A. – Unproved property	$377,976	$114,716	$-	$492,692

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

3.    OIL AND GAS PROPERTIES (Continued)

Description

i.     Mississippi II, Mississippi, U.S.A.

On August 2, 2006, the Company agreed to participate in the two proposed drilling programs to be conducted by Griffin & Griffin Exploration, L.L.C., thirty percent of which shall be funded by the Company.  On August 21, 2006, the Company paid an amount of $300,000 to Griffin & Griffin Exploration, L.L.C.   The Memorandum with Griffin & Griffin Exploration L.L.C. provides for the following payments:

1.	On, or before October 1, 2006 the Company shall pay $600,000 for further development of prospects on lands of interest in Mississippi and Louisiana.
2.	On, or before November 1, 2006 the Company shall pay $300,000 for further development of prospects on lands of interest in Mississippi and Louisiana.

Due to delays in drilling and agreement with the operator, the Company paid $600,000 on November 16, 2006 and $300,000 on March 26, 2007.

On January 19, 2007, the well, Dixon#1, was deemed non-commercial and plugged as no show of oil and/or gas.  The cost of $121,815 was added to properties subject to depletion.

On June 2, 2007, the well, Randall#1, was deemed non-commercial and plugged as only two feet of gas on water.  The cost of $80,754 was added to properties subject to depletion.

On or before November 30, 2007, the Company paid $96,282 for PP F-111, $67,484 for PP F-90, and $81,484 for PP F-100.  These three wells were plugged and the cost was added to properties subject to depletion.

On or before February 29, 2008, the well, BR F-33 and USA 1-37 started producing gas, Faust #1 was found to be proven and F-24 was plugged.  The Company also paid $98,834 for PP F-83 and $98,834 for PP F-6A.  These two wells were plugged and the cost was added to proven properties subject to depletion.

During the three months period ended August 31, 2008, the Company capitalized $114,716 for the brokerage charges.  The cost was added to the unproved properties.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

3.   OIL AND GAS PROPERTIES (Continued)

ii.   Willows Gas Field, California, U.S.A

On October 15, 2007, the Company agreed to participate in the drilling program to be conducted by Production Specialties Company (“PSC”).  The Company shall pay for the initial test well, 12.5% of 100% of all costs and expenses of drilling, completing, testing and equipping the Wilson Creek #1-27, to earn 6.25% working interest.  As of August 31, 2008, the Company has expended $195,887 for the costs of Wilson Creek #1-27 and $60,000 for 3D seismic in the prospect area.  Wilson Creek #1-27 started producing gas from April 2008.

4.   RELATED PARTY TRANSACTIONS

During the three months period ended August 31, 2008, the Company paid $10,826 (August 31, 2007 - $13,197) for accounting and administrative services, incurred $nil for legal and filing services (August 31, 2007 - $182) to a Company controlled by a director.

During the three months period ended August 31, 2008, the Company paid $16,800 and accrued $8,400 (August 31, 2007 - $19,980) as a consulting fee to the Chairman of the Company.  As at August 31, 2008, $1,694 (May 31, 2007 - $9,588) was payable to the Chairman relating to travel expenses.

During the three months ended August 31, 2008, the Company paid $12,406 and accrued $12,011 (August 31, 2007 - $19,777) as a consulting fee to a Director of the Company.

At August 31, 2008, the Company owed $23,693 to the related party.

5.   EARNINGS/ (LOSS) PER SHARE

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

	Income/(Loss)	Shares	Per-Share
	(Numerator)	(Denominator)	Amount
For the three months period ended August 31, 2008:
Basic EPS
Income/(Loss) to common stockholders	$(86,768)	72,272,551	$(0.00)
For the three months period ended August 31, 2007:
Basic EPS
Income/(Loss) to common Stockholders	$(136,280)	70,776,660	$(0.00)

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

5.   EARNINGS/ (LOSS) PER SHARE (Continued)

The Company excluded 2,230,000 options and 2,110,588 warrants from the Fully Diluted Earnings Per Share calculation as the Company considered the inclusion of these amounts would be anti-dilutive.

6.   OPTION ON UNPROVEN MINERAL INTERESTS

Mayan Minerals Ltd. Option Agreement

On May 31, 2004, the Company entered into an option agreement to acquire 100 percent of the right, title and interest in a mineral claim located in the Omineca Mining District, British Columbia, Canada.  Under the terms of the Option Agreement, the Company is required to:

A.  Make option exploration expenditures as follows:

Exploration Expenditures		Due Date
CDN	$35,000.00	August 31, 2005
	85,000.00	August 31, 2006
CDN	$120,000.00

B.
Make annual payments of CDN$50,000, commencing January 1, 2007, as long as the Company held any interest in the claim.  In addition to the above terms, the optionor is to retain a three percent net smelter royalty.  The Company has decided to abandon this property during the year ended May 31, 2007.

7.   STOCKHOLDERS’ EQUITY

(a)	A Forward Stock Split

On September 27, 2006 the Company amended its Articles of Incorporation through the implementation of a forward split of the Company’s Common Stock on the basis of three (3) new shares for each old share, based on a resolution of the Directors dated August 31, 2006 and a consent resolution of the shareholders dated September 8, 2006 signed by the holders of greater than 51% of the issued and outstanding shares of the Company.  Prior to the split, the Company had 9,306,500 shares outstanding; post forward split, there will be 27,919,500 shares issued.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

7.     STOCKHOLDERS’ EQUITY (Continued)

On April 18, 2007 the Company amended its Articles of Incorporation and increased its issued ad outstanding shares of common stock on the basis of two (2) new shares for every one (1) old share.  Post forward split, the Company has 67,254,748 issued and outstanding shares of common stock.  The financial statement have been retroactively adjusted for all stock splits.

(b)	Authorized Stock

After a forward split, the amount of the total authorized capital stock of the Company is six hundred thousand dollars ($600,000) consisting of six hundred million (600,000,000) shares of common stock of the par value of $0.001 each.

After a second forward split on April 17, 2007, the Company increased its authorized capital from 600,000,000 shares of common stock to 1,200,000,000 shares of common stock, all of the shares of the Company being of the same class and without preference or distinction.

(c)	Share Issuances

Between April 2004 and June 2004, the Company offered for sale 4,000,000 shares of its common stock at a price of $0.01 per share.  The Company closed the offering after selling all 4,000,000 shares for gross proceeds of $40,000.  The offering was made in reliance on an exemption from registration of a trade in the United States under Rule 903 of regulation S of the United States Securities Act of 1933, as amended.

Between February and May 2005, the Company offered for sale a minimum of 250,000 shares and a maximum of 500,000 shares of its common stock at a price of $0.20 per share.  The Company closed the offering after selling 306,500 shares for gross proceeds of $53,800, net of $7,500 offering costs.  The offering was made under an SB-2 offering registered by Regulation S-B under the United States Security Act of 1933, as amended.

The Company has received paid subscriptions for 1,550,860 common shares at $0.30 in August 2006 prior to the split; post forward split on September 27, 2006 and April 17, 2007, there are 9,305,160 shares issued for $465,258 ($0.050/share).  The share certificates were issued on October 17, 2006.  The warrants price of the share was $0.60 prior to the split and $0.10 post forward split.

On February 28, 2007, the Company issued 1,055,294 common shares pursuant to a private placement for $897,000 at $0.85 per share prior to the split; post forward split on April 17, 2007, there are 2,110,588 shares issued ($0.425/share).  The warrants price of the share was $1 prior to the split and $0.50 post forward split.

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

7.   STOCKHOLDERS’ EQUITY (Continued)

On May 31, 2008, the Company issued 486,000 common shares pursuant to a private placement for $364,500 at $0.75 per share.

During the period ended August 31, 2008, the Company received shares subscriptions of $300,000 for common shares to be issued at $0.75 per share.  These shares have not been issued as of August 31, 2008.

(d)   Common Stock Share Purchase Warrants

Between March and July 2007, the Company has received $424,876 for exercising 4,248,760 share purchase warrants at an exercise price of $0.10 per share.  On July 2, 2008 the Company has received $25,000 for exercising 250,000 share purchase warrants at an exercise price of $0.10 per share.  As at August 31, 2008, share purchase warrants outstanding for the purchase of common shares are as follows:

	Warrants Outstanding
Exercise Price	Number of Shares	Expiry Date
$0.50	2,110,588	September 29, 2008

The Company has issued warrants to non-employees under various agreements expiring through September 29, 2008.  A summary of the status of warrants granted at October 2006 and February 2007, and changes during the period then ended is as follows:

	For the three months ended
	August 31, 2008		May 31, 2008
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	7,166,988	$0.22	8,756,988	$0.20
Granted	-	-	-	-
Exercised	(250,000)	(0.10)	(1,590,000)	(0.10)
Forfeited	-	-	-	-
Expired	(4,806,400)	(0.10)	-	-
Outstanding at end of period	2,110,588	$0.50	7,166,988	$0.22
Exercisable at end of period	2,110,588	$0.50	7,166,988	$0.22

THE STALLION GROUP
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2008

8.     STOCK OPTIONS

Compensation expense related to stock options granted is recorded at their fair value as calculated by the Black-Scholes option pricing model.  Compensation expense of $240,189 was recorded during the year ended May 31, 2008 related to options vested during the period.

The changes in stock options are as follows:

	Number	Weighted Average Exercise Price
Balance outstanding, May 31, 2008	2,230,000	$0.571
Granted	-	-
Exercised	-	-
Balance outstanding, August 31, 2008	2,230,000	$0.571

The following table summarized information about the stock options outstanding as at August 31, 2008:

		Options Outstanding		Options Exercisable
Range of Exercise Price	Weighted Average Exercise Price	Number of Shares	Remaining Contractual Life (Years)	Number of Shares
$0.375	$0.375	280,000	1.05	280,000
$0.375	$0.375	200,000	1.45	200,000
$0.600 $0.685 $0.950	$0.600 $0.685 $0.950	1,400,000 300,000 50,000	1.45 1.58 1.71	1,400,000 300,000 50,000
Total	$0.571	2,230,000		2,230,000

APPENDIX C -  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
DELTA OIL & GAS, INC.

DELTA OIL & GAS, INC.
(A Development Stage Company)

Unaudited Pro Forma Consolidated Balance Sheets
(Stated in U.S. Dollars)

		Delta	Stallion		Consolidated
		December 31	December 31	Adjustments	December 31
		2007	2007		2007
ASSETS		Audited	Unaudited		Unaudited

Current
Cash and cash equivalents		$ 71,115	(73,500)	269,954	267,569
GIC receivable		236,112	-	-	236,112
Accounts receivable		153,990	13,893	-	167,883
Franchise tax prepaid		6,912	-	-	6,912
Prepaid expenses		19,364	4,383	-	23,747

		487,493	(55,224)	269,954	702,223

Investment in The Stallion Group		1,212,658	-	(1,212,658)	-

Natural Gas And Oil Properties
Proved property		1,432,776	880,372	(102,062)	2,211,087
Unproved property		1,368,260	524,834	-	1,893,094

		2,801,036	1,405,206	(102,062)	4,104,180

Other Equipment
Computer equipment		4,483	13,004	-	17,487
Less: accumulated depreciation		(3,351)	(2,607)	-	(5,958)

		1,132	10,397	-	11,529

		$ 4,502,319	$ 1,360,379	$ (1,044,766)	$ 4,817,932

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 166,217	45,659	-	211,876

Long Term
Asset retirement obligation		111,804	-	-	111,804

		278,020	45,659	-	323,679

STOCKHOLDERS' EQUITY

Share Capital
Preferred Shares, 25,000,000 shares authorized of $0.001
	par value of which none have been issued
Common stock, 100,000,000 shares authorized of $0.001
	par value, 70,193,675 shares issued and outstanding
	and outstanding, respectively	70,194	109,086	(109,086)	70,194
Additional paid-in capital		7,324,693	4,079,853	(4,748,740)	6,655,806

Cumulative other comprehensive income		187,348	24,186	(24,186)	187,348

Deficit accumulated during the development stage		(3,357,936)	(2,898,405)	3,837,246	(2,419,096)

		4,224,299	1,314,720	(1,044,766)	4,494,252

		$ 4,502,319	$ 1,360,379	$ (1,044,766)	$ 4,817,931

			-

Adjustments

1	Eliminate stock compensation expense fro The Stallion Group		668887

2	Eliminate office rent		12000

3	Eliminate Investor Relation expenses for The Stallion Group		190345

4	Eliminate filing fees for The Stallion Group		13386

5	Reduce the Consulitng Expenses		12222

6	Reduce Audit & Accounting fees		42000

Eliminate the investment in The Stallion Group upon consolidation			1,212,658

DELTA OIL & GAS, INC.
(A Development Stage Company)

Unaudited Pro Forma Consolidated Statements of Operations
(Stated in U.S. Dollars)

	YEAR ENDED	YEAR ENDED		YEAR ENDED
	DECEMBER 31,	DECEMBER 31,	Adjustments	DECEMBER 31,
	2007	2007		2007
Revenue	Audited	Unaudited		Unaudited

Natural gas and oil sales	$913,808	47,583	-	961,391

	913,808	47,583	-	961,391
Costs And Expenses

Natural gas and oil operating costs	199,062	15,431	-	214,493
General and administrative	1,375,933	1,174,453	(938,840)	1,611,546
Accretion	4,876	-	-	4,876
Depreciation and depletion	667,513	75,980	-	743,493
Impairment of natural gas and oil properties	936,584	401,045	-	1,337,629
Dry well costs written off	1,271	-	-	1,271

	3,185,239	1,666,909	(938,840)	3,913,308

Net Operating Loss	(2,271,431)	(1,619,326)	938,840	(2,951,917)

Other Income

Interest income	37,052	2,809	-	39,861

	37,052	2,809	-	39,861

Loss before income taxes	$(2,234,379)	(1,616,517)	938,840	(2,912,055)

Income taxes	15,580	-	-	15,580

Net Loss	$(2,249,959)	(1,616,517)	938,840	(2,896,476)

Basic And Diluted Loss Per Common Share	$(0.03)	-	0	$(0.04)

Weighted Average Number Of
Common Shares Outstanding	70,193,675	-	0	70,193,675

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

1.            BASIS OF PRESENTATION

The unaudited consolidated proforma financial statements as of December 31, 2007 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustment (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  It is suggested that these consolidated financial statements be read in conjunction with the December 31, 2007 audited financial statements and notes thereto and with the financial statements for The Stallion Group for the year ended May 31, 2008.  The proforma results of the operations for the year ended December 31, 2007 are not indicative of the results that may be expected for the following year.

2.             OPERATIONS

a)     Organization

Delta Oil & Gas, Inc. (“the Company”) was incorporated as a Colorado corporation on January 9, 2001.

The Company is a development stage, independent natural gas and oil company engaged in the exploration, development and acquisition of natural gas and oil properties in the United States and Canada.  The Company’s entry into the natural gas and oil business began on February 8, 2001.

During the year ended December 31, 2004, the Company completed a forward stock split on the basis of 5 ½ common shares for every one previously held common share; common shares outstanding have been adjusted retroactively.

b)	Development Stage Activities

The Company is a development stage enterprise engaged in the exploration for and production of natural gas and oil in the United States and Canada.

The Company is subject to several categories of risk associated with its development stage activities.  Natural gas and oil exploration and production is a speculative business, and involves a high degree of risk.  Among the factors that have a direct bearing on the Company’s prospects are uncertainties inherent estimating  natural gas and oil reserves, future hydrocarbon production, and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

c)	Going Concern

The accompanying proforma financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying consolidated proforma financial statements, the Company has incurred a net loss of $2,419,096 since inception.  To achieve profitable operations, the Company requires additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity.  Management believes that sufficient funding will be available to meet its business objectives including anticipated cash needs for working capital and is currently evaluating several financing options.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its properties and, if successful, to commence the sale of its projects under development.  As a result of the foregoing, there exists substantial doubt the Company’s ability to continue as a going concern.  These consolidated proforma financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

3.             SIGNIFICANT ACCOUNTING POLICIES

a)     Basis of Consolidation

The consolidated proforma financial statements include the proforma financial statements of the Company and its wholly-owned subsidiaries, Delta Oil & Gas (Canada) Inc. and The Stallion Group.  All significant inter-company balances and transactions have been eliminated.

b)     Use of Estimates

The preparation of proforma financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the proforma financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  Significant estimates with regard to these financial statements include the estimate of proved natural gas and oil reserve quantities and the related present value of estimated future net cash flows there from.

c)     Natural Gas and Oil Properties

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”).  Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized.  All general corporate costs are expensed as incurred.  In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.  Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis.  Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis.  The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues from proved reserves discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.  These properties are included in the amortization pool immediately upon the determination that the well is dry.

Unproved properties consist of lease acquisition costs and costs on well currently being drilled on the properties.  The recorded costs of the investment in unproved properties are not amortized until proved reserves associated with the projects can be determined or until they are impaired.

d)	Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, including natural gas and oil properties, be recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the assets. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted cash flows are accreted to the expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.

e)	Joint Ventures

All exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only the Company’s proportionate interest in such activities.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

3.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)	Revenue Recognition

Revenue from sales of crude oil, natural gas and refined petroleum products are recorded when deliveries have occurred and legal ownership of the commodity transfers to the customers.  Title transfers for crude oil, natural gas and bulk refined products generally occur at pipeline custody points or when a tanker lifting has occurred.  Revenues from the production of oil and natural gas properties in which the Company shares an undivided interest with other producers are recognized based on the actual volumes sold by the Company during the period.  Gas imbalances occur when the Company’s actual sales differ from its entitlement under existing working interests.  The Company records a liability for gas imbalances when it has sold more than its working interest of gas production and the estimated remaining reserves make it doubtful that the partners can recoup their share of production from the field. At December 31, 2008 and 2007, the Company had no overproduced imbalances.

g)	Cash and Cash Equivalent

Cash consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances.  The carrying amounts approximated fair market value due to the liquidity of these deposits.  For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

   h) GIC Receivable

GIC Receivable is non-redeemable until April 24, 2008 and bears an interest rate of 3.80%.

i)	Environmental Protection and Reclamation Costs

The operations of the Company have been, and may be in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs.  Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.  Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits.  The Company does not currently anticipate any material capital expenditures for environmental control facilities because all property holdings are at early stages of exploration.  Therefore, estimated future removal and site restoration costs are presently considered minimal.

j)	Foreign Currency Translation

United States funds are considered the Company’s functional currency.  Transaction amounts denominated in foreign currencies are translated into their United States dollar equivalents at exchange rates prevailing at the transaction date.  Monetary assets and liabilities are adjusted at each balance sheet date to reflect exchange rates prevailing at that date, and non-monetary assets and liabilities are translated at the historical rate of exchange.  Gains and losses arising from restatement of foreign currency monetary assets and liabilities at period end are included in other comprehensive income.

k)	Other Equipment

Computer equipment is stated at cost.  Provision for depreciation on computer equipment is calculated using the straight-line method over the estimated useful life of three years.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

  3.           SIGNIFICANT ACCOUNTING POLICIES (Continued)

l)	Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the costs of long-lived assets, other than oil and gas properties, may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.  Impairment of oil and gas properties is evaluated subject to the full cost ceiling as described under Natural Oil and Gas Properties.

m)	Loss Per Share

In February 1997, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”).  Under SFAS 128, basic and diluted earnings per share are to be presented.  Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

n)	Income Taxes

The Company follows the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of (i) temporary differences between the tax bases of assets and liabilities, and their reported amounts in the financial statements, and (ii) operating loss and tax credit carryforwards for tax purposes.  Deferred tax assets are reduced by a valuation allowance when, based upon management’s estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

o)	Financial Instruments

The Company’s financial instruments consist of cash and cash equivalent, GIC receivable, accounts receivable, franchise tax prepaid, prepaid expenses, accounts payable, accrued liabilities and loan payable.

It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.  The fair value of these financial instruments is approximated to their carrying values.

o)      Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company is disclosing this information on its Consolidated Statements of Changes in Stockholders’ Equity.

p)      Stock-Based Compensation

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 – “Accounting for Stock Issued to Employees”, and related interpretations.  Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the common stock.  Non-employee stock-based compensation is accounted for using the fair value method in accordance with SFAS No. 123 – “Accounting for Stock-Based Compensation”.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

4.        NATURAL GAS AND OIL PROPERTIES

a)  Proved Properties
Properties	December 31, 2006	Addition	Depletion for the Year	Impairment	December 31, 2007
USA properties	$495,115	$2,015,316	$(432,428)	$(102,062)	$1,975,941
Canada properties	358,237	1,008,545	(234,389)	(897,247)	235,146
Total	$853,352	$3,023,861	$(666,817)	$(999,309)	$2,211,087

a)  Proved Properties -  Descriptions

Properties in U.S.A.

i.	Liberty Valance, California, USA

In February 2001, the Company acquired an 8.9% working interest in a gas well located in California at a cost of $90,000.  The well commenced production in February 2001 following a redrill.

On January 1, 2007, the Company assigned all of its right, title and interest to Lario Oil & Gas.  Lario Oil & Gas agreed to assume all costs and liability associated with the plugging and abandonment of the well.

ii.	Owl Creek Prospect, Oklahoma, USA

In June 2006, the Company entered into an agreement to accept the assignment of an undivided 20% working interest in a potential oil well known as the Powell#2 and an option to purchase a 20% interest in all future wells drilled on the land surrounding Powell#2.  In addition the Company has an option to participate in any lands of mutual interest that may be acquired in the future by the Owl Creek participating partners.  As of June 30, 2008, the cost to the Company for this assignment was $394,499.

In July 2006, the Company also elected to participate in Isbill #1-36, which was abandoned during the year.  Its costs amounted to $80,738 was moved to the proven cost pool for depletion.

In January 2007, the Company elected to participate in Isbill #2-36 well.  The Company paid $187,559 for its 20% of working interest.  Isbill #2-36 started production from April 2007.  On June 30, 2008, the Company expended $191,215 on Isbill #2-36.

In April 2007, the Company entered into the 2006-3 Drilling Program for a buy-in cost of $113,700 which will provide 12.5% Before Casing Point (“BCP”) working interest and After Casing Point (“ACP”) working interest of 10%.  In September 2007, Wolf#1-7 was abandoned. Its costs amount to $68,118 was moved to the proven cost pool for depletion.  In October 2007, Ruggles #1-15 was also abandoned and the cost of $84,328 was moved to the proven cost pool for depletion.

In October 2007, the Company elected to participate in Powell #3-25 and paid $112,319 for the estimated drilling costs.  Powell #3-25 was abandoned on November 9, 2007.  Its costs amounted to $81,998 was moved to the proven cost pool for depletion.  The unused estimated drilling costs were applied to operating costs of other wells.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

4.                   NATURAL GAS AND OIL PROPERTIES (Continued)

a)	Proved Properties - Descriptions

Properties in U.S.A.

ii.	Owl Creek Prospect, Oklahoma, USA (Continued)

In the 2006-3 Drilling Program, Elizabeth #1-25 was plugged abandoned on February 7, 2008.  Its cost amounted to $127,421 was moved to the proven cost pool for depletion.  Plaster #1-11 and Dale #1-15 started producing in January and February 2008, respectively, total cost of $205,064 was moved to the proven cost pool.

iii.	Palmetto Point Prospect, Mississippi, USA

On February 21, 2006, the Company entered into an agreement (the “Agreement”) with 0743608 B.C. Ltd., (“Assignor”) a British Columbia, Canada based oil and gas exploration company, in order to accept an assignment of the Assignor’s ten percent (10%) gross working and revenue interest in a ten-well drilling program (the “Drilling Program”) to be undertaken by Griffin & Griffin Exploration L.L.C., (“Griffin”) a Mississippi based exploration company.  Under the terms of the Agreement, the Company paid the Assignor $425,000 as payment for the assignment of the Assignor’s 10% gross working and revenue interest in the Drilling Program.  The Company also entered into a joint Operating Agreement directly with Griffin on February 24, 2006.

The Drilling Program on the acquired property interests was initiated by Griffin in May 2006 and was substantially completed by Griffin by December 31, 2006.  The prospect area owned or controlled by Griffin on which the ten wells were drilled, is comprised of approximately 1,273 acres in Palmetto Point, Mississippi.

As of December 31, 2007, eight wells were found to be proved wells, and two wells, PP F-7 and PP F-121 were abandoned due to no apparent gas or oil shows present.  The costs of abandon properties were added to the capitalized cost in determination of the depletion expense.

On August 4, 2006, the Company elected to participate in additional two wells program in Mississippi owned by Griffin & Griffin Exploration and paid $70,000.  As of December 31, 2007, both wells were found to be proved wells.

On October 10, 2007, the Company elected to participate in the drilling of PP F-12 and PP F-12-3 in Mississippi operated by Griffin & Griffin Exploration.  The Company’s 10% of the estimated drilling costs was $88,783. PP F-12 started production from October 2007, and PP F-12-3 started production from November 2007.  Additional AFE in the amount of $36,498 for workovers on the PP F-12, PP F-12-3 was paid on January 31, 2008.

Delta Oil & Gas, Inc.
(A Development Stage Company)
UNAUDITED PRO FORMA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

4.                    NATURAL GAS AND OIL PROPERTIES (Continued)

a)	Proved Properties - Descriptions

Properties in U.S.A.
iv.	Mississippi II, Mississippi, USA

In August 2006, the Company entered into a joint venture agreement with Griffin & Griffin Exploration, LLC. to acquire an interest in a drilling program comprised of up to 50 natural gas and/or oil wells.  The area in which the wells are to be drilled is comprised of approximately 300,000 gross acres of land located between Southwest Mississippi and North East Louisiana. The wells are targeting the Frio and Wilcox Geological formations. The Company has agreed to pay 40% of all prospect fees, mineral leases, surface leases and drilling and completion costs to earn a net 32% share of all production zones to the base of the Frio formation and 31.5% of all production to the base of the Wilcox formation.  In January 2007, the well CMR USA 39-14 was found to be proved.  The cost of $35,126 was added to the proven cost pool.  Dixon#1 was abandoned in January 2007, its costs amounted to $162,420 was moved to the proven cost pool for depletion.  Randall#1 was abandoned in June 2007, its costs amounted to $107,672 was moved to the proven cost pool for depletion.  BR F-24 was abandoned and its cost amounted to $167,996 was moved to the proven cost pool for depletion.  Faust #1, USA 1-37 and BR F-33 were found to be proven and the total cost of $517,440 was added to the proven cost pool.

v.	Mississippi III, Mississippi, USA

During August to December 2007, five additional wells, PP F-90, PP F-100, PP F-111, PP F-6A, and PP F-83 were drilled in the area.  These wells were abandoned due to modest gas shows and a total drilling cost of $442,916 was added to the capitalized costs in determination of depletion expense.

vi.	Willows Gas Field, California, U.S.A

On October 15, 2007, the Company agreed to participate in the drilling program to be conducted by Production Specialties Company (“PSC”).  The Company shall pay for the initial test well, 12.5% of 100% of all costs and expenses of drilling, completing, testing and equipping the Wilson Creek #1-27, to earn 6.25% working interest.  As of May 31, 2008, the Company has expended $193,638 for the costs of Wilson Creek #1-27 and $60,000 for 3D seismic in the prospect area.  Wilson Creek #1-27 started producing natural gas from April 2008.

Properties in Canada

i.         Wordsworth Prospect, Saskatchewan, Canada

On April 10, 2006, the Company entered into an agreement (the “Agreement”) with Petrex Energy Ltd., for a participation and Farmout agreement where the Company will participate for 15% gross working interest before payout (BPO) and 7.5% gross working interest after pay out (APO) in a proposed four well horizontal drilling program in the Wordsworth area in Southeast Saskatchewan, Canada.

ii        Todd Creek, Alberta, Canada

In January 2005, the Company acquired a 20% working interest in 13.75 sections (8,800 acres) of land in Todd Creek, Alberta, Canada, at a cost of $597,263.  One of the well 13-28-9-2W5M has production since October 2006.

The Company paid $314,959 (CDN$352,376) on October 27, 2006 for well 13-33-8-2W5M.  It was abandoned and the cost was moved to the proved properties cost pool for depletion.  During the year ended of December 31, 2007, the remaining wells at Todd Creek were abandoned and the cost was moved to proven cost pool for depletion.

           iii.         Hillspring, Alberta, Canada

In January 2005, the Company acquired a 10% working interest in 1 section (64 acres) of land in Hillspring, Alberta, Canada, at a cost of $414,766.   During the year ended of December 31, 2007, it was abandoned and the cost was moved to proven cost pool for depletion.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

4.	NATURAL GAS AND OIL PROPERTIES (Continued)

b)  Unproved Properties

Properties	December 31, 2006	Addition	Cost added to capitalized cost	December 31, 2007
USA properties	$497,500	$1,380,593	$(1,096,647)	$781,446
Canada properties	1,318,507	782,714	(989,573)	1,111,648
Total	$1,816,007	$2,163,307	$(2,086,220)	$1,893,094

b) Unproved Properties - Descriptions

Properties in U.S.A.

i.      Owl Creek Prospect, Oklahoma, USA

In June 2006, the Company entered into an agreement to accept the assignment of an undivided 20% working interest in a potential oil well known as the Powell#2 and an option to purchase a 20% interest in all future wells drilled on the land surrounding Powell#2.  In addition the Company has an option to participate in any lands of mutual interest that may be acquired in the future by the Owl Creek participating partners.

In April 2007, the Company entered into the 2006-3 Drilling Program for a buy-in cost of $113,700 which will provide 12.5% Before Casing Point (“BCP”) working interest and After Casing Point (“ACP”) working interest of 10%.

In September 2007, the Company entered into the 2007-1 Drilling Program for a buy-in cost of $77,100 which will provide 25% Before Casing Point (“BCP”) working interest and 20% After Casing Point (“ACP”) working interest.  On December 12, 2007, estimated drilling costs of $116,023 for Pollack #1-35 was accrued to the year end of December 31, 2007 and paid on January 14, 2008.

The Company also paid estimated completion cost of $56,734 for the well, Hulsey #1-8, on January 18, 2008; paid estimated drilling cost of $92,593 for the well, River 1-28, on February 12, 2008 and estimated completion costs of $63,111 on April 16, 2008.  Both of the wells are for the 2007-1 Drilling Program.

ii.    Mississippi II, Mississippi, USA

In August, 2006, the Company entered into a joint venture agreement with Griffin & Griffin Exploration, LLC. to acquire an interest in a drilling program comprised of up to 50 natural gas and/or oil wells.  The area in which the wells are to be drilled is comprised of approximately 300,000 gross acres of land located between Southwest Mississippi and North East Louisiana. The wells are targeting the Frio and Wilcox Geological formations. The Company has agreed to pay 40% of all prospect fees, mineral leases, surface leases and drilling and completion costs to earn a net 32% share of all production zones to the base of the Frio formation and 31.5% of all production to the base of the Wilcox formation.

        Properties in Canada

    iii.   Wordsworth Prospect, Saskatchewan, Canada

In April 2007, the Company entered into an agreement (the “Agreement”) with Petrex Energy Ltd., for a participation and Farmout agreement where the Company will participate for 15% gross working interest before payout (BPO) and 7.5% gross working interest after pay out (APO) in a proposed four well horizontal drilling program in the Wordsworth area in Southeast Saskatchewan, Canada.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

  b)      Unproved Properties -  Descriptions

iv.   Strachan Prospect, Alberta, Canada

In September 2005, the Company entered into a participation and farmout agreement with Odin Capital Inc. (“Odin”) where the Company will participate for 4% share of the costs of drilling a test well in certain lands located in the Leduc formation, Alberta, Canada.  In exchange for the participation costs, the Company will earn interests in certain petroleum and natural gas wells ranging from 1.289% to 4.0%.  As at December 31, 2007, the Company has advanced $388,662 as its share of the costs in the Leduc formation property.

5.                    NATURAL GAS AND OIL EXPLORATION RISK

a)    Exploration Risk

The Company’s future financial condition and results of operations will depend upon prices received for its natural gas and oil production and the cost of finding, acquiring, developing and producing reserves.  Substantially all of its production is sold under various terms and arrangements at prevailing market prices.  Prices for natural gas and oil are subject to fluctuations in response to changes in supply, market uncertainty and a variety of other factors beyond its control.  Other factors that have a direct bearing on the Company’s prospects are uncertainties inherent in estimating natural gas and oil reserves and future hydrocarbon production and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

b)            Distribution Risk

The Company is dependent on the operator to market any oil production from its wells and any subsequent production which may be received from other wells which may be successfully drilled on the Prospect.  It relies on the operator’s ability and expertise in the industry to successfully market the same.  Prices at which the operator sells gas/oil both in intrastate and interstate commerce; will be subject to the availability of pipe lines, demand and other factors beyond the control of the operator.  The Company and the operator believe any oil produced can be readily sold to a number of buyers.

c)	Credit Risk

A substantial portion of the Corporation’s accounts receivable is with joint venture partners in the oil and gas industry and is subject to normal industry credit risks.

d)	Foreign Operations Risk

The Company is exposed to foreign currency fluctuations, political risks, price controls and varying forms of fiscal regimes or changes thereto which may impair its ability to conduct profitable operations as it operates internationally and holds foreign denominated cash and other assets.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

6.             ASSET RETIREMENT OBLIGATIONS

The ARO is calculated using the 5% value of proved properties as at December 31, 2007.  Revisions to the liability could occur due to changes in plugging and abandonment costs, well useful lives or if federal or state regulators enact new guidance on the plugging and abandonment of wells. The Company amortizes the amount added to oil and gas properties and recognizes accretion expense in connection with the discounted liability over the remaining useful lives of the respective wells.  The Company has not increased its ARO during this quarter, since the amount accrued to date is sufficient.

The information below reflects the change in the asset retirement obligations during the period ended June 30, 2008 and year ended December 31, 2007:

	June 30,	December 31,
	2008	2007
Balance, beginning of year	$111,803	$40,635
Liabilities assumed	-	66,292
Accretion expense	20,791	4,877
Balance, end of the period	$132,594	$111,804

7.             SHARE CAPITAL

i.	Common Stock

On January 11, 2006, the Company issued 75,000 common shares for exercise of stock options at $0.80 per share.

On January 24, 2006, the Company issued 230,000 common shares for exercise of stock options at $0.80 per share.

On January 25, 2006, the Company issued 12,500 common shares for exercise of stock options at $1.00 per share.

On April 25, 2006, the Company issued 727,271 common shares pursuant to a private placement at $2.75 per share.

On January 23, 2007, the Company issued 60,000 common shares for exercise of stock options at $0.75 per share.

On March 1, 2007, the Company issued 500,000 common shares to the President and CEO as part of his compensation package.  The price of the share as of March 1, 2007 was $0.92.

On May 1, 2007, the Company issued 60,000 common shares to Investor Relations Services, Inc. as part of the investor relation services and consulting agreement.  The price of the share as of May 1, 2007 was $0.68.

On July 8, 2007, the Company issued 250,000 common shares to its Chief Financial Officer as part of his services rendered and in lieu of cancellation of stock options.  The price of the share was $0.55.  It was the average of the share price of July 6 and July 9, 2007.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

8.                 SHARE CAPITAL (Continued)

        Preferred Stock

The Company did not issue any preferred stock during the year ended December 31, 2007 (December 31, 2006 - $ Nil).

  ii.      Stock Options

Compensation expense related to stock options granted is recorded at their fair value as calculated by the Black-Scholes option pricing model.  Compensation expense of $42,097 was recorded during the year ended December 31, 2007 (December 31, 2006 – $195,719) related to options granted during the year ended December 31, 2007 and 2006.  The changes in stock options are as follows:

	Number	Weighted average exercise price
Balance outstanding, December 31, 2006 Granted Cancelled Exercised Balance outstanding, December 31, 2007	300,000 300,000 (300,000) (60,000)	$ 0.95 0.75 (0.75) (0.75)
	240,000	$ 0.75

	Number	Weighted average exercise price
Balance outstanding, December 31, 2005 Granted Exercised Balance outstanding, December 31, 2006	330,000 300,000 (330,000)	$ 0.95 0.95 (0.95)
	300,000	$ 0.95

The weighted average assumptions used in calculating the fair value of stock options granted and vested during the year ended December 31, 2007 and 2006, using the Black-Scholes option pricing model are as follows:

	December 31, 2007	December 31, 2006
Risk-fee interest rate	3.77%	3.77%
Expected life of the option	3 years	1 year
Expected volatility	69.03%	288.99%
Expected dividend yield	-	-

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
(Stated in U.S. Dollars)

  8.            SHARE CAPITAL (Continued)

The following table summarized information about the stock options outstanding as at December 31, 2007:

Options outstanding			Options exercisable
Exercise price	Number of shares	Remaining contractual life (years)	Number of shares
$ 0.75	240,000	1.22	240,000

        iii.   Common Stock Share Purchase Warrants

As at December 31, 2007, share purchase warrants outstanding for the purchase of common shares as follows:

Warrants outstanding
Exercise price	Number of shares	Expiry date
$ 1.50 $ 3.00	2,483,985 727,271	February 1, 2010 April 30, 2009

9.         RELATED PARTIES

During the year ended December 31, 2007, the Company paid $ nil (2006 - $5,290) for management fees and $122,814 for consulting fees to Companies controlled by directors and officers (2006 - $39,672) of the Company.  Amounts paid to related parties are based on exchange amounts agreed upon by those related parties.

On March 1, 2007, the Company issued to Douglas Bolen 500,000 shares of common stock in consideration for services rendered pursuant to the consulting agreement with Last Mountain Management, Inc. (“LMM”).  Douglas Bolen, Chief Executive Officer of the Company, is the sole shareholder, officer, and director of LMM. The price of the share as of March 1, 2007 was $0.92.  Total cost of $460,000 was included in the general and administration expense.  On July 8, 2007, the Company issued to Kulwant Sandher 250,000 shares of common stock in consideration for services rendered as Chief Financial Officer as well as in consideration for cancelling options previously granted.  The price of the share as of July 8, 2007 was $0.55.  The cost is $137,500, which was recorded in the compensation expense for shares granted and was included in the general and administration expense.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

10.      COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

11.      COMMITMENT AND CONTRACTURAL OBLIGATIONS

On March 1, 2005, the Company also rented an office in Calgary, Canada on a month to month basis for $295 per month.

DELTA OIL & GAS, INC.
(A Development Stage Company)

Unaudited Pro Forma Consolidated Balance Sheets
(Stated in U.S. Dollars)

	Delta	Stallion		Consolidated
	September 30,	September 30,	Adjustments	September 30,
	2008	2008		2008
ASSETS	(Unaudited)	(Unaudited)		(Unaudited)

Current
Cash and cash equivalents	$1,072,012	$9,980	$112,956	$1,194,948
GIC receivable	-	-	-	-
Accounts receivable	73,586	64,240	-	137,826
Franchise tax prepaid	6,912	-	-	6,912
Prepaid expenses	57,406	28,564	-	85,970

	1,209,916	102,784	112,956	1,425,656

Investment in The Stallion Group	1,216,825		(1,216,825)	-

Natural Gas And Oil Properties
Proved property	1,575,936	449,725	214,397	2,240,058
Unproved property	674,019	492,692	-	1,166,711

	2,249,955	942,417	214,397	3,406,769

Other Equipment
Computer equipment	4,483	9,604	-	14,087
Less: accumulated depreciation	(4,098)	(3,926)	-	(8,024)

	385	5,678	-	6,063

	$4,677,081	$1,050,879	$(889,472)	$4,838,488

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current
Accounts payable and accrued liabilities	$26,566	$68,850	-	$95,416
Note Payable	-	-	-	-

	26,566	68,850	-	95,416
Long Term
Asset retirement obligation	121,866	14,505	-	136,371

	148,432	83,355	-	231,787

STOCKHOLDERS' EQUITY

Share Capital
Preferred Shares, 25,000,000 shares authorized of $0.001
par value of which none have been issued
Common stock, 100,000,000 shares authorized of $0.001
par value, 70,177,009 shares issued and outstanding	71,178	72,361	(72,361)	71,178
Additional paid-in capital	7,280,163	3,101,985	(3,184,176)	7,197,972
Shares subscription received		300,000	(300,000)	-
Cumulative other comprehensive income	169,684	10,978	(12,207)	168,455

Deficit accumulated during the development stage	(2,992,375)	(2,517,800)	2,679,272	(2,830,903)

	4,528,649	967,524	(889,472)	4,606,701

	$4,677,081	$1,050,879	$(889,472)	$4,838,488

Delta Oil & Gas Inc.
Unaudited Pro Forma Consolidated Statements of Operations
(Stated in U.S. Dollars)
(Unaudited)

	Delta	Stallion		Consolidated
	NINE MONTHS ENDED		Adjustments	NINE MONTHS ENDED
	SEPTEMBER 30,	SEPTEMBER 30,		SEPTEMBER 30,
	2008	2008		2008
Revenue

Natural gas and oil sales	$773,216	$351,034	$-	$1,124,250
	719,146			719,146

	1,492,362	351,034	-	1,843,396
Costs And Expenses

Natural gas and oil operating costs	179,626	88,799	-	268,425
General and administrative	344,090	304,004	(215,980)	432,114
Accretion	10,062	1,051	-	11,113
Depreciation and depletion	200,767	165,204	-	365,971
Impairment of natural gas and oil properties	388,702	322,861	-	711,563
Dry well costs written off	-	-		-

	1,123,247	881,919	(215,980)	1,789,186

Net Operating Income (Loss)	369,115	(530,885)	215,980	54,210

Other Income and (Expense)

Interest income	1,465	-	-	1,465
Interest expense	(5,016)	-	-	(5,016)

	(3,551)	-	-	(3,551)

Income (Loss) before income taxes	$365,564	$(530,885)	$215,980	$50,659

Income taxes	-	-	-	-

Net Income (Loss)	$365,564	$(530,885)	$215,980	$50,659

Basic And Diluted Loss Per Common Share	$0.01	-	-	$0.00

Weighted Average Number Of
Common Shares Outstanding	71,177,009	-	-	71,177,009

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

1.            BASIS OF PRESENTATION

The unaudited consolidated proforma financial statements as of September 30, 2008 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  It is suggested that these consolidated financial statements be read in conjunction with the December 31, 2007 audited financial statements and notes thereto and with the financial statements for The Stallion Group for the year ended May 31, 2008.  The results of the operations for the nine months ended September 30, 2008 are not indicative of the results that may be expected for the year.

2.             OPERATIONS

a)	Organization

Delta Oil & Gas, Inc. (“the Company”) was incorporated as a Colorado corporation on January 9, 2001.

The Company is a development stage, independent natural gas and oil company engaged in the exploration, development and acquisition of natural gas and oil properties in the United States and Canada.  The Company’s entry into the natural gas and oil business began on February 8, 2001.

During the year ended December 31, 2004, the Company completed a forward stock split on the basis of 5 ½ common shares for every one previously held common share; common shares outstanding have been adjusted retroactively.

b)	Development Stage Activities

The Company is a development stage enterprise engaged in the exploration for and production of natural gas and oil in the United States and Canada.

The Company is subject to several categories of risk associated with its development stage activities.  Natural gas and oil exploration and production is a speculative business, and involves a high degree of risk.  Among the factors that have a direct bearing on the Company’s prospects are uncertainties inherent estimating  natural gas and oil reserves, future hydrocarbon production, and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

c)	Going Concern

The accompanying proforma financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying consolidated proforma financial statements, the Company has incurred a net loss of $2,830,903 since inception.  To achieve profitable operations, the Company requires additional capital for obtaining producing oil and gas properties through either the purchase of producing wells or successful exploration activity.  Management believes that sufficient funding will be available to meet its business objectives including anticipated cash needs for working capital and is currently evaluating several financing options.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its properties and, if successful, to commence the sale of its projects under development.  As a result of the foregoing, there exists substantial doubt the Company’s ability to continue as a going concern.  These consolidated proforma financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

3.             SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of Consolidation

The consolidated proforma financial statements include the proforma financial statements of the Company and its wholly-owned subsidiaries, Delta Oil & Gas (Canada) Inc. and The Stallion Group.  All significant inter-company balances and transactions have been eliminated.

b)	Use of Estimates

The preparation of proforma financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the proforma financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  Significant estimates with regard to these financial statements include the estimate of proved natural gas and oil reserve quantities and the related present value of estimated future net cash flows there from.

c)	Natural Gas and Oil Properties

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”).  Accordingly, all costs associated with the acquisition of properties and exploration with the intent of finding proved oil and gas reserves contribute to the discovery of proved reserves, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized.  All general corporate costs are expensed as incurred.  In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.  Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis.  Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis.  The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues from proved reserves discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.  These properties are included in the amortization pool immediately upon the determination that the well is dry.

Unproved properties consist of lease acquisition costs and costs on well currently being drilled on the properties.  The recorded costs of the investment in unproved properties are not amortized until proved reserves associated with the projects can be determined or until they are impaired.

d)	Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, including natural gas and oil properties, be recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the assets. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted cash flows are accreted to the expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.

e)	Joint Ventures

All exploration and production activities are conducted jointly with others and, accordingly, the accounts reflect only the Company’s proportionate interest in such activities.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

3.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)	Revenue Recognition

Revenue from sales of crude oil, natural gas and refined petroleum products are recorded when deliveries have occurred and legal ownership of the commodity transfers to the customers.  Title transfers for crude oil, natural gas and bulk refined products generally occur at pipeline custody points or when a tanker lifting has occurred.  Revenues from the production of oil and natural gas properties in which the Company shares an undivided interest with other producers are recognized based on the actual volumes sold by the Company during the period.  Gas imbalances occur when the Company’s actual sales differ from its entitlement under existing working interests.  The Company records a liability for gas imbalances when it has sold more than its working interest of gas production and the estimated remaining reserves make it doubtful that the partners can recoup their share of production from the field. At September 30, 2008 and 2007, the Company had no overproduced imbalances.

g)	Cash and Cash Equivalent

Cash consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances.  The carrying amounts approximated fair market value due to the liquidity of these deposits.  For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

h)	GIC Receivable

GIC Receivable is non-redeemable until April 24, 2008 and bears an interest rate of 3.80%.

i)	Environmental Protection and Reclamation Costs

The operations of the Company have been, and may be in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs.  Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.  Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits.  The Company does not currently anticipate any material capital expenditures for environmental control facilities because all property holdings are at early stages of exploration.  Therefore, estimated future removal and site restoration costs are presently considered minimal.

j)	Foreign Currency Translation

United States funds are considered the Company’s functional currency.  Transaction amounts denominated in foreign currencies are translated into their United States dollar equivalents at exchange rates prevailing at the transaction date.  Monetary assets and liabilities are adjusted at each balance sheet date to reflect exchange rates prevailing at that date, and non-monetary assets and liabilities are translated at the historical rate of exchange.  Gains and losses arising from restatement of foreign currency monetary assets and liabilities at period end are included in other comprehensive income.

k)	Other Equipment

Computer equipment is stated at cost.  Provision for depreciation on computer equipment is calculated using the straight-line method over the estimated useful life of three years.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

3.            SIGNIFICANT ACCOUNTING POLICIES (Continued)

l)	Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the costs of long-lived assets, other than oil and gas properties, may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.  Impairment of oil and gas properties is evaluated subject to the full cost ceiling as described under Natural Oil and Gas Properties.

m)	Loss Per Share

In February 1997, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”).  Under SFAS 128, basic and diluted earnings per share are to be presented.  Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

n)	Income Taxes

The Company follows the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of (i) temporary differences between the tax bases of assets and liabilities, and their reported amounts in the financial statements, and (ii) operating loss and tax credit carryforwards for tax purposes.  Deferred tax assets are reduced by a valuation allowance when, based upon management’s estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

o)	Financial Instruments

The Company’s financial instruments consist of cash and cash equivalent, GIC receivable, accounts receivable, franchise tax prepaid, prepaid expenses, accounts payable, accrued liabilities and loan payable.

It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.  The fair value of these financial instruments is approximated to their carrying values.

o)      Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company is disclosing this information on its Consolidated Statements of Changes in Stockholders’ Equity.

p)      Stock-Based Compensation

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 – “Accounting for Stock Issued to Employees”, and related interpretations.  Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the common stock.  Non-employee stock-based compensation is accounted for using the fair value method in accordance with SFAS No. 123 – “Accounting for Stock-Based Compensation”.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

4.        NATURAL GAS AND OIL PROPERTIES

a)  Proved Properties

Properties	December 31, 2007	Addition	Depletion for the period	Impairment	September 30, 2008
USA properties	$1,197,630	$1,001,229	$(137,621)	$-	$2,061,238
Canada properties	235,146	394,774	(62,398)	(388,702)	178,820
Total	$1,432,776	$1,396,003	$(200,019)	$(388,702)	$2,240,058

a) Proved Properties - Descriptions
Properties in U.S.A.
i. Liberty Valance, California, USA

In February 2001, the Company acquired an 8.9% working interest in a gas well located in California at a cost of $90,000.  The well commenced production in February 2001 following a redrill.
On January 1, 2007, the Company assigned all of its right, title and interest to Lario Oil & Gas.  Lario Oil & Gas agreed to assume all costs and liability associated with the plugging and abandonment of the well.

ii.	Owl Creek Prospect, Oklahoma, USA

In June 2006, the Company entered into an agreement to accept the assignment of an undivided 20% working interest in a potential oil well known as the Powell#2 and an option to purchase a 20% interest in all future wells drilled on the land surrounding Powell#2.  In addition the Company has an option to participate in any lands of mutual interest that may be acquired in the future by the Owl Creek participating partners.  As of June 30, 2008, the cost to the Company for this assignment was $394,499.

In July 2006, the Company also elected to participate in Isbill #1-36, which was abandoned during the year.  Its costs amounted to $80,738 was moved to the proven cost pool for depletion.

In January 2007, the Company elected to participate in Isbill #2-36 well.  The Company paid $187,559 for its 20% of working interest.  Isbill #2-36 started production from April 2007.  On June 30, 2008, the Company expended $191,215 on Isbill #2-36.
In April 2007, the Company entered into the 2006-3 Drilling Program for a buy-in cost of $113,700 which will provide 12.5% Before Casing Point (“BCP”) working interest and After Casing Point (“ACP”) working interest of 10%.  In September 2007, Wolf#1-7 was abandoned. Its costs amount to $68,118 was moved to the proven cost pool for depletion.  In October 2007, Ruggles #1-15 was also abandoned and the cost of $84,328 was moved to the proven cost pool for depletion.

In October 2007, the Company elected to participate in Powell #3-25 and paid $112,319 for the estimated drilling costs.  Powell #3-25 was abandoned on November 9, 2007.  Its costs amounted to $81,998 was moved to the proven cost pool for depletion.  The unused estimated drilling costs were applied to operating costs of other wells.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

4.        NATURAL GAS AND OIL PROPERTIES (Continued)

a) Proved Properties - Descriptions

Properties in U.S.A.
ii.	Owl Creek Prospect, Oklahoma, USA (Continued)

In the 2006-3 Drilling Program, Elizabeth #1-25 was plugged abandoned on February 7, 2008.  Its cost amounted to $127,421 was moved to the proven cost pool for depletion.  Plaster #1-11 and Dale #1-15 started producing in January and February 2008, respectively, total cost of $205,064 was moved to the proven cost pool.

In the 2007-1 Drilling Program, Pollack #1-35 was plugged and abandoned on January 19, 2008.  Its cost amounted to $150,841 was moved to the proven cost pool for depletion.  Hulsey #1-8 started producing in February 2008; the cost of $161,039 was moved to the proven cost pool.

iii. Palmetto Point Prospect, Mississippi, USA

On February 21, 2006, the Company entered into an agreement (the “Agreement”) with 0743608 B.C. Ltd., (“Assignor”) a British Columbia, Canada based oil and gas exploration company, in order to accept an assignment of the Assignor’s ten percent (10%) gross working and revenue interest in a ten-well drilling program (the “Drilling Program”) to be undertaken by Griffin & Griffin Exploration L.L.C., (“Griffin”) a Mississippi based exploration company.  Under the terms of the Agreement, the Company paid the Assignor $425,000 as payment for the assignment of the Assignor’s 10% gross working and revenue interest in the Drilling Program.  The Company also entered into a joint Operating Agreement directly with Griffin on February 24, 2006.

The Drilling Program on the acquired property interests was initiated by Griffin in May 2006 and was substantially completed by Griffin by December 31, 2006.  The prospect area owned or controlled by Griffin on which the ten wells were drilled, is comprised of approximately 1,273 acres in Palmetto Point, Mississippi.

As of December 31, 2007, eight wells were found to be proved wells, and two wells, PP F-7 and PP F-121 were abandoned due to no apparent gas or oil shows present.  The costs of abandon properties were added to the capitalized cost in determination of the depletion expense.

On August 4, 2006, the Company elected to participate in additional two wells program in Mississippi owned by Griffin & Griffin Exploration and paid $70,000.  As of December 31, 2007, both wells were found to be proved wells.

On October 10, 2007, the Company elected to participate in the drilling of PP F-12 and PP F-12-3 in Mississippi operated by Griffin & Griffin Exploration.  The Company’s 10% of the estimated drilling costs was $88,783. PP F-12 started production from October 2007, and PP F-12-3 started production from November 2007.  Additional AFE in the amount of $36,498 for workovers on the PP F-12, PP F-12-3 was paid on January 31, 2008.

On January 11, 2008, the Company paid $11,030 for PP F-41salt water disposal well.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

4.        NATURAL GAS AND OIL PROPERTIES (Continued)

a) Proved Properties - Descriptions

Properties in U.S.A.
iv. Mississippi II, Mississippi, USA

In August 2006, the Company entered into a joint venture agreement with Griffin & Griffin Exploration, LLC. to acquire an interest in a drilling program comprised of up to 50 natural gas and/or oil wells.  The area in which the wells are to be drilled is comprised of approximately 300,000 gross acres of land located between Southwest Mississippi and North East Louisiana. The wells are targeting the Frio and Wilcox Geological formations. The Company has agreed to pay 40% of all prospect fees, mineral leases, surface leases and drilling and completion costs to earn a net 32% share of all production zones to the base of the Frio formation and 31.5% of all production to the base of the Wilcox formation.  In January 2007, the well CMR USA 39-14 was found to be proved.  The cost of $35,126 was added to the proven cost pool.  Dixon#1 was abandoned in January 2007, its costs amounted to $162,420 was moved to the proven cost pool for depletion.  Randall#1 was abandoned in June 2007, its costs amounted to $107,672 was moved to the proven cost pool for depletion.  BR F-24 was abandoned and its cost amounted to $167,996 was moved to the proven cost pool for depletion.  Faust #1, USA 1-37 and BR F-33 were found to be proven and the total cost of $517,440 was added to the proven cost pool.

v. Mississippi III, Mississippi, USA

During August to December 2007, five additional wells, PP F-90, PP F-100, PP F-111, PP F-6A, and PP F-83 were drilled in the area.  These wells were abandoned due to modest gas shows and a total drilling cost of $442,916 was added to the capitalized costs in determination of depletion expense.

vi. Willows Gas Field, California, U.S.A

On October 15, 2007, the Company agreed to participate in the drilling program to be conducted by Production Specialties Company (“PSC”).  The Company shall pay for the initial test well, 12.5% of 100% of all costs and expenses of drilling, completing, testing and equipping the Wilson Creek #1-27, to earn 6.25% working interest.  As of May 31, 2008, the Company has expended $193,638 for the costs of Wilson Creek #1-27 and $60,000 for 3D seismic in the prospect area.  Wilson Creek #1-27 started producing natural gas from April 2008.

Properties in Canada
i.  Wordsworth Prospect, Saskatchewan, Canada

On April 10, 2006, the Company entered into an agreement (the “Agreement”) with Petrex Energy Ltd., for a participation and Farmout agreement where the Company will participate for 15% gross working interest before payout (BPO) and 7.5% gross working interest after pay out (APO) in a proposed four well horizontal drilling program in the Wordsworth area in Southeast Saskatchewan, Canada.  As at June 30, 2008, the Company had advanced $228,761 as its share of the costs in this Agreement.  Currently there is one producing well on this prospect.

              ii.   Todd Creek, Alberta, Canada

In January 2005, the Company acquired a 20% working interest in 13.75 sections (8,800 acres) of land in Todd Creek, Alberta, Canada, at a cost of $597,263.  One of the well 13-28-9-2W5M has production since October 2006.

The Company paid $314,959 (CDN$352,376) on October 27, 2006 for well 13-33-8-2W5M.  It was abandoned and the cost was moved to the proved properties cost pool for depletion.  During the year ended of December 31, 2007, the remaining wells at Todd Creek were abandoned and the cost was moved to proven cost pool for depletion.

           iii. Hillspring, Alberta, Canada

In January 2005, the Company acquired a 10% working interest in 1 section (64 acres) of land in Hillspring, Alberta, Canada, at a cost of $414,766.   During the year ended of December 31, 2007, it was abandoned and the cost was moved to proven cost pool for depletion.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

4.        NATURAL GAS AND OIL PROPERTIES (Continued)

    b)  Unproved Properties

Properties	December 31, 2007	Addition	Cost added to capitalized cost	September 30, 2008
USA properties	$781,446	$912,024	$(805,977)	$887,493
Canada properties	586,814	81,066	(388,662)	279,218
Total	$1,368,260	$993,090	$(1,194,639)	$1,166,711

b) Unproved Properties - Descriptions

Properties in U.S.A.

i.     Owl Creek Prospect, Oklahoma, USA

In June 2006, the Company entered into an agreement to accept the assignment of an undivided 20% working interest in a potential oil well known as the Powell#2 and an option to purchase a 20% interest in all future wells drilled on the land surrounding Powell#2.  In addition the Company has an option to participate in any lands of mutual interest that may be acquired in the future by the Owl Creek participating partners.

In April 2007, the Company entered into the 2006-3 Drilling Program for a buy-in cost of $113,700 which will provide 12.5% Before Casing Point (“BCP”) working interest and After Casing Point (“ACP”) working interest of 10%.

In September 2007, the Company entered into the 2007-1 Drilling Program for a buy-in cost of $77,100 which will provide 25% Before Casing Point (“BCP”) working interest and 20% After Casing Point (“ACP”) working interest.  On December 12, 2007, estimated drilling costs of $116,023 for Pollack #1-35 was accrued to the year end of December 31, 2007 and paid on January 14, 2008.

The Company also paid estimated completion cost of $56,734 for the well, Hulsey #1-8, on January 18, 2008; paid estimated drilling cost of $92,593 for the well, River 1-28, on February 12, 2008 and estimated completion costs of $63,111 on April 16, 2008.  During August to September 2008, the Company paid estimated drilling costs of $82,830 and estimated completion costs of $80,905 for the well, Hulsey #2-8.  All of the wells are for the 2007-1 Drilling Program.

ii.    Mississippi II, Mississippi, USA

In August, 2006, the Company entered into a joint venture agreement with Griffin & Griffin Exploration, LLC. to acquire an interest in a drilling program comprised of up to 50 natural gas and/or oil wells.  The area in which the wells are to be drilled is comprised of approximately 300,000 gross acres of land located between Southwest Mississippi and North East Louisiana. The wells are targeting the Frio and Wilcox Geological formations. The Company has agreed to pay 40% of all prospect fees, mineral leases, surface leases and drilling and completion costs to earn a net 32% share of all production zones to the base of the Frio formation and 31.5% of all production to the base of the Wilcox formation.

Properties in Canada

iii. Wordsworth Prospect, Saskatchewan, Canada

In April 2007, the Company entered into an agreement (the “Agreement”) with Petrex Energy Ltd., for a participation and Farmout agreement where the Company will participate for 15% gross working interest before payout (BPO) and 7.5% gross working interest after pay out (APO) in a proposed four well horizontal drilling program in the Wordsworth area in Southeast Saskatchewan, Canada.  As at June 30, 2008, the Company had expended $162,995 of the well 3B9-23/3A11.  In March 2008, the Company

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

4.                     NATURAL GAS AND OIL PROPERTIES (Continued)

joined the drilling of a new well, 2 HZ 3B9 LEG.  As at September 30, 2008, the Company had expended $37,070 on this well.  In September 2008, the Company joined the drilling of a new well, HZ 1C2-23 and paid a cash call of $79,152 (CAD$84,233).

    b)  Unproved Properties -  Descriptions

iv.   Strachan Prospect, Alberta, Canada

In September 2005, the Company entered into a participation and farmout agreement with Odin Capital Inc. (“Odin”) where the Company will participate for 4% share of the costs of drilling a test well in certain lands located in the Leduc formation, Alberta, Canada.  In exchange for the participation costs, the Company will earn interests in certain petroleum and natural gas wells ranging from 1.289% to 4.0%.  As at December 31, 2007, the Company has advanced $388,662 as its share of the costs in the Leduc formation property.  The well was abandoned in the three month ended of March 31, 2008; the cost of $388,662 was moved to the proven cost pool for depletion.

5.                     NATURAL GAS AND OIL EXPLORATION RISK

a)   Exploration Risk

The Company’s future financial condition and results of operations will depend upon prices received for its natural gas and oil production and the cost of finding, acquiring, developing and producing reserves.  Substantially all of its production is sold under various terms and arrangements at prevailing market prices.  Prices for natural gas and oil are subject to fluctuations in response to changes in supply, market uncertainty and a variety of other factors beyond its control.  Other factors that have a direct bearing on the Company’s prospects are uncertainties inherent in estimating natural gas and oil reserves and future hydrocarbon production and cash flows, particularly with respect to wells that have not been fully tested and with wells having limited production histories; access to additional capital; changes in the price of natural gas and oil; availability and cost of services and equipment; and the presence of competitors with greater financial resources and capacity.

b)    Distribution Risk

The Company is dependent on the operator to market any oil production from its wells and any subsequent production which may be received from other wells which may be successfully drilled on the Prospect.  It relies on the operator’s ability and expertise in the industry to successfully market the same.  Prices at which the operator sells gas/oil both in intrastate and interstate commerce; will be subject to the availability of pipe lines, demand and other factors beyond the control of the operator.  The Company and the operator believe any oil produced can be readily sold to a number of buyers.

c)  Credit Risk

A substantial portion of the Corporation’s accounts receivable is with joint venture partners in the oil and gas industry and is subject to normal industry credit risks.

d)	Foreign Operations Risk

The Company is exposed to foreign currency fluctuations, political risks, price controls and varying forms of fiscal regimes or changes thereto which may impair its ability to conduct profitable operations as it operates internationally and holds foreign denominated cash and other assets.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

5.         NOTE PAYABLE

On February 12, 2008, the Company used a promissory note in exchange for proceeds of $90,000 from Venture Capital Asset Management.  The loan is unsecured and bears an interest rate of 10% per annum.  On September 3, 2008, the Company paid back the promissory note of $90,000 and the accrued interest of $5,016.

6.        ASSET RETIREMENT OBLIGATIONS

The ARO is calculated using the 5% value of proved properties as at December 31, 2007.  Revisions to the liability could occur due to changes in plugging and abandonment costs, well useful lives or if federal or state regulators enact new guidance on the plugging and abandonment of wells.  The Company amortizes the amount added to oil and gas properties and recognizes accretion expense in connection with the discounted liability over the remaining useful lives of the respective wells.  The Company has not increased its ARO during this quarter, since the amount accrued to date is sufficient.

The information below reflects the change in the asset retirement obligations during the period ended September 30, 2008 and year ended December 31, 2007:

	September 30,	December 31,
	2008	2007
Balance, beginning of year	$111,803	$40,635
Liabilities assumed	-	66,292
Accretion expense	24,568	4,876
Balance, end of the period	$136,371	$111,803

7.              SHARE CAPITAL

i.	Common Stock

On January 11, 2006, the Company issued 75,000 common shares for exercise of stock options at $0.80 per share.

On January 24, 2006, the Company issued 230,000 common shares for exercise of stock options at $0.80 per share.

On January 25, 2006, the Company issued 12,500 common shares for exercise of stock options at $1.00 per share.

On April 25, 2006, the Company issued 727,271 common shares pursuant to a private placement at $2.75 per share.

On January 23, 2007, the Company issued 60,000 common shares for exercise of stock options at $0.75 per share.

On March 1, 2007, the Company issued 500,000 common shares to the President and CEO as part of his compensation package.  The price of the share as of March 1, 2007 was $0.92.

On May 1, 2007, the Company issued 60,000 common shares to Investor Relations Services, Inc. as part of the investor relation services and consulting agreement.  The price of the share as of May 1, 2007 was $0.68.

On July 8, 2007, the Company issued 250,000 common shares to its Chief Financial Officer as part of his services rendered and in lieu of cancellation of stock options.  The price of the share was $0.55.  It was the average of the share price of July 6 and July 9, 2007.

On August 13, 2008, the Company issued 500,000 common shares to the President and CEO and 400,000 common shares to the CFO as part of their compensation package.  The price of the share as of August 13, 2008 was $0.053.

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

8.            SHARE CAPITAL (Continued)

    Preferred Stock

The Company did not issue any preferred stock during the period ended June 30, 2008 (December 31, 2007 - $ Nil).

 ii. Stock Options

Compensation expense related to stock options granted is recorded at their fair value as calculated by the Black-Scholes option pricing model.  Options exercised for the six-month ended June 30, 2008 was nil (Year ended December 31, 2007 - $42,097, related to options granted during the year ended December 31, 2007).  The changes in stock options are as follows:

	Number	Weighted average exercise price
Balance outstanding, December 31, 2007 Granted Forfeited Exercised Balance outstanding, June 30, 2008	240,000 - - -	$ 0.75 - - -
	240,000	$ 0.75

The weighted average assumptions used in calculating the fair value of stock options granted and vested during the year ended December 31, 2007 using the Black-Scholes option pricing model are as follows:

December 31, 2007
Risk-fee interest rate	3.77%
Expected life of the option	3 years
Expected volatility	69.03%
Expected dividend yield	-

The following table summarized information about the stock options outstanding as at June 30, 2008:

Options outstanding			Options exercisable
Exercise price	Number of shares	Remaining contractual life (years)	Number of shares
$ 0.75	240,000	0.72	240,000

iii. Common Stock Share Purchase Warrants

As at September 30, 2008, share purchase warrants outstanding for the purchase of common shares as follows:

Warrants outstanding
Exercise price	Number of shares	Expiry date
$ 1.50 $ 3.00	2,483,985 727,271	February 1, 2010 April 30, 2009

Delta Oil & Gas, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008
(Stated in U.S. Dollars)

9.            RELATED PARTIES

During the nine-month period ended September 30, 2008, the Company paid $129,564 (September 30, 2007 - $81,596) for consulting fee and $30,919 for accounting services to Companies controlled by directors and officers of the Company.  Amounts paid to related parties are based on exchange amounts agreed upon by those related parties.

On August 13, 2008, the Company issued to Douglas Bolen 500,000 shares of common stock and Kulwant Sandher 400,000 shares of common stock in consideration for services rendered.  The price of the share as of August 13, 2008 was $0.053.  The total cost of $47,700 was recorded in the compensation expense for shares granted and was included in the general and administration expense.

On March 1, 2007, the Company issued to Douglas Bolen 500,000 shares of common stock in consideration for services rendered pursuant to the consulting agreement with Last Mountain Management, Inc. (“LMM”).  Douglas Bolen, Chief Executive Officer of the Company, is the sole shareholder, officer, and director of LMM. The price of the share as of March 1, 2007 was $0.92.  Total cost of $460,000 was included in the general and administration expense.

On July 8, 2007, the Company issued to Kulwant Sandher 250,000 shares of common stock in consideration for services rendered as Chief Financial Officer as well as in consideration for cancelling options previously granted.  The price of the share as of July 8, 2007 was $0.55.  The cost is $137,500, which was recorded in the compensation expense for shares granted and was included in the general and administration expense.

These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

10.           COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

11.           COMMITMENT AND CONTRACTURAL OBLIGATIONS

A lease agreement for the Vancouver, Canada office commenced June 1, 2008 and terminates on May 31, 2009.  The lease agreement provides a fixed rental fee of $1,425 per month plus additional charges for services supplied by the landlord or incurred on behalf of the Company in the previous month.

On March 1, 2005, the Company also rented an office in Calgary, Canada on a month to month basis for $295 per month.

12.           SUBSEQUENT EVENT

On October 7, 2008, the Company announce that it has filed a Form S-4 with the Securities and Exchange Commission in order to register 27,168,832 of its common shares, which will form part of the consideration being offered to shareholders of The Stallion Group ("Stallion") in a proposed offer to acquire at least 80% of the shares of Stallion on a fully-diluted basis. Subject to the terms and conditions of the offer as contained in the Form S-4, it is anticipated that the consideration for each Stallion common share tendered in the offer and accepted would be 0.333333 of a share of Delta common stock, and cash in the amount of $0.0008.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

   ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7-108-402 of the Colorado Business Corporation Act, or the Act, provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distribution), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. Delta’s bylaws do not contain a provision eliminating liability as permitted by the statute.

Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation and (ii) who was wholly successful, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding unless such indemnity is limited by the corporation’s articles of incorporation. Delta’s articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person’s conduct was in the corporation’s best interests and, in all other cases, his conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Delta’s articles of incorporation and its bylaws provide for such indemnification. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Delta’s bylaws provide for indemnification of officers, employees and agents of Delta to the same extent as its directors.

The foregoing discussion of Delta’s articles of incorporation, bylaws and of the Act is not intended to be exhaustive and is qualified in its entirety by such articles of incorporation; bylaws and the Act.

See the section entitled “Comparison of Shareholder Rights” on page 85 of this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the small business issuers pursuant to the foregoing provisions, or otherwise, the small business issuers have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)       Exhibits.

The following exhibits are included as exhibits to this registration statement:

Exhibit Number	Description	Incorporated by Reference to:	Filed Herewith
3.1	Amended and Restated Articles of Incorporation of Delta.	Exhibit 3 of Delta’s Form SB-2 filed on February 13, 2002
3.2	By-laws of Delta, as amended.	Exhibit 3 of Delta’s Form SB-2 filed on February 13, 2002.
5.1	Opinion of Quarles & Brady LLP regarding the legality of the securities being issued.		X
8.1	Opinion of Quarles & Brady regarding certain tax matters		X
10.1	Letter Agreement by and between Delta and Ranken Energy Corporation dated September 10, 2007.	Exhibit 10.1 of Delta’s Form 10QSB dated November 7, 2007, File No. 000-52001
10.2	Assignment Agreement by and between Delta and Production Specialties Company dated November 8, 2006.	Exhibit 10.1 of Delta’s Form 10QSB dated November 20, 2006, File No. 000-52001.
10.3	Assignment Agreement by and between Brinx Resources Ltd. and Delta.	Exhibit 10.1 of Delta’s Form 8-K dated June 2, 2006, File No. 000-5200.
10.4	Drilling Program Agreement by and between Griffin & Griffin Exploration, L.L.C. and 0743608 B.C. Ltd. dated December 21, 2005.	Exhibit 10.1 of Delta’s Form 8-K dated February 27, 2006, File No. 333-82636.
10.5	Strachan Participation and Farmout Agreement by and between Odin Capital Inc. and Delta dated September 23, 2005.	Exhibit 10.1 of Delta’s Form 8-K dated September 29, 2005, File No. 333-82636.
10.6	Farmout Agreement by and between Production Specialties Company and Delta dated May 25, 2005.	Exhibit 10.1 of Delta’s Form 8-K dated September 29, 2005, File No. 333-82636.
10.7	Participation Proposal by and between Win Energy Corporation and Delta dated November 26, 2004	Exhibit 10.1 of Delta’s Form 8-K dated February 15, 2005, File No. 333-82636.
10.8	Assignment Agreement with 0743608 B.C. Ltd dated February 21, 2006.	Exhibit 10.2 of Delta’s Form 8-K dated February 27, 2006, File No. 333-82636
10.9	Participation Proposal with Win Energy Corporation dated November 26, 2004.	Exhibit 10.2 of Delta’s Form 8-K dated February 15, 2005, File No. 333-82636.
10.10	Letter Agreement by and between Win Energy Corporation and Delta dated December 26, 2004.	Exhibit 10.3 of Delta’s Form 8-K dated February 15, 2005, File No. 333-82636.

10.11
Farmout and Option Participation Letter Agreement by and between Petrex Energy Ltd., Texalta Petroleum Ltd., Odin Capital Inc.,  Delta Oil and Gas (Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd., LL & S Holdings Ltd. and 0743608 B.C. Ltd. dated April 10, 2006.
Exhibit 10.7 of Delta’s Form 10SB12G dated May 12, 2006, File No. 000-52001.
10.12	Consulting Agreement by and between Delta and Last Mountain Investments, Inc. dated March 1, 2006.	Exhibit 10.10 of Delta’s Form 10SB12G/A dated February 27, 2007, File No. 000-52001.
10.13	Consulting Agreement by and between Delta and Hurricane Corporate Services Ltd. dated January 1, 2008.*
21.1	Subsidiaries of Delta.*
23.1	Consent of Quarles and Brady (included in Exhibit 5.1 and 8.1). *
23.2	Consent of STS Partners LLP.		X
23.3	Consent of Telford Sadovnick, P.L.L.C., Certified Public Accountants.		X
23.4	Consent of Chisholm Bierwolf & Nilson, LLC		X
99.1	Notice of Guaranteed Delivery.		X
99.2	Letter of Transmittal and Acceptance		X

* Previously filed

(b)       Financial Statement Schedules.

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

(a)      Thee undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   For purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   For the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the registrants or used or referred to by the undersigned registrants;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Each of the undersigned registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on December 16, 2008.

DELTA OIL & GAS, INC. (Registrant)
By:	/s/ Douglas N. Bolen
Douglas N. Bolen Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement was signed by the following persons in the capacities and on the dates stated:

Delta Oil & Gas, Inc. Officers and Directors:

Person	Title	Date

/s/ Douglas N. Bolen	Chief Executive Officer, Principal Executive Officer and Director	December 16, 2008
Douglas N. Bolen
/s/ Kulwant Sandher	Chief Financial Officer, Principal Financial and Accounting Officer, and Director	December 16, 2008
Kulwant Sandher